                                                       [GD&C Draft -- 12/30/93]
                                                                 [NA932010.156]






                  --------------------------------------------

                  RESORTS INTERNATIONAL HOTEL FINANCING, INC.,



                                     Issuer,



                       RESORTS INTERNATIONAL HOTEL, INC.,



                                   Guarantor,



                                       and





                     STATE STREET BANK AND TRUST COMPANY OF

                        CONNECTICUT, NATIONAL ASSOCIATION,



                                     Trustee,

                  --------------------------------------------



                                I N D E N T U R E



                         Dated as of [           ], 1994



                  --------------------------------------------





                       11% MORTGAGE NOTES DUE 2003





                  --------------------------------------------

                             CROSS-REFERENCE TABLE



Section of Trust Indenture Act of 1939                      Section of Indenture

- --------------------------------------                      --------------------

310(a)(1). . . . . . . . . . . . . . . . . . . . . . . . . .8.08; 8.09

   (a)(2). . . . . . . . . . . . . . . . . . . . . . . . . .8.09

   (a)(3). . . . . . . . . . . . . . . . . . . . . . . . . .8.14(b)

   (a)(4). . . . . . . . . . . . . . . . . . . . . . . . . .Not Applicable

   (b) . . . . . . . . . . . . . . . . . . . . . . . . . . .8.08

   (c) . . . . . . . . . . . . . . . . . . . . . . . . . . .Not Applicable

311(a) . . . . . . . . . . . . . . . . . . . . . . . . . . .8.13

   (b) . . . . . . . . . . . . . . . . . . . . . . . . . . .8.13

   (c) . . . . . . . . . . . . . . . . . . . . . . . . . . .Not Applicable

312(a) . . . . . . . . . . . . . . . . . . . . . . . . . . .9.01; 9.02(a)

   (b) . . . . . . . . . . . . . . . . . . . . . . . . . . .9.02(b)

   (c) . . . . . . . . . . . . . . . . . . . . . . . . . . .9.02(c)

313(a) . . . . . . . . . . . . . . . . . . . . . . . . . . .9.03(a)

   (b) . . . . . . . . . . . . . . . . . . . . . . . . . . .9.03(a)

   (c) . . . . . . . . . . . . . . . . . . . . . . . . . . .9.03(a)

   (d) . . . . . . . . . . . . . . . . . . . . . . . . . . .9.03(b)

314(a) . . . . . . . . . . . . . . . . . . . . . . . . . . .9.04

   (b) . . . . . . . . . . . . . . . . . . . . . . . . . . .6.02

   (c)(1). . . . . . . . . . . . . . . . . . . . . . . . . .1.06

   (c)(2). . . . . . . . . . . . . . . . . . . . . . . . . .1.06

   (c)(3). . . . . . . . . . . . . . . . . . . . . . . . . .9.04(c); 12.07(i)

   (d) . . . . . . . . . . . . . . . . . . . . . . . . . . .6.02

   (e) . . . . . . . . . . . . . . . . . . . . . . . . . . .1.06

   (f) . . . . . . . . . . . . . . . . . . . . . . . . . . .Not Applicable

315(a) . . . . . . . . . . . . . . . . . . . . . . . . . . .8.01(a)

   (b) . . . . . . . . . . . . . . . . . . . . . . . . . . .8.02

   (c) . . . . . . . . . . . . . . . . . . . . . . . . . . .8.01(b)

   (d) . . . . . . . . . . . . . . . . . . . . . . . . . . .8.01(c)

   (e) . . . . . . . . . . . . . . . . . . . . . . . . . . .7.14

316(a)(l)(A) . . . . . . . . . . . . . . . . . . . . . . . .7.12(b)

   (a)(l)(B) . . . . . . . . . . . . . . . . . . . . . . . .7.13

   (a)(2). . . . . . . . . . . . . . . . . . . . . . . . . .Not Applicable

   (b) . . . . . . . . . . . . . . . . . . . . . . . . . . .7.08

317(a)(l). . . . . . . . . . . . . . . . . . . . . . . . . .7.03

   (a)(2). . . . . . . . . . . . . . . . . . . . . . . . . .7.04

   (b) . . . . . . . . . . . . . . . . . . . . . . . . . . .12.03

318(a) . . . . . . . . . . . . . . . . . . . . . . . . . . .1.07



- -------------------------



Note: This Cross-Reference Table shall not be deemed, for any purpose, to be a part of this Indenture.

                           TABLE OF CONTENTS

                           -----------------

                                                                  Page

                                                                  ----





                           ARTICLE ONE



      DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION



Section 1.01.  Definitions.. . . . . . . . . . . . . . . . . . . .   1



Section 1.02.  Acts of Noteholders.  . . . . . . . . . . . . . . .  16



Section 1.03.  Notices, etc., to Trustee, RIH, the Company, Casino

               Control Commission and Director of Gaming

               Enforcement.. . . . . . . . . . . . . . . . . . . .  18



Section 1.04.  Notices to Noteholders; Waiver. . . . . . . . . . .  19



Section 1.05.  Form and Contents of Documents Delivered to

               Trustee.. . . . . . . . . . . . . . . . . . . . . .  20



Section 1.06.  Compliance Certificates and Opinions. . . . . . . .  21



Section 1.07.  Conflict with Trust Indenture Act.. . . . . . . . .  21



Section 1.08.  Effect of Headings and Table of Contents. . . . . .  22



Section 1.09.  Successors and Assigns. . . . . . . . . . . . . . .  22



Section 1.10.  Separability Clause.. . . . . . . . . . . . . . . .  22



Section 1.11.  Benefits of Indenture.. . . . . . . . . . . . . . .  22



Section 1.12.  Governing Law.. . . . . . . . . . . . . . . . . . .  22



Section 1.13.  Casino Control Act. . . . . . . . . . . . . . . . .  22



Section 1.14.  General Application.. . . . . . . . . . . . . . . .  22



                                       (i)

                                                                  Page

                                                                  ----



                               ARTICLE TWO



                                NOTE FORM



Section 2.01.  Form Generally. . . . . . . . . . . . . . . . . . .  23



Section 2.02.  Form of Notes.. . . . . . . . . . . . . . . . . . .  24



Section 2.03.  Form of Trustee's Certificate of Authentication.. .  28



Section 2.04.  Form of the Guaranty. . . . . . . . . . . . . . . .  29







                              ARTICLE THREE



                                THE NOTES



Section 3.01.  General Title.. . . . . . . . . . . . . . . . . . .  29



Section 3.02.  Form and Denominations. . . . . . . . . . . . . . .  30



Section 3.03.  Execution, Authentication, Delivery and

               Dating. . . . . . . . . . . . . . . . . . . . . . .  30



Section 3.04.  Temporary Notes.. . . . . . . . . . . . . . . . . .  30



Section 3.05.  Registration, Transfer and Exchange.. . . . . . . .  31



Section 3.06.  Mutilated, Destroyed, Lost and Stolen Notes.. . . .  32



Section 3.07.  Payment of Interest on Notes; Interest Rights

               Preserved.. . . . . . . . . . . . . . . . . . . . .  33



Section 3.08.  Persons Deemed Owners.. . . . . . . . . . . . . . .  34



Section 3.09.  Cancellation. . . . . . . . . . . . . . . . . . . .  34



Section 3.10.  Term and Form.. . . . . . . . . . . . . . . . . . .  35



Section 3.11.  Exchangeability.. . . . . . . . . . . . . . . . . .  35



Section 3.12.  Redemption. . . . . . . . . . . . . . . . . . . . .  35



Section 3.13.  Authentication and Delivery of Original

               Issue.. . . . . . . . . . . . . . . . . . . . . . .  36



                                       (ii)

                                                                  Page

                                                                  ----




                               ARTICLE FOUR



                                 GUARANTY



Section 4.01.  Guaranty. . . . . . . . . . . . . . . . . . . . . .  36



Section 4.02.  Execution and Delivery of Guaranty. . . . . . . . .  37



Section 4.03   Mortgage Securing Guaranty. . . . . . . . . . . . .  38



                              ARTICLE FIVE



                       SATISFACTION AND DISCHARGE



Section 5.01.  Payment of Indebtedness; Satisfaction and

               Discharge of Indenture. . . . . . . . . . . . . . .  39



Section 5.02.  Application of Deposited Money. . . . . . . . . . .  40



Section 5.03.  Repayment to the Company. . . . . . . . . . . . . .  40



                           ARTICLE SIX



                             SECURITY



Section 6.01.  Assignment Agreement. . . . . . . . . . . . . . . .  41



Section 6.02.  Recording, Etc. . . . . . . . . . . . . . . . . . .  42



Section 6.03.  Custody of Mortgage Documents.. . . . . . . . . . .  43



Section 6.04.  Suits to Protect the Trust Estate and

               Mortgage Documents. . . . . . . . . . . . . . . . .  44



                          ARTICLE SEVEN



                             REMEDIES



Section 7.01.  Events of Default.. . . . . . . . . . . . . . . . .  44



Section 7.02.  Acceleration of Maturity; Rescission and

               Annulment.. . . . . . . . . . . . . . . . . . . . .  48




Section 7.03.  Covenant to Pay Trustee Amounts Due on Notes

               and Right of Trustee to Judgment. . . . . . . . . .  49



Section 7.04.  Trustee May File Proofs of Claim. . . . . . . . . .  50



Section 7.05.  Trustee May Enforce Claims Without Possession

               of Notes. . . . . . . . . . . . . . . . . . . . . .  51



                                       (iii)

                                                                  Page

                                                                  ----





Section 7.06.  Application of Money Collected. . . . . . . . . . .  51



Section 7.07.  Limitation on Suits.. . . . . . . . . . . . . . . .  52



Section 7.08.  Unconditional Right of Noteholders to Receive

               Principal and Interest. . . . . . . . . . . . . . .  53



Section 7.09.  Restoration of Rights and Remedies. . . . . . . . .  53




Section 7.10.  Rights and Remedies Cumulative. . . . . . . . . . .  53



Section 7.11.  Delay or Omission Not Waiver. . . . . . . . . . . .  54



Section 7.12.  Other Rights. . . . . . . . . . . . . . . . . . . .  54



Section 7.13.  Waiver of Past Defaults.. . . . . . . . . . . . . .  54



Section 7.14.  Undertaking for Costs.. . . . . . . . . . . . . . .  55



Section 7.15.  Enforcement.. . . . . . . . . . . . . . . . . . . .  55



Section 7.16.  Management of Casino-Hotel. . . . . . . . . . . . .  56





                             ARTICLE EIGHT



                              THE TRUSTEE



Section 8.01.     Certain Duties and Responsibilities. . . . . . .  56



Section 8.02.     Notice of Defaults.. . . . . . . . . . . . . . .  58



Section 8.03.     Certain Rights of Trustee. . . . . . . . . . . .  58



Section 8.04.     Not Responsible for Recitals or Issuance of

                  Notes or Application of Proceeds.. . . . . . . .  60




Section 8.05.     May Hold Notes.. . . . . . . . . . . . . . . . .  60



Section 8.06.     Money Held in Trust. . . . . . . . . . . . . . .  60



Section 8.07.     Compensation and Reimbursement.. . . . . . . . .  60



Section 8.08.     Disqualification; Conflicting Interests. . . . .  61



Section 8.09.     Corporate Trustee Required; Eligibility. . . . .  61



                                       (iv)

                                                                  Page

                                                                  ----





Section 8.10.     Resignation and Removal; Appointment of

                  Successor. . . . . . . . . . . . . . . . . . . .  62



Section 8.11.     Acceptance of Appointment by Successor.. . . . .  64



Section 8.12.     Merger, Conversion, Consolidation or

                  Succession to Business.. . . . . . . . . . . . .  64



Section 8.13.     Preferential Collection of Claims Against

                  Company. . . . . . . . . . . . . . . . . . . . .  64




Section 8.14.     Co-trustees and Separate Trustees. . . . . . . .  65



Section 8.15.     Appointment of Authenticating Agent. . . . . . .  66





                                  ARTICLE NINE



                   NOTEHOLDERS' LISTS AND REPORTS BY TRUSTEE



Section 9.01.     Company to Furnish Trustee Semi-Annual Lists

                  of Noteholders.. . . . . . . . . . . . . . . . .  67



Section 9.02.     Preservation of Information; Communications

                  to Noteholders.. . . . . . . . . . . . . . . . .  68



Section 9.03.     Reports by Trustee.. . . . . . . . . . . . . . .  68





                                    ARTICLE TEN



                CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE



Section 10.01.    Consolidation, Merger, Conveyance or Transfer

                  Only on Certain Terms. . . . . . . . . . . . . .  70



Section 10.02.    Successor Entity Substituted.. . . . . . . . . .  72





Section 10.03.    Successor Management of Casino-Hotel.. . . . . .  73



Section 10.04.    Limitation on Sales of Trust Estate. . . . . . .  73


Section 10.05     RIH Sale . . . . . . . . . . . . . . . . . . . .  73






                             ARTICLE ELEVEN



                  AMENDMENTS, SUPPLEMENTS AND WAIVER



Section 11.01.    Without Consent of Noteholders.. . . . . . . . .  73



Section 11.02.    With Consent of Noteholders. . . . . . . . . . .  74



                                       (v)

                                                                  Page

                                                                  ----





Section 11.03.    Execution of Amendments and Supplements. . . . .  76



Section 11.04.    Effect of Amendment or Supplement. . . . . . . .  76



Section 11.05.    Conformity with Trust Indenture Act. . . . . . .  76



Section 11.06.    Reference in Notes to Amendment or Supplement. .  76





                               ARTICLE TWELVE



                                 COVENANTS



Section 12.01.    Payment of Principal and Interest. . . . . . . .  77



Section 12.02.    Maintenance of Office or Agency. . . . . . . . .  77



Section 12.03.    Money for Security Payments to Be Held in Trust.  78



Section 12.04.    Corporate Existence. . . . . . . . . . . . . . .  79




Section 12.05.    To Keep Books; Inspection by Trustee.. . . . . .  80



Section 12.06.    Reports and Compliance Certificates. . . . . . .  80



Section 12.07.    Limitations and Dividends and Restricted

                  Payments.. . . . . . . . . . . . . . . . . . . .  82



Section 12.08.    Limitations on Additional Indebtedness and

                  Issuance of Notes. . . . . . . . . . . . . . . .  83



Section 12.09.    Limitations on Repayment of Subordinated

                  Indebtedness.. . . . . . . . . . . . . . . . . .  84



Section 12.10.    Limitation on Certain Transactions.. . . . . . .  85



Section 12.11.    Restriction of Activities. . . . . . . . . . . .  85



Section 12.12.    Limitation on Subsidiaries Consolidated Group. .  86



Section 12.13.    Limitations on Liens.. . . . . . . . . . . . . .  86



Section 12.14.    Compliance with Laws.. . . . . . . . . . . . . .  87



Section 12.15.    Payment of Taxes and Other Claims. . . . . . . .  87



Section 12.16.    Maintenance of Properties. . . . . . . . . . . .  87



                                       (vi)

                                                                  Page

                                                                  ----





Section 12.17.    Insurance. . . . . . . . . . . . . . . . . . . .  88



Section 12.18.    Waiver of Stay, Extension or Usury Laws. . . . .  88



Section 12.19.    Appointment to Fill a Vacancy in Office of

                  Trustee. . . . . . . . . . . . . . . . . . . . .  89




Section 12.20.    Validity of Liens. . . . . . . . . . . . . . . .  89



Section 12.21.    Transactions with Stockholders and Affiliates. .  89





                               ARTICLE THIRTEEN



                              REDEMPTION OF NOTES



Section 13.01.    General Applicability of Article.. . . . . . . .  90



Section 13.02.    Election to Redeem; Notice to Trustee. . . . . .  90



Section 13.03.    Selection by Trustee of Notes to Be Redeemed.. .  90



Section 13.04.    Notice of Redemption.. . . . . . . . . . . . . .  90



Section 13.05.    Deposit of Redemption Price. . . . . . . . . . .  91



Section 13.06.    Notes Payable on Redemption Date.. . . . . . . .  91



Section 13.07.    Notes Redeemed in Part.. . . . . . . . . . . . .  92



Section 13.08.    Redemption Pursuant to Casino Control Act. . . .  92





                                ARTICLE FOURTEEN



                                   DEFEASANCE



Section 14.01.    Discharge of the Indenture and Defeasance of

                  the Securities.. . . . . . . . . . . . . . . . .  93



Section 14.02.    Application of Deposited Money.. . . . . . . . .  94



Section 14.03.    Repayment to the Company.. . . . . . . . . . . .  94





                                   (vii)

                                TABLE OF EXHIBITS

                                -----------------






     Exhibits                 Document

     --------                 --------



     Exhibit A                RIH Senior Promissory Note



     Exhibit B                Assignment Agreement from Resorts

                              International Hotel Financing, Inc.



     Exhibit C                Subordination Provisions



     Exhibit D                Mortgage securing RIH Senior Promissory Note

                              between Resorts International Hotel, Inc. and

                              Resorts International Hotel Financing, Inc.



     Exhibit E                Assignment of Leases and Rents from Resorts

                              International Hotel, Inc. to Resorts

                              International Hotel Financing, Inc.





     Exhibit F                Mortgage securing Guaranty of Senior Mortgage

                              Notes between Resorts International Hotel,

                              Inc. and State Street Bank and Trust Company

                              of Connecticut, National Association, as Trustee





     Exhibit G                Intercreditor Agreement Terms

                                    INDENTURE





          THIS INDENTURE dated as of [       ], 1994, among

Resorts  International Hotel Financing, Inc., a Delaware corporation (the

"Company"), Resorts International Hotel, Inc., a New Jersey corporation ("RIH"),

and State Street Bank and Trust Company of Connecticut, National Association, a

national banking association, as trustee (together with its successors as such trustee, the "Trustee").



                              PRELIMINARY STATEMENT



          The capitalized terms used in this Indenture which are not otherwise defined herein have the meanings set forth in Article I.





          The Company has duly authorized the creation, execution and delivery of its 11% Mortgage Notes due 2003 (the "Notes"), issuable in accordance with the terms hereof, and RIH has duly authorized the guaranty of the Company's obligations under this Indenture, and, to secure the Notes and to provide therefor, each of the Company and RIH has duly authorized the execution and delivery of this Indenture.





          All things have been done which are necessary to make the Notes,

when executed by the Company and authenticated and delivered by the

Trustee hereunder and duly issued by the Company, the valid obligations of the

Company, and to constitute this Indenture a valid agreement of the Company and

RIH, in accordance with the terms of the Notes and this Indenture.



          THEREFORE, for and in consideration of the premises and the purchase or acceptance of the Notes by the Holders thereof, RIH and the Company do hereby covenant and agree to and with the Trustee, for the Ratable Benefit of all Holders of the Notes thereto appertaining, as follows:



                                   ARTICLE ONE



                        DEFINITIONS AND OTHER PROVISIONS

                             OF GENERAL APPLICATION



Section 1.01.       DEFINITIONS.



          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a)  the terms defined in this Article One have the meanings assigned to them in this Article One and include the plural as well as the singular;



          (b)  all other terms used herein which are defined in the

     Trust Indenture Act, either directly or by reference therein,

     have the meanings assigned to them therein;



          (c)  all accounting terms not otherwise defined herein have the meanings assigned to them, and all computations herein provided for shall be made, in accordance with GAAP consistently applied; and



          (d)  the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.



          "ACCOUNTANT" means a Person engaged in the practice of accounting who (except as otherwise expressly provided in this Indenture) may be employed by or affiliated with the Company or RIH.



          "ACT" when used with respect to any Noteholder or Noteholders has the meaning stated in Section 1.02(a).



          "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, and, with respect to any specified natural


Person, any other Person having a relationship by blood, marriage or adoption not more remote than first cousin with such specified Person. For purposes of this definition, "control" when used with respect to any specified

Person means the power to direct the management and policies of such Person,

directly or indirectly, whether through the ownership  of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; PROVIDED, HOWEVER, that, except as may be required under the TIA, the term "Affiliate" shall not include, with respect to the Company or RIH, any of Fidelity Management & Research Company,

TCW Special Credits or funds or accounts managed or advised by either of them.



          "AFTER-ACQUIRED FEE MORTGAGE DEBT" means any Indebtedness secured by an After-Acquired Fee Mortgage.



          "AFTER-ACQUIRED FEE MORTGAGE" has the meaning stated in Section

2.07 of the Mortgage.



          "ASSIGNMENT AGREEMENT" means the Assignment of Agreements dated as of the date hereof, providing
for the assignment of the RIH Senior Promissory Note

and other Mortgage Documents to the Trustee by the Company, and acknowledgment thereof by RIH, a copy of which is attached hereto as Exhibit B.





          "ASSIGNMENT OF LEASES AND RENTS" means the Assignment of Leases and

Rents dated as of the date hereof, from RIH to the Company securing the RIH

Senior Promissory Note, a copy of which is attached hereto as Exhibit E.



          "AUTHENTICATING AGENT" means any Person named as Authenticating

Agent for the Notes in accordance with the provisions of this Indenture until a successor Authenticating Agent becomes such pursuant thereto, and thereafter

Authenticating Agent shall mean such successor.



          "AUTHORIZED SIGNATURE" means the signatures of the chairman of the board, the president or a Vice President and of the treasurer, an assistant treasurer, the controller, an assistant controller, the secretary or an assistant secretary of the Company or RIH, as the case may be.



          "CAPITALIZED LEASE OBLIGATION" means, with respect to any Person,

any lease of any property (whether real, personal or mixed) by such

Person as lessee which, in conformity with GAAP consistently applied, is accounted for as a capitalized lease on the balance sheet of such Person.





          "CASE" means, collectively, the bankruptcy cases involving RII and

GRI in the United States Bankruptcy Court for the District of Delaware.





          "CASINO" means that portion of the Casino-Hotel used for gaming and related activities.



          "CASINO-HOTEL" means the casino and hotel complex and ancillary structures and facilities located on the Premises and furniture,

fixtures and equipment at any time contained therein.



          "CASINO CONTROL ACT" means the New Jersey Casino Control Act and the regulations promulgated thereunder, as amended.



          "CASINO CONTROL COMMISSION" means the New Jersey Casino Control

Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties theretofore assigned to it, then the body performing such duties at such time.



          "COMBINATION TRANSACTION" has the meaning stated in Section 10.01.

          "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution of this instrument such Commission is not existing and performing the duties theretofore assigned to it under the TIA,

then the body performing such duties at such time.



          "COMPANY" means the Person named as the "Company" in the first paragraph of this instrument until a successor entity shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, except to the extent otherwise contemplated by Section 10.02,

"Company" shall mean such successor entity exclusively.



          "COMPANY CONSENT", "COMPANY ORDER" and "COMPANY REQUEST" mean,

respectively, a written consent, order or request signed with an

Authorized Signature and delivered to the Trustee.



          "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, an amount equal to the sum of (i) the consolidated net income (or loss) of such Person for such period determined in accordance with

GAAP consistently applied, excluding interest income, interest expense and gains or losses from extraordinary or nonrecurring items, plus (ii) all amounts deducted in computing such consolidated net income (or loss) in respect of depreciation and amortization, plus (iii) non-cash charges arising from the reduction of CRDA Deposits to market value, minus (iv) taxes based upon or measured by income which are payable in cash, minus (v) CRDA Deposits.





          "CONSOLIDATED INTEREST CHARGES" means, with respect to any Person for any period, the consolidated interest expense (not including the non-cash amortization of discount on the original issuance of (a) the RIH

Senior Promissory Note, (b) any intercompany indebtedness of RIH issued in connection with Indebtedness represented by the Junior Mortgage Facility and (c)

any intercompany indebtedness of RIH issued in connection with Indebtedness represented by the Working Capital Facility), whether payable in cash or in-kind

(and with respect to RIH, including, without limitation, the interest paid or accrued (without duplication) on (i) the RIH Promissory Note, (ii)

any intercompany indebtedness of RIH issued in connection with Indebtedness represented by the Junior Mortgage Facility and (iii) any intercompany indebtedness of RIH issued in connection with Indebtedness represented by the

Working Capital Facility), without deduction for interest income (other than cash interest income received from RII in payment of its interest cost on any Working Capital Facility), in each case for such Person and its consolidated Subsidiaries for such period determined in accordance with GAAP consistently applied.



          "CONSOLIDATED INTEREST COVERAGE RATIO" shall mean, at any date of calculation thereof, the ratio of (a) Consolidated Cash Flow of RIH and its consolidated Subsidiaries for the immediately preceding four consecutive fiscal quarters to (b) Consolidated Interest Charges of RIH and its consolidated

Subsidiaries for such period.



          "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, an amount equal to consolidated net income (or loss) of such Person for such period determined in accordance with GAAP consistently applied, minus (a)

federal and state taxes based upon or measured by income which are payable in cash, plus (b) non-cash charges arising from federal and state taxes based upon or measured by income.



          "CRDA DEPOSITS" means (a) the quarterly deposits made by RIH to the

Casino Reinvestment Development Authority in an amount equal to

1.25% of RIH's gross revenue in order to satisfy its investment obligation pursuant to the Casino Control Act, and (b) the amounts invested in qualified investments in lieu of any of the quarterly deposits (or portion thereof) referred to in clause (a) above.



          "CRDA DISPUTE" means the dispute existing on the date hereof between RIH and the New Jersey Casino Reinvestment Development

Authority regarding CRDA Deposits and New Jersey Casino

Reinvestment Authority Notes, which dispute involves an amount of approximately $30,000,000.



          "DEFAULT" means the occurrence and continuance of an Event of

Default or an event which, after notice or lapse of time or both,

would become an Event of Default.



          "DEFAULTED INTEREST" has the meaning stated in Section 3.07.



          "EFFECTIVE DATE" means the date on which the prepackaged plan of reorganization of RII and GRI becomes effective.



          "EVENT OF DEFAULT" has the meaning stated in Section 7.01.  An

Event of Default shall "exist" if an Event of Default shall have occurred and be continuing.



          "EXCHANGE ACT" means the Securities and Exchange Act of 1934, as amended.



          "EXISTING ENCUMBRANCES" has the meaning stated in Section 1.01 of the Mortgage.

          "FAIR MARKET VALUE" of any Notes means (a) the average of the closing sales price of the Notes for the 30 trading days immediately prior to the date of determination of such value on the largest national securities exchange on which such Notes shall have traded on such trading days, or (b) if no such sales of such Notes occurred during such 30-day period or if the Notes are not so listed but are traded in the over-the-counter market with quotations available in the National Association of Securities Dealers Automated

Quotation System ("NASDAQ"), the average of the means between the "bid" and

"asked" prices on such national securities exchange or as quoted on NASDAQ, as the case may be, during such 30-day period, or (c) if the Notes are not traded on a national securities exchange or quoted on NASDAQ, the fair market value of such Notes as of the date of determination as determined by agreement of two nationally recognized Independent investment banking firms,

one to be chosen by the Company and the other by the Holder of the Notes being valued, with the costs of each such firm being the responsibility of the Person selecting such firm.  If such firms cannot agree upon such fair market value,

such firms shall select a third nationally recognized Independent investment banking firm, which shall determine such fair market value, the costs of such third firm being shared equally by the Company and such Holder.



          "F,F&E FINANCING AGREEMENT" has the meaning stated in Section 1.01 of the Mortgage.



          "GAAP" means United States generally accepted accounting

principles.





          "GRI" means GGRI, Inc., a Delaware corporation.



          "GROUND LEASES" has the meaning stated in Granting Clause Second of the Mortgage.



          "GUARANTY" means the guaranty contained in Article Four.



          "GUARANTY MORTGAGE" means the Mortgage securing Guaranty of

Mortgage Notes dated as of the date hereof, between RIH, as

mortgagor, and the Trustee, as mortgagee, securing the Guaranty,

a copy of which is attached hereto as Exhibit F.





          "HOTEL" means that portion of the Casino-Hotel not included within the Casino.



          "INDEBTEDNESS" means, as applied to any Person, without

duplication, any indebtedness, exclusive of deferred taxes,

(a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portoin thereof); (b) evidenced by bonds,
notes, debentures or similar instruments or letters of credit; (c) representing the balance deferred and unpaid of the purchase price of any property, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP (but excluding trade accounts payable arising in the ordinary course of business that are not overdue by more than 90 days or are being contested by such Person in good faith); (d) any

Capitalized Lease Obligations (other than, with respect to RIH or the

Company, the Ground Leases) of such Person; and (e) Indebtedness of others guaranteed by such Person, including, without limitation, every obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such

Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness,

or (iii) to maintain working capital, equity capital or other financial sta tement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; PROVIDED,

HOWEVER, that the guaranty by any Person shall not include endorsements by such

Person for collection or deposit, in either case in the ordinary course of business.  The term "INDEBTEDNESS" does not include:  (1) any of the types of indebtedness described in clauses (a) through (e) above (inclusive) owed by the

Company to RIH or any of their Subsidiaries, by RIH to the Company or any of their Subsidiaries or by any such Subsidiary to RIH, the Company or any other such Subsidiary (including, without limitation, the RIH Promissory

Note and the RIH Junior Promissory Note); (2) the Guaranty, the

Junior Guaranty and the Working Capital Facility Guaranty; (3) matters relating to the CRDA Dispute, New Jersey Casino Reinvestment Development Authority Notes

or the CRDA Deposits; and (4) any payments made by the Company or RIH under the RII Management Agreement, the RII Tax Sharing Agreement or the Services

Agreement.





          "INDENTURE" means this instrument as originally executed or as it may from time to time be supplemented, modified or amended by one or more indentures or other instruments supplemental hereto entered into pursuant to the applicable provisions thereof.



          "INDEPENDENT" when used with respect to any specified Person means such a Person who (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or in any other obligor upon the Notes or in any Affiliate of the Company or of such other obligor and (c) is not connected with the Company or such other obligor or any Affiliate of the Company or such other obligor as an officer,

employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall

be furnished to the Trustee, such Person shall be appointed

by a Company Order, and such opinion or certificate shall state that the signer has read this definition and that the signer is

Independent within the meaning hereof.  A Person who is performing or who has performed services as an independent contractor to any specified Person shall not be considered not Independent merely by reason of the fact that such Person is or has performed such services.



          "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement dated as of the date hereof, among the Trustee, the trustee under the

Junior Mortgage Note Indenture and such other parties that may from time to time become a party thereto, which shall incorporate the terms set forth in Exhibit G.



          "INTEREST PAYMENT DATE" means the date on which an installment of interest on the Notes is due and payable.



          "JUNIOR ASSIGNMENT OF LEASES AND RENTS" means the Assignment of

Leases and Rents dated as of the date hereof, from RIH to the

Company securing the RIH Junior Promissory Note.



          "JUNIOR GUARANTY" means any guaranty of the Junior Mortgage

Facility by RIH, including, without limitation, the guaranty of the Junior Mortgage Notes due 2004 by RIH contained in Article Four of the Junior Mortgage Note Indenture.



          "JUNIOR GUARANTY MORTGAGE" means the Mortgage securing the Guaranty of Junior Mortgage Notes dated as of the date hereof, between RIH,

as mortgagor, and [The Chase Manhattan Bank (National

Association)], as mortgagee, securing the Junior Guaranty.



          "JUNIOR MORTGAGE" means the Mortgage securing the RIH Junior

Promissory Note dated as of the date hereof, between the Company,

as successor mortgagee, and RIH, as mortgagor.



          "JUNIOR MORTGAGE DOCUMENTS" means (a) the Junior Mortgage, the

Junior Guaranty Mortgage, the RIH Junior Promissory Note, the

Junior Assignment of Leases and Rents and any other security document to which either RIH or the Company is a party relating to the Junior Mortgage Notes, which is executed and delivered pursuant to or in connection with the Junior Mortgage, the Junior Guaranty

Mortgage or the Junior Assignment Agreement, and (b) any mortgage,

deed of trust, guaranty, promissory note, collateral assignment agreement, assignment of leases and rents, assignment of operating assets and any other security document to which either RIH or the

Company is a party relating to the Junior Mortgage Facility.



          "JUNIOR MORTGAGE FACILITY" means the Junior Mortgage Notes and any secured or unsecured facility or facilities entered into by RIH or the Company providing for the making of loans to RIH or the Company on a revolving or term basis, or the issuance of notes, debentures or bonds by RIH or the Company, as such agreement, indenture or instrument may be amended, supplemented or modified from time to time, or any refinancing thereof, in an aggregate principal amount up to $35,000,000 plus additional notes, debentures or bonds issued in payment of interest accrued on outstanding notes, debentures or bonds; PROVIDED, HOWEVER, that the lender or lenders thereunder (or any trustee or agent acting on behalf of such lender or lenders)

shall have executed an intercreditor agreement covering the matters set forth on Exhibit G.  The liens, if any, securing the Junior

Mortgage Facility shall be PARI PASSU with the lien of the Junior

Mortgage and the Junior Guaranty Mortgage.  The term "JUNIOR

MORTGAGE FACILITY" does not include the Junior Guaranty.



          "JUNIOR MORTGAGE NOTE INDENTURE" means the Indenture dated as of the date hereof, among the Company, RIH and [The Chase Manhattan

Bank (National Association)], as trustee, pursuant to which the

Junior Mortgage Notes were issued, as originally executed or as it may from time to time be supplemented, modified or amended by one or more indentures or other instruments supplemental thereto entered pursuant to the applicable provisions thereof.




          "JUNIOR MORTGAGE NOTES" means the 11.375% Junior Mortgage Notes due

2004 of the Company issued pursuant to the Junior Mortgage Note

Indenture, including, without limitation, any Additional Notes (as defined in the Junior Mortgage Note Indenture).



          "LEGAL REQUIREMENTS" has the meaning stated in Section 1.01 of the

Mortgage.



          "MATURITY" when used with respect to any Note means the date on which the principal (or any portion thereof) of such Note becomes due and payable as therein or herein provided, whether at the

Stated Maturity or by declaration of acceleration or call for redemption or otherwise.



          "MORTGAGE" means the Mortgage securing the RIH Senior Promissory

Note dated as of the date hereof, between the Company, as successor mortgagee, and RIH, as mortgagor.



          "MORTGAGE DEBT" means, at any point in time, the RIH Senior

Promissory Note, the RIH Junior Promissory Note and any secured Indebtedness outstanding under any Working Capital Facility.





          "MORTGAGE DOCUMENTS" means the Mortgage, the Guaranty Mortgage, the

RIH Promissory Note, the Assignment of Leases and Rents and

any other security document to which either RIH or the Company is a party relating to the Notes, which is executed and delivered pursuant to or in connection with the Mortgage, the Guaranty Mortgage or the Assignment Agreement.





          "NATIONAL ACCOUNTANTS" has the meaning stated in Section 12.06(a).



          "NEW JERSEY CASINO REINVESTMENT DEVELOPMENT AUTHORITY NOTES" shall mean bonds issued by the Casino Reinvestment Development Authority,

a public authority created under the Casino Control Act.



          "NON-RECOURSE INDEBTEDNESS" means indebtedness incurred in connection with the acquisition, purchase, improvement or

development of property or assets (other than the Trust Estate)

used by the Company, RIH or any Subsidiary of RIH or the Company to

engage in the casino business, the hotel business or related or ancillary business or purpose and which is secured only by such assets and without recourse to RIH, the Company or any Subsidiary of RIH or the Company or the Trust Estate for such indebtedness.



          "NOTEHOLDER" or "HOLDER" means a Person in whose name a Note is registered in the Note Register.



          "NOTE REGISTER" and "NOTE REGISTRAR" have the respective meanings stated in Section 3.05.



          "NOTES" has the meaning stated in the Preliminary Statement of this instrument and more particularly includes any Note authenticated and delivered hereunder.  The term "Notes" does not include the

Guaranty.



          "OFFICER" of the Company or RIH means any Person authorized to execute an Authorized Signature.



          "OFFICERS' CERTIFICATE" delivered by the Company or RIH means a certificate signed with an Authorized Signature and delivered to the Trustee.  Whenever this Indenture requires that an Officers'

Certificate be signed also by an Accountant or other expert, such

Accountant or other expert may (except as otherwise expressly provided in this Indenture) be in the general employ of the

Company or RIH.



          "OPINION OF COUNSEL" means a written opinion of counsel who may

(except as otherwise expressly provided in this Indenture) be an employee of the Company or RIH. Unless otherwise specifically provided in this Indenture, such counsel may rely as to any statement of facts not personally known to such counsel and relating to such opinion on an Officers' Certificate, to the extent not rejected by the Trustee and its counsel (which rejection shall not be unreasonably given).



          "OUTSTANDING" when used with respect to Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:



          (a)  Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;



          (b)  Notes for whose payment or redemption money in the

     necessary amount has been theretofore deposited with the

     Trustee or any Paying Agent in trust for the Holders of such

     Notes;



          (c)  Notes in exchange for or in lieu of which other Notes have been authenticated and delivered under this Indenture;

     and



          (d)  Notes alleged to have been destroyed, lost or stolen

     which have been paid as provided in Section 3.06;



PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding.  In determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee actually knows to be so owned shall be so disregarded.



          "OUTSTANDING AMOUNT" of any Indebtedness at any time means the principal amount outstanding of such Indebtedness at such time.



          "PAYING AGENT" means any Person now or hereafter authorized by the

Company to pay the principal of or interest on any Notes on behalf of the Company.



          "PERMITS" has the meaning stated in Section 1.01 of the Mortgage.



          "PERMITTED ENCUMBRANCES" has the meaning stated in Section 1.01 of the Mortgage.

          "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or any other entity or government or any agency or political subdivision thereof.



          "PLACE OF PAYMENT" when used with respect to the Notes means a city or any political subdivision thereof in which the Company is by this Indenture required to maintain an office or agency for the payment of the principal of or interest on the Notes.



          "PLAN" means the Plan of Reorganization of RII and GRI dated

[          ], 1994.



          "PREDECESSOR NOTES" of any particular Note means every previous

Note evidencing all or a portion of the same debt as that

evidenced by such particular Note; and, for purposes of this definition, any Note authenticated and delivered under Section 3.06 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.



          "PREMISES" has the meaning stated in Granting Clause Third of the

Mortgage.



          "RATABLE BENEFIT" means, for any class or classes of Indebtedness at any time, in proportion to the total Outstanding Amount of such class or classes held by each holder thereof at such time.



          "REDEMPTION DATE" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to this

Indenture.

          "REDEMPTION PRICE" when used with respect to any Note to be redeemed means the price at which it is to be redeemed pursuant to this Indenture.  It does not include installments of interest due on or before the Redemption Date.



          "REGULAR RECORD DATE" for the interest payable on any Interest

Payment Date on the Notes means the date specified in the

provisions of this Indenture.



          "RESPONSIBLE OFFICER" means any Vice President, any Assistant

Vice President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.





          "RESTRICTED PAYMENT" means (a) any declaration or payment of any dividend or the making of any distribution to holders of capital stock of RIH or the Company or any Subsidiary of RIH or the Company

in respect of such capital stock (other than to RIH or the Company or a direct or indirect wholly owned Subsidiary of RIH or the

Company), (b) any purchase, redemption or other acquisition or retirement for value of any capital stock (or warrants, rights or options to acquire any capital stock or Indebtedness convertible into or exchangeable for any capital stock) of RIH or the Company or any Subsidiary of RIH or the Company (other than purchases,

redemptions, acquisitions or retirement solely from RIH or the

Company or a direct or indirect wholly owned Subsidiary of RIH or the Company); PROVIDED, HOWEVER, that any such purchase, redemption or other acquisition or retirement that is required by the Casino

Control Commission or under the Casino Control Act shall not constitute a Restricted Payment.  The term "Restricted Payment"

also shall not include any loan or advance to RII of all or any portion of the proceeds of the Indebtedness represented by the

Working Capital Facility.



          "RIH" means the person named as "RIH" in the first paragraph of this instrument until a successor entity shall have become such pursuant to the applicable provisions of the Indenture, and

thereafter, except to the extent otherwise contemplated by Section 10.02, "RIH" shall mean such successor entity exclusively.





     "RIH JUNIOR PROMISSORY NOTE" means, collectively, the secured junior promissory note, dated the date hereof, made by RIH in the principal amount of $35,000,000, plus any additional junior

promissory notes, issued in connection with the payment of

interest accrued on outstanding Junior Mortgage Notes, payable to the order of the Company, a copy of which is attached to the Junior

Mortgage Note Indenture as Exhibit A.





     "RIH SALE" means (a) a consolidation, combination or merger involving RIH and any other Person, (b) a sale, assignment, conveyance or transfer or RIH's interest in the Trust Estate, substantially as an entirety, to any other Person or group of Persons in one transaction or a series of related transactions, or (c) any transaction as a result of which RIH ceases to be a direct or indirect wholly owned Subsidiary of

RII; provided, however, that nay of the transactions described in clauses

(a), (b), and (c) above shall not constitute an RIH Sale if the other party or parties to the transaction consists of only one or more of the following Persons: the Company provided, further, however, that notwithstanding any other provision of this definition, if the primary effect of any of the aforesaid transactions is the redemption of the Notes,

then such transaction shall not be considered to be a RIH Sale.



     "RIH PROMISSORY NOTE" means the secured senior promissory

note, amended and restated as of  the date hereof, made by RIH in the principal amount of $125,000,000 payable to the order of the Company, a copy of which is attached hereto as Exhibit A.





     "RIHF SENIOR FACILITY" means the senior secured note facility contemplated by the purchase agreement dated as of the date

hereof, among the Company, RIH, RII and funds managed by Fidelity

Management and Research Company, which allows the Company to borrow up to $20,000,000 in aggregate principal amount through the

issuance of RIHF Senior Facility Notes.  The term "RIHF SENIOR

FACILITY" does not include the Working Capital Facility Guaranty.



     "RIHF SENIOR FACILITY NOTES" means, collectively, the notes executed and delivered by the Company under the RIHF Senior

Facility.



     "RII" means Resorts International, Inc., a Delaware corporation.



     "RII MANAGEMENT CONTRACT" means the Management Contract dated as of the date hereof, between RII and RIH
pursuant to which RII provides certain management services to RIH for an annual fee of 3% of the gross revenues of RIH.



     "RII TAX SHARING AGREEMENT" means the Tax Sharing Agreement dated as of the date hereof between RII and RIH pursuant to which (i) RIH will not make any payments to RII or any other Affiliate in respect of taxes, other than to reimburse RII for any cash payments

actually made by RII in respect of any federal, state or local income or alternative minimum taxes arising from the earnings or operations of RIH; PROVIDED, HOWEVER, that RIH shall not be

required to reimburse RII for cash payments in respect of

federal, state or local income or alternative minimum taxes that would not have been owed but for the reduction, if any, of the amount of the consolidated net operating loss carryforwards or consolidated current losses of the affiliated group of which RII is a common parent which resulted from the inclusion in the

consolidated return filed for such group for any taxable year ending after the Effective Date of the income of any entity other than RIH, other than income directly attributable to the

consummation of the Plan, including but not limited to the

transfer of the stock of RIB (as defined in the Plan) and the assets of the U.S. Paradise Island Subsidiaries (as defined in the

Plan), and (ii) RIH will be entitled to any refund (plus the interest thereon) of any taxes for which RIH is required to

reimburse RII.



     "SERVICES AGREEMENT" means the Services Agreement dated as of

September 17, 1992, between RII, RIH and The Griffin Group, Inc.



     "SPECIAL RECORD DATE" for the payment of any Defaulted Interest on

Notes means a date fixed by the Trustee pursuant to Section 3.07.



     "STATED MATURITY" when used with respect to any Note means the date specified in such Note as the fixed date on which the principal of such Note is due and payable.



     "SUBSIDIARY" of any Person means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly,

by such Person or one or more Subsidiaries of such Person.



     "TIA" or "TRUST INDENTURE ACT" means the Trust Indenture Act of

1939, as amended.



     "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this

Indenture, and thereafter Trustee shall mean such successor

Trustee.

     "TRUST ESTATE" has the meaning stated in the Granting Clauses to the Mortgage.



     "U.S. GOVERNMENT OBLIGATIONS" has the meaning stated in Section

14.01.



     "U.S. LEGAL TENDER" means such coin or currency of the United

States of America as at the time of payment shall be legal tender for the payment of public and private debts, PROVIDED that for purposes of Article Fourteen, U.S. Legal Tender includes wire transfer payable in U.S. Legal Tender.




     "VICE PRESIDENT" when used with respect to the Company, RIH or the

Trustee means any vice president, whether or not designated by a number or a word added to the title.



     "WORKING CAPITAL FACILITY" means the RIHF Senior Facility (and the

RIHF Senior Facility Notes issued thereunder) and any other secured or unsecured facility or facilities entered into by RIH and/or the

Company providing for the making of working capital loans to RIH or the Company (with RII [and GRI] as a guarantor[s] thereunder) on a revolving or term basis, or the issuance of notes, debentures or bonds by RIH, the Company or RII, as such agreement may be amended,

supplemented or modified from time to time, or any refinancing thereof, in an aggregate principal amount up to $20,000,000;

PROVIDED, HOWEVER, that the lender or lenders thereunder (or any trustee or agent acting on behalf of such lender or lenders)

shall have executed an intercreditor agreement covering the matters set forth on Exhibit G.  The liens, if any, securing the Working

Capital Facility may be senior to the lien of the Mortgage, the

Guaranty Mortgage, the Junior Mortgage and the Junior Guaranty

Mortgage.  The term "WORKING CAPITAL FACILITY" does not include the Working Capital Facility Guaranty.



     "WORKING CAPITAL FACILITY MORTGAGE DOCUMENTS" means any mortgage,

deed of trust, guaranty, promissory note, collateral assignment agreement, assignment of leases and rents, assignment of operating assets and any other security document to which either RIH or the

Company is a party relating to the Working Capital Facility.



     "WORKING CAPITAL FACILITY GUARANTY" means any guaranty of the

Working Capital Facility by RIH, including, without limitation,

the guaranty of the RIHF Senior Facility Notes.



Section 1.02.  ACTS OF NOTEHOLDERS.



     (a)  Any request, demand, authorization, direction, notice,

consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Company and (subject to Section 8.01(c)) in favor of the Trustee, if made in the manner provided in this Section 1.02.





     (b)  The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds,

certifying that the individual

signing such instrument or writing acknowledged to him the execution thereof.  Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.



     (c)  The fact and date of execution of any such instrument or writing and the authority of any Person executing the same may also be proved in any other manner which the Trustee deems sufficient; and

the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section 1.02.



     (d)  The ownership of Notes shall be proved by the Note Register.



     (e)  Any request, demand, authorization, direction, notice,

consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.



     (f)  The Company may, in the circumstances permitted by the Trust

Indenture Act, set any day as the record date for the purpose of determining the holder of Outstanding Notes entitled to give or take any request, demand, authorization, direction, notice,

consent, waiver or other action provided or permitted by this

Indenture to be given or taken by holders of Notes.  With regard to any record date set pursuant to this

Section 1.02(f) the holders of Outstanding Notes on such record date (or their duly appointed agents), and only such Persons, shall be entitled to give or take the relevant action, whether or not such Persons remain holders after such record date.



     (g)  Until a waiver or consent becomes effective, such waiver or consent by a Holder is a continuing waiver or consent by the

Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the waiver or consent is not made on any Note.

However, any such Holder or subsequent Holder may, until such waiver or consent becomes effective, revoke the waiver or consent as to his Note or portion of his Note.  Such revocation shall be effective only if the Trustee receives the notice of such

revocation before the date on which the waiver or consent has become effective.





Section 1.03.  NOTICES, ETC., TO TRUSTEE, RIH, THE COMPANY, CASINO

               CONTROL COMMISSION AND DIRECTOR OF GAMING ENFORCEMENT.



     (a)  Any request, demand, authorization, direction, notice

(including, without limitation, a notice of default), consent,

waiver or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Company,

RIH, the Trustee, the Casino Control Commission or the Director of

the Division of Gaming Enforcement be deemed given when either

(i) delivered by hand or (ii) two days after sending by registered or certified mail, postage prepaid, in either case, addressed as follows:





     To the Company:



          Resorts International Hotel Financing, Inc.

          c/o Resorts International, Inc.

          1133 Boardwalk

          Atlantic City, New Jersey  08401

          Attn.:    Secretary



     To RIH:



          Resorts International Hotel, Inc.

          c/o Resorts International, Inc.

          1133 Boardwalk

          Atlantic City, New Jersey  08401

          Attn.:    Secretary

     To the Trustee:



          State Street Bank and Trust Company of Connecticut,

          National Association

          750 Main Street

          Hartford, Connecticut  06103

          Attn.:    Corporate Trust Department



     To Casino Control Commission:



          New Jersey Casino Control Commission

          Arcade Building

          Tennessee Avenue & Boardwalk

          Atlantic City, New Jersey  08401

          Attn.:  Chairman



     To Director of Division of Gaming Enforcement:



          New Jersey Division of Gaming Enforcement

          140 E. Front Street

          CN 047

          Trenton, New Jersey  08625

          Attn.:  Director





     (b)  By notice to the Company, RIH, the Trustee, Casino Control

Commission and/or Director of the Division of Gaming Enforcement, given as provided above, any party may designate additional or substitute addresses for such notices, which, notwithstanding Section 1.03(a),

shall be deemed given when received.





Section 1.04.  NOTICES TO NOTEHOLDERS; WAIVER.



     Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder of such Notes, at the address of such Holder as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the provision of such notice.  In any case where notice to

Noteholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular

Noteholder shall affect the sufficiency of such notice with respect to other Noteholders.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event,

and such waiver shall be the equivalent of such notice.  Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impracticable to give such notice by mail, then such notification may be given by any other method that the Trustee shall consider to be reasonable and shall be deemed to be a sufficient giving of such notice for every purpose hereunder.



Section 1.05.  FORM AND CONTENTS OF

               DOCUMENTS DELIVERED TO TRUSTEE.



     Whenever several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not

necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to such matters in one or several documents.



     Any certificate or opinion of an Officer of the Company or of RIH may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows that the certificate or opinion or

representations with respect to the matters upon which his

certificate or opinion is based are erroneous.  Any Opinion of

Counsel may be based, insofar as it relates to factual matters,

upon a certificate or opinion of, or representations by, an Officer or Officers of the Company or RIH stating that the information with respect to such factual matters is in the possession of the Company or RIH, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.  If appropriate to the matter being opined upon and to the extent not prohibited by the TIA, any Opinion of Counsel may be subject to rights of creditors and the availability of equitable remedies.



     Whenever any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements,

opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.



     Whenever in this Indenture, in connection with any application or certificate or report to the Trustee, it is provided that the

Company or RIH shall deliver any document as a condition of the granting of such application, or as evidence of the Company's or

RIH's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such

application or at the effective date of such certificate or

report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Company or

RIH to have such application granted or to the sufficiency of such certificate or report.



Section 1.06.  COMPLIANCE CERTIFICATES AND OPINIONS.





     Upon any application or request by the Company or RIH to the

Trustee to take any action under any provision of this Indenture or any Mortgage Document, the Company or RIH shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any,

provided for in this Indenture or such Mortgage Document relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any,

have been complied with, except that in the case of any such application or request as to which the furnishing of such

documents is specifically required by any provision of this

Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.



     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or any Mortgage

Document shall include:





          (a)  a statement that each individual signing such

     certificate or opinion has read such condition or covenant and the definitions herein relating thereto;



          (b)  a brief statement as to the nature and scope of the

     examination or investigation upon which the statements or

     opinions contained in such certificate or opinion are based;



          (c)  a statement that, in the opinion of each such

     individual, he has made such examination or investigation

     as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been

     complied with; and



          (d)  a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied

     with.



Section 1.07.  CONFLICT WITH TRUST INDENTURE ACT.



     If any provision hereof or of the Mortgage Documents or the

Assignment Agreement limits, qualifies or conflicts with another provision hereof or of the Mortgage Documents or the Assignment

Agreement which is required to be included herein or therein by any of the provisions of the TIA, such required provision shall control.

Section 1.08.  EFFECT OF HEADINGS AND TABLE OF CONTENTS.



     The Article and Section headings herein and in the Table of

Contents are for convenience only and shall not affect the

construction hereof.



Section 1.09.  SUCCESSORS AND ASSIGNS.



     All covenants and agreements in this Indenture by the Company or

RIH shall, subject to Section 10.02, bind its successors and assigns, whether so expressed or not.



Section 1.10.  SEPARABILITY CLAUSE.



     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.



Section 1.11.  BENEFITS OF INDENTURE.



     Nothing in this Indenture or in the Notes, express or implied,

shall give to any Person other than the parties hereto and their successors hereunder, any separate trustee or co-trustee appointed under Section 8.14 and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.



Section 1.12.  GOVERNING LAW.



     This Indenture and each Note shall be deemed to be a contract under the laws of the State of New York and shall be construed in

accordance with and governed by the internal laws of the State of

New York.



Section 1.13.  CASINO CONTROL ACT.





     Each of the provisions of this Indenture is subject to and shall be enforced in compliance with the provisions of the Casino Control

Act, unless such provisions are in conflict with the TIA, in which case the TIA shall control.





Section 1.14.  GENERAL APPLICATION.



     (a)  The assertion of any rights upon any Default shall be subject in each instance to the giving of any notice and the expiration of any grace period provided for in Section 7.01 as a condition to such Default becoming an Event of Default, unless the TIA requires otherwise, in which case the TIA shall control.

     (b)  For the purposes of this Indenture, it is understood that an event which does not materially diminish the value of the

Trustee's interest in the Trust Estate shall not be deemed an impairment of security, as that phrase is used in this Indenture.



     (c)  This Indenture may not be used to interpret another indenture,

loan or debt agreement of the Company, other than the Mortgage and the Guaranty Mortgage.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.



     (d)  In the event of a conflict between any provision of this

Indenture and any provision of a Mortgage Document, the provision of this Indenture shall prevail.



                                   ARTICLE TWO



                                    NOTE FORM



Section 2.01.  FORM GENERALLY.



     The Notes and the Trustee's certificate of authentication shall be substantially in the forms set forth in this Article Two, with such appropriate insertions, omissions, substitutions and other

variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, or as may,

consistently herewith, be determined by the officers executing such Notes as evidenced by their execution thereof.  Any portion of the text of any Note may be set forth on the reverse thereof.



     The definitive Notes shall be printed, lithographed or engraved or produced by any combination of these methods or produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes as evidenced by their execution thereof.

Section 2.02.  FORM OF NOTES.



     The form of the Notes shall be substantially as follows:



[Face of Notes]





                   RESORTS INTERNATIONAL HOTEL FINANCING, INC.

                       11% MORTGAGE NOTE DUE 2003



No.______________                                      $________________



     Resorts International Hotel Financing, Inc., a Delaware corporation

(hereinafter called the "Company", which term includes any

successor entity under the Indenture referred to on the reverse),

for value received, hereby promises to pay to ______________, or registered assigns, on September 15, 2003 the sum of __________ Dollars (or so much thereof as shall not have been paid upon prior redemption) and to pay interest (computed on the basis of a 360-day year of twelve

30-day months based on the actual number of days elapsed) thereon

from [        ], 1994 [the Effective Date], or from the most recent


Interest Payment Date to which interest has been paid or duly provided for, semi-annually at March 15 and September 15 in each year (commencing September 15, 1994), at the rate of 11% per annum,

until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for,

on any Interest Payment Date will, as provided in said Indenture,

be paid to the Person in whose name this Note (or one or more

Predecessor Notes) is registered at the close of business on the

Regular Record Date for such interest, which shall be the first day

(whether or not a business day) of the calendar month of such

Interest Payment Date.  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the

Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee,

notice thereof being given to Noteholders not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed and upon such notice as may be required by such exchange,

all as more fully provided in said Indenture.  The principal of and interest on this Note shall be payable at the corporate trust office of the Trustee, as defined on the reverse, or at an office or agency of the Company in the Borough of Manhattan, City and

State of New York. All such payments shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

At the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register.



     Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent by manual signature,

this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.








     THIS NOTE SHALL BE DEEMED TO BE A CONTRACT UNDER THE  LAWS

OF THE STATE OF NEW YORK AND SHALL BE CONSTRUE IN ACCORDANCE WITH AND

GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.





     IN WITNESS WHEREOF, the Company has caused this Note to be executed.

                                                  RESORTS INTERNATIONAL HOTEL

                                                       FINANCING, INC.





Dated: ______________________                     By:________________________



Attest:______________________



[Back of Notes]



     This Note is one of a duly authorized issue of Notes of the Company designated as "11% Mortgage Notes due 2003" (the "Notes"),

issued under an Indenture dated as of __________ __, 1994 (the

"Indenture"), among the Company, Resorts International Hotel,

Inc., a New Jersey corporation, as guarantor ("RIH"), and State

Street Bank and Trust Company of Connecticut, National Association,

a national banking association, as Trustee (the "Trustee", which term includes any successor Trustee under the Indenture), to which

Indenture and all indentures supplemental thereto reference is hereby made for a description of the nature and extent of the security, the respective rights thereunder of the Holders of the

Notes, the Trustee and the Company and the terms upon which the

Notes are, and are to be, authenticated and delivered.  Payment of principal and interest (including interest on overdue principal)

and performance of all obligations under the Indenture is

guaranteed by RIH (the "Guaranty").  The Notes are secured by an assignment of one or more secured senior promissory notes of RIH, which owns and operates the property known as Merv Griffin's

Resorts Casino Hotel, and of a mortgage on the Trust Estate made by RIH (the "Mortgage").  Additionally, the Guaranty is secured by a separate direct mortgage of the Trust Estate made by RIH to the

Trustee (the "Guaranty Mortgage").  All terms in this Note defined in the Indenture shall have the same meaning herein as therein.



     The lien of the Mortgage is pari passu with the lien of the

Guaranty Mortgage, junior to the lien securing payment of the

RIHF Senior Facility Notes and any other secured Working Capital

Facility and junior to the lien (if any) securing the Working

Capital Facility Guaranty.



     The Notes may be redeemed at the option of the Company, as a whole or from time to time in part, on or after the fifth anniversary of the Effective Date on notice as provided in the Indenture, at par together with interest accrued and unpaid thereon to the date fixed for redemption.  In the event of an RIH Sale, all the Notes shall be redeemed by the Company, whether such RIH Sale occurs before, on or after the fifth anniversary of the Effective Date, at par together with interest, if any, accrued and unpaid thereon to the

Redemption Date; PROVIDED, HOWEVER, that such obligation of the

Company to redeem the Notes in the event of a proposed RIH Sale shall cease to exist if the Holders of not less than 66-2/3% in

Outstanding Amount of the Outstanding Notes have consented to such proposed RIH Sale.





     Notwithstanding the foregoing, each Holder by accepting a Note agrees that if the Casino Control Commission does not waive the qualification requirement as to the Holder (whether the record owner or beneficial owner) of this Note and requires that the

Holder be qualified under the Casino Control Act, then, in such event, the Holder must qualify under the Casino Control Act.  If the Holder does not so qualify, the Holder must dispose of its interest in this Note, within 30 days after the Company's receipt of notice of such finding, or the Company may repurchase this Note at the lower of the Holder's original cost and the Fair Market

Value of this Note, plus accrued interest thereon to the date of such repurchase.  Commencing on the date the Casino Control Commission serves notice upon either RIH or the Company that any Holder is disqualified,

it shall be unlawful for any such disqualified Holder: (i) to receive any dividends or interest upon this Note; (ii) to exercise, directly or through any trustee or nominee, any right conferred by this Note;

or (iii) to receive any remuneration in any form from either the Company or

RIH for services rendered or otherwise.





     It is provided in the Indenture that Notes of a denomination larger than $1,000 may be redeemed in part ($1,000 or a multiple thereof)

and that upon any partial
redemption of any such Note the same shall be surrendered in exchange for one or more new Notes in authorized form for the unredeemed portion of principal.  Notes (or portions thereof as aforesaid) for whose redemption and payment provision is made in accordance with the Indenture shall thereupon cease to be entitled to the lien of the Indenture and the Mortgage and shall cease to bear interest from and after the date fixed for redemption.



     If an Event of Default shall occur, the principal of the Notes and all accrued and unpaid interest thereon may



become or be declared due and payable in the manner and with the effect provided in the Indenture.



     The Indenture permits, with certain exceptions as therein provided,

the amendment thereto and the modification of the rights and obligations of the Company and the rights of the Holders of the

Notes under the Indenture at any time by the Company with the consent of the Holders of a majority or 66-2/3%, as the case may be, in aggregate Outstanding Amount of the Notes at the time

Outstanding affected by such modification.  The Indenture also contains provisions permitting the Holders of specified percentages in Outstanding Amount of Notes at the time Outstanding on behalf of the Holders of all the Notes to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange hereof or in lieu hereof, in respect of anything done or offered to be done by the Trustee in the Company in reliance thereon, whether or not notation of such action is made upon this Note.



     The Company may, in the circumstances permitted by the Trust

Indenture Act, set any day as the record date for the purpose of determining the holders of Outstanding Notes entitled to give or take any request, demand, authorization, direction, notice,

consent, waiver or other action provided or permitted by the

Indenture to be given or taken by holders of Notes.  With regard to any such record date, the holders of Outstanding Notes on such record date (or their duly appointed agents), and only such

Persons, shall be entitled to give or take the relevant action,

whether or not such Persons remain holders after such record date.



     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the

Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rates, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Note Register of the Company, upon surrender of this Note for transfer at the corporate trust office of the Trustee, or at an office or agency of the Company in the Borough of Manhattan, City and State of New

York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.



     The Notes are issuable only as registered Notes without coupons in denominations of $1,000 and integral multiples thereof.  As

provided in the Indenture, and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination,

as requested by the Holder surrendering the same.



     No service charge shall be made for any transfer or exchange hereinbefore referred to, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.



     The Company, the Trustee and any agent of the Company or the

Trustee may treat the Person in whose name this Note is

registered as the owner hereof for the purpose of receiving

payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.



Section 2.03.  FORM OF TRUSTEE'S

               CERTIFICATE OF AUTHENTICATION.



     This is one of the Notes referred to in the within-mentioned

Indenture.

                                        STATE STREET BANK AND TRUST

                                        COMPANY OF CONNECTICUT, NATIONAL

                                        ASSOCIATION, as Trustee






                                        By:__________________________

                                             Authorized Signature

Section 2.04.  FORM OF THE GUARANTY.



     The form of the Guaranty of RIH shall be substantially as follows and shall appear on the reverse of each Note:



                              GUARANTY OF

                    RESORTS INTERNATIONAL HOTEL, INC.



     For value received, Resorts International Hotel, Inc., a New Jersey corporation, hereby unconditionally guarantees, as more fully set forth in Article Four of the Indenture, to the Holder of this Note the payment of the principal of and interest on this Note in the amounts and at the time when due and interest on the overdue principal and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company to the Holder or the Trustee, all in accordance with and subject to the terms and limitations of this Note and Article Four of the

Indenture, the foregoing Guaranty being a guaranty of payment and not of collectibility and being absolute and in no way conditional or contingent.  This Guaranty will not become effective until the

Trustee or the Authenticating Agent signs the certificate of authentication on such Note.  As more fully described in the

Indenture, this Guaranty is secured by a mortgage of the Trust

Estate made by RIH to the Trustee.

                                   RESORTS INTERNATIONAL HOTEL, INC.



Dated:__________________________   By:_______________________________

Attest:_________________________



                              ARTICLE THREE



                              THE NOTES



Section 3.01.  GENERAL TITLE.

     The general title of the Notes shall be "11% Mortgage Notes due 2003".

Section 3.02.  FORM AND DENOMINATIONS.



     The form of the Notes shall be as provided by the provisions of this Indenture.



     The Notes shall be issuable only in registered form and in such denominations as shall be provided in the provisions of this

Indenture.  The Notes shall be of the denominations of $1,000 and any integral multiple thereof.



Section 3.03.  EXECUTION, AUTHENTICATION,

               DELIVERY AND DATING.



     The Notes shall be executed on behalf of the Company by its chairman of the board, vice chairman of the board, its president,

or one of its Vice Presidents and attested to by an Officer of the

Company other than an Officer who has executed the Notes.  The signature of any of these Persons on the Notes may be manual or facsimile.  Notes bearing the manual or facsimile signatures of individuals who were at any time Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them shall have ceased to be such prior to the authentication and delivery of such Notes.



     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the

Company to the Trustee for authentication and the Trustee shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.  All Notes shall be dated the date of their authentication.



     No Note shall be secured by, or be entitled to any lien, right or benefit under, this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of

authentication substantially in the form provided for herein,

executed by the Trustee or the Authenticating Agent by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.



Section 3.04.  TEMPORARY NOTES.



     Pending the preparation of definitive Notes, the Company may execute, and upon Company Request the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed,

typewritten, mimeographed or otherwise produced, in any

denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued, in registered form, without coupons, with provision for registration as to principal and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Notes may determine, as evidenced by their execution of such Notes.



     If temporary Notes are issued, the Company will cause definitive

Notes to be prepared without unreasonable delay.  After the

preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary

Notes at the office or agency of the Company in a Place of Payment therefor, without charge to the Holder.  Upon surrender for

cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations.  Until so exchanged, temporary

Outstanding Notes shall in all respects be entitled to the

security and benefits of this Indenture.



Section 3.05.  REGISTRATION, TRANSFER AND EXCHANGE.



     The Company shall cause to be kept at one of the offices or agencies maintained by the Company as provided in Section 12.02 a register (herein sometimes referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe,

the Company shall provide for the registration of Notes and

registration of transfers of Notes entitled to be registered or transferred as herein provided.  The Trustee is hereby appointed

"Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided.





     Upon surrender for transfer of any Note at the office or agency of the Company in a Place of Payment therefor, the Company shall execute and, upon request of the Company, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount.  The Trustee has no obligation to determine that any Note has been properly transferred and may conclusively rely on instructions given by the Company pursuant to this Section 3.05.





     All Notes surrendered upon any exchange or transfer provided for in this Indenture shall be promptly canceled by the Trustee and thereafter disposed of as directed by a Company Request.



     All Notes issued upon any transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same security and benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

     Every Note presented or surrendered for transfer, exchange or discharge from registration shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.



     No service charge shall be made for any registration, discharge from registration, transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes, other than exchanges under

Section 3.04 or 11.06 not involving any transfer.



     The Company shall not be required (i) to issue, transfer or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of

Notes under Section 13.04 and ending at the close of business on the day of such mailing, or (ii) to transfer or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.



Section 3.06.  MUTILATED, DESTROYED,

               LOST AND STOLEN NOTES.



     If (a) any mutilated Note is surrendered to the Trustee, or the

Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note and (b) there is

delivered to the Company and the Trustee such security or

indemnity as may be required by them to save each of them

harmless, then, in the absence of notice to the Company or the

Trustee that such Note has been acquired by a bona fide purchaser,

the Company shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.



     In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.



     Upon the issuance of any new Note under this Section 3.06, the

Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

     Every new Note issued pursuant to this Section 3.06 in lieu of any destroyed, lost or stolen Note shall constitute an original

additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the security and benefits of this Indenture equally and ratably with all other Notes.



     The provisions of this Section 3.06 are exclusive and shall preclude

(to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.



Section 3.07.  PAYMENT OF INTEREST ON

               NOTES; INTEREST RIGHTS PRESERVED.



     Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor

Notes) is registered at the close of business on the Regular Record Date for such interest specified in the provisions of this Indenture.



     Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date ("Defaulted

Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date solely by virtue of such Holder having been such Holder; and such Defaulted Interest may be paid by the

Company, at its election in each case, as provided in subsection

(a) or (b) below:



          (a)  The Company may elect to make payment of any Defaulted

     Interest on the Notes to the Persons in whose names such

     Notes (or their respective Predecessor Record Date for the payment of such Defaulted Interest Notes) are registered

     at the close of business on a Special, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which date shall be such as will enable the Trustee to comply with the next sentence hereof), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such

     Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this subsection (a) and not to be deemed part of the Trust Estate.  Thereupon the Trustee shall fix a Special

     Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed

     payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of a Note at his address as it appears in the Note Register not less than ten days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the

     Special Record Date therefor having been mailed as aforesaid,

     such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to subsection (b) of this Section 3.07.



          (b)  The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange in which the Notes may be listed and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this subsection (b), such payment shall be deemed practicable by the Trustee.



     Subject to the foregoing provisions of this Section 3.07, each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other

Note.



Section 3.08.  PERSONS DEEMED OWNERS.



     The Company, the Trustee and any agent of the Company or the

Trustee may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of, and interest on, such Note and for all other purposes whatsoever whether or not such Note be overdue, and, to the extent permitted by law, neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.



Section 3.09.  CANCELLATION.



     All Notes surrendered for payment, redemption, transfer, exchange or conversion, if surrendered to the Trustee, shall be promptly canceled by it, and, if surrendered to any Person other than the

Trustee, shall be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it.  The Company shall deliver to the Trustee for
cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee.  No Note shall be authenticated in lieu of or in exchange for any Note canceled as provided in this Section 3.09, except as expressly provided by this

Indenture.  All canceled Notes held by the Trustee shall be

disposed of as directed by a Company Request.



Section 3.10.  TERM AND FORM.



     The Stated Maturity of the Notes shall be September 15, 2003.  The aggregate principal amount of Notes that may be authenticated,

delivered and outstanding is limited to $125,000,000.  The Notes

shall bear interest from [       ], 1994 [the Effective Date] or from the

most recent Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually on March 15 and

September 15 each year, commencing September 15, 1994.  The Notes shall bear interest at the rate of 11% per annum until the

principal thereof shall become due and payable, and at the rate of 14% per annum on any overdue principal and, to the extent permitted by law, overdue interest.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months based on the actual number of days elapsed.



     The principal and the Redemption Price of the Notes and interest on the Notes on each Interest Payment Date shall be payable at a Place of Payment, and, in addition to any other lawful means of such payment, may be paid by check payable to the order of the

Noteholder.



     The Regular Record Date referred to in Section 3.07 for the payment of the interest on the Notes payable, and punctually paid or duly provided for, on any Interest Payment Date shall be the first day

(whether or not a business day) of the calendar month of such

Interest Payment Date.



Section 3.11.  EXCHANGEABILITY.



     Subject to Section 3.05, all Notes shall be fully interchangeable with other Notes, and, upon surrender at the office or agency of the Company in a Place of Payment therefor, all Notes shall be exchangeable for other Notes of a different authorized

denomination or denominations, as requested by the Holder

surrendering the same.  The Company will execute, and the Trustee shall authenticate and deliver, Notes whenever the same are

required for any such exchange.



Section 3.12.  REDEMPTION.



     The Company may, at its option, redeem, in accordance with Article

Thirteen, all or from time to time any
part of the Notes on or after the fifth anniversary of the Effective Date,

at par together, in each case, with interest, if any, accrued and unpaid thereon to the Redemption Date.  In the event of an RIH Sale, all the Notes shall be redeemed by the Company whether such RIH Sale occurs before, on or after the fifth anniversary of the Effective

Date, at par together with interest, if any, accrued and unpaid thereon to the Redemption Date; PROVIDED, HOWEVER, that such obligation of the Company to redeem the Notes in the event of a proposed RIH Sale shall cease to exist if the Holders of not less than 66-2/3% in Outstanding Amount of the Outstanding Notes have consented to such proposed RIH Sale.



Section 3.13.  AUTHENTICATION AND DELIVERY OF ORIGINAL ISSUE.



     Forthwith upon the execution and delivery of this Indenture, Notes up to an aggregate principal amount of $125,000,000 may be executed by the Company and delivered to the Trustee for authentication, and shall thereupon be authenticated and delivered by the Trustee upon Company Order,

without any further action by the Company.



                                 ARTICLE FOUR



                                   GUARANTY



Section 4.01.  GUARANTY.



     RIH hereby guarantees (such guaranty to be referred to herein as the "Guaranty") to each Holder of a Note authenticated and

delivered by the Trustee and to the Trustee and its successors and assigns irrespective of the validity and enforceability of this

Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:  (a) the principal of and interest on the Notes will be promptly paid in the amounts and at the times when due,

whether at the maturity or Interest Payment Date, by acceleration,

call for redemption or otherwise, and interest on the overdue principal, if any, of the Notes, and all other obligations of the

Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or payment or performance of any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or

otherwise.  Failing payment when due of any amount so guaranteed for whatever reason, RIH will be obligated to pay the same

immediately.  RIH hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or
this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any releases of collateral, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  This Guaranty is a guaranty of payment and not of collectibility, and is secured by the Guaranty Mortgage, as described therein.  RIH hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest,

notice and all demands whatsoever and covenants that this Guaranty will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.  If any

Noteholder or the Trustee is required by any court or

otherwise to return to either RIH or the Company, or any custodian,

trustee, liquidator or other similar official acting in relation to either

RIH or the Company, any amount paid by either RIH or the Company to the Trustee or such Noteholder, this Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect.  RIH agrees that it shall not be entitled to, and hereby irrevocably waives, any right of subrogation in relation to the

Company in respect of any obligations guaranteed hereby.  RIH further agrees that, as between RIH, on the one hand, and the

Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in

Section 7.02 for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such

acceleration in respect of the obligations guaranteed hereby, and

(ii) in the event of any declaration of acceleration of such obligations as provided in Section 7.02, such obligations

(whether or not due and payable) shall forthwith become due and payable by RIH for the purpose of this Guaranty.



Section 4.02.  EXECUTION AND DELIVERY OF GUARANTY.



     To evidence its Guaranty set forth in Section 4.01, RIH hereby agrees to execute its Guaranty substantially in the form set forth in Section 2.04, to be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of RIH by an Authorized Signature.



     RIH hereby agrees that its Guaranty set forth in Section 4.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guaranty; PROVIDED,

HOWEVER, that the Trustee or the

Authenticating Agent has

signed the certificate of authentication on such Note.



     If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates a Note on which a

Guaranty is endorsed, the Guaranty shall be valid nevertheless.



     The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guaranty set forth in this Indenture on behalf of RIH.



Section 4.03   MORTGAGE SECURING GUARANTY.



     In order to secure the due and punctual payment of all amounts which may ever become owing under the Guaranty, when and as the same shall be due and payable, and performance of all other

obligations of RIH to the Holders or the Trustee under the Guaranty,

according to the terms hereof, RIH has mortgaged and

encumbered all of its right, title and interest in and to the Trust

Estate to the Trustee pursuant to the Guaranty Mortgage.  RIH has the full right, power and authority to grant, bargain, sell,

release, convey, hypothecate, assign, mortgage, pledge, transfer and confirm the property constituting the Trust Estate, in the manner and form done, or intended to be done, in the Guaranty

Mortgage, free and clear of all liens, pledges, charges and

encumbrances, whatsoever, except for the items described in

clauses (a) through (d) (inclusive) of Section 12.13, and (a) will forever warrant and defend the title to the same against the claims of all Persons whatsoever in accordance with the terms of the

Guaranty Mortgage, (b) will execute, acknowledge and deliver to the Trustee such further instruments as the Trustee may require or request, and (c) will do or cause to be done all such acts and things as may be reasonably necessary or proper, or as may be required by the Trustee (other than obtaining a loan title

insurance policy or title policy endorsement pertaining to the

Guaranty Mortgage), to assure and confirm to the Trustee its interest in the Trust Estate and the right, title and interest in and to the Guaranty Mortgage, so as to render the same available for the security and benefit of this Guaranty secured thereby,

according to the intent and purposes herein expressed.  The

Guaranty Mortgage creates and vests in the Trustee a direct and valid lien, which lien is senior to the lien securing payment of the Junior Mortgage Facility, senior to any lien securing the

Junior Guaranty, PARI PASSU with the lien of the Mortgage, junior to the lien securing payment of the RIHF Senior Facility Notes and any other secured Working Capital Facility and junior to any lien securing the Working Capital Facility Guaranty.  To the extent that any security interest in the Trust Estate or the Guaranty Mortgage is deemed to be
granted and to be governed by the Uniform Commercial Code, the Guaranty

Mortgage is deemed to be a security agreement.



                              ARTICLE FIVE



                         SATISFACTION AND DISCHARGE



Section 5.01.  PAYMENT OF INDEBTEDNESS;

               SATISFACTION AND DISCHARGE OF INDENTURE.



     Whenever the following conditions exist, namely:



       (a)  all Notes theretofore authenticated and delivered have been canceled by the Trustee or delivered to the Trustee for

   cancellation, excluding, however,



          (1)  Notes for the payment of which money has theretofore

     been deposited in trust with the Trustee



     or a Paying Agent (other than the Company) or segregated and held in trust by the Company and thereafter repaid to the

     Company or discharged from such trust as provided in

     Section 12.03,



          (2)  Notes alleged to have been destroyed, lost or stolen

     which have been replaced or paid as provided in

     Section 3.06, except for any such Note which, prior to

     the satisfaction and discharge of this Indenture, has

     been presented to the Trustee with a claim of ownership

     and enforceability by the Holder thereof and where

     enforceability has not been determined adversely

     against such Holder by a court of competent

     jurisdiction, and



          (3)  other than any Notes excluded by clauses (1) and (2) of this Section 5.01(a), Notes which have become due and

     payable, Notes which will become due and payable at

     their Stated Maturity within one year and Notes which

     have been or are to be called for redemption within one

     year under arrangements satisfactory to the Trustee for

     the giving of notice of redemption by the Trustee in the

     name and at the expense of the Company, provided the

     Company, in the case of such Notes, has deposited or

     caused to be deposited with the Trustee in trust for the

     purpose an amount sufficient to pay and discharge the

     entire indebtedness on such Notes for principal and

     interest to the date of maturity thereof in the case of

     Notes which have become due and payable or to the Stated

     Maturity or Redemption Date, as the case may be;

       (b)  the Company or RIH has paid or caused to be paid all other sums payable hereunder by the Company; and



       (c)  the Company or RIH has delivered to the Trustee an Officers'

   Certificate and an Opinion of Counsel, each of which shall state that all conditions precedent herein provided for

   relating to the satisfaction and discharge of this Indenture have been complied with;





then this Indenture and the lien, rights and interests created hereby shall cease, terminate and become null and void (except as to any surviving rights of transfer or exchange of Notes herein or therein provided for and any right to receive payments of principal and interest as provided in Section 5.01(a)(3)) and the Trustee and each co-trustee and separate trustee, if any, then acting as such hereunder shall, at the expense of the Company, execute and deliver a termination statement prepared by the Company in form reasonably satisfactory to the Trustee and such instruments of satisfaction and discharge as may be necessary and pay, assign, transfer and deliver to the Company or upon Company Order all cash, securities and other personal property then held by it hereunder, other than pursuant to Section 5.01(a)(3).





     In the absence of satisfaction of all of the above conditions, the payment of all Outstanding Notes shall not render this Indenture inoperative.



     Notwithstanding the satisfaction and discharge of this Indenture,

the obligations of the Company to the Trustee under Section 8.07 shall survive.



Section 5.02.  APPLICATION OF DEPOSITED MONEY.



     Money deposited with the Trustee pursuant to Section 5.01 shall constitute a separate trust fund for the benefit of the Persons entitled thereto.  Subject to the provisions of Section 12.03, such money shall be applied by the Trustee to the payment (either directly or through any Paying Agent, as the Trustee may

determine) to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the

Trustee.





Section 5.03.  REPAYMENT TO THE COMPANY.



     The Trustee and any Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust, for the payment of the principal of, or interest on, any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on its request, or (if then held by the Company) shall be dis-

charged from such trust, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the

Company for payment thereof, and all liability of the Trustee or such Paying

Agent with regard to such money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such

Paying Agent, before being required to make any such repayment, may at the ex-

pense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each business day and of general circulation in the City of new York, State of New York, or mailed to each such

Holder, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, as the case may be, any unclaimed balance of such money then remaining will be paid to the Company.





                              ARTICLE SIX



                                SECURITY



Section 6.01.  ASSIGNMENT AGREEMENT.



     In order to secure the due and punctual payment of the principal of and interest on the Notes, when and as the same shall be due and payable, whether at Maturity or at an Interest Payment Date, by acceleration, call for redemption or otherwise, of the Notes and performance of all other obligations of the Company to the Holders or the Trustee under this Indenture, according to the terms hereof,

the Company has made an assignment of all of its right, title and interest in and to the Mortgage Documents (other than the Guaranty

Mortgage) to the Trustee pursuant to the Assignment Agreement.  RIH has the full right, power and authority to grant, bargain,

sell, release, convey, hypothecate, assign, mortgage, pledge, transfer and confirm the property constituting the Trust Estate, in the manner and form done, or intended to be done, in the Mortgage

Documents, and the Company has the full right, power and authority to grant, bargain, sell, release, re-convey, assign, transfer and confirm, absolutely, all of its right, title and interest in and to the Mortgage Documents, in each case free and clear of all liens,

pledges, charges and encumbrances, whatsoever, except for the items described in clauses (a) through (d) (inclusive) of Section 12.13,

and (a) each will forever warrant and defend the title to the same against the claims of all persons whatsoever in accordance with the terms of the Mortgage Documents and the Assignment Agreement,

(b) each will execute, acknowledge and deliver to the Trustee such further assignments, transfers, assurances or other

instruments as the Trustee may require or request, and (c) each will do or cause to be done all such acts and things as may be reasonably necessary or proper, or as may be required by the

Trustee, to assure and confirm to the Trustee its interest in the

Trust Estate and the right, title and interest in and to the

Mortgage Documents, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.

The Mortgage Documents (other than the Guaranty Mortgage) and the

Assignment Agreement together create and vest in the Trustee a direct and valid lien, which is PARI PASSU with the Guaranty

Mortgage, junior to the lien securing payment of the RIHF Senior

Facility Notes and any other secured Working Capital Facility and junior to any lien securing payment of the Working Capital Facility

Guaranty, on the property constituting the Trust Estate and the interest in the Mortgage Documents which they purport to create.


To the extent that any security interest in the Trust Estate or the

Mortgage Documents are deemed to be granted and to be governed by the Uniform Commercial Code, the Mortgage and the Assignment

Agreement are deemed to be security agreements.



Section 6.02.  RECORDING, ETC.





     The Company will cause, at its own expense, the Assignment

Agreement, the Mortgage Documents, this Indenture and all

amendments or supplements thereto, to be registered, recorded and filed and/or re-recorded, refiled and renewed in such manner and in such place or places, if any, as may be required by law in order fully to preserve and protect the lien of the Mortgage Documents and the Assignment Agreement on all parts of the Trust Estate and the Mortgage Documents and the interest in the RIH Promissory Note and to effectuate and preserve the security of the Noteholders and all rights of the Trustee.





     The Company shall furnish to the Trustee:



          (a)  promptly after the execution and delivery of this

     Indenture or other instrument of further assurance or

     amendment, including any supplemental indenture, an Opinion or Opinions of Counsel either (1) stating that, in the opinion of such counsel, this Indenture, the Mortgage Documents and the assignment to the Trustee of the Mortgage Documents

     intended to be made by the Assignment Agreement and all

     other instruments of further assurance or amendment have been properly recorded, registered and filed to the extent

     necessary to make effective the liens intended to be created by the

     Mortgage Documents and the Assignment Agreement, and

     reciting the details of such action or referring to prior

     Opinions of Counsel in which such details are given, and

     stating that as to the Mortgage Documents and the Assignment

     Agreement such recording, registering and filing are the only recordings, registerings and filings necessary to give notice thereof and that no re-recordings, re-registerings or

     re-filings are necessary to maintain such notice, and

     further stating that all financing statements and

     continuation statements have been executed and filed that

     are necessary fully to preserve and protect the rights of the

     Noteholders and the Trustee hereunder and under the Mortgage

     Documents and the Assignment Agreement, or (2) stating that,

     in the opinion of such counsel, no such action is necessary to make such liens and assignments effective; and



          (b)  within 60 days after June 30 in each year beginning with the year 1995, an Opinion or Opinions of Counsel, dated as of such date, either (1) stating that, in the opinion of such counsel, such action has been taken with respect to the

     recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing

     statements, continuation statements or other instruments of further assurance as is necessary to maintain the liens of the

     Mortgage Documents and the assignment of the Mortgage

     Documents to the Trustee made by the Assignment Agreement

     and reciting the details of such action or referring to prior

     Opinions of Counsel in which such details are given, and

     stating that all financing statements and continuation

     statements have been executed and filed that are necessary fully to preserve and protect the rights of the Noteholders and the Trustee hereunder and under the Mortgage Documents and the Assignment Agreement, or (2) stating that, in the

     opinion of such counsel, no such action is necessary to

     maintain such liens and assignments.



     The Company and RIH shall cause TIA SECTION 314(d) relating to the release of property from the liens of the Mortgage to be complied with.

Any certificate or opinion required by TIA SECTION 314(d) may be made by an

Officer of the Company or RIH, unless otherwise required by TIA

SECTION 314(d).



Section 6.03.       CUSTODY OF MORTGAGE DOCUMENTS.



     The Trustee shall hold in its possession the Mortgage Documents,

except as it from time to time may be required for actions, suits or proceedings relating to the Mortgage Documents or for the purpose of enforcing or realizing upon any right or value thereby represented.  The Trustee may, from time to time, in its sole discretion, for
the purpose of convenient location of the Mortgage Documents, appoint one or more agents to hold physical custody, for the account of the Trustee,

of the Mortgage Documents.



Section 6.04.  SUITS TO PROTECT THE TRUST

               ESTATE AND MORTGAGE DOCUMENTS.



     Upon five days' prior written notice to the Company (or such shorter period or without notice if deemed necessary and

appropriate by the Trustee), the Trustee shall have the power, but not the obligation to institute and to maintain such suits and proceedings as it may deem necessary or appropriate to prevent any impairment of the

Trust Estate by any acts which may be unlawful or in violation of the Mortgage Documents, the Assignment Agreement or this Indenture,

and such suits and proceedings as the Trustee may deem necessary or appropriate to preserve or protect its interest and the interests of the Noteholders in the Trust Estate and the Mortgage Documents

and the principal, interest, issues, profits, rents, revenues and other income arising therefrom (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment,

rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would result in an impairment of security hereunder or be materially prejudicial to the interests of the Noteholders or of the Trustee).  The Trustee shall also have authority to exercise any rights or powers conferred on the Trustee as the holder of the

Note.





                                  ARTICLE SEVEN



                                    REMEDIES



Section 7.01.  EVENTS OF DEFAULT.



     "EVENT OF DEFAULT", whenever used herein, means any one of the following events (including any applicable notice requirement and any period of grace as specified in this Section 7.01) (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):



          (a)  default in the payment of any interest upon any Note

     when such interest becomes due and payable and continuance of such default (the deposit with the Trustee pursuant to Section

     3.07 of funds sufficient to make such interest payment in full being deemed to cure any such
     default for the purposes hereof) for a period of ten days; or





          (b)  default in the payment of all or any portion of the

     principal of any Note at its Maturity; or





          (c)  default in the performance or breach of any covenant of the Company or RIH in this Indenture (other than a covenant a default in the performance or breach of which is elsewhere in this Section 7.01 specifically dealt with), the Assignment

     Agreement or any of the Mortgage Documents and continuance of such default or breach for a period of 30 days (or such

     shorter or longer cure period, if any, as may be specified in respect of such default or breach in the Assignment

     Agreement or the applicable Mortgage Document, as the case may be), and (other than with respect to Sections 12.07,

     12.08, 12.09, 12.10, 12.11, 12.12, 12.13 or 12.21) after

     there has been given (i) to the Company by the Trustee or

     (ii) to the Company and the Trustee by the Holders of at least

     25% in Outstanding Amount of the Outstanding Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of

     Default" hereunder; PROVIDED, HOWEVER, that, if such default or breach is of a covenant set forth in Section 12.02, 12.04,

     12.05, 12.11, 12.13 or 12.21, and if such default or breach is of such a nature that is curable but is not susceptible of being cured with due diligence within such 30-day period (or such shorter or longer cure period) (for reasons other than lack of funds), then such period shall be extended for such further period of time

     as may reasonably be required to cure such default or breach, so long as (i) RIH delivers an

     Officers' Certificate to the Trustee within such period

     stating (A) the applicability of the provisions of this

     proviso to such default or breach, (B) the Company's or RIH's intention to remedy such default or breach with reasonable diligence and (C) the steps which the Company or RIH has

     undertaken to remedy such default or breach, and (ii) RIH

     delivers to the Trustee additional Officers' Certificates

     every 30 days thereafter updating the information contained in the certificate described in clause (i) above, in which case such period shall be extended for such further period of time as may reasonably be required to cure such default or breach,

     provided that the Company or RIH is then proceeding and

     thereafter continues to proceed to cure such default or

     breach with reasonable diligence; PROVIDED FURTHER, HOWEVER,

     that such additional period of time shall not in any case

     exceed 60 days; or



          (d)  a proceeding or case shall be commenced, without the

     application or consent of the Company or RIH, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the

     appointment of a trustee, receiver, custodian, liquidator

     or the like of the Company or RIH or of all or any

     substantial part of its assets, or (iii) similar relief in respect of the Company or RIH under any law relating to

     bankruptcy, insolvency, reorganization, winding-up, or

     composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or

     decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of

     60 consecutive days; or



          (e)  the commencement by the Company or RIH of a voluntary case under the federal bankruptcy laws or any other

     applicable federal or state law, or the consent or

     acquiescence by any of them to the filing of any such

     petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or

     sequestrator (or other similar official) of the Company or

     RIH or any substantial part of any of their property, or the making by any of them of an assignment for the benefit of

     creditors, or the taking of action by the Company or RIH in furtherance of any such action; or



          (f)  the revocation, suspension or involuntary loss of any

     Permit which results in the cessation of a substantial

     portion of the operations of the Casino-Hotel for a period of more than 90 consecutive days; or



          (g)  (i) a default by the Company, RIH or any of their

     Subsidiaries under any Indebtedness (other than the

     Indebtedness represented by the Working Capital Facility and the Junior Mortgage Facility) in an aggregate principal amount in excess of $5,000,000, which default results in the

     acceleration of the maturity of any such Indebtedness under the evidence of indebtedness, indenture or other instrument governing such Indebtedness; PROVIDED, HOWEVER, that, if such default under such evidence of indebtedness, indenture or

     other instrument shall be cured by the obligor, or be waived by the holders of such Indebtedness, in each case as may be permitted by such evidence of indebtedness, indenture or

     other instrument and in each case resulting in rescission of such acceleration thereunder, then the Event of Default

     hereunder by reason of such default shall be deemed likewise to have been thereupon cured or waived; or (ii) a default by the Company, RIH or any of their Subsidiaries under any

     Indebtedness represented by the Working Capital Facility or the Junior Mortgage Facility, the effect of which default

     (after the expiration of any applicable notice or grace

     periods) is to permit the
     holder or holders of any such Indebtedness represented by the Working

     Capital Facility or the Junior Mortgage Facility in an aggregate principal amount in excess of $5,000,000 (or a trustee or agent on behalf of such holder or holders) to cause the acceleration of the

     maturity of such Indebtedness represented by the Working

     Capital Facility or the Junior Mortgage Facility under the evidence of indebtedness, indenture or other instrument

     governing such Indebtedness; PROVIDED, HOWEVER, that if such default under such evidence of indebtedness, indenture or

     other instrument shall be cured by the obligor, or be waived by the holders of such Indebtedness, in each case as may be permitted by such evidence of indebtedness, indenture or

     other instrument (and, if such default resulted in the

     acceleration of the maturity of such Indebtedness, such

     acceleration shall have been rescinded thereunder) then the

     Event of Default hereunder by reason of such default shall be deemed likewise to have been thereupon cured or waived; or

     (iii) the existence of a final judgment of a court of

     competent jurisdiction in an amount in excess of $3,000,000 against the Company, RIH or the Trust Estate, which judgment has not been satisfied or otherwise provided for, for a

     period of 30 days (during which execution shall not be

     effectively stayed) following the date on which such

     judgment becomes a lien against the Trust Estate or any part thereof (unless the lawsuit in question was commenced without effective service of process upon either the Company or RIH in which case such 30-day period shall not commence until the

     Company or RIH receives notice of such final judgment); or

     (iv) the existence of a final judgment of a court of competent jurisdiction in an amount in excess of $15,000,000 against the

     Company, RIH or the Trust Estate, which judgment has not been satisfied or otherwise provided for, for a period of 60 days

     (during which execution shall not be effectively stayed)

     following the date of such final judgment; or (v) the

     existence of a final judgment of a court of competent

     jurisdiction, regardless of amount, against the Company, RIH or the Trust Estate, which judgment has not been satisfied or otherwise provided for, for a period of 60 days (during which execution shall not be effectively stayed) following the date of such final judgment, if such judgment, by itself or upon recordation or other action of the judgment creditor, imposes or would impose a lien on the Trust Estate or any part thereof senior to the lien of the Mortgage; or



          (h)  default in the performance, or breach, of any covenant of the Company or RIH in Article Ten; or

          (i)  the existence of a judgment of a court of competent

     jurisdiction in an amount in excess of $3,000,000 against RIH regarding the

     CRDA Dispute, which judgment has not been stayed, satisfied or otherwise provided for, for a period of 30 days (during which execution shall not be effectively stayed) (unless the lawsuit in question was commenced without effective service of process upon RIH in which case such 30-day period shall not commence until RIH receives notice of such final judgment); or





          (j)  if RII fails to pay or discharge or cause to be paid or discharged, within 30 days before the same shall become delinquent, all taxes levied or imposed upon RII; PROVIDED, HOWEVER, that no Event of

     Default or Default shall be deemed to exist hereunder with respect to any tax liability not paid or discharged by RII if and to the extent that the amount, applicability or validity of such tax liabilities is being contested in good faith by appropriate proceedings if adequate reserves therefor have been established in accordance with GAAP; PROVIDED

     FURTHER, HOWEVER, that this clause (j) shall not apply to amounts due with respect to any period during which neither the Company, RIH nor any of their Subsidiaries is included in RII's consolidated group for federal income tax purposes.



          No action, event, claim, liability or judgment regarding the CRDA

Dispute shall constitute a Default or an Event of Default under this Section

7.01 unless and until a judgment shall have



been entered against RIH which constitutes an Event of Default pursuant to clause (i) of this Section 7.01.



Section 7.02.       ACCELERATION OF MATURITY;

                    RESCISSION AND ANNULMENT.





          If an Event of Default (other than one referred to in clause (d) or

(e) of Section 7.01) occurs and is continuing, then and in every such case the

Trustee or the Holders of not less than 25% in Outstanding Amount of the Notes

Outstanding may declare the Outstanding Amount and all accrued interest of all the Notes to be due and payable immediately, by a notice in writing to the

Company (and to the Trustee, if given by any Noteholders), and upon any such declaration such Outstanding Amount shall become immediately due and payable.

If an Event of Default referred to in clause (d) or (e) of Section 7.01 occurs,

then the Outstanding Amount of all the Notes shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the

Company.

     At any time after such a declaration of acceleration has been made,

but before any judgment or decree for payment of money due on any

Notes has been obtained by the Trustee as hereinafter provided in this Article Seven, the Holders of a majority in Outstanding Amount of the Notes may, by written notice to the Company and the Trustee,

rescind and annul such declaration and its consequences if:



          (a)  the Company has deposited with the Trustee a sum

     sufficient to pay:



               (1)  all overdue installments of interest on all Notes,



               (2)  the principal of any Notes which have become due

          otherwise than by such declaration of acceleration and

          interest thereon at the rate or rates prescribed

          therefor in the Notes, and



               (3)  all sums paid or advanced by the Trustee hereunder

          and the reasonable compensation, expenses, disbursements

          and advances of the Trustee, its agents and counsel; and



          (b)  all Events of Default, other than the non-payment of the

     Outstanding Amount of Notes which have become due solely by such declaration of acceleration, have been cured, or have been waived as provided in Section 7.13.



     No such rescission and annulment shall affect any subsequent default or impair any right consequent thereon.



Section 7.03.       COVENANT TO PAY TRUSTEE AMOUNTS DUE ON

                    NOTES AND RIGHT OF TRUSTEE TO JUDGMENT.



     The Company covenants that, if:





          (a)  default is made in the payment of any interest on any

     Note when such interest becomes due and payable, and such

     default continues for a period of 10 days (the deposit with the

     Trustee during such 10 day period pursuant to Section 3.07 of funds sufficient to make such interest payment in full being deemed to cure any such default for the purposes hereof), or





          (b)  default is made in the payment of the principal of any

     Note at its Maturity,



then, upon demand of the Trustee, the Company will pay to the

Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and

interest, with interest at the rate prescribed therefor in the Notes on overdue principal and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses,

disbursements and advances of the Trustee, its agents and

counsel.  If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled to sue for and recover judgment against the Company, RIH and any other obligor on the Notes for the whole amount so due and unpaid.  The Trustee shall be entitled to institute such suit either before, after or during the pendency of any proceedings for the enforcement of this Indenture or of the

Mortgage Documents or of the Assignment Agreement, but only after the occurrence of an Event of Default.



          Subject to the Intercreditor Agreement, in the case of a

foreclosure of the Mortgage and a sale of the Trust Estate and application of the proceeds as provided in Section 7.06, the

Trustee, in its own name and as trustee of an express trust,

shall be entitled to enforce payment of, and to receive, all amounts then remaining due and unpaid upon the Notes, for the benefit of the Holders thereof, and shall be entitled to recover judgment for any portion of the same remaining unpaid, with

interest as aforesaid.  No recovery of any such judgment upon any property of the Company shall affect or impair the security

provided by this Indenture and the Assignment Agreement or the lien of the Mortgage upon the Trust Estate or any rights, powers or remedies of the Holders of the Notes.



Section 7.04.       TRUSTEE MAY FILE PROOFS OF CLAIM.



          In case of the pendency of any receivership, insolvency,

liquidation, bankruptcy, reorganization, arrangement, adjustment,

composition or other judicial proceeding relative to the Company or RIH or any other obligor upon the Notes or the property of the Company or

RIH or of such other obligor or their creditors, the Trustee (irrespective of whether the principal (or any portion thereof) of the Notes shall then be due and payable, as therein expressed or by declaration or otherwise, and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,



          (a)  to file and prove a claim for the whole amount of

     principal and interest owing and unpaid in respect of the

     Outstanding Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable

     compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Noteholders allowed in such judicial proceeding, and



          (b)  to collect and receive any moneys or other property

     payable or deliverable on any such claims and to distribute the same;



and any custodian, receiver, assignee, trustee, liquidator,

sequestrator or other similar official in any such judicial

proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders,

to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee,

its agents and counsel, and any other amounts due the Trustee under

Section 8.07.



          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or compensation affecting the

Notes or the rights of any Holder thereof, or to authorize the Trustee to vote on the claim of any Noteholder in any such proceeding.



Section 7.05.  TRUSTEE MAY ENFORCE CLAIMS

               WITHOUT POSSESSION OF NOTES.



          All rights of action and claims under this Indenture, the Notes,

the Assignment Agreement or the Mortgage Documents may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust.  Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the Ratable Benefit of the Holders of the Notes in respect of which such judgment has been recovered.



Section 7.06.  APPLICATION OF MONEY COLLECTED.





          Subject to the Intercreditor Agreement, any money

collected by the Trustee pursuant to this Article Seven or pursuant to Article Three or Section 5.11 or 5.20 of the Mortgage which is not required to be paid to the Mortgagor thereunder shall be applied in the following order, at the date or dates fixed by the

Trustee and upon such date interest shall cease to accrue, and, in case of the distribution of such money on account of principal upon presentation of the Notes, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          (a)   FIRST:  To the payment of all amounts due the

     Trustee under Section 8.07;



          (b)   SECOND:  To the payment of the whole amount then

     due upon the Outstanding Notes, for principal and interest,

     in respect of which or for the benefit of which such money has been collected, with interest (to the extent that such interest has been collected by the Trustee or a sum sufficient therefor has been so collected and payment thereof is legally enforceable at the respective rate or rates prescribed

     therefor in the Notes) on overdue principal; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon such Notes, then first, payment of

     accrued but unpaid interest (with interest thereon as

     aforesaid), and second, to outstanding principal, in each


     case, ratably according to the aggregate amount so due; and



          (c)   THIRD:  To the payment of the remainder, if any, to the

     Company or to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.



Section 7.07.  LIMITATION ON SUITS.



          No Holder of any Note shall have any right to institute

any proceeding, judicial or otherwise, under or with respect to this Indenture, the Assignment Agreement or the Mortgage Documents,

or for the appointment of a receiver or trustee or for any other remedy hereunder, unless:



          (a)  such Holder has previously given written notice to

     the Trustee of a continuing Event of Default;



          (b)  the Holders of not less than 25% in Outstanding

     Amount of the Outstanding Notes shall have made written

     request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;



          (c)  such Holder or Holders have offered to the Trustee

     reasonable indemnity against the costs, expenses and

     liabilities to be incurred in compliance with such request;






          (d)  the Trustee for 60 days after its receipt of such

     notice, request and offer of indemnity has failed to

     institute any such proceeding; and





          (e)  no direction inconsistent with such written request

     has been given to the Trustee during such 60-day period by the Holder of a majority in Outstanding Amount of the

     Outstanding Notes;



it being understood and intended that no one or more Holders of

Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, the Assignment

Agreement or the Mortgage Documents, to affect, disturb or

prejudice the right of any other Holders of Notes, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, the Assignment

Agreement or the Mortgage Documents, except in the manner herein and therein provided and for the Ratable Benefit of all Notes.



Section 7.08.  UNCONDITIONAL RIGHT OF NOTEHOLDERS

               TO RECEIVE PRINCIPAL AND INTEREST.



          Notwithstanding any other provision in this Indenture,

the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note on the Stated Maturity or Interest Payment Dates expressed in such Note (or, in the case of redemption, on the

Redemption Date) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such Holder.



Section 7.09.  RESTORATION OF RIGHTS AND REMEDIES.



          If the Trustee or any Noteholder has instituted any

proceeding to enforce any right or remedy under this Indenture, the

Assignment Agreement or the Mortgage Documents and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Company, the Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such proceeding had been instituted.



Section 7.10.  RIGHTS AND REMEDIES CUMULATIVE.



          No right or remedy herein conferred upon or reserved to

the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.11.  DELAY OR OMISSION NOT WAIVER.



          No delay or omission of the Trustee or of any Holder of

any Note to exercise any right or remedy accruing upon an Event of

Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

Every right and remedy given by this Article Seven or by law to the

Trustee or to the Noteholders may be exercised from time to time,

and as often as may be deemed expedient, by the Trustee or by the

Noteholders, as the case may be.



Section 7.12.  OTHER RIGHTS.





          Subject to Section 8.03(e), the Holders of a majority in

Outstanding Amount of the  Outstanding Notes shall have the right, during the continuance of an Event of Default,





          (a)  to require the Trustee to proceed to enforce this

     Indenture, either by judicial proceedings for the

     enforcement of the payment of the Notes by the foreclosure of the Mortgage and exercise of any remedies under the

     Mortgage Documents and the Assignment Agreement and the sale of the Trust Estate or otherwise or, at the election of the

     Trustee, by the exercise of the power of entry and/or sale conferred by the Mortgage; and



          (b)  to direct the time, method and place of conducting

     any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee

     hereunder, provided that





               (1)  such direction shall not be in conflict with

          any rule of law or this Indenture or any applicable Mortgage

          Document or the Assignment Agreement;



               (2)  the Trustee may take any other action deemed

          proper by the Trustee which is not inconsistent with such

          direction; and



               (3)  the Trustee shall not be required to determine if

          any action so directed would be unjustly prejudicial to the

          Holders not taking part in such direction.





Section 7.13.  WAIVER OF PAST DEFAULTS.



          Before any judgment or decree for payment of money due

has been obtained by the Trustee as provided in this Article Seven,

the Holders of not less than 66-2/3% in Outstanding Amount of the

Outstanding Notes may, by Act of such Noteholders delivered to the

Trustee and the Company, on
behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default



          (a)  in the payment of the principal of or interest on

     any Note, or



          (b)  in respect of a covenant or provision hereof which

     under Article Eleven cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.



          Upon any such waiver, such Default shall cease to exist,

and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right subsequent thereon.



Section 7.14.  UNDERTAKING FOR COSTS.



          All parties to this Indenture agree, and each Holder of

any Note by his acceptance thereof shall be deemed to have agreed,

that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, the

Assignment Agreement or the Mortgage Documents, or in any suit against the Trustee for any action taken or omitted by it as

Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claim or defense made by such party litigant; but the provisions of this Section

7.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholders, or group of Noteholders,

holding in the aggregate more than 10% in Outstanding Amount of the Outstanding Notes, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the Stated Maturity expressed in such Note

(or, in the case of redemption, on or after the Redemption Date) or the relevant Interest Payment Date.



Section 7.15.  ENFORCEMENT.





          In case an Event of Default shall occur and be

continuing, the Trustee, in it discretion may, subject to the provisions of Section 7.12, proceed to protect and enforce its rights and the rights of the Noteholders under this Indenture by a suit, action or proceeding in equity or at law or otherwise,

whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power granted in this Indenture or for the enforcement of any other legal, equitable or other remedy,
as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Noteholders hereunder.



          In case an Event of Default shall occur and be continuing

under the Mortgage, the Trustee, as assignee of the Mortgage

Documents, in its discretion may, subject to the provisions of

Section 7.12, proceed to enforce its rights under the Mortgage

Documents and the Assignment Agreement.



Section 7.16.  MANAGEMENT OF CASINO-HOTEL.



          Notwithstanding any provision of this Article Seven to

the contrary,





          (a)  following an Event of Default under the Mortgage and

     the  taking of possession of the Trust Estate by the Trustee and/or the appointment of a receiver of the Trust Estate or any part thereof, the Trustee or any such receiver shall be authorized, in addition to the rights and power of the Trustee and such receiver set forth elsewhere in this Indenture, the

     Assignment Agreement and the Mortgage Documents, to retain one or more experienced operators of hotels and/or casinos to manage and operate the Casino-Hotel on behalf of the Noteholders,

     provided that any such operator shall have all necessary legal qualifications, including all Permits, to manage the

     Casino-Hotel; and





          (b)  no Noteholder shall have any right to take

     possession of, operate or manage all or any portion of the

     Casino-Hotel, individually or as a member of a group, unless such Noteholder shall have all necessary legal qualifications,

     including all Permits, to do so and shall otherwise be

     qualified to be retained to manage the Casino-Hotel under


     subsection (a) of this Section 7.16.



                              ARTICLE EIGHT



                               THE TRUSTEE



Section 8.01.  CERTAIN DUTIES AND RESPONSIBILITIES.



          (a)  Except during the continuance of an Event of

Default,





          (1)  the Trustee undertakes to perform such duties and

     only such duties as are specifically set forth in this

     Indenture and the Mortgage Documents, and no implied covenants or obligations shall be read into this Indenture and the Mortgage Documents against the Trustee; and

          (2)  in the absence of bad faith on its part, the Trustee

     may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon

     certificates or opinions furnished to the Trustee and

     conforming to the requirements of this Indenture or the

     Mortgage Documents; but in the case of any such certificates or opinions which by any provision hereof or thereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture and the

     Mortgage Documents.



          (b)  In case an Event of Default has occurred and is

continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture or the Mortgage Document,

and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.



          (c)  No provision of this Indenture or any Mortgage Document shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that





          (1)  this Section 8.01(c) shall not be construed to limit

     the effect of Section 8.01(a);





          (2)  the Trustee shall not be liable for any error of

     judgment made in good faith by it, unless

     it shall be proved that the Trustee was negligent in

     ascertaining the pertinent facts;



          (3)  the Trustee shall not be liable with respect to any

     action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in Outstanding Amount of the Outstanding Notes

     relating to the time, method and place of conducting any

     proceeding for any remedy available to the Trustee, or

     exercising any trust or power conferred upon the Trustee,

     under this Indenture or any Mortgage Document; and





          (4)  no provision of this Indenture shall require the

     Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers,

     if it shall have reasonable grounds for believing that

     repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.



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





          (d)  Whether or not therein expressly so provided, every

provision of this Indenture and the Mortgage Documents relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 8.01.





Section 8.02.  NOTICE OF DEFAULTS.





          Within 45 days after the occurrence of any Default hereunder of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall transmit by mail to all Holders of Notes as their names and addresses appear in the Note Register, notice of such Default hereunder known to the Trustee,

unless such Default shall have been cured or waived; PROVIDED, HOWEVER, that,

except in the case of a default in the payment of the principal of or interest on any Note, the Trustee shall be protected in

withholding such notice if and so long as the board of directors,

the executive committee or a trust committee of directors and/or

Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the best interests of the

Noteholders.





Section 8.03.  CERTAIN RIGHTS OF TRUSTEE.



          Except as otherwise provided in Section 8.01:





          (a)  the Trustee may rely and shall be protected in

     acting or refraining from acting upon any resolution,

     certificate, statement, instrument, opinion, report, notice,

     request, direction, consent, order, bond, debenture, coupon, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;



          (b)  any request or direction of the Company mentioned

     herein shall be sufficiently evidenced by a Company Request or

     Company Order;



          (c)  whenever in the administration of this Indenture the

     Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein

     specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;



          (d)  the Trustee may consult with counsel, and the

     written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by



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

     the Trustee hereunder in good faith and in reliance thereon;



          (e)  the Trustee shall be under no obligation to exercise

     any of the rights or powers vested in it by this Indenture or any of the Mortgage Documents at the request or direction of any of the

     Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;



          (f)  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement,

     instrument, opinion, report, notice, request, direction, consent, order,

     bond, debenture, other evidence of indebtedness or other paper or document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the

     Trustee shall determine to make such further inquiry or investigation,

     it shall be entitled to examine the books, records and premises of the

     Company and RIH, personally or by agent or attorney;





          (g)  the Trustee may execute any of the trusts or powers

     hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it

     hereunder;





          (h)  the Trustee shall not be deemed to have knowledge

     of and shall not be required to take any action with respect to any Event of Default (other than an Event of Default described in Section 7.01(a) and (b) or any event which would, with the giving of notice or the passage of time or both, constitute an Event of Default,

     unless the Trustee shall have actual knowledge of such event or shall have been notified in writing of such event by Noteholders holding in the aggregate more than 25% in Outstanding Amount of the Outstanding Notes;



          (i)  subject to Section 8.01(c), the Trustee shall not be

     personally liable, in case of entry by it upon the Trust

     Estate, for debts contracted or liabilities or damages

     incurred in the management or operation of the Trust Estate;

     and

          (j)  in addition to and not in limitation of its other

     powers hereunder, the Trustee shall have such power and


     authority as may be necessary to enter into and accept delivery of any document as may be necessary to effect on behalf of the Holders of the Notes the subordination of the indebtedness in respect of the Notes to any secured Working

     Capital Facility (in accordance with the provisions of the

     Mortgage), and upon written request of the Company, the

     Trustee shall enter into such agreements on behalf of the

     holders of the Notes.





Section 8.04.  NOT RESPONSIBLE FOR RECITALS OR

               ISSUANCE OF NOTES OR APPLICATION OF PROCEEDS.





          The recitals contained herein and in the Notes, except

in a certificate of authentication on the Notes, shall be taken as the statements of the Company, and the Trustee assumes no

responsibility for their correctness.  The Trustee makes no

representation as to the validity or sufficiency of this Indenture,

the Notes or the Mortgage Documents.  The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof or of any money paid to the Company or by a Company Order under any provision hereof.





Section 8.05.  MAY HOLD NOTES.



          The Trustee, any Paying Agent, Note Registrar,

Authenticating Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 8.08 and 8.13, if operative, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar,

Authenticating Agent or such other agent.



Section 8.06.  MONEY HELD IN TRUST.



          Money held by the Trustee in trust hereunder need not be

segregated from other funds except to the extent required by law.

The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.



Section 8.07.  COMPENSATION AND REIMBURSEMENT.



          The Company agrees:



          (a)  to pay to the Trustee from time to time reasonable

     compensation for all services rendered by it hereunder and under the Mortgage Documents (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);



          (b)  except as otherwise expressly provided herein and in

     the Mortgage Documents, to reimburse the Trustee



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



     upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this

     Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense,

     disbursement or advance as may be attributable to the Trustee's negligence or bad faith; and





          (c)  to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without

     negligence or bad faith on its part, arising out of or in

     connection with the acceptance or administration of this

     Indenture or the trust created hereunder or the performance of its duties hereunder, including the reasonable costs and expenses of

     defending itself against or investigating any claim or liability in con-

     nection with the exercise or performance of any of its powers or duties hereunder (including reasonable attorneys' fees and expenses).



          As security for the performance of the obligations of the

Company and RIH under this Section 8.07, the Trustee shall be secured under this Indenture and the Mortgage Documents by a lien prior to the Mortgage upon all property and funds held or collected by the

Trustee, and for the payment of such compensation, expenses, reimbursements and indemnity the Trustee shall have the right to use and apply any money held by it pursuant hereto.



          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and RIH under this Section 8.07 shall survive.





Section 8.08.  DISQUALIFICATION; CONFLICTING INTERESTS.





          This Indenture shall always have a Trustee who satisfies

the requirements of TIA SECTION 310(a)(l) and SECTION 310(a)(5).  The

Trustee shall comply with TIA SECTION 310(b) including the second sentence of TIA SECTION 310(b)(9).





Section 8.09.  CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.





          There shall at all times be a Trustee hereunder which

shall be a corporation organized and doing business under the law of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having (or in the case of a corporation included in a bank holding company system, the related bank holding company having) a combined capital and surplus of at least

$100,000,000, subject to supervision or examination by federal or state authority. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee,

independently of such bank holding company, shall meet the capital requirements of TIA SECTION 310(a)(2).  The Trustee shall comply with TIA SECTION 310(b);

provided, however, that there shall be excluded from the operation of TIA

SECTION 310(b)(1) any indenture or indentures under which other securities,

or certificates of interest or participation in other securities, of the

Company are outstanding, if the requirements for such exclusion set forth in

TIA SECTION 310(b)(1) are met.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section 8.09,

the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Eight.





Section 8.10.  RESIGNATION AND REMOVAL;

               APPOINTMENT OF SUCCESSOR.



          (a)  No resignation or removal of the Trustee and no

appointment of a successor Trustee pursuant to this Article Eight shall become effective until the acceptance of appointment by the successor Trustee under Section 8.11.



          (b)  The Trustee may resign at any time by giving written

notice thereof to the Company.  If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.



          (c)  The Trustee may be removed at any time by Act of the

Holders of a majority in Outstanding Amount of the Outstanding

Notes, delivered to the Trustee and to the Company.



          (d)  If at any time:



          (1)  the Trustee shall fail to comply with Section 8.08

     after written request therefor by the Company or by any

     Noteholder who is a bona fide Holder of a Note, or



          (2)  the Trustee shall cease to be eligible under Section

     8.09 and shall fail to resign after written request therefor by the Company or by any Noteholder who is a bona fide Holder of a Note, or

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



          (3)  the Trustee shall become incapable of acting or

     shall be adjudged a bankrupt or insolvent or a receiver of the

     Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation,

     conservation or liquidation;



then, in any such case, (i) the Company by a Company Order may remove the Trustee, or (ii) subject to Section 7.14, any Noteholder who is a bona fide Holder of a Note may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.



          (e)  If the Trustee shall resign, be removed or become

incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Company, by a Company Order, shall promptly appoint a successor Trustee.  In case all or substantially all of the Trust Estate shall be in the possession of a receiver or trustee lawfully appointed, such receiver or trustee, by written instrument,

may similarly appoint a successor to fill such vacancy until a new Trustee shall be so appointed by the Noteholders.  If, within one year after such resignation, removal or incapacity or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the

Holders of a majority in Outstanding Amount of the Outstanding

Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company or by such receiver or trustee.  If no successor Trustee shall have been so appointed by the Company or the Noteholders and accepted appointment in the manner hereinafter provided, subject to Section 7.14, any

Noteholder who is a bona fide Holder of a Note may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.





          (f)  The Company shall give written notice of each

resignation and each removal of the Trustee and each appointment of a successor Trustee to each Noteholder by mailing such notice by first-class mail, postage prepaid, to each Noteholder as such Noteholder's name and address appear in the Note Register; provided, however, that failure of the Company to give such notice shall not affect the resignation or removal of such

Trustee.  Each notice shall include the name of the successor Trustee and the address of its principal corporate trust office.

Section 8.11.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.



          Every successor Trustee appointed hereunder shall

execute, acknowledge and deliver to the Company and to the retiring

Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall became effective and such successor Trustee, without any further act,

deed or conveyance, shall become vested with all the estates,

properties, rights, powers, trusts and duties of the retiring

Trustee; but, on request of the Company or the successor Trustee,

such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument conveying and transferring to such successor Trustee all the estates, properties, rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien,

if any, provided for in Section 8.07.  Upon request of any such successor Trustee, the Company shall execute any and all

instruments for more fully and certainly vesting in and

confirming to such successor Trustee all such estates,

properties, rights, powers and trusts.



          No successor Trustee shall accept its appointment unless

at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Eight.



Section 8.12.  MERGER, CONVERSION, CONSOLIDATION

               OR SUCCESSION TO BUSINESS.



          Any corporation into which the Trustee may be merged or

converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the

Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee,

shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this

Article Eight, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any

Notes shall have been authenticated, but not delivered, by the

Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such

authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.



Section 8.13.  PREFERENTIAL COLLECTION

               OF CLAIMS AGAINST COMPANY.



          The Trustee will comply with TIA SECTION 311(a).

A Trustee
who has resigned or been removed shall be subject to

TIA SECTION 311(a) to the extent indicated.



Section 8.14.  CO-TRUSTEES AND SEPARATE TRUSTEES.



          At any time or times, for the purpose of meeting the

legal requirements of the TIA or of any jurisdiction in which any of the Trust Estate may at the time be located or in which it shall be necessary or desirable for the Trustee to act, the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least 25% in

Outstanding Amount of the Notes Outstanding, the Company shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of the Mortgage Documents or of the Trust Estate covered by such


Mortgage Documents, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or

Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other

provisions of this Section 8.14.  If the Company does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Trustee alone shall have power to make such appointment.



          Should any written instrument from the Company be

required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the

Company within three business days of such request.



          Every co-trustee or separate trustee shall, to the extent

permitted by law, but to such extent only, be appointed subject to the following terms, namely:



          (a)  the Notes shall be authenticated and delivered, and

     all rights, powers, duties and obligations hereunder in

     respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with,

     the Trustee hereunder, shall be exercised solely, by the

     Trustee;



          (b)  the rights, powers, duties and obligations hereby

     conferred or imposed upon the Trustee in respect of any

     property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or
     separate trustee jointly,

     as shall be provided in the instrument appointing such

     co-trustee or separate trustee, except to the extent that

     under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or

     unqualified to perform such act, in which event such rights,

     powers, duties and obligations shall be exercised and

     performed by such co-trustee or separate trustee;



          (c)  the Trustee, at any time, by an instrument in writing executed by it may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section

     8.14.  A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section 8.14;



          (d)  the Trustee, or any other such trustee hereunder,

     shall not be personally liable by reason of any act or

     omission of any co-trustee or separate trustee hereunder, and no co-trustee or separate trustee hereunder shall be

     personally liable by reason of any act or omission of the

     Trustee, or any other such trustee hereunder;



          (e)  any Act of Noteholders delivered to the Trustee

     shall be deemed to have been delivered to each such co-trustee and separate trustee; and



          (f)  any co-trustee or separate trustee appointed

     hereunder shall be entitled to compensation and indemnification from the Company under Section 8.07 hereunder and shall be entitled to all such other rights and protections afforded the Trustee hereunder.



Section 8.15  APPOINTMENT OF AUTHENTICATING AGENT.



          Upon the request of the Company, the Trustee shall

appoint an Authenticating Agent with power to act on its behalf and subject to its direction in the authentication and delivery of the

Notes designated for such authentication by the Company and

containing provisions therein for such authentication in connection with transfers and exchanges under Sections 3.04, 3.05, 3.06 and

13.07, as fully to all intents and purposes as though the

Authenticating Agent had been expressly authorized by those

Sections to authenticate and deliver such Notes.  For all purposes of this Indenture, the authentication and delivery of Notes by the

Authenticating Agent pursuant to this Section 8.15 shall be

deemed to be the authentication and delivery of Notes "by the

Trustee".  Such Authenticating Agent shall at all times be a bank or trust company having its principal office in the Borough of

Manhattan, City and State of New York, and shall at all times be a corporation organized and doing business under the laws of the

United States or of any State with a combined capital and surplus of at least $50,000,000 and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority.  If such corporation publishes reports of condition at least annually pursuant to law or the requirements of such authority, then for the purposes of this Section 8.15 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.



          Any corporation into which any Authenticating Agent may

be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or

conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any

Authenticating Agent, shall be the successor of the Authenticating

Agent hereunder, if such successor corporation is otherwise

eligible under this Section 8.15, without the execution or filing of any further act on the part of the parties hereto or the

Authenticating Agent or such successor corporation.



          Any Authenticating Agent may at any time resign by giving

written notice of resignation to the Trustee and the Company.  The

Trustee may at any time terminate the agency of any Authenticating

Agent by giving written notice of termination to such

Authenticating Agent and the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this

Section 8.15, the Trustee shall promptly appoint a successor

Authenticating Agent, and shall give written notice of such

appointment to the Company.





          The Company agrees to pay to the Authenticating Agent

from time to time reasonable compensation for its services.

The provisions of Sections 3.10, 8.04 and 8.05 shall be applicable to any Authenticating Agent.





                              ARTICLE NINE



                      NOTEHOLDERS' LISTS AND REPORTS

                               BY TRUSTEE



Section 9.01.  COMPANY TO FURNISH TRUSTEE

               SEMI-ANNUAL LISTS OF NOTEHOLDERS.



          The Company will furnish or cause to be furnished to the

Trustee semi-annually, not less than 45 days nor more than



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



60 days

after each date (month and day) specified as a semi-annual Interest

Payment Date for the Notes (whether or not any Notes are then

Outstanding), and at such other times as the Trustee may request in writing, within 60 days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably require containing all the information in the possession or control of the

Company, or any of its Paying Agents other than the Trustee, as to the names and addresses of the Holders of Notes, obtained since the date as of which the next previous list, if any, was furnished,

excluding from any such list the names and addresses received by the Trustee in its capacity as Note Registrar.  Any such list may be dated as of a date not more than 15 days prior to the time such information is furnished and need not include information received after such date.



Section 9.02.  PRESERVATION OF INFORMATION;

               COMMUNICATIONS TO NOTEHOLDERS.



          (a)  The Trustee shall preserve, in as current a form as

is reasonably practicable, the names and addresses of Holders of

Notes (1) contained in the most recent list

furnished to the Trustee as provided in Section 9.01, (2) received by the Trustee in the capacity of Paying Agent (if so acting)

hereunder or (3) received by the Trustee in its capacity as Note

Registrar.  The Trustee may destroy any list furnished to it as provided in Section 9.01 upon receipt of a new list so furnished.





          (b)  Holders may communicate pursuant to TIA SECTION

312(b) with other Holders with respect to their rights under this

Indenture or the Notes.  The Company, the Trustee, the Note

Registrar and any other Person shall have the protection of TIA

SECTION 312(c).



          (c)  Every Holder of Notes, by receiving and holding the

same, agrees with the Company and the Trustee that neither the

Company nor the Trustee nor any Paying Agent shall be held

accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Notes in accordance with Section 9.02(b), regardless of the source from which

information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 9.02(b).



Section 9.03.  REPORTS BY TRUSTEE.



          (a)  Within 60 days after each May 15 beginning with

May 15, 1995, the Trustee shall transmit to each Noteholder a report dated as of such May 15 that complies with TIA SECTION

313(a).  The Trustee shall also comply with TIA SECTION 313(b)

and SECTION 313(c).

          (b)  A copy of each such report shall, at the time of

such transmission to Noteholders, be filed by the Trustee with any stock exchange on which the Notes are listed and also with the

Commission.  The Company will notify the Trustee when the Notes are listed on any stock exchange.



          (c)  The Trustee will provide the Casino Control

Commission and the Director of the Division of Gaming Enforcement

of New Jersey with:



          (1)  copies of all notices, reports and other written

     communications which the Trustee gives to Noteholders;





          (2)  a list of Noteholders promptly after the original

     issuance of the Notes and a list of Noteholders annualy on December 1 of each year, or such other time as requested by the Casino Control

     Commission or Director of Division of Gaming Enforcement;



          (3)  notice of any Event of Default under this Indenture or of any event, occurrence or condition actually known by the

     Trustee which, with the giving of notice or lapse of time or both would constitute an Event of Default under this Indenture

     (including the Guaranty),

     the RIH Promissory Note or the Mortgage Documents (as

     such term is defined in such instruments), any acceleration of the Indebtedness evidenced or secured hereby or thereby,

     the institution of any legal actions or proceedings before any court or governmental authority in respect of this Indenture

     (including the Guaranty) or the Mortgage Documents, the

     entering into or taking possession of any property

     constituting the Trust Estate and any rescission, annulment or waiver in respect of an Event of Default under any

     instruments described in this clause (3);



          (4)  notice of the removal or resignation of the Trustee;



          (5)  notice of any transfer or assignment of rights under

     this Indenture (including the Guaranty) (but not in respect of the Notes) or the Mortgage Documents after a Responsible Officer of the Trustee becomes aware of the same; and



       (6)  a copy of any amendment to the Notes, this Indenture

     (including the Guaranty) or the Mortgage Documents immediately;

     provided

     however, that the Trustee shall not be liable to any Person (other than the Casino Control Commission and the Director of the Division of Gaming

     Enforcement of New Jersey) for any failure to provide any of the above-

     mentioned documents to the Casino Control Commission and the Director of

     the Division of Gaming Enforcement of New Jersey.



The notice specified in Section 9.03 (c) above shall be in writing and,

except as set forth below, shall be given immediately

after the Trustee has actual knowledge of any circumstances

requiring such notice.  In the case of any notice in respect of any Default or Event of Default under any instrument described in

Section 9.03(c), such notice shall be accompanied by a copy of any notice from the Holders of Notes, or a representative thereof or the Trustee, to the defaulting Person and, if accompanied by any such notice to the defaulting Person, shall be given simultaneously with the giving of any such notice to the defaulting Person.  In the case of any legal actions or proceedings, such notice shall be accompanied by a copy of the complaint or other initial pleading or document.



          The Trustee and its Responsible Officers shall cooperate

with the Casino Control Commission and the Director of the Division of Gaming

Enforcement of New Jersey in order to provide such Commission and

Director with information and documentation relevant to compliance with Section 9.03(c) above and as otherwise required by the Casino

Control Act.



          The expiration date of the current gaming Permit held by

RIH is February 26, 1994.  Subsequent gaming Permits held by RIH are scheduled to expire every two years on February 26th, commencing February

26, 1996 unless and until the Trustee is advised otherwise.  RIH will advise the Trustee of any change

in such expiration date within five business days of knowledge thereof.





                              ARTICLE TEN



                    CONSOLIDATION, MERGER, CONVEYANCE,

                           TRANSFER OR LEASE



Section 10.01. CONSOLIDATION, MERGER, CONVEYANCE

               OR TRANSFER ONLY ON CERTAIN TERMS.





          Neither the Company nor RIH shall consolidate, combine or

merge with or into any other Person or permit any other Person to consolidate, combine or merge with or into the Company or RIH, as the case may be; and neither the Company with respect to its assets nor RIH with respect to the Trust



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Estate shall sell, assign, convey

or transfer its interest in such assets or the Trust Estate, as the case may be, substantially as an entirety (and notwithstanding anything to the contrary contained herein (including the proviso at the end of this sentence, but subject to Section 10.05), but subject to the provisions of the Mortgage regarding dispositions of the Trust Estate, neither the Company with respect to its assets nor RIH with respect to the

Trust Estate may sell, assign, convey or transfer such assets or the Trust Estate, as the case may be, other than substantially as an entirety) to any other Person or group of Persons in one

transaction or a series of related transactions, or permit any other Person or group of Persons to convey or transfer all or substantially all of its assets, subject to liabilities other than

DE MINIMIS liabilities, to the Company or RIH; and the Company and RIH shall not transfer, convey, sell or otherwise dispose of to any other Person, or issue to any Person, any equity interest in the Company or RIH, as the case may be (each of the aforesaid transactions described in this Section 10.01 is referred to herein as a "Combination Transaction"); PROVIDED, HOWEVER, that (i) the

Company may engage in a Combination Transaction in which the only other party or parties is RIH or a direct or indirect wholly owned

Subsidiary of the Company or RIH, and (ii) the Company or RIH may

engage in any other Combination Transaction (either independently or at the same time as other Combination Transactions), subject to the following with respect to each such Combination Transaction:





          (a)  the conditions set forth in Section 10.03 are

     satisfied;



          (b)  in the event the Company or RIH shall consolidate,

     combine or merge with or into another Person or sell,

     assign, convey or transfer its interest in its assets or in the Trust Estate, as the case may be, substantially as an

     entirety (but not less than

     substantially as an entirety) to another Person in one

     transaction or a series of related transactions, the entity which is formed by or survives such consolidation, combination or merger or the Person to which such assets or the Trust

     Estate are conveyed or transferred:



               (1)  shall be organized and existing under the laws

          of the United States of America, any state thereof, or

          the District of Columbia;



               (2)  shall expressly assume, by an indenture

          supplemental hereto, in form reasonably satisfactory to the

          Trustee, executed and delivered to the

          Trustee, the performance and observance of every

          covenant, obligation and condition of this Indenture



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          to be performed or observed by the Company or RIH,

          whichever the case may be;



               (3)  shall expressly assume, by an instrument

          executed and delivered to the Trustee, in form reasonably

          satisfactory  to the Trustee, the due and punctual performance of every covenant, obligation and condition of the Mortgage

          Documents and Assignment Agreement to be performed by

          the Company or RIH, whichever the case may be; and



               (4)  immediately after and giving effect to such

          transaction could incur at least $1.00 of additional

          Indebtedness under Section 12.08;



          (c)  immediately after giving effect to such transaction,

     no Event of Default, or Default hereunder or under the Mortgage shall have occurred and be continuing;



          (d)  such Combination Transaction shall be on such terms

     as shall not impair the lien and security and priority hereof or of the Mortgage Documents or of the Assignment Agreement

     and the rights and powers of the Trustee and the Holders of the Notes hereunder and thereunder; and



          (e)  the Company or RIH, as the case may be, shall have

     delivered to the Trustee an Officers' Certificate and an

     Opinion of Counsel, each of which shall state that such

     Combination Transaction and such supplemental indenture

     comply with this Article Ten and that all conditions

     precedent herein provided for relating to such transaction have been complied with.



Section 10.02. SUCCESSOR ENTITY SUBSTITUTED.



          Upon any consolidation, combination or merger or any

conveyance or transfer of an interest in the assets of the Company or in the Trust Estate permitted by Section 10.01, the successor entity formed by such consolidation or into which

the Company or RIH is combined or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of,  and shall be bound by every obligation and liability of, the Company or RIH, whichever

the case may be, under this Indenture with the same effect as if such successor entity had been named as the Company or RIH herein;

PROVIDED, HOWEVER, that no such consolidation or combination involving the Company or RIH, unless such transaction is in

compliance with the provisions of this Article Ten, shall have the effect of releasing the Person named as "the Company" or "RIH", as the case may be, in the first paragraph of this instrument, or any successor entity which shall theretofore have become such in the manner



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prescribed in this Article Ten, from its liability as

obligor and maker on the RIH Promissory Note or any of the

Notes.





Section 10.03. SUCCESSOR MANAGEMENT OF CASINO-HOTEL.



          Neither the Company nor RIH shall engage in any

Combination Transaction unless, immediately following such

Combination Transaction, (a) RIH (or any successor entity) shall be eligible for and shall meet all relevant Legal Requirements,

including holding all permits, required for the normal operation of the business of owning and operating the Casino-Hotel, and (b)

RIH (or any successor entity) shall be controlled by a Person that is, or shall retain to manage the Casino-Hotel one or more Persons that are, experienced in the operation and management of

casino-hotels.



Section 10.04. LIMITATION ON SALES OF TRUST ESTATE.



          Except as otherwise expressly permitted by the Mortgage

and this Indenture, neither the Company nor RIH shall sell, assign,

lease, sublease, hypothecate, pledge, mortgage or otherwise transfer all or any part of the assets of the Company or the Trust Estate or any interest therein (including, without limitation, any interest in the Ground Leases).  Without limiting the generality of the

foregoing, RIH shall not separate, or attempt to separate, its ownership of its interest in the Ground Leases from the ownership of the buildings constituting the Casino-Hotel or any part thereof.



Section 10.05  RIH SALE.



          The foregoing provisions of this Article Ten shall not apply in connection with an RIH Sale.



                            ARTICLE ELEVEN



                    AMENDMENTS, SUPPLEMENTS AND WAIVER



Section 11.01. WITHOUT CONSENT OF NOTEHOLDERS.



          Without the consent of the Holders of any Notes, the

parties hereto may from time to time amend or supplement this

Indenture, the Assignment Agreement, the Notes or the Mortgage

Documents, as long as the form of such amendment or supplement is satisfactory to the Trustee, for any of the following purposes:



          (a)  to correct or amplify the description of the Trust

     Estate or better to assure, convey and confirm unto the

     Trustee the assignment of the Mortgage Documents; or



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          (b)  to add additional conditions, limitations and

     restrictions thereafter to be observed to the conditions,

     limitations and restrictions on the authorized amount, terms of issue, authentication and delivery of Notes as herein set forth; or



          (c)  to comply with Article Ten; or



          (d)  to add to the covenants of the Company for the

     benefit of the Holders of all Notes or to surrender any right or power herein conferred upon the Company; or



          (e)  to cure any ambiguity, defect or inconsistency in

     any of the enumerated documents, provided such action shall not adversely affect the interests of the Holders of the Notes;

     or



          (f)  to modify, eliminate or add to the provisions of

     this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted, and to add to this

     Indenture such other provisions as may be expressly permitted by the TIA, EXCLUDING, HOWEVER, the provisions referred to in

     TIA SECTION 316(a)(2) as in effect at the date as of which this instrument was executed or any corresponding provision in

     any similar federal statute hereafter enacted; or



          (g)  to effectuate any subordination contemplated in

     Section 8.03(i); or



          (h)  to comply with the requirements of the Casino Control Act.



          The terms of any such enumerated document entered into

pursuant to this Section 11.01 shall be subject to prior approval of the Casino Control Commission in consultation with the New Jersey Division of Gaming Enforcement.





Section 11.02. WITH CONSENT OF NOTEHOLDERS.



          With the consent of the Holders of not less than 66-2/3%

in Outstanding Amount of the Notes then Outstanding, by Act of such

Holders delivered to the Company and the Trustee, the parties hereto may amend or supplement this Indenture, the Mortgage

Documents, the Assignment Agreement or the Notes, provided that the form of such amendment or supplement is reasonably satisfactory to the Trustee.  The

Holders of 66-2/3% in Outstanding Amount of the Notes then Outstanding may waive compliance by the Company or RIH with any provision of this

Indenture, the Mortgage

Documents, the Assignment Agreement or the Notes, except a default in the payment of principal of or interest on any Note, without notice to any



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Noteholder.  Without the consent of the Holder of each

Outstanding Note affected thereby, an amendment, supplement or waiver, including a waiver pursuant to Section 7.13, may not:



          (a)  change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the interest thereon or the amount payable upon the redemption thereof, or change any Place of Payment where, or the coin or currency in which, any Note, or the

     interest thereon, is payable, or impair the right to

     institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of

     redemption, on or after the Redemption Date); or



          (b)  reduce the percentage in Outstanding Amount of the

     Outstanding Notes, the consent of whose Holders is required for any amendment, supplement or waiver; or



          (c)  modify or alter the provisions of the proviso to the

     definition of the term Outstanding; or



          (d)  modify any of the provisions of this Section or

     Section 7.13, except to increase any percentage provided

     thereby or to provide that certain other provisions of this

     Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby; or



          (e)  permit the creation of any lien ranking prior to the

     lien of the Mortgage (except for such liens expressly

     permitted pursuant to Section 12.13).



          In determining whether to execute any amendment or

supplement, subject to Sections 11.02(a) through (e), the Trustee may in its discretion determine whether or not any Notes would be affected by any such amendment or supplement and any such

determination shall be conclusive upon the Holders of all Notes,

whether theretofore or thereafter authenticated and delivered hereafter.  The Trustee shall not be liable for any such

determination made in good faith.



          It shall not be necessary for any Act of Noteholders

under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such

Act shall approve the substance thereof.



          In connection with any amendment, supplement or waiver

under this Indenture, the Company or RIH may, but shall not be obligated to, offer to any Holder who consents to such amendment,

supplement or waiver, or to all Holders, at the

discretion of the Company or RIH,consideration for such Holder's consent to such amendment,supplement or waiver.  The terms of any such enumerated document entered into pursuant to



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




this Section 11.02 shall be

subject to the prior approval of the Casino Control Commission in consultation with the New Jersey Division of Gaming Enforecement.



Section 11.03. EXECUTION OF AMENDMENTS AND SUPPLEMENTS.





          In executing, or accepting the additional trusts created

by, any amendment or supplement permitted by this Article or the modification thereby of the trusts already created by this

Indenture, the Trustee shall be entitled to receive from the Company, and,

subject to Section 8.01(c), shall be fully protected in relying upon, an

Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Indenture.  The

Trustee may, but shall not, except to the extent required in the case of a supplemental indenture entered into under Section

11.01(e), be obligated to, enter into any such amendment or

supplement which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.



Section 11.04. EFFECT OF AMENDMENT OR SUPPLEMENT.



          Upon the execution of any amendment or supplement under

this Article, every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.



Section 11.05. CONFORMITY WITH TRUST INDENTURE ACT.



          Every supplemental indenture executed pursuant to this

Article shall conform to the requirements of the TIA and Casino Control

Act as then in effect.





Section 11.06. REFERENCE IN NOTES TO

               AMENDMENT OR SUPPLEMENT.



          In the absence of a direction from the Company,

Notes authenticated and delivered after the execution of

any amendment or supplement pursuant to this Article may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such amendment or supplement.  If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the

Company, to any such amendment or supplement may be prepared and executed by the Company and authenticated and delivered by the

Trustee in exchange for Outstanding Notes.





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                             ARTICLE TWELVE



                                COVENANTS



Section 12.01. PAYMENT OF PRINCIPAL AND INTEREST.



          The Company will duly and punctually pay or cause to be

paid the principal of and interest on each of the Notes at the place or places, at the respective times and in the manner provided in the Notes and this Indenture.  Each installment of interest on the Notes may be paid by mailing checks for such interest payable to or upon the written order of the Holders of Notes entitled thereto,

to such address and in such name as they shall appear on the Note

Register.  Any installment of principal and interest shall be considered paid on the date it is due if the Trustee or Paying

Agent (other than the Company or a Subsidiary of the Company or any Affiliate thereof) holds on that date money in immediately available funds designated exclusively for and sufficient to pay the installment and the Trustee and/or the Paying Agent has not received instructions from the Company not to make such payment or is not prohibited from paying such money to the Noteholders

pursuant to the terms of this Indenture.



          The Company shall pay interest (including post-petition

interest in any proceeding under any applicable bankruptcy law) to the extent legally permitted on overdue principal at the rate set forth in the Notes; and it shall pay interest (including

post-petition interest in any proceeding under any applicable bankruptcy law) on unpaid interest otherwise payable under the first clause of this sentence at the same rate to the extent legally permitted.



Section 12.02. MAINTENANCE OF OFFICE OR AGENCY.



          The Company will maintain, in the Borough of Manhattan,

the City of New York, State of New York, an office or agency where

Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company initially appoints the Trustee as its agent for presentation or surrender of Notes for payment or registration, transfer or exchange.  The Trustee (or its corporate parent) will maintain an office in the Borough of Manhattan, the City of New

York, State of New York, for such purposes.





          The Company may from time to time designate one or more

other offices or agencies (in or outside the City of New

York, State of New York) where the Notes may be presented or surrendered for any or all such purposes, and may from time to



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time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of

Manhattan, the City of New York, State of New York, for such purposes as stated in this Section 12.02.  The Company will give prompt written notice to the Trustee of any such designation and any change in the location of any such office or agency.



          If at any time the Company shall fail to maintain such

an office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the principal corporate trust office of the Trustee, and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.



Section 12.03. MONEY FOR SECURITY

               PAYMENTS TO BE HELD IN TRUST.



          If the Company shall at any time act as its own Paying

Agent, it will, on or before each due date of the principal of, or interest on, any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum, sufficient to pay the principal or interest so becoming due until such sums shall be paid or issued to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of such action or any failure so to act.



          The Company will, on or before each due date of the

principal of or interest on, any Notes, deposit with a Paying Agent a sum in same day funds, sufficient to pay the principal or

interest so becoming due, such sum, as the case may be, to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the

Company will promptly notify the Trustee of such action or any failure so to act.



          The Company will cause each Paying Agent other than the

Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:



          (a)  hold all sums received by it as such agent for the

     payment of the principal of or interest on Notes (whether such sums have been paid to it by the Company or by any other

     obligor on the Notes) in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;



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          (b)  promptly give the Trustee notice of any failure by

     the Company (or any other obligor upon the Notes) to make any payment of the principal of, or interest on, the Notes when the same shall be due and payable; and



          (c)  at any time during the continuance of any such

     failure, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying

     Agent.



          Any money deposited with the Trustee or any Paying Agent,

or then held by the Company, in trust for the payment of the principal of, or interest on, any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on its request, or (if then held by the Company) shall be discharged from such trust, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, and the Holder of such

Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the

Trustee or such Paying Agent with regard to such money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent,

before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each business day and of general circulation in the City of New York,

State of New York, or mailed to each such Holder, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, as the case may be, any unclaimed balance of such money then remaining will be paid to the Company.



Section 12.04. CORPORATE EXISTENCE.



          Subject to Article Ten, each of the Company and RIH will

do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries in accordance with the respective organizational documents of the Company, RIH and each such Subsidiary and the rights (charter and statutory), licenses,

permits, approvals and governmental franchises of it and each of its Subsidiaries necessary to the conduct of its and their

respective businesses, including, without limitation, all

licenses, permits, approvals and franchises necessary to assure the continued operation of RIH's gaming operations at the

Casino-Hotel; PROVIDED, HOWEVER, any direct or indirect wholly owned subsidiary of RIH may consolidate with, merge into or

transfer or distribute all or part of its properties and assets to RIH or the Company or as otherwise provided in Section 10.01.



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Section 12.05. TO KEEP BOOKS; INSPECTION BY TRUSTEE.



          The Company and RIH will each keep proper books of record

and account, in which full and correct entries shall be made of all material dealings or transactions of or in relation to the Notes and the properties, business and affairs of the Company and RIH in accordance with GAAP.  The Company and RIH will at any and all times, upon the written request of the Trustee and at the expense of RIH, permit the Trustee by its representatives to inspect the

Casino-Hotel and the books of account, records, reports and other papers of the Company and RIH, and to make copies and extracts therefrom, and will afford and procure a reasonable opportunity to make any such inspection (provided that the Company and RIH shall have received reasonable advance notice of such inspection and that any such inspection shall not unreasonably interfere with the business operations of the Company and RIH).  The Company and RIH will furnish to the Trustee any and all information as the Trustee may reasonably request with respect to the performance by the

Company and RIH of their covenants in this indenture.



Section 12.06. REPORTS AND COMPLIANCE CERTIFICATES.



          (a) RIH shall furnish or cause to be furnished to the

Trustee, within 105 days after each fiscal year of RIH:  (i) a copy of annual audited financial statements of RIH prepared in

conformity with GAAP, accompanied by a report of Ernst & Young or of another firm of independent certified public accountants of recognized national standing selected by RIH (the "National

Accountants"), together with a certificate from such National

Accountants stating that their audit examination has included a review of the terms of this Indenture and that the National

Accountants have not become aware of any Event of Default or that a Default has occurred and is continuing, and if they have become aware of any such Event of Default or Default, describing it;

PROVIDED, HOWEVER, that the National Accountants shall not be liable to any Person for any failure to discover any Event of

Default or Default in connection with such review; and (ii) a copy of annual unaudited financial statements of RIH, including notes to such financial statements and corresponding management's

discussion and analysis, in form and substance comparable to that which would be required to be filed with the Commission in an

Annual Report on Form 10-K under the Exchange Act, prepared in the same manner as the audited financial statements referred to in clause (i) of this Section 12.06(a), signed by a proper accounting officer of RIH.  RIH contemporaneously with the furnishing of such audited financial statements to the Trustee under clause (i) this

Section 12.06(a), RIH shall mail copies of such audited financial statements to the Holders (which need not include the

certificate referred to in such clause (i)).



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          (b)  RIH shall furnish or cause to be furnished to the

Trustee, within 60 days after each quarter of each fiscal year of

RIH, except the final quarter of such fiscal year, a copy of unaudited financial statements of RIH prepared on a consistent basis with the audited financial statements referred to in clause

(i) of Section 12.06(a), signed by a proper accounting officer of

RIH and consisting of at least a balance sheet as at the close of such quarter and statements of operations and cash flow for such quarter and for the period from the beginning of such fiscal year to the close of such quarter, including notes to such financial statements and corresponding management's discussion and analysis,

in form and substance comparable to that which would be required to be filed with the Commission in a Quarterly Report on Form 10-Q under the Exchange Act.  RIH contemporaneously with the furnishing of such unaudited financial statements to the Trustee under this

Section 12.06(b), RIH shall mail copies of such unaudited financial statements to the Holders (which need not be signed by a proper accounting officer of RIH).



          (c)  RIH shall furnish or cause to be furnished to the

Trustee, contemporaneously with the furnishing of a copy of the annual financial statements and of the quarterly financial

statements referred to in Section 12.06(a) and Section 12.06(b),

an Officers' Certificate dated the date of such annual financial statement or such quarterly financial statements to the effect that no Default or Event of Default has occurred and is continuing, or,

if there is any such Default or Event of Default, describing it and the steps, if any, being taken to cure it.



          (d)  RIH shall furnish or cause to be furnished to the

Trustee, copies of each filing and report made by RIH or the Company with the Commission pursuant to the reporting and filing requirements of Section 13 or 15(d) of the Exchange Act, within 15 days after RIH or the Company, as applicable, is required to file the same.



          (e)  RIH agrees that, if RIH becomes exempt from the

Commission reporting and filing requirements of Section 13 or 15(d)

of the Exchange Act, RIH shall prepare such periodic reports as it would otherwise have been required to file with the Commission and

(i) at its own expense, cause all such periodic reports to be filed with the Commission, the Trustee and any exchange upon which the

Notes then are listed, in each case on the date when such periodic report would have been required to be filed with the Commission under Section 13 or 15(d) of the Exchange Act, if either of such provisions were applicable, and (ii) keep copies of such periodic reports available at its office and promptly provide any Person who so requests with a copy of any such periodic report, at the Company's expense.



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          (f)  Each of the Company and RIH shall comply with the

provisions of SECTION 314(a) of the Trust Indenture Act.



          (g)  The Company shall deliver to the Trustee, promptly

upon becoming aware of any Default or Event of Default (but in no event later than five business days thereafter) in the performance of any covenant or agreement of the Company contained in this

Indenture or any of the Mortgage Documents, an Officers' Certificate

specifying with particularity such event.



Section 12.07. LIMITATIONS AND DIVIDENDS

               AND RESTRICTED PAYMENTS.



          (a)  The Company hereby covenants that, on and after the

date of this Indenture, it will not, directly or indirectly, make,

or permit any Subsidiary of the Company to make, any Restricted

Payment.



          (b)  RIH hereby covenants that, on or after the date of

this Indenture,it will not, directly or indirectly make, or permit any Subsidiary of RIH to make, any Restricted Payment; PROVIDED,

HOWEVER, that: (i) if RIH's Consolidated Interest Coverage Ratio,

as certified to the Trustee by an Officers' Certificate, calculated at the time of the declaration of the dividend or distribution is equal to or exceeds two, then RIH may declare and pay cash dividends or make cash distributions in respect of any class of capital stock of RIH in an amount not to exceed in the aggregate with any other such cash dividends or distributions declared or made from and after the date hereof, 50 percent of RIH's Consolidated Net Income from and after the date hereof; and (ii) if (1) RIH's Consolidated

Interest Coverage Ratio, as certified to the Trustee by an

Officer's Certificate, calculated at the time of the declaration of the dividend or distribution is equal to or exceeds two, and (2)

RIH has cash in excess of the amount required to pay interest on the Notes and the Junior Mortgage Notes on the next Interest

Payment Date plus $20,000,000, then RIH may declare and pay cash dividends or make cash distributions in respect of any class of capital stock of RIH in an amount not to exceed such excess cash amount.



          (c)  The Company and RIH will not, and will not permit

any of their respective Subsidiaries to, create or otherwise cause or suffer to exist or become effective any encumbrance or

restriction of any kind on the ability of any Subsidiary of RIH or the Company:  (i) to pay dividends or make any other distribution on the capital stock of such Subsidiary that is owned by RIH, the

Company or a wholly owned

Subsidiary of the Company or RIH, as applicable; (ii) to pay any

Indebtedness owed by such Subsidiary to RIH, the Company or any wholly owned Subsidiary of the Company or RIH, as



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applicable; (iii)

to make loans or advances to RIH, the Company or any wholly owned

Subsidiary of the Company or RIH, as applicable; or (iv) to

transfer any of its property or assets to the Company, RIH or any wholly owned Subsidiary of the Company or RIH, as applicable,

except (A) any restrictions existing on or prior to the date hereof, or in connection with agreements in effect, or entered into, on the date hereof, or any permitted amendments, renewals,

refundings, refinancings or extensions thereof; PROVIDED, HOWEVER,

that the terms and conditions of any such amendments, renewals,

refundings, refinancings or extensions are no more restrictive with respect to the matters set forth in clauses (i) through (iv) of this Section 12.07(c) than the agreements being amended, refunded,

renewed, refinanced or extended; (B) any restrictions or

encumbrances existing or arising pursuant to the terms of

Indebtedness of a Person outstanding at the time such Person becomes a Subsidiary of the Company or RIH and not incurred in connection with, or in contemplation of, such Person becoming a

Subsidiary of the Company or RIH or any permitted amendments,

renewals, refinancings or extensions thereof; PROVIDED, HOWEVER,

that the terms and conditions of any such amendments, renewals,

refundings, refinancings or extensions are no more restrictive with respect to the matters set forth in clauses (i) through (iv) of this

Section 12.07(c) than the agreements being amended, renewed,

refunded, refinanced or extended; (c) encumbrances or restrictions existing under or by reason of applicable law or regulation

(including, without limitation, the Casino Control Act) or this

Indenture; (d) customary provisions restricting assignment of contracts or subletting or assignment of any lease governing a leasehold interest of any Subsidiary of the Company or RIH; or

(e) net worth maintenance requirements imposed by any governmental authority.





Section 12.08. LIMITATIONS ON ADDITIONAL

               INDEBTEDNESS AND ISSUANCE OF NOTES.



          (a) The Company and RIH shall not, and shall not permit

any of their respective Subsidiaries to, directly or indirectly,

incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to, including, without limitation,

through any merger or consolidation to which the Company, RIH or any of their respective Subsidiaries is a party or through any other acquisition of any such Subsidiary (collectively, "incur"), or have outstanding, any Indebtedness other than, without duplication,

the following:



          (i) the Notes;



          (ii) Indebtedness represented by the Junior Mortgage

     Facility;



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



          (iii) Indebtedness represented by the Working Capital

     Facility;



          (iv) Indebtedness represented by Capitalized Lease

     Obligations in an amount not in excess of $5,000,000 in the aggregate at any time outstanding;



          (v) Indebtedness represented by F,F&E Financing

     Agreements in an amount not in excess of $10,000,000 in the aggregate at any time outstanding;



          (vi) unsecured Indebtedness in an amount not in excess of

     $5,000,000 in the aggregate at any time outstanding that is subordinated and junior to the Junior Mortgage Notes at least to the extent set forth in the Subordination Provisions

     attached hereto as Exhibit C and which Indebtedness does not have any requirements for amortization payments, mandatory redemption or sinking fund payments prior to the stated

     maturity of the Junior Mortgage Notes and does not provide for the payment of interest in cash at any time when the most recent installment of interest on the Junior Mortgage Notes was not paid in cash;



          (vii) Non-Recourse Indebtedness in an amount not in

     excess of $25,000,000 in the aggregate at any time outstanding;



          (viii) After-Acquired Fee Mortgage Debt in an amount not

     in excess of $3,000,000 in the aggregate at any time

     outstanding; and



          (ix) Intercompany advances between RIH, the Company or

     any of their direct or indirect Subsidiaries on the one hand,

     and RII, on the other hand, in an in excess of $1,000,000 in the aggregate at any time outstanding.



          (b)  The Company and RIH shall not permit any of their

respective Subsidiaries to issue (other than to the Company, RIH or a direct or indirect wholly owned Subsidiary of the Company or RIH)

any capital stock which has voting rights or has a preference as to any distribution over its common stock.



Section 12.09. LIMITATIONS ON REPAYMENT

               OF SUBORDINATED INDEBTEDNESS.



          Neither the Company nor RIH shall, and neither the

Company nor RIH shall permit any Subsidiary to, directly or

indirectly, purchase, redeem, defease (including, but not



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





limited to, in-substance or legal defeasance) or otherwise acquire or retire for value prior to the stated maturity of, or prior to any scheduled mandatory redemption or sinking fund payment with respect to (collectively, to "repay" or a "repayment"), the

principal of any Indebtedness of the Company, RIH or any Subsidiary

of the Company or RIH which is subordinated (whether pursuant to its terms or by operation of law) in right of payment to the Notes;

PROVIDED, HOWEVER, that this Section 12.09 shall not apply with respect to the Indebtedness represented by the Junior Mortgage

Facility.



Section 12.10. LIMITATION ON CERTAIN TRANSACTIONS.



          Each of the Company and RIH covenants that it will not,

and will not permit any Subsidiary to, repurchase any Notes in the open market if an Event of Default shall have occurred and shall be continuing hereunder, under the Junior Mortgage Note Indenture or under the Senior Facility Note Indenture.



Section 12.11. RESTRICTION OF ACTIVITIES.



          (a)  RIH shall not, on or after the date of execution of

this Indenture, until the date that is 91 days after the payment in full by the Company of the principal of (and interest, if any, on)

all Outstanding Notes, engage in any business or investment

activities other than those necessary for, incident to, connected with or arising out of acquiring, financing, owning and operating the Casino-Hotel or additional hotels or casinos or related or ancillary businesses.



          (b)  Neither the Company nor RIH shall make any loans

to any Affiliate or any other Person other than (i) Indebtedness of the type described in clause (ix) of Section 12.08(a), and (ii)

loans to RII from the proceeds of the Indebtedness represented by the Working Capital Facility; PROVIDED, HOWEVER, that RIH shall have the right to make loans to employees of RIH actively involved in the operation of the Casino-Hotel or to engage in credit

transactions in the operation of the Casino-Hotel, if such loans or credit transactions are in the ordinary course of business of operating a casino-hotel.



          (c)  The Company shall not engage in any business (and

shall not have any Subsidiaries) other than (i) to collect

principal, interest (and any interest on overdue principal and interest) and other amounts under any intercompany notes or

guaranties made to the order of or otherwise in favor of the

Company, (ii) to preserve its rights under this Indenture and the

Mortgage Documents and otherwise to comply with its obligations thereunder and under the Notes, (iii) to do or cause to be done all things necessary or appropriate to protect the Trust Estate, (iv)

to preserve its rights under the Junior Mortgage Indenture and the

Junior Mortgage Documents and otherwise to comply with its

obligations thereunder and under the Junior Mortgage Notes, (v) to issue the Indebtedness represented by any other Junior Mortgage

Facility Notes, (vi) to issue Indebtedness represented by the

Working Capital Facility; (vii) to preserve its rights under the

Working Capital Facility and otherwise comply with its obligations under the Working Capital Facility, (viii) to incur any other

Indebtedness permitted under this Indenture, (ix) to do all such acts and deeds necessary in connection with the Junior Mortgage

Facility and the documents and instruments relating thereto and in connection with the Working Capital Facility and the documents and instruments relating thereto, (x) to declare, issue and pay

dividends on, or make any redemptions or repurchases of, the

Company's capital stock as contemplated by its Certificate of

Incorporation (to the extent permitted hereby) and otherwise to comply with and perform the provisions of its Certificate of

Incorporation and By-laws, and (xi) to do such further acts and deeds to effectuate any of the matters listed in the foregoing clauses of this Section 12.11(c).



Section 12.12. LIMITATION ON SUBSIDIARIES

               CONSOLIDATED GROUP.



          The Company and RIH shall not have any Subsidiaries

except the Subsidiaries existing on the date of this Indenture and

Subsidiaries acquired by the Company or RIH in transactions not prohibited by the other provisions of this Indenture which are and shall at all times be wholly owned (directly or indirectly) by the

Company or RIH.



Section 12.13. LIMITATIONS ON LIENS.



          Neither the Company nor RIH will create, incur, suffer to

exist or permit to be created or incurred any mortgage, lien, charge or encumbrance on or pledge of the Mortgage Documents or any of the

Trust Estate, other than (a) the lien of the Mortgage Documents and the Assignment Agreement, (b) liens on the Trust Estate in

connection with Indebtedness permitted by clauses (i), (ii), (iii),

(iv) or (v) of Section 12.08(a), (c) other Permitted Encumbrances on the Trust Estate, and (d) a notice of intention or building

contract filed by a mechanic, materialman or laborer under the New

Jersey lien law. Without limiting the generality of the previous sentence, but notwithstanding the provisions of such sentence, RIH shall not be deemed to have breached such provisions by virtue of the existence of liens for Impositions (as defined in the Mortgage)

or mechanics' liens so long as RIH is in good faith contesting the validity of such liens in accordance with the provisions of Section

5.09 of the Mortgage.



Section 12.14. COMPLIANCE WITH LAWS.





          Each of the Company and RIH shall comply, and shall cause

each of its Subsidiaries to comply, with the Casino Control Act and all other applicable statutes (including, without limitation, ERISA),

rules, regulations, orders and restrictions of the United States of

America, states and municipalities, and of any governmental

department, commission, board, regulatory authority, bureau,

agency and instrumentality of the foregoing in respect of the conduct of its business and the ownership of its properties and assets, including, without limitation, the Trust Estate, except such as are being contested in good faith by appropriate proceedings in accordance with the Mortgage Documents (to the extent applicable)

and except for such non-compliances as will not in the aggregate have a material adverse effect on the business, properties,

operations or financial condition of the Company, RIH or their respective Subsidiaries.





Section 12.15. PAYMENT OF TAXES AND OTHER CLAIMS.



          The Company or RIH shall pay or discharge or cause to be

paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company, RIH or any of their respective Subsidiaries or upon the

Trust Estate or any portion thereof or upon the income, profits or property of the Company, RIH or any of their respective

Subsidiaries, and (b) all lawful claims for labor, materials and supplies which, if unpaid, will by law become a Lien upon the Trust

Estate or upon any other property of the Company, RIH or any of their respective Subsidiaries; PROVIDED, HOWEVER, that the Company and RIH shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessments, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings in accordance with the

Mortgage Documents (to the extent applicable) if adequate

reserves therefor have been established in accordance with GAAP.





Section 12.16. MAINTENANCE OF PROPERTIES.





          Each of the Company and RIH shall cause the Trust Estate

and all other properties (other than obsolete equipment) owned by or leased to it or any of its Subsidiaries, and used or useful in the conduct of its business or the business of the Company, RIH or such

Subsidiary to be maintained and kept in good condition, repair and working order, except for reasonable wear and use, and will cause to be made all necessary repairs, renewals, replacements,

betterments and improvements thereof, all as required by the

Mortgage Documents or, to the extent not governed by the Mortgage

Documents, as in the reasonable judgment of the Board of Directors of RII may be necessary so that the business carried on in

connection therewith may be properly and advantageously conducted at all times.



Section 12.17. INSURANCE.




          Each of the Company and RIH shall maintain, and shall

cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, appropriate insurance on each of their respective properties and businesses against liabilities,

casualties, risks and contingencies of the type and in amounts required by the Mortgage Documents or, to the extent not governed by the Mortgage Documents, as customarily maintained by corporations and other entities engaged in the same or similar businesses and similarly situated; PROVIDED, HOWEVER, that any such insurer shall be qualified to do business in the jurisdiction where the insured property is located.



Section 12.18. WAIVER OF STAY, EXTENSION OR USURY LAWS.





          Each of the Company and RIH covenants (to the extent that

it may lawfully do so) that it will not, and will not cause or permit any of its Subsidiaries to, at any time insist upon, or plead, or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or RIH from paying all or any portion of the principal of, or premium, if any, and interest on the Notes or the

RIH Promissory Note or the Guaranty as contemplated herein,

wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture or the RIH Promissory Note or the Guaranty; and (to the extent

that it may lawfully do so) the Company and RIH hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power granted to the Trustee herein and in the Mortgage Documents, but will suffer and permit the execution of every such power as though no such law had been enacted.





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



Section 12.19. APPOINTMENT TO FILL A

               VACANCY IN OFFICE OF TRUSTEE.



          The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in

Section 8.10, a Trustee, so that there shall at all times be a

Trustee hereunder.



Section 12.20. VALIDITY OF LIENS.



          Each of the Company and RIH represents and warrants that

it has, and covenants that it shall continue to have, full corporate power and lawful authority to grant, release, convey, assign,

transfer, mortgage, pledge, hypothecate and otherwise create the lien on the Trust Estate; and the Company and RIH shall warrant,

preserve and defend the interest of the Trustee in and to the Trust

Estate against the claims of all Persons, except as otherwise expressly permitted by the Mortgage Documents or this Indenture, and will take all action necessary to maintain and preserve the lien on the Trust Estate contemplated therein.



Section 12.21. TRANSACTIONS WITH

               STOCKHOLDERS AND AFFILIATES.



          Each of the Company and RIH covenants that it shall not,

and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including,

without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the

Company or RIH or with any Affiliate of any such holder, unless (a)

such transaction is upon fair and reasonable terms which are no less favorable to the Company or such Subsidiary, as the case may be,

than would be available in an arm's-length transaction with an unrelated person and (b) if over $250,000, such transaction is determined in the good faith judgment of a majority of the members of the Board of Directors of either (i) RII, so long as RII owns,

directly or indirectly, a majority of the outstanding capital stock of RIH, directly or indirectly, or (ii) RIH, to be in the best interests of the Company, RIH or such Subsidiary as applicable;

PROVIDED, HOWEVER, that this provision shall not apply to (A)

any agreements, documents, instruments or transactions entered into in connection with the RIHF Senior Facility Notes, (B) the Services

Agreement, (C) the RII Management Contract, or (D) the RII Tax

Sharing Agreement.



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

                             ARTICLE THIRTEEN



                            REDEMPTION OF NOTES



Section 13.01. GENERAL APPLICABILITY OF ARTICLE.



          Notes which are redeemable before their Stated Maturity

shall be redeemable in accordance with their terms and in accordance with this Article.



Section 13.02. ELECTION TO REDEEM; NOTICE TO TRUSTEE.





          The election of the Company to redeem any Notes shall be

evidenced by a Company Order.  Redemption of any Notes shall not take place earlier than 15 days after the corporate action taken to authorize the redemption.  In case of any redemption at the election of the Company of less than all the Outstanding Notes, the Company shall, at least 60 days prior to the Redemption Date fixed by the

Company (unless a shorter notice shall be satisfactory to the Trustee),

notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed.






Section 13.03. SELECTION BY TRUSTEE

               OF NOTES TO BE REDEEMED.



          If less than all the Outstanding Notes are to be redeemed,

the particular Notes to be redeemed shall be selected by a random,

automated selection process or pro rata, as deemed appropriate by the Trustee, not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Notes which have not previously been called for redemption, and such selection method may provide for the selection for redemption of portions (equal to the greater of $1,000 and the smallest authorized denomination of the Notes of such series, or a multiple thereof) of the principal of Notes of a denomination larger than $1,000.



          The Trustee shall promptly notify the Company in writing

of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed.



          For all purposes of this Indenture, unless the context

otherwise requires, all provisions relating to the redemption of

Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal of such Note which has been or is to be redeemed.



Section 13.04. NOTICE OF REDEMPTION.





          Notice of redemption shall be given by the Company or, at

the Company's request, by the Trustee in the name and



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



at the expense

of the Company by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date,

to each Holder of Notes of such series to be redeemed, at his address appearing in the Note Register.



          Any notice which is mailed in the manner herein provided

shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.  In any case, failure to duly give notice by mail, or any defect in the notice to the Holder of any Notes designated for redemption in whole or in part, shall not affect the validity of the proceedings for the redemption of any other Notes.



          All notices of redemption shall state:



          (a)  the Redemption Date;



          (b)  the Redemption Price;



          (c)  the principal amount of Notes to be redeemed, and, if less than all outstanding Notes are to be redeemed, the

     identification (and, in the case of partial redemption, the respective principal amounts) of the Notes to be redeemed;



          (d)  that on the Redemption Date, the Redemption Price of

     each of the Notes to be redeemed will become due and payable and that the interest thereon shall cease to accrue from and after such date; and



          (e)  the place or places where the Notes to be redeemed are to be surrendered for payment of the Redemption Price.



Section 13.05. DEPOSIT OF REDEMPTION PRICE.



          Prior to any Redemption Date, the Company shall deposit

with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in

Section 12.03) an amount of money sufficient to pay the Redemption

Price of all the Notes which are to be redeemed on that date.  Such money shall be held in trust for the benefit of the Persons

entitled to such Redemption Price and shall not be deemed to be part of the Trust Estate.



Section 13.06. NOTES PAYABLE ON REDEMPTION DATE.



          Notice of redemption having been given as aforesaid, the

Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company



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



shall default in the payment of

the Redemption Price) such Notes shall cease to bear interest.

Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the

Redemption Price.  Installments of interest due on or prior to the Redemption Date shall be payable to the Holders of the Notes registered as such on the relevant Record Dates according to the terms of such Notes and the provisions of Section 3.07.



          If any Note called for redemption shall not be so paid

upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate

prescribed therefor in the Note.



Section 13.07. NOTES REDEEMED IN PART.



          Any Note which is to be redeemed only in part shall be

surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes of any authorized denomination or denominations as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.



Section 13.08. REDEMPTION PURSUANT TO CASINO CONTROL ACT.





          Notwithstanding the provisions of this Article Thirteen,

if the Casino Control Commission does not waive the qualification requirements as to any Noteholder (whether the record owner or beneficial owner) and requires that such Noteholder be qualified under the Casino Control Act, then, in such event, such Noteholder must qualify under such Act.  If a Noteholder does not so qualify,

the Noteholder must dispose of its interest in the Notes, within 30 days after the Company's receipt of notice of such finding, or the

Company may repurchase such Notes at the lower of the Outstanding

Amount and the Fair Market Value of such Notes, plus accrued interest to the date of such repurchase.  Commencing on the date the Casino

Control Commission serves notice upon either RIH or the Company that any Holder is disqualified, it shall be unlawful for any such disqualified Holder: (i) to receive any dividends or interest upon this Note; (ii) to exercise, directly or through any trustee or nominee, any right conferred by this Note; or (iii)

to receive any remuneration in any form from either the Company or RIH for services rendered or otherwise.





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                            ARTICLE FOURTEEN



                               DEFEASANCE



Section 14.01. DISCHARGE OF THE INDENTURE

               AND DEFEASANCE OF THE SECURITIES.



          The Company shall be deemed to have paid and discharged

the entire Indebtedness on the Notes and the provisions of this

Indenture (except as to any surviving rights of transfer or exchange of Notes herein or therein provided for and any right to receive payments of principal and interest as provided in this Section

14.01), if:



               (1)  The Company irrevocably deposits in trust with

     the Trustee, pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the

     Trustee, U.S. Legal Tender or direct non-callable obligations of, or non-callable obligations guaranteed as to timely payment by, the United States of America for the payment of which

     obligation or guarantee the full faith and credit of the United

     States of America is pledged ("U.S. Government Obligations")

     maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of the reinvestment of such interest and after payment of all Federal,

     state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, to pay reasonable compensation to the Trustee under Section 8.07 and the principal of and interest on the outstanding Notes on the dates on which any such payments are due and payable in

     accordance with the terms of the Indenture and of the Notes;



               (2)  Such deposits shall not cause the Trustee to

     have a conflicting interest as defined in and for purposes of the TIA;



               (3)  Such deposit will not result in a Default under

     this Indenture;





               (4)  The Company shall deliver to the Trustee an

     Opinion of Counsel, or a private ruling of the Internal

     Revenue Service, in form and substance satisfactory to the

     Trustee, to the effect that Holders of the Notes will not

     recognize income, gain or loss for Federal income tax purposes as a result of such deposit

     and the defeasance contemplated hereby and will be subject to

     Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such

     deposit and defeasance had not occurred;





               (5)  The deposit shall not result in the Company,

     the Trustee or the trust becoming or being deemed to be an

     "investment company" under the Investment Company Act of 1940,

     as amended;



               (6)  The Holders shall have a perfected security

     interest under applicable law in the U.S. Legal Tender or U.S.

     Government Obligations deposited pursuant to Section 14.01(1);

     and



               (7)  The Company has delivered to the Trustee an

     Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 14.01 have been

     complied with.



          If all or any portion of the Notes are to be redeemed

through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the

Trustee in the name and at the expense of the Company.



          The Trustee and each co-trustee and separate trustee,

if any, then acting as such hereunder shall, at the expense of the

Company, execute and deliver a termination statement and such instruments of satisfaction and discharge as may be necessary and pay, assign, transfer and deliver to the Company or upon Company

Order all cash, securities and other personal property then held by it hereunder, other than pursuant to this Section 14.01.



Section 14.02. APPLICATION OF DEPOSITED MONEY.





          U.S. Legal Tender or U.S. Government Obligations

deposited with the Trustee pursuant to Section 14.01 shall be applied by the Trustee in accordance with Section 5.02.





Section 14.03. REPAYMENT TO THE COMPANY.



          The Trustee and the Paying Agent shall promptly pay to

the Company upon request any excess money or securities held by them at any time in accordance with the provisions of Section 5.03.

                          ____________________



               This instrument may be executed in any number of

counterparts or with counterpart signatures, each of which as executed shall be deemed to be an original, but all such

counterparts shall constitute one and the same instrument.



          IN WITNESS WHEREOF, the parties hereto have caused

this Indenture to be duly executed and attested, all as of the day and year first above written.



                                   RESORTS INTERNATIONAL HOTEL

                                   FINANCING, INC.





Attest:                            By:

       -------------------------      --------------------------



                                      Name:

                                      Title:





                                   RESORTS INTERNATIONAL HOTEL, INC.





Attest:                            By:

       _________________________      __________________________

                                      Name:

                                      Title:





                                   STATE STREET BANK AND TRUST

                                   COMPANY OF CONNECTICUT,

                                   NATIONAL ASSOCIATION, as Trustee







Attest:                            By:

       _________________________      __________________________

                                      Name:

                                      Title:

STATE OF NEW YORK   :

                    :  ss

COUNTY OF NEW YORK  :





          I certify that on ___________, 1993, ____________________

personally came before me, and he acknowledged under oath, to my satisfaction, that:  (a) he is the ______________ of Resorts

International Hotel Financing, Inc., the corporation named in this document; (b) he is the attesting witness to the signing of this document by the proper corporate officer who is ___________________

of Resorts International Hotel Financing Inc.; (c) this document was signed and delivered by the corporation as its voluntary act duly authorized by a proper resolution of its Board of Directors;

(d) he knows the proper seal of the corporation which was affixed to this document; and (e) he signed this proof to attest to the truth of these facts.







                                   ________________________________





Signed and sworn to

before me on _________, 1993.











_____________________________

     Notary Public of the

      State of New York

STATE OF NEW YORK   :

                    :   ss

COUNTY OF NEW YORK  :





          I certify that on ___________, 1993, _________________

personally came before me, and this person acknowledged under oath,

to my satisfaction, that:  (a) this person is the ________________

of Resorts International Hotel, Inc., the corporation named in this document; (b) this person is the attesting witness to the signing of this document by the proper corporate officer who is

______________________, the __________________________ of Resorts

International Hotel, Inc.; (c) this document was signed and

delivered by the corporation by its voluntary act duly authorized by a proper resolution of its Board of Directors; (d) this person knows the proper seal of the corporation which was affixed to this document; and (e) this person signed this proof to attest to the truth of these facts.







                                   --------------------------------





Signed and sworn to

before me on _________, 1993.











- -----------------------------

     Notary Public

        [seal]

STATE OF NEW YORK   :

                    :   ss

COUNTY OF NEW YORK  :





          I certify that on ________, 1993, ________________

personally came before me, and this person acknowledged under oath,

to my satisfaction, that:  (a) this person is the _________________

of State Street Bank and Trust Company of Connecticut, National

Association, a national banking association named in this document;

(b) this person is the attesting witness to the signing of this document by the proper corporate officer who is __________________,

the __________________________ of State Street Bank and Trust

Company of Connecticut, National Association; (c) this document was signed and delivered by the corporation by its voluntary act duly authorized by a proper resolution of its Board of Directors;

(d) this person knows the proper seal of the corporation which was affixed to this document; and (e) this person signed this proof to attest to the truth of these facts.







                                   --------------------------------





Signed and sworn to

before me on _________, 1993.











- -----------------------------

     Notary Public

Exhibit A



                           RIH Senior Promissory Note

                                                     EXHIBIT A





                   AMENDED AND RESTATED SECURED PROMISSORY NOTE





$125,000,000                             [            ], 1994





          WHEREAS, in partial repayment of certain inter-

company debt owed by Resorts International Hotel, Inc., a New

Jersey corporation ("RIH"), to Resorts International, Inc., a Delaware

corporation ("RII"), RIH has issued to RII a promissory note on the date hereof in the principal amount of $125,000,000 (as the same may be amended or restated from time to time, the

"Note"), which Note is secured by a Mortgage Securing RIH

Promissory Note dated as of the date hereof (the "Mortgage"), by RIH,

as mortgagor which Mortgage encumbers certain real property

owned or leased by RIH together with all buildings and improvements erected thereon (collectively, the "Property"); and





          WHEREAS, RII has transferred the Note and the

Mortgage to RIHF in exchange for 11% Mortgage Notes due

2003 (the "Notes") in an aggregate principal amount of

$125,000,000, which Notes were issued pursuant to that

certain Indenture dated as of even date herewith (the

"Indenture") among RIHF, as issuer, RIH, as guarantor, and

State Street Bank and Trust Company of Connecticut, National

Association, as trustee (the "Trustee"); and





          WHEREAS, RIHF has requested RIH to amend and restate

the Note;



          NOW, THEREFORE, RIH agrees to amend and restate the

Note as follows:



          RIH, for value received hereby promises to pay to

the order of RIHF (RIHF and any subsequent holder of this Note being herein referred to as the "Payee"), the principal sum of

One Hundred Twenty-Five Million Dollars ($125,000,000), or

such other principal sum as shall be outstanding hereunder, on

September 15, 2003 (the "Maturity Date") in accordance with

the provisions hereof, with interest on such principal sum

from time to time outstanding, computed from [      ], 1994

[the Effective Date], in semi-annual installments of interest on March 15 and September 15 of each year, commencing initially on September 15, 1994, at a rate of 11% per annum on the unpaid balance hereof, until the principal hereof is paid in full.  Payments of principal and interest on this Note

shall be made at [address of the Payee], or

at such other address as the Payee may designate in writing.

Interest will be computed on the basis of a 360-day year of

twelve 30-day months, based on the actual number of days

elapsed.  Principal and interest shall be paid in money of the

United States that at the time of payment is legal tender for public and private debts.





          l.(a)  This Note shall be prepaid (i) in connection

with, but only to the extent of, any redemption of the

Notes of RIHF issued pursuant to the Indenture (all

prepayments of this Note are hereinafter referred to as

"Prepayments"), and/or (ii) by the surrender to the Trustee of the principal amount of any Notes purchased or

otherwise acquired by RIH or the Company (as defined in the

Indenture) other than pursuant to the redemption provisions of the Notes and surrendered to the Trustee for

cancellation in accordance with the provisions of the

Notes or the Indenture (it being expressly understood that the same Notes shall reduce the principal amount of this

Note only once).  Each Prepayment under clause (i) above shall be made at the time that payment is required or permitted to be made by the Company to the Trustee under the Indenture in respect of any redemption of Notes.  Each Prepayment

under clause (ii) above shall be deemed to be made at the time of surrender of such Notes for cancellation.  Each

Prepayment of this Note pursuant to clause (i) above shall be in an amount equal to the aggregate amount paid to holders of

Notes on account of the redemption thereof (other than

interest), together with accrued and unpaid interest on the

amount of the reduction in the principal amount of this Note as a result of such Prepayment.  The principal amount of this

Note shall be reduced as a result of such prepayment in an

amount equal to the aggregate principal amount of the

Notes so redeemed or surrendered.





          (b)  Except as set forth in Section 1(a), this Note

may not be prepaid in whole or in part.



          2.   RIH shall pay interest on overdue principal and

prepayment premium at the rate of 14% per annum.



          3.   This Note is secured by the Mortgage on the

Property.



          4.   If (i) RIH defaults in the payment of interest

when the same becomes due and payable and the default

continues for a period of ten days following receipt of a

notice from the Payee or the Trustee specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; (ii) RIH defaults in the payment of the principal or any part thereof when the same

becomes due and payable at Maturity (as defined in the

Mortgage); (iii) there shall occur any other Event of Default under the Mortgage or any other Note (as defined in the

Mortgage); or (iv) there shall occur any other Event of

Default under the Indenture, then on the happening of any such event, the Payee may declare the entire Outstanding Amount (as defined in the Indenture) of this Note and all accrued and

unpaid interest thereon and all sums due under Section 5 of

this Note and the Mortgage (collectively, the "Debt") to

become immediately due and payable.



          5.   RIH hereby waives presentment and demand for


payment, notice of dishonor, protest and notice of protest of this Note and agrees to pay all costs of collection when

incurred, including reasonable attorneys' fees, which costs

may be added to the amount due under this Note and be

receivable therewith, and to perform and comply with each of the terms, covenants and provisions contained in this Note and the Mortgage on the part of RIH to be observed or performed.

Except as expressly provided herein, no release of any

security for the principal sum due under this Note or

extension of time for payment of this Note, or any installment hereof, and no alteration, amendment or waiver of any

provision of this Note or the Mortgage shall release,

discharge, modify, change or affect the liability of RIH under this Note or the Mortgage.



          6.   RIH covenants (to the extent that it may

lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law or any other law which would prohibit or forgive RIH from paying all or any portion of the interest on this Note, wherever enacted, now or at any time hereafter in force, or which may otherwise affect the covenants or the performance of this Note or the Mortgage;

and RIH (to the extent that it may lawfully do so) hereby

expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the

execution of any power herein granted to the Payee, but will suffer and permit the execution of every such power as though no such law had been enacted.



          7.   This Note shall be deemed to be a contract

under the laws of the State of New York and shall be construed in accordance with and governed by the internal laws of the

State of New York.



          8.   This Note may not be changed or terminated

orally, but only by an agreement in writing signed by the party against whom enforcement of such change or termination is sought.



          9.   RIH shall not claim any credit or deduction

from the interest or principal due hereunder by reason of

payment of any tax assessed upon the Property.



          10.  Whenever the provisions of this Note and the

provisions of the Indenture shall be inconsistent, the

provisions of the Indenture shall govern.





          11.  This Note is subject to and shall be enforced

in compliance with the provisions of the New Jersey Casino

Control Act.  This Note shall not be transferred, assigned or amended without the prior approval of the New Jersey Casino Control Commission.





          12.  Whenever used herein, the singular number shall

include the plural, the plural the singular, and the words

"Payee" and "RIH" shall include their respective successors

and assigns.



          IN WITNESS WHEREOF, RIH has duly executed this Note

as of the day and year first above written.



                              RESORTS INTERNATIONAL HOTEL, INC.









                              By:  _____________________________

                                   Name:

                                   Title:

STATE OF NEW YORK     )

                      )ss.

COUNTY OF NEW YORK    )







          BE IT REMEMBERED, that on this [   ] day of [     ],

1994, before me, the subscriber, a Notary public of the State

of New York, personally appeared [         ], [         ] of

RESORTS INTERNATIONAL HOTEL, INC., a New Jersey corporation,

and he acknowledged that he signed, sealed and delivered the same as his voluntary act and deed and the act and deed of

said RESORTS INTERNATIONAL HOTEL, INC., and that he received a true copy of the within instrument on behalf of said

corporation.



                       Notary Public of the State of New York

                                                     [Seal]

Exhibit B



                       Assignment Agreement from Resorts

                      International Hotel Financing, Inc.

                                         NA932280131 - MORTGAGE ASSIGNMENT

                                             GD&C DRAFT DATED 10/17/93



==============================================================================



                            ASSIGNMENT OF AGREEMENTS



                               ________________







                   RESORTS INTERNATIONAL HOTEL FINANCING, INC.,

                            a Delaware corporation,

                                 as Assignor,



                                       TO





                      STATE STREET BANK AND TRUST COMPANY OF

                        CONNECTICUT, NATIONAL ASSOCIATION

                          a national banking association,

                                   as Assignee







                        Dated as of _________________, 1994



==============================================================================



                       Prepared by:__________________________

                                  D. Eric Remensperger, Esq.

                            ASSIGNMENT OF AGREEMENTS



          THIS ASSIGNMENT made as of the ___ day of ___________, 1994, by

RESORTS INTERNATIONAL HOTEL FINANCING, INC., a Delaware

corporation ("ASSIGNOR"), having an address at c/o Resorts

International, Inc., 1133 Boardwalk, Atlantic City, New Jersey

08401, to STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,

NATIONAL ASSOCIATION, a national banking association ("ASSIGNEE"),

having an address at 750 Main Street Suite 1114 Hartford, Connecticut

06103 in its capacity as  Trustee under that certain Indenture dated as of even date herewith (the "INDENTURE") among Assignor, Assignee and

Resorts International Hotel, Inc., a New Jersey corporation ("MORTGAGOR").



                               WITNESSETH:

          WHEREAS, in partial repayment of certain inter-company debt owed by

Mortgagor to Griffin Resorts, Inc., a Delaware corporation ("GRI"),

Mortgagor has issued to GRI a promissory note on the date hereof in the principal amount of $125,000,000 (as the same may be amended or restated from time to time, the "RIH SENIOR PROMISSORY NOTE"),

which note is secured by a Mortgage Securing RIH Senior Promissory

Note dated as of the date hereof, between Mortgagor, as mortgagor and GRI, as mortgagee (the "MORTGAGE"), which Mortgage encumbers certain real property owned or leased by Mortgagor as more

specifically described on SCHEDULE 1 hereto together with all buildings and improvements erected thereon (collectively, the

"PROPERTY"); and



          WHEREAS, in partial repayment of certain inter-company debt, and as a partial dividend or return of capital, GRI has transferred the

RIH Senior Promissory Note and the Mortgage to Resorts

International, Inc., a Delaware corporation ("RII"); and



          WHEREAS, RII has transferred the RIH Senior Promissory Note and the

Mortgage to Assignor in exchange for 11% Senior Mortgage Notes due

2003 (the "NOTES") in an aggregate principal amount of

$125,000,000, which Notes were issued pursuant to the Indenture;

and



          WHEREAS, as further security for the obligations of Mortgagor under the RIH Senior Promissory Note, Mortgagor has executed and

delivered (i) an Assignment of Operating Assets and (ii) an

Assignment of Leases and Rents, each in favor of Assignor (as assignee of RII (as assignee of GRI)) and each dated as of the date hereof (said Assignments and the Mortgage collectively

referred to herein as the "RIH SENIOR PROMISSORY NOTE MORTGAGE

DOCUMENTS"), pursuant to which Mortgagor granted a security interest in specified personal property, assigned certain other rights and assigned all right, title and interest of Mortgagor in leases and rents to Assignor, all as security for the performance and observance of obligations of Mortgagor under the RIH Senior

Promissory Note; and



          WHEREAS, the rights and obligations of the Assignee hereunder are subject to the terms set forth in that certain Intercreditor

Agreement dated as of the date hereof among Assignor, Assignee,

Mortgagor, Fidelity Management and Trust Company, as trustee, and

The Chase Manhattan Bank (National Association), as trustee (and such other parties that may from time to time become a party thereto); and



          WHEREAS, in order to secure payment of the Notes and all other payments due to the holder(s) from time to time of the Notes

(collectively, the "HOLDERS") or the Trustee under the Indenture,

Assignor has agreed to execute this Assignment and to be bound by its terms;



                       NOW, THEREFORE, THIS ASSIGNMENT

                             FURTHER WITNESSETH:



          That Assignor in consideration of the purchase of the Notes by the

Holders, Ten Dollars ($10.00) lawful money of the United States of

America duly paid to Assignor by Assignee at or before the

execution and delivery of these presents and for other good and valuable consideration, the receipt of which are hereby

acknowledged, does hereby sell, assign and transfer unto

Assignee and unto its successors and to its assigns forever, for its benefit and for the benefit of the Holders, and does hereby grant to Assignee a security interest in and to all of Assignor's estate, right, title and interest in, to and under any and all of the following described property, rights and interests

(collectively, the "ASSIGNED PROPERTIES"):



                            GRANTING CLAUSE FIRST



          All right, title and interest of Assignor in and to the RIH Senior

Promissory Note, including all renewals, extensions, modifications and replacements of the same, and without limiting the generality of the foregoing, the present, continuing and future right to make claim for, collect or cause to be collected, receive or cause to be received directly from Mortgagor thereunder, all payments of principal, interest and other sums of money payable thereunder.




                            GRANTING CLAUSE SECOND



          All right, title and interest of Assignor in and to the RIH Senior

Promissory Note Mortgage Documents, including all extensions,

renewals, modifications, supplements and replacements of the same.

          TO HAVE AND TO HOLD all said properties, rights and interests unto

Assignee and its successors and assigns forever.



          THIS ASSIGNMENT FURTHER WITNESSETH, that Assignor hereby agrees and covenants with Assignee as follows:



                                  ARTICLE ONE



                        PARTICULAR COVENANTS OF ASSIGNOR



          Section 1.01.  PERFORMANCE OF COVENANTS.  Assignor represents,

warrants and covenants that it is duly authorized to enter into this Assignment, and to grant and convey a lien on and security interest in the Assigned Properties to Assignee in the manner and to the extent herein set forth and that all action on its part required for the execution and delivery of this Assignment has been duly and effectively taken.



          Section 1.02.  FURTHER ACTION REQUIRED.



          (a) Assignor covenants that it will, from time to time, execute and deliver such further instruments and take such further actions as may be required to carry out the purposes of this Assignment.



          (b) Assignor hereby appoints Assignee as its lawful attorney-in-fact

(such power being coupled with an interest) in the name of Assignor or Assignee or both to execute any instruments or to take any actions to enforce all rights, powers and remedies of Assignor under or pursuant to the Assigned Properties.



          (c) Nothing contained herein shall limit the rights of Assignee contained in the Mortgage or the Indenture.



          (d) Until this Assignment is discharged in accordance with Section

5.01 hereof, no amendment, waiver, modification, discharge, release,

enforcement or satisfaction by Assignor of any of the rights or remedies under the Assigned Properties shall be effective without the prior consent and approval of Assignee, and Assignor shall have no power or authority to take any such action without such consent and approval.



                                  ARTICLE TWO



                            OBLIGATIONS TO ASSIGNEE



          Section 2.01.  CONTINUING OBLIGATIONS.



          (a) Assignee shall have no obligation, duty or liability with respect to the Assigned Properties or any of them (other than those specifically assumed in its capacity as Trustee pursuant to the Indenture).



          (b) Assignor shall at all times remain liable to observe and perform all of its covenants and obligations, if any, under the Assigned

Properties, and does hereby agree to indemnify and hold harmless

Assignee, its successors and assigns, from any liability, loss,

damage or expense it or they may incur under the Assigned

Properties or by reason of this Assignment.



                                 ARTICLE THREE



                                    PAYMENTS



         Section 3.01.  PAYMENTS.  All Revenues (as hereinafter defined) due and to become due under or pursuant to the Assigned Properties shall be paid by Mortgagor directly to Assignee at the address set forth in Section 6.02 hereof.  Neither Assignor nor Assignee shall have the right, without Mortgagor's prior written consent, to instruct Mortgagor to pay Revenues to Assignor or in any manner or to any party other than directly to Assignee.



          Section 3.02.  MORTGAGOR'S ACKNOWLEDGMENT.  Mortgagor hereby joins in the execution of this Assignment to acknowledge (a) the

assignment by Assignor to Assignee of Assignor's right, title and interest in, to and under the Assigned Properties, (b) Mortgagor's agreement to make payment of all Revenues under the Assigned

Properties directly to Assignee at the address set forth in this

Assignment, and (c) the right of Assignee to exercise or enforce in its own name, in the name of Assignor, or both, all of the rights,

powers and remedies of Assignor in, to and under the Assigned

Properties.



          Section 3.03.  REVENUES.  As used herein, the term "REVENUES" shall mean (a) all amounts paid or payable by Mortgagor under the RIH

Senior Promissory Note or the RIH Senior Promissory Note Mortgage

Documents, and (b) the net proceeds realized upon or as a result of the enforcement of any mortgage lien or security interest granted under the Assigned Properties or this Assignment or upon or as a result of the exercise of any right or remedy under the Assigned

Properties or this Assignment.



          Section 3.04.  CONFIRMATION.  Assignor hereby agrees, and Mortgagor hereby acknowledges, that Mortgagor may rely exclusively on

Assignee's directive that Assignee is entitled to take action under this Assignment.

                                 ARTICLE FOUR



                        DEFAULT PROVISIONS AND REMEDIES



          Section 4.01.  ENFORCEMENT OF REMEDIES.



          (a) Upon the occurrence of any default under the

Indenture or the Assigned Properties, or any of them (each, a

"DEFAULT"), not cured within the applicable grace period after the applicable notice provision, if any, has been satisfied (each called an "EVENT OF DEFAULT"), Assignee may, at its option, (i)

proceed directly to protect and enforce its rights and the rights of any Holders under this Assignment or pursuant to the Assigned

Properties, or any one of them, by such suits, actions or special proceedings in equity or at law, or by proceedings in the office of any board or officer having jurisdiction, either for the specific performance of any covenant or agreement contained herein, or in the Assigned Properties, or any of them, or in aid of execution of any power granted herein or pursuant to the Assigned Properties, or any one of them, or for the enforcement of any proper legal or equitable remedy, including, without limitation, foreclosure of the Mortgage and/or the sale of the collateral or part thereof secured thereby at such foreclosure sale, subject to statutory and other legal requirements, as Assignee shall deem most effective to protect and enforce such rights, and Assignor hereby appoints

Assignee as its lawful attorney-in-fact (such power being coupled with an interest) in the name of Assignor or Assignee or both to effectuate such foreclosure and/or sale of such collateral or part thereof; or (ii) instruct, direct and cause Assignor to effectuate the foregoing on behalf of and for the benefit of Assignee and the

Holders, it being further understood that Mortgagor joins in the execution of this Assignment in order to acknowledge its agreement to promptly and duly execute and deliver any and all documents and take any and all actions required by Assignee in order to permit

Assignee to foreclose and/or sell such collateral or part thereof,

and obtain the benefits of this Assignment, as aforesaid.



          (b) Upon the occurrence of any Event of Default, Assignee shall be entitled to sue for, enforce payment of and receive any and all amounts then and at any time remaining due from Assignor or

Mortgagor for principal and interest on the RIH Senior Promissory

Note, or other sums due under the RIH Senior Promissory Note

Mortgage Documents, as the case may be, or otherwise under any of the provisions of the Assigned Properties, or any of them, with interest on overdue payments of such principal, at the rate set forth in the RIH Senior Promissory Note, from the date of Default to the date of such payment, together with any and all fees, costs and expenses of collection (including reasonable attorneys' fees and court costs), subject to statutory and other legal

requirements.

          (c) Regardless of the occurrence of an Event of Default, upon five days' written notice to Mortgagor (or such shorter period or without notice if deemed necessary and appropriate by Assignee),

Assignee may institute and maintain or cause in the name of

Assignor or Assignee or both to be instituted and maintained such suits and proceedings as it may be advised by its counsel shall be necessary and appropriate to prevent any impairment of the Assigned

Properties, or any of them, and to protect its interests in the

Assigned Properties, and in the rents, issues, rights, revenues and other income arising therefrom, including power to institute and maintain proceedings to restrain the enforcement or compliance with any governmental enactment, rule or order that may be

unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or would be materially prejudicial to the interests of Assignee.



          (d) Nothing contained in this Article Four is intended to grant

Assignee any greater remedies and rights than those allowed to

Assignor in the respective Assigned Properties.  In the event of any conflict between the remedies and rights contained in any of the Assigned Properties and the remedies and rights contained in this Article Four, then the remedies and rights set forth in the applicable Assigned Property shall govern.



                                  ARTICLE FIVE



                             DISCHARGE OF ASSIGNMENT



          Section 5.01.  DISCHARGE OF ASSIGNMENT.  If Assignor shall pay or cause to be paid, or there shall otherwise be paid, to Assignee and/or the Holders' all amounts required to be paid by Assignor pursuant to the Indenture and the Notes, and the conditions

precedent for the Indenture shall cease, determine and become null and void in accordance with Section 5.01 of the Indenture,

Assignee shall promptly cancel and discharge of record this

Assignment and any financing statements filed in connection

herewith and execute and deliver to Assignor and to Mortgagor all such instruments as may be appropriate to evidence such discharge and satisfaction of said lien or liens, and Assignee shall pay over or deliver to Assignor all other moneys and securities held by it pursuant to this Assignment, which are not required for the payment of (a) principal and redemption price, if applicable, of and interest on, the Notes, and (b) all other amounts required to be paid by Assignor pursuant to the Indenture and the Notes.

                                  ARTICLE SIX



                            MISCELLANEOUS PROVISIONS



          Section 6.01.  BINDING SUCCESSORS AND ASSIGNS.  All of the

covenants, stipulations, obligations and agreements contained in this Assignment shall be binding upon and inure to the benefit of

Assignor, Assignee and Mortgagor (to the extent applicable to

Mortgagor) and their respective successors and assigns.



           Section 6.02.  NOTICES.



           (a) Any request, notice, demand, authorization, direction, request or other instrument authorized or required by this Assignment to be given to or filed with Assignor, Assignee or Mortgagor

(collectively, "NOTICES") shall be deemed given when either (i)

delivered by hand or (ii) five days after sending by registered or certified mail, postage prepaid, in either case addressed as follows:



          If to Assignor, at:



          Resorts International Hotel Financing, Inc.

          c/o Resorts International, Inc.

          1133 Boardwalk


          Atlantic City, New Jersey   08401

          Attention:  Christopher D. Whitney



          If to Assignee, at:



          _________________________

          _________________________

          _________________________



          Attention:  _____________



          If to Mortgagor, at:



          Resorts International Hotel, Inc.

          c/o Resorts International, Inc.

          1133 Boardwalk

          Atlantic City, New Jersey   08401

          Attention:  Christopher D. Whitney



          (b) By Notice to Mortgagor, Assignor and/or Assignee, given as provided above, any party may designate additional or substitute addresses for Notices, which shall, notwithstanding Section

6.02(a), be deemed given with received.



          Section 6.03.  PARTIAL INVALIDITY.  In case any one or more of the provisions of this Assignment shall for any reason be held to be illegal or invalid, such illegality or
invalidity shall not affect any other provision of this Assignment, but this

Assignment shall be construed and enforced at the time as if such illegal or invalid provisions had not been contained herein or therein, nor shall such illegality or invalidity or any application thereof affect any legal and valid application herein or thereof from time to time.



          Section 6.04.  APPLICABLE LAW.  This Assignment shall be governed by and construed under the internal laws of the State of New

Jersey, without giving effect to the principles of conflicts of law.



          Section 6.05.  NO AMENDMENT.  For so long as the Notes shall remain outstanding, the Assigned Properties may not be modified, amended or terminated except in accordance with the provisions of the


Indenture or the Assigned Properties.



          Section 6.07.  CONTROL ACT.  Each of the provisions of this

Assignment is subject to and shall be enforced in compliance with the provisions of the New Jersey Casino Control Act.



          IN WITNESS WHEREOF, Assignor, Assignees and Mortgagor have executed this Assignment Agreement as of the date first above written.



                                             RESORTS INTERNATIONAL HOTEL

                                             FINANCING, INC.



Attest:



_________________________________________    By:_____________________________

                                                President







                                             RESORTS INTERNATIONAL HOTEL, INC.



Attest:



_________________________________________    By:______________________________

                                                President







                                             STATE STREET BANK AND TRUST

                                             COMPANY OF CONNECTICUT, NATIONAL

                                             ASSOCIATION



Attest:





_______________________________________      By:______________________________

                                               Title

STATE OF NEW YORK   )

                    ) ss.:

COUNTY OF NEW YORK  )



          BE IT REMEMBERED that on ______________, 1994, before me, the subscriber, __________________, personally appeared

_______________, who, being by me duly sworn on his oath,

deposes and makes proof to my satisfaction, that he is the Asst.

Secretary of Resorts International Hotel Financing, Inc., the

corporation named in the within instrument; that

__________________ is the Vice President of said Corporation;

that the execution, as well as the making of this instrument, has been duly authorized by a proper resolution of the board of

directors of the said corporation; that deponent well knows the corporate seal of said corporation; and that the seal affixed to said instrument is the proper corporate seal and was thereto affixed and said instrument signed and delivered by said Vice

President as and for the voluntary act and deed of said

corporation.  In presence of deponent who thereupon subscribed his name thereto as attesting witness; and deponent signed this proof to attest to the truth of these facts.







                                            ____________________________

                                            [Name]

                                            [Assistant] Secretary



Sworn to and subscribed

before me, the date aforesaid





____________________________

        Notary Public



My commission expires: ____________________________

STATE OF NEW YORK   )

                    ) ss.:

COUNTY OF NEW YORK  )



          BE IT REMEMBERED that on _________________, 1994, before me, the subscriber, __________________, personally appeared

___________________, who being by me duly sworn on his oath,

deposes and makes proof to my satisfaction, that he is the Asst.

Secretary of STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,

NATIONAL ASSOCIATION, the corporation named in the within

instrument; that ____________ is the Vice President of said

corporation; that the execution, as well as the making of this instrument, has been duly authorized by a proper resolution of the board of directors of the said corporation; that deponent well knows the corporate seal of said corporation; and that the seal affixed to said instrument is the proper corporate seal and was thereto affixed and said instrument signed and delivered by said

Vice President as and for the voluntary act and deed of said corporation.  In presence of deponent who thereupon subscribed his name thereto as attesting witness; and deponent signed this proof to attest to the truth of these facts.





                                          ____________________________

                                          [Name]

                                          [Assistant] Secretary



Sworn to and subscribed

before me, the date aforesaid





____________________________

       Notary Public



My commission expires: ____________________________

STATE OF NEW YORK  )

                   ) ss.:

COUNTY OF NEW YORK )



          BE IT REMEMBERED that on _________________, 1994, before me, the subscriber, __________________, personally appeared

___________________, who being by me duly sworn on his oath,

deposes and makes proof to my satisfaction, that he is the Asst.

Secretary of Resorts International Hotel, Inc., the corporation named in the within instrument; that ______________ is the Vice

President of said corporation; that the execution, as well as the making of this instrument, has been duly authorized by a proper resolution of the board of directors of the said corporation; that deponent well knows the corporate seal of said corporation; and

that the seal affixed to said instrument is the proper corporate seal and was thereto affixed and said instrument signed and

delivered by said Vice President as and for the voluntary act and deed of said corporation.  In presence of deponent who thereupon subscribed his name thereto as attesting witness; and deponent signed this proof to attest to the truth of these facts.







                                          ____________________________

                                          [Name]

                                          [Assistant] Secretary



Sworn to and subscribed

before me, the date aforesaid





____________________________

       Notary Public



My commission expires: ____________________________

                                                          EXHIBIT C



                       SUBORDINATION PROVISIONS



          A.   SUBORDINATION.  Anything herein to the contrary

notwithstanding, the Subordinated Debt, including principal,

premium, if any, and interest, shall be subordinate and junior to the extent set forth in subparagraphs (i) to (v), inclusive, below,

to all Senior Indebtedness.



               (i)  If the Company (as defined in this Exhibit C)

     shall default in the payment of any principal of or interest on any Senior Indebtedness when the same becomes due and

     payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, unless and until such default shall have been remedied by payment in full in cash or waived or shall have ceased to exist or all amounts then due and payable in respect of Senior Indebtedness shall have been paid in full or provision shall have been made for such payment in cash, no holder of the Subordinated Debt shall accept or receive any direct or indirect payment (in cash, property, by set-off or otherwise) of or on account of any Subordinated Debt.



               (ii) In the event of any insolvency, bankruptcy,

     liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Company, and in the event of any proceedings for

     voluntary liquidation, dissolution or other winding up of

     the Company, whether or not involving insolvency or

     bankruptcy proceedings, then all Senior Indebtedness shall first be paid in full in cash, or such payment shall have been provided for in cash, before any payment of or on account of principal or interest is made by the Company upon the

     Subordinated Debt.



               (iii)  In any of the proceedings referred to in

     subparagraph (ii) above, any payment or distribution of any kind or character, whether in cash, property, stock or

     obligations, which may be payable or deliverable by the

     Company in respect of the Subordinated Debt shall be paid or delivered directly to the holders of Senior Indebtedness (or to a banking institution selected by the court or Person

     making the payment or delivery or designated by any holder of

     Senior Indebtedness) for application in payment thereof in accordance with the priorities then existing among such

     holders, unless and
     until all principal of and interest on all Senior Indebtedness shall have been paid in full in cash or such payment shall have been provided for; PROVIDED, HOWEVER, that no such

     delivery shall be made to holders of Senior Indebtedness of stock or obligations which are issued pursuant to

     reorganization proceedings or dissolution or liquidation

     proceedings, or upon any merger, consolidation, sale, lease,

     transfer or other disposal not prohibited by the provisions of the Subordinated Debt, by the Company, as reorganized, or by the corporation succeeding to the Company or acquiring its property and assets, if such stock or obligations are

     subordinate and junior (whether by law or agreement) at least to the extent provided in this Section ___ to the payment of all Senior Indebtedness then outstanding and to the payment of any stock or obligations which are issued in exchange or substitution for any Senior Indebtedness then outstanding.



               (iv) Upon the occurrence and continuance of any

     Default Subordination Event (other than under circumstances when the terms of subparagraph (ii) above are applicable), no holder of the Subordinated Debt shall accept or receive any direct or indirect payment (in cash, property, by set-off or otherwise) of or on account of any indebtedness in respect of the Subordinated Debt during the Applicable Stand-Still Period;

     PROVIDED, HOWEVER, that in the case of any payment on or in respect of any Subordinated Debt which would (in the absence of any such Default Subordination Event) have been due and payable on any date (a "Scheduled Payment Date") during such

     Applicable Stand-Still Period, the provisions of this

     subparagraph (iv) shall not prevent such payment (a

     "Scheduled Payment") on or after the date (the "Deferred

     Maturity Date") immediately following the termination of such

     Applicable Stand-Still Period.  Notwithstanding the foregoing provisions of this subparagraph (iv), the failure by the

     Company to make a Scheduled Payment on a Scheduled Payment

     Date during an Applicable Stand-Still Period shall

     nevertheless constitute an Event of Default.



               (v)  If any payment or distribution of any

     character, whether in cash, securities or other property,

     shall be received by any holder of Subordinated Debt in

     contravention of any of the terms of this Section ___ and

     before all the Senior Indebtedness shall have been paid in full, such payment or distribution shall be received in trust for the benefit of the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders, and shall forthwith be paid over or delivered and transferred to the holders of Senior

     Indebtedness.

          B.   OBLIGATION OF OBLIGORS UNCONDITIONAL.  The provisions

of this Section ___ are for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand, and the holders of the Subordinated Debt on the other hand, against the

Company and its property; and nothing herein shall impair, as between the Company and the holders of the Subordinated Debt, the obligation of the Company, which is unconditional and absolute, to pay to the holders thereof the principal thereof and premium, if any, and interest thereon in accordance with their terms and the provisions hereof, nor shall anything herein prevent the holders of the Subordinated Debt from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder or under the Subordinated Debt (including, without limitation, the right to demand payment and sue for performance hereof and of the

Subordinated Debt and to accelerate the maturity thereof as

provided in Section ___), subject to the rights, if any, under this Section ___ of holders of Senior Indebtedness to receive cash,


property, stock or obligations otherwise payable or deliverable by the Company to the holders of the Subordinated Debt; PROVIDED,

HOWEVER, that upon the commencement and during the continuance of an Applicable Stand-Still Period the holders of the Subordinated

Debt, to the extent they are otherwise entitled to do so, will not accelerate the maturity of the Subordinated Debt or pursue any other remedy to enforce payment thereof or initiate any bankruptcy or insolvency proceeding relative to the Company unless and until the earlier of (i) the end of such Applicable Stand-Still Period and

(ii) the acceleration of the Senior Indebtedness related to such

Applicable Stand-Still Period.



          C.   SUBROGATION.  Upon payment in full of Senior

Indebtedness, the holders of the Subordinated Debt shall be

subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of assets of the Company made on Senior Indebtedness until the principal of and premium, if any,

and interest on the Subordinated Debt shall be paid in full, and,

for the purposes of such subrogation, no payments to the holders of Senior Indebtedness of any cash, property, stock or obligations to which the holders of the Subordinated Debt would be entitled except for the provisions of subparagraph (iii) of Section A above shall, as between the Company, its creditors (other than the holders of the Senior Indebtedness) and the holders of the

Subordinated Debt, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.



          D.   DEFINITIONS.



          "COMPANY" means RIH, the Company or any of their respective subsidiaries, as the case may be.

          "DEFAULT SUBORDINATION EVENT" means the existence of all

of the following:  (i) an event of default shall have occurred and be continuing in respect of the Senior Indebtedness, (ii) the holders of the Subordinated Debt shall have received a notice from or on behalf of any holder of Senior Indebtedness specifying that such event of default has occurred and is continuing and that such notice constitutes a "Default Subordination Notice", and (iii) no other Default Subordination Notice shall have been delivered by or on behalf of any holder of Senior Indebtedness within the 365-day period immediately preceding the giving of such notice.



          The "APPLICABLE STAND-STILL PERIOD" relating to any

Default Subordination Event shall be deemed to continue until the event of default under the Senior Indebtedness giving rise thereto shall have been cured (by payment or otherwise) or waived or a period of 180 days shall have elapsed from the giving of the

Default Subordination Notice relating thereto, in any such case whichever shall be the shorter period.





          "SENIOR INDEBTEDNESS" shall mean and include all

obligations (whether now outstanding or hereafter incurred), for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise, including, without limitation,

principal, interest, premium, fees, expenses and indemnities,

whether now owing or hereafter incurred (including any interest accruing subsequent to the commencement of a proceeding described in Section 7.04, regardless of whether the claims of holders of such payment obligations for such interest are allowed in any such proceeding).

Exhibit D



                    Mortgage securing RIH Senior Promissory

                      Note between Resorts International

                    Hotel, Inc, and Resorts International

                             Hotel Financing, Inc.

                                                  NA932010185 - MORTGAGE

                                                RIH SENIOR PROMISSORY NOTE

                                              GD&C DRAFT DATED (DATE 10/11/93)











                               MORTGAGE SECURING

                           RIH SENIOR PROMISSORY NOTE





                                 by and between





                          RESORTS INTERNATIONAL HOTEL, INC.,

                              a New Jersey corporation,

                                  as Mortgagor,





                                       and





                     RESORTS INTERNATIONAL HOTEL FINANCING, INC.

                              a Delaware corporation,

                                  as Mortgagee





                           Dated as of ________ __, 1994





                         Prepared by:_______________________

                                      D. Eric Remensperger





                            After recording return to:



                             Gibson, Dunn & Crutcher

                                 200 Park Avenue

                            New York, New York  10166

                        Attention:  D. Eric Remensperger

                               MORTGAGE SECURING

                          RIH SENIOR PROMISSORY NOTE



          THIS MORTGAGE, dated as of ________ ___, 1994, between RESORTS

INTERNATIONAL HOTEL, INC., a New Jersey corporation ("Mortgagor"), and RESORTS

INTERNATIONAL HOTEL FINANCING, INC., a Delaware corporation ("RIHF"), having an address at c/o Resorts International, Inc., 1133 Boardwalk, Atlantic City,

New Jersey 08401 (RIHF, or its successors or assigns which shall than be the

Noteholder (as hereinafter defined), being referred to herein as "Mortgagee").



                                   WITNESSETH:



          In consideration of $10.00 in hand paid by Mortgagee to Mortgagor and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure (i) the payment of the principal amount (and premium, if any) of the secured senior promissory note by Mortgagor to Mortgagee in the principal amount of $125,000,000 (hereinafter collectively referred to as the "Note"), in lawful money of the United States,

to be paid in accordance with the provisions thereof (and all renewals,

extensions, and modifications thereof) all of which are hereby made an integral part hereof as though set forth at length herein; (ii) payment of interest (including interest on all overdue principal and premium,

if any) becoming due under the provisions of the Note; (iii) payment by Mortgagor to Mortgagee of all sums expended or advanced by Mortgagee pursuant to any term or provision of this Mortgage; (iv) performance of each covenant, term, condition and agreement of Mortgagor herein or in the Note contained; (v) all costs and expenses, including reasonable counsel fees and expenses as provided in Section 3.07, which may arise in respect of the Note and this Mortgage or of the obligations secured hereby; and (vi) performance and observance of all of the provisions herein contained, Mortgagor has executed and delivered this Mortgage and has bargained, sold, aliened,

mortgaged, pledged, released, conveyed and confirmed unto Mortgagee and its successors hereunder and assigns forever, all of its right, title and interest in, to and under any of the following described property:

                               GRANTING CLAUSES



                             GRANTING CLAUSE FIRST



          All the property, rights, title, interest, privileges and franchises particularly described in annexed Schedule 1 (the "Owned Land") which Schedule is hereby made a part of, and deemed to be described in, this Granting Clause as fully as if set forth in this Granting Clause at length.



                             GRANTING CLAUSE SECOND



          All of the property, rights, title, interest, privileges and franchises of the Mortgagor as lessee in those certain leases (the "Ground

Leases") particularly described in Schedule 2, which Schedule is hereby made a part of, and deemed to be described in, this Granting Clause as fully as if set forth in this Granting Clause at length, which Ground Leases cover the real property described in such Schedule 2 (the "Leased Land")

and in and to any and all modifications, extensions andrenewals of the Ground Leases and all options set forth therein, together with (i) all credits, deposits, privileges and rights of the Mortgagor as lessee under the

Ground Leases, now or at any time existing, (ii) the leaseholds and the leasehold estates created by the Ground Leases and (iii) all of the estates,

rights, titles, claims or demands whatsoever of Mortgagor, either in law or in equity, in possession or in expectancy, of, in and to the Ground

Leases and the Leased Land, together with (x) any and all other, further or additional title, estates, interests or rights which may at anytime be acquired by the Mortgagor in or to the Leased Land, and the Mortgagor

expressly agrees that if the Mortgagor shall, at any time prior to payment in full of all indebtedness secured hereby, acquire fee simple title or any other greater estate to the Leased Land pursuant to the Ground Leases, or otherwise, the lien of this Mortgage shall attach,

extend to, cover and be a lien upon such fee simple title or other greater estate and thereupon the lien of this Mortgage shall be prior to the lien of any mortgage or deed of trust placed on such acquired title, estate, interest or right subsequent to the date of this Mortgage and (y) any right to possession or statutory term of years derived from,

or incident to, the Ground Leases pursuant to Section 365(h) of the U.S. Bankruptcy Code (the "Code") or any comparable provision contained in any present or future federal, state, local, foreign or other statute, law,

rule or regulation.

                            GRANTING CLAUSE THIRD



          All the rents, issues, profits, revenues and other income and proceeds of the property subjected or required to be subjected to the lien of this Mortgage, including, without limitation, the property described in

Granting Clauses First, Second, and Sixth (such property is hereinafter collectively referred to as the "Premises") and all the estate, right,

title and interest of every nature whatsoever of the Mortgagor in and to the same and every part thereof.  The collective metes and bounds description of the Owned Land and the Leased Land is set forth in annexed Schedule 3.



                           GRANTING CLAUSE FOURTH



          All of the rights as lessor under Leases in effect on the

date of execution of this Mortgage or hereafter entered into by the Mortgagor, if any, including extensions, renewals or amendments of all of the same, and the immediate and continuing right as security in accordance with an Assignment of Leases and Rents of even date herewith between Mortgagor and Mortgagee, and, after the occurrence of an

Event of Default, to make claim for, collect, receive and receipt for (and to apply the same as provided herein) any and all rents, income, revenues,

issues, profits, security and other sums of money payable or receivable thereunder or pursuant thereto, and all proceeds thereof, whether payable as rent, insurance proceeds, condemnation awards, security or otherwise and whether payable prior to or subsequent to the maturity date of the Note, to receive and give notices and consents thereunder, to bring actions and proceedings thereunder or for the enforcement thereof, to make waivers and agreements, to take such action upon the happening of a default under any

Lease, including the commencement, conduct and consummation of any proceedings at law or in equity as shall be permitted by any provision of any Lease, and to do any and all things which the Mortgagor or any lessor is or may become entitled to do under the Leases;

provided, that the assignment made by this granting Clause Fourth shall not impair or diminish any obligation of the Mortgagor under the Leases, or shall any such obligation be imposed upon the Mortgagee.



                           GRANTING CLAUSE FIFTH



          Without limiting the generality of the provisions of

Granting Clause Third, the Mortgagor's rights, privileges and franchises in and to the following, to the extent of the

Mortgagor's interest therein and thereto and to the extent assignable

(collectively, "Operating Assets"):

         (a) bookings and receipts for the use of guest rooms, banquet facilities and meeting rooms at the Casino-Hotel;



          (b) all contracts respecting utility services for, and the maintenance, operations, or equipping of the Premises, including guaranties and warranties relating thereto;



          (c) the Permits;



          (d) all contract rights, leases, concessions, trademarks, trade names, service marks, service names, logos, copyrights, warranties and other items of intangible personal property relating to the ownership or operation of the Casino-Hotel, including, without limitation, (1) telephone and other communication numbers, (2) all software licensing agreements as are required to operate computer software systems at the Casino-Hotel, all transferable proprietary interest in software required to operate the computer systems at the Casino Hotel and books and records relating to the software programs, and (3) lessee's interest under leases of Tangible Personal Property;





          (e) all agreements entered into by or on behalf of the Mortgagor or which have been assigned to the Mortgagor, for the design and construction,

and for the equipping and furnishing, of the Casino-Hotel, including architect's agreements, engineering agreements, construction contracts,

consulting agreements and agreements or purchase orders for all items of Tangible Personal Property and payment and performance bonds in favor of the Mortgagor in connection with the Trust Estate (and all warranties and guaranties thereunder and warranties and guaranties of any subcontractor and bond issued in connection with the work to be performed by any subcontractor);



          (f) the following personal property (the "Tangible Personal

Property") now or hereafter acquired by the Mortgagor:



               (i)  all furniture, furnishings, equipment, machinery,

     apparatus, appliances,

     fixtures and fittings and other articles of tangible personal property which are, or are to be located on, or used in connection with the operation of, the Casino-Hotel;



               (ii)  all slot machines, electronic gaming devices, crap

      tables, blackjack tables, roulette tables, baccarat tables, and big six
      wheels, located or to be located in the Casino-Hotel, and all furnishings and equipment to be used in connection with the operation thereof;



               (iii)  all cards, dice, gaming chips and placques, tokens,

      chip racks, dealing shoes, dice cups, dice sticks, layouts,

      paddles, roulette balls and other consumable supplies and items to be used in connection with the gaming operations of the Casino-Hotel;



               (iv)  all china, glassware, linens, kitchen utensils,

      silverware and uniforms, whether in use or held in reserve storage for future use, in connection with the operation of the Casino-Hotel,

      which are on hand or on order whether stored on-site or off-site;



               (v)  all consumables and operating supplies of every kind and nature for use in all of the operating departments of the Casino-Hotel,

      or in the improvements now or hereafter located on any of the Owned

      Land, including without limitation, accounting supplies, guest supplies, forms, printing, stationery, food and beverage stock, bar supplies, laundry supplies and brochures to existing purchase orders;



               (vi)  all sets and scenery, costumes, props and other items of tangible personal property on hand or on order for use in the production of shows in the showroom of the Casino-Hotel; and



               (vii)  all cars, limousines, vans, buses, trucks and other vehicles owned or leased by the Mortgagor for use in Casino-Hotel operations, together with all equipment, parts and supplies used to service, repair, maintain and equip the foregoing;



          (g)  all drawings, designs, plans and specifications prepared by the architects, interior designers, landscape designers and any other consultants for the development of the Premises, as amended from time to time;






          (h)any administrative and judicial proceedings initiated by the

Mortgagor, or in which the Mortgagor has intervened, concerning the

Casino-Hotel, and agreements, if any, which are the subject matter of such proceedings;

               (i)  any customer lists utilized by the Mortgagor, including lists of transient guests and restaurant and bar patrons and "high roller"

     lists; and



               (j) all of the goodwill in connection with the operation of the Premises.



          The Mortgagor and Mortgagee acknowledge that notwithstanding anything contained in this Mortgage to the contrary, the Mortgagor may share facilities,

operations and employees with any other hotel owned by any Affiliate of the

Mortgagor provided that (i) such sharing of facilities is permitted by all applicable Legal Requirements, (ii) terms on which such facilities are shared are not detrimental to the operations of the Casino-Hotel or the financial condition of the Mortgagor and (iii) the regular operation of the Casino-Hotel would not be materially impaired upon the separation of such facilities.



          The assignment made by this Granting Clause Fifth shall not impair or diminish any obligation of the Mortgagor with respect to the Operating

Assets, nor shall any such obligation be imposed on the Mortgagee.




                           GRANTING CLAUSE SIXTH



          (a)  All of the Mortgagor's right, title and interest in and to all buildings and improvements of every kind and description now or hereafter erected or placed on the Owned Land and/or the Leased Land and all fixtures and articles of personal property now or hereafter attached to or contained in and used in connection with such buildings and improvements, including,

but not limited to, all apparatus, furniture, furnishings, machinery,

motors, elevators, fittings, radiators, cooking ranges, ice boxes, ice machines, printing presses, mirrors, bars, mechanical refrigerators, furnaces,

coal and oil-burning apparatus, wall cabinets, machinery, generators,

partitions, steam and hot water boilers, lighting and power plants, pipes,

plumbing, radiators, sinks, bath tubs, water closets, gas and electrical fixtures, awnings, shades, screens, blinds, dishwashers, freezers, vacuum cleaning systems, office equipment and other furnishings, and all plumbing,

heating, lighting, cooking, laundry, ventilating, incinerating,

air-conditioning and sprinkler equipment or other fire prevention or extinguishing apparatus and material, and fixtures and appurtenances thereto;

and all renewals or replacements thereof or articles in substitution therefor,

whether or not the same are or shall be attached to the Owned Land, the

Leased Land or to any such buildings and improvements thereon, in any manner, and to the extent the grant of a security interest in any portion of the Trust Estate is governed by the Uniform

Commercial Code, this

Mortgage is hereby deemed to be as well a security agreement under the Uniform Commercial Code for the purpose of creating hereby a security interest in all of the Mortgagor's right, title and interest in and to such property, securing the obligations secured hereby, for the benefit of the Mortgagee; and



          (b)  All of the Mortgagor's right, title and interest in

and to (i) the Leased Land, if the Mortgagor acquires the fee simple title to the Leased Land or any part thereof (subject to the provisions

Section 2.06 hereof), (ii) all air rights and rights to maintain supporting columns and all rights to construct and maintain bridges,

and to create private rights of way over streets now or hereafter owned or enjoyed by the Mortgagor and appurtenant to the Owned Land or Leased Land, and

(iii) all right, title and interest of Mortgagor as grantee or licensee in and to the following to the extent necessary for the use and enjoyment of the Owned Land or the Leased Land: (A) all those plots,

pieces or parcels of land and air rights, more particularly described on

Schedule 5, attached hereto and made a part hereof (the "Bridge Easement

Parcels"), with respect to which Mortgagor has easements, licenses or other rights of possession or use pursuant to these certain easement and license agreements more particularly described on Schedule 5 (the "Bridge

Easements"), (B) all those plots, pieces or parcels of land and air rights, more particularly described on Schedule 6 attached hereto and made a part hereof (the "Elevator Easement Parcels"), with respect to which

Mortgagor has easements, licenses or other rights of possession or use pursuant to those certain license agreements more particularly described on Schedule 6 (the "Elevator Easements"), and; (C) all that plot, piece or parcel of land and air rights more particularly described on Schedule 7 attached hereto and made a part hereof (the "Turn-Around Easement Parcel")

with respect to which Mortgagor has easements, licenses, or other rights of possession or use pursuant to that certain easement more particularly described on Schedule 7 (the "Turn-Around Easement"), (the Bridge

Easement Parcels, the Elevator Easement Parcels and the Turn-Around Easement

Parcel are collectively referred to herein as the "Easement Parcels"; and the

Bridge Easements, the Elevator Easements and the Turn-Around Easement

are collectively referred to as the "Easements"), together with all rights of way, privileges, liberties, tenements, hereditaments and ppurtenances belonging or in any way appertaining to such estates, it being the intention hereof that all property, interests, rights and privileges and franchises pertaining to the Premises (other than Excepted Property) shall be as fully embraced within and subjected to the lien hereof as if such property were specifically described herein.



                                   *   *   *

          TOGETHER with all of the Mortgagor's right, title and interest in and to all mineral and water rights and any title or reversion, in and to the beds of the ways, streets, avenues and alleys adjoining the

Premises to the center line thereof and in and to all strips, gaps and gores adjoining the premises on all sides thereof; and



          TOGETHER with all of the Mortgagor's right, title and interest to and singular the tenements, hereditaments, easements, appurtenances,

passages, water courses, riparian rights, other rights, liberties and privileges thereof or in any way appertaining to the Premises, including any other claim at law or in equity as well as any after-acquired title,

franchise or license and the reversion and reversions and remainder and remainders thereof; and



          TOGETHER with all awards and other compensation heretofore or hereafter to be made to the present and all subsequent owners of the Trust Estate for any taking by eminent domain, either permanent or temporary, of all or any part of the Trust Estate or any easement or appurtenances thereof, including severance and consequential damage and change in grade of streets, all in accordance with and subject to the provisions of the Superior Instrument Requirements and Section 5.20; and



          TOGETHER with all proceeds of any unearned premiums on any insurance policies described in Section 5.11, and the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Trust Estate or otherwise, all in accordance with and subject to the provisions of

Section 5.11 and the Superior Instrument Requirements.



          EXCLUDING, with respect to all of the hereinabove granted

property, rights, title, interest, privileges and franchises, the

Excepted Property.



          TO HAVE AND TO HOLD all the Premises, Leases, Ground Leases,

Operating Assets, Easements, properties, options, credits, deposits,

rights, privileges and franchises of every kind and description, real,

personal or mixed, granted hereby, bargained, sold, aliened, assigned,

transferred, hypothecated, pledged, released, conveyed, mortgaged, or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the appurtenances thereto appertaining (the Premises,

Leases, Ground Leases, Operating Assets, Easements, properties, options,

credits, deposits, rights, privileges and franchises, being herein collectively called the "Trust Estate") unto the Mortgagee and its successors and assigns forever.

          SUBJECT, HOWEVER, on the date hereof, to Existing Encumbrances and,

after the date hereof, to Permitted Encumbrances.



          SUBJECT, FURTHER, to the rights and obligations of the Mortgagee and the Noteholder as set forth in that certain Intercreditor Agreement dated as of the date hereof among RIH, RIHF, Trustee, Fidelity Management and

Trust Company ("Fidelity"), as trustee under that certain note purchase agreement dated as of the date hereof among Fidelity, RIH and RIHF, and

The Chase Manhattan Bank (National Association) ("Chase"), as trustee under that certain indenture dated as of the date hereof among Chase, RIH and RIHF (and such other parties that may from time to time become a party thereto).



          BUT IN TRUST, NEVERTHELESS, for the benefit and security of the

Noteholder.



          UPON CONDITION that, until the happening of an Event of Default and subject to the provisions of Article Two, the Mortgagor shall be permitted to possess and use the Trust Estate, and to receive and use the rents, issues,

profits, revenues and other income of the Trust Estate.



          AND IT IS HEREBY COVENANTED AND DECLARED that the Trust Estate is to be held and applied by the Mortgagee, subject to the further covenants,

conditions and trusts hereinafter set forth, and the Mortgagor does hereby covenant and agree to and with the Mortgagee, for the benefit of the holder of the Note as follows:



                                  ARTICLE ONE



                       DEFINITIONS AND OTHER PROVISIONS OF

                              GENERAL APPLICATION



          Section 1.01.  DEFINITIONS.  For all purposes of this Mortgage,

except as otherwise expressly provided or unless the context otherwise requires:



          (a)  the terms defined in this Article One have the meanings assigned to them in this Article One and include the plural as well as the singular;



          (b)  all accounting terms not otherwise defined herein have the meanings assigned to them, and all computations herein provided for shall be made in accordance with generally accepted accounting principles consistently applied; and

          (c)  the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Mortgage as a whole and not to any particular Article, Section or other subdivision.



          "AFFILIATE" has the meaning set forth in Section 1.01 of the

Indenture.



          "AFTER-ACQUIRED FEE MORTGAGE" has the meaning set forth in

Section 2.07.



          "ALTERATIONS" has the meaning set forth in Section 5.12.



          "APPRAISER" means an MAI appraiser (i.e., a Member in good standing of the American Institute of Real Estate Appraisers) who is (i) of

recognized standing among appraisers of properties similar to the Casino-Hotel and (ii) experienced in the  appraisals of properties of a similar size and scope to that of the Casino-Hotel, selected by the Mortgagor.



          "ASSIGNMENT OF LEASES AND RENTS" has the meaning stated in

Section 1.01 of the Indenture.



          "CAPITALIZED LEASE OBLIGATION" has the meaning stated in

Section 1.01 of the Indenture.



          "CASINO" means that portion of the Casino-Hotel used for gaming and related activities.



          "CASINO-HOTEL" means the casino and hotel complex and ancillary structures and facilities located on the Premises and furniture, fixtures and equipment at any time contained therein.



          "CASUALTY" means any act or occurrence of any kind or nature which results in damage, loss or destruction to any buildings or improvements on the

Premises and/or Tangible Personal Property.



          "CODE" has the meaning stated in Granting Clause Second.



          "COMBINATION TRANSACTION" has the meaning stated in

Section 10.01 of the Indenture.



          "DEFAULT" means the occurrence and continuance of an Event of

Default or an event which, after notice or lapse of time or both, would become an Event of Default.



          "DEPOSITARY" means an Independent entity to which insurance proceeds or a condemnation award is paid to be
held in trust for restoration pursuant to the provisions of a Ground Lease or

Superior Mortgage.



          "EVENT OF DEFAULT" has the meaning stated in Section 3.01.  An Event of Default shall "exist" if an Event of Default shall have occurred and be continuing.



          "EXCEPTED PROPERTY" means:



          (1)  subject to the provisions of the Assignment of Leases and

     Rents, any cash held by the Mortgagor from rents, issues, profits,

     revenues and other proceed of the Trust Estate to the extent that such cash may be, but has not been, distributed or paid out in accordance with the Services Agreement or in accordance with the provisions of

     Section 12.07 the Indenture;



          (2)  all personal property owned by lessees under Leases and the personal property of any guests staying in the Hotel;



          (3)  any property deemed to be Excepted Property pursuant to the provisions of Section 2.03 hereof;



          (4)  Tangible Personal Property subject to an FF&E Financing

     Agreement; and



          (5)  counterchecks and any other property the granting of a security interest in which is prohibited by the New Jersey Casino Control Act,

     N.J.S.A. 5:12-1 ET SEQ., and the regulations promulgated thereunder.



          "EXISTING ENCUMBRANCES" means the matters set forth in Schedule 8.



          "FIRST MORTGAGE DEBT" means any financing secured by a Superior

Mortgage secured by or imposing a lien on all or a portion of the Trust Estate on a parity with or senior to the lien of this Mortgage.



          "FF&E FINANCING AGREEMENT" means a purchase money lien upon any

Tangible Personal Property and other items constituting Operating Assets, such as computer software, which are financed, purchased or leased by the

Mortgagor, provided that, except as set forth on Schedule 3, the principal amount of the indebtedness secured by such lien shall not exceed eighty-five (85%) percent of the cost to the Mortgagor of such property at the time of acquisition.



          "GROUND LEASES" has the meaning stated in Granting Clause Second.

          "GUARANTY MORTGAGE" means that certain Mortgage Securing Guaranty of

Senior Mortgage Notes dated as of the date hereof from Mortgagor to State

Street Bank and Trust Company of Connecticut, National Association, a national banking association, which secures the Notes (as defined in the Indenture),

the lien of which shall be PARI PASSU with the lien of this Mortgage.



          "HOTEL" means that portion of the Casino-Hotel not included within the Casino.



          "IMPOSITIONS" has the meaning stated in Section 5.08.



          "INDENTURE" means that certain Indenture - 11% Senior Mortgage Notes due 2003, dated as of even date herewith among the Mortgagor, RIHF, as issuer,

and State Street Bank and Trust Company of Connecticut, National Association,

as trustee, as it may from time to time be supplemented, modified or amended by one or more trust indentures or other instruments supplemental thereto entered into pursuant to the applicable provisions thereof.



          "INDEPENDENT" when used with respect to any specified Person means such a Person who (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the

Mortgagor or in any other obligor upon the Note or in any Affiliate of the

Mortgagor or of such other obligor and (c) is not connected with the Mortgagor or such other obligor or any Affiliate of the Mortgagor or such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.  Whenever it is herein provided that any

Independent Person's opinion or certificate shall be furnished to the

Mortgagee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning thereof.  A Person who is performing or who has performed services as an independent contractor to any specified Person shall not be considered not

Independent merely by reason of the fact that such Person is or has performed such services.



          "INSURANCE AMOUNT" has the meaning stated in Section 5.11(a)(1).



          "INSURANCE REQUIREMENTS" means all terms of any insurance policy covering or applicable to the Trust Estate or any part thereof, all requirements of the issuer of any such policy, and all orders, rules,

regulations and other requirements of the National Board of Fire Underwriters

(or any other body exercising similar functions) applicable to or affecting the Trust Estate or any part thereof or any use or condition of the Trust

Estate or any other part thereof.

          "INSURANCE TRUSTEE" means the Trustee or, if the Trustee so elects,

any bank, trust company or insurance company with net worth in excess of

$100,000,000, designated by the Trustee.



          "INSURER" means an insurance company or companies selected by the

Mortgagor authorized to issue insurance in the State of New Jersey with an

A.M. Best rating as high or higher than the rating of insurance companies insuring other casino-hotels in Atlantic City, New Jersey.



          "LEASE" means each lease or sublease demising all or any portion of the Owned Land, the Leased Land or the buildings or improvements thereon and made by the Mortgagor as lessor or sublessor, as the case may be, or any spaces in any building or buildings which constitute a part of the Trust

Estate, including every agreement relating thereto or entered into in connection therewith and every guaranty of the performance and observance of the covenants, conditions and agreements to be performed by the lessee under any such lease.  Notwithstanding the foregoing, the term "Lease" shall not include any transient room rentals.



          "LEASED LAND" has the meaning stated in Granting Clause Second.



          "LEGAL REQUIREMENTS" means all laws, statutes, codes, acts,

ordinances, orders, judgments, decrees, injunctions, rules, regulations,

permits, licenses, authorizations, directions and requirements (including,

without limitation, the New Jersey Environment Cleanup Responsibility Act and

the New Jersey Spill Compensation and Control Act of 1976) of all governments,

departments, commissions, boards, courts, authorities, agencies, officials and officers, of governments, federal, state and municipal (including, without limitation, the New Jersey Department of Environmental Protection, the

Atlantic City Bureau of Investigations, Division of Protection, the Atlantic

City Bureau of Investigations, Division of Gaming Enforcement of the State of

New Jersey, and the Casino Control Commission of the State of New Jersey),

foreseen or unforeseen, ordinary or extraordinary, which now is or at any time hereafter becomes applicable to the Trust Estate or any part thereof, or any of the adjoining sidewalks, or the use of the Casino-Hotel as a gaming or gambling facility or any other use or condition of the Trust Estate or any part thereof.



          "LESSORS" means the lessors under the Ground Leases.



          "MATURITY" when used with respect to the Note means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at
the Stated Maturity or by declaration of acceleration or prepayment or otherwise.



          "MORTGAGE DOCUMENTS" has the meaning set forth in Section 1.01 of the

Indenture.



          "MORTGAGOR" means the Person named as the "Mortgagor" in the first paragraph of this instrument until a successor entity shall have become such pursuant to the applicable provisions of this Mortgage, and thereafter, except to the extent otherwise contemplated by Section 4.02, "Mortgagor" shall mean such successor entity exclusively.



          "NOTEHOLDER" shall mean the holder or holders of the Note.



          "NOTE" has the meaning set forth in the Preamble.



          "NOTICES" has the meaning stated in Section 1.02.



          "OFFICERS' CERTIFICATE" means a certificate signed by an officer of the Mortgagor and delivered to the Mortgagee.  Whenever this Mortgage requires that an Officers' Certificate be signed also by an Architect or an Accountant or other expert, such Architect, Accountant or other expert may (except as otherwise expressly provided in this Mortgage) be in the general employ of the

Mortgagor.



          "OPERATING ASSETS" has the meaning stated in Granting Clause Fifth.



          "OPINION OF COUNSEL" means a written opinion of counsel who may

(except as otherwise expressly provided in this Mortgage) be an employee of the Mortgagor or an employee of an Affiliate of the Mortgagor.  Unless otherwise specifically provided in this Mortgage, such counsel may rely, as to any state of facts not personally known to such counsel and relating to such opinions, on an Officers' Certificate to the extent not rejected by the

Trustee and its counsel (which rejection shall not be unreasonably given).





          "ORIGINAL POLICY" means an ALTA Loan Policies of Title issued by

[list title insurance companies], pursuant to Title Commitment No. ____________

redated to the date hereof.



          "OUTSTANDING AMOUNT" has the meaning stated in Section 1.01 of the

Indenture.



          "OWNED LAND" has the meaning stated in Granting Clause First.

          "PERMITS" means all licenses, franchises, statements of compliance,

certificates of operation, certificates of occupancy and permits required for the lawful ownership, occupancy, operation and use of all or a material portion of the Premises whether held by the Mortgagor or any other Person

(which may be temporary or permanent) (including, without limitation, those required for the use of the Casino-Hotel as a licensed casino facility), in accordance with all applicable Legal Requirements.



          "PERMITTED ENCUMBRANCES" means:



          (1)  liens for taxes, assessments, or governmental charges not yet due and payable or if due and payable are not delinquent to the extent that any fine, penalty, interest or cost may be added for nonpayment thereof;



          (2)  Existing Encumbrances;



          (3)  FF&E Financing Agreements;



          (4)  After-Acquired Fee Mortgages;



          (5)  the lien of the Mortgage Documents and any rights granted as provided therein;



          (6)  Restricted Encumbrances;




          (7)  the lien of the Trustee provided for by Section 8.07 of the

     Indenture;



          (8)  any Working Capital Facility Lien; and



          (9)  Capitalized Lease Obligations.



          "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or any other entity or government or any agency or political subdivision thereof.



          "PREMISES" has the meaning set forth in Granting Clause Third.



          "RELEASED LAND" has the meaning stated in Section 2.05.



          "RELEASED FEE LAND" has the meaning stated in Section 2.06.



          "RESTORATION" has the meaning stated in Section 5.11(e).

          "RESTRICTED ENCUMBRANCES" means Leases permitted by and made in accordance with Section 5.13 of this Mortgage.



          "RIHF" shall mean Resorts International Hotel Financing, Inc., a

Delaware corporation.



          "SERVICES AGREEMENT" has the meaning set forth in Section 1.01 of the

Indenture.



          "SETTLEMENT COSTS" has the meaning stated in Section 5.20.



          "STATED MATURITY" when used with respect to a note means the date specified in such note as the fixed date on which the principal of such note is due and payable.



          "SUPERIOR INSTRUMENT REQUIREMENTS" means the applicable terms,

conditions and provisions of (i) the Ground Leases with respect to the Leased

Land; and (ii) Superior Mortgages with respect to the portion of the Trust

Estate encumbered thereby.



          "SUPERIOR MORTGAGES" means, collectively, any Working Capital

Facility Lien and any After-Acquired Fee Mortgages.



          "TAKING" means the acquisition or condemnation by eminent domain of the whole or any part of the Premises, by a competent authority, for any public or quasi-public use or purpose.



          "TANGIBLE PERSONAL PROPERTY" has the meaning stated in Granting

Clause Fifth.



          "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of the Indenture and any successor thereto.



          "TRUST ESTATE" has the meaning stated in the habendum to the

Granting Clauses.



          "TRUST INDENTURE ACT" has the meaning stated in Section 1.01 of the

Indenture.



          "WORKING CAPITAL FACILITY" has the meaning stated in Section 1.01 of the Indenture.



          "WORKING CAPITAL FACILITY LIEN" has the meaning stated in

Section 5.22(c) of this Mortgage.



          Section 1.02.  NOTICES, ETC.

          (a)  Any request, demand, authorization, direction, notice

(including, without limitation, a notice of default), consent, waiver or other document provided or permitted by this Mortgage to be made upon, given or furnished to, or filed with, the Mortgagor or the Mortgagee (collectively,

"Notices") shall be deemed given when either (i) delivered by hand or (ii) two days after sending by registered or certified mail, postage prepaid, addressed as follows:



          To the Mortgagor:



          Resorts International Hotel, Inc.

          c/o Resorts International, Inc.

          1133 Boardwalk

          Atlantic City, New Jersey   08401

          Attention:  Christopher D. Whitney



          If to Mortgagee:



          Resorts International Hotel Financing, Inc.

          c/o Resorts International, Inc.

          1133 Boardwalk

          Atlantic City, New Jersey   08401

          Attention:  Christopher D. Whitney



          (b) By Notice to the Mortgagor, the Mortgagee and the Trustee, any

party may designate additional or substitute address for Notices which,

notwithstanding Subsection (a) above, shall be deemed given when received.



          Section 1.03.  FORM AND CONTENT OF DOCUMENTS DELIVERED TO

MORTGAGEE.  Whenever

several matters are required to be certified by, or covered by an opinion of,

any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such

Persons as to such matters in one or several documents.



          Any certificate or opinion of an Officer of the Mortgagor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any Opinion of

Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Mortgagor stating that the information with respect to such factual matters is in the possession of the Mortgagor, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. If appropriate to the matter being opined upon and to the extent not prohibited by the Trust Indenture Act, any Opinion of Counsel may be

subject to rights of creditors and the availability of equitable remedies.



          Whenever any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Mortgage, they may, but need not, be consolidated and form one instrument.



          Whenever in this Mortgage, in connection with any application or certificate or report to the Mortgagee, it is provided that the Mortgagor shall deliver any document as a condition of the granting of such application,

or as evidence of the Mortgagor's compliance with any term hereof, it is intended that the truth and accuracy, at

the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated

in such document shall in such case be conditions precedent to the right of the Mortgagor to have such application granted or to the sufficiency of such certificate or report.



          Section 1.04. COMPLIANCE CERTIFICATES AND OPINIONS.  Upon any

application or request by the Mortgagor to the Mortgagee to take any action under any provision of this Mortgage, the Mortgagor shall furnish to the

Mortgagee an Officers' Certificate stating that all conditions precedent,

if any, provided for in this Mortgage relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with,

except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this

Mortgage relating to such particular application or request, no additional certificate or opinion need be furnished.  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this

Mortgage shall include:



          (a)  a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;



          (b)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;



          (c)  a statement that, in the opinion of each such individual, he has made such
     examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and



          (d)  a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.



          Section 1.05.  EFFECT OF HEADINGS.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.



          Section 1.06.  SUCCESSORS AND ASSIGNS; AMENDMENTS.



          (a)  Subject to Section 4.02 hereof and Section 10.02 of the

Indenture, this Mortgage shall be binding upon and inure to the benefit of the parties hereto and of the respective successors and assigns of the parties hereto to the same effect as if each such successor or assign were in each case named as a party to this Mortgage.



          (b)  This Mortgage may not be modified, amended, discharged,

released nor any of its provisions waived except by agreement in writing executed by the Mortgagor and the Mortgagee and in accordance with the provisions of this Mortgage and the Indenture.



          Section 1.07.  SEPARABILITY CLAUSE.  In case any provision in this

Mortgage shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.



          Section 1.08.  BENEFITS OF MORTGAGE.  Nothing in this Mortgage,

express or implied, shall give to any Person, other than the parties hereto and their successors and assigns, any benefit or any legal or equitable right,

remedy or claim under this Mortgage.



          Section 1.09.  GOVERNING LAW.  This Mortgage shall be deemed to be a contract under the laws of the State of New Jersey and shall be construed in accordance with and governed by the laws of the State of New Jersey.



          Section 1.10.  [Reserved]



          Section 1.11.  PROVISIONS REQUIRED BY INDENTURE.  Whenever the

provisions of this Mortgage and the provisions of the Indenture shall be inconsistent, the provisions of the Indenture shall govern.



          Section 1.12.  RIGHTS OF THE TRUSTEE.  So long as the Trustee is the holder of a security interest in this

Mortgage and the Note, except as otherwise provided in Section 8.01 of the

Indenture:



          (a)  the Mortgagee may rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement,

     instrument, opinion, report, notice, request, direction, consent, order,

     bond, debenture, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;



          (b)  whenever in the administration of this Mortgage the Mortgagee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Mortgagee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;



          (c)  the Mortgagee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Mortgagee hereunder in good faith and in reliance thereon;



          (d)  the Mortgagee shall be under no obligation to exercise any of the rights or powers vested in it by this Mortgage at the request or direction of any Noteholder pursuant to the Indenture, unless such holder shall have offered to the Mortgagee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;



          (e)  the Mortgagee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement,

     instrument, opinion, report, notice, request, direction, consent, order,

     bond, debenture, or other paper or document but the Mortgagee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Mortgagee shall determine to make such further inquiry or investigation, it shall be entitled (subject to the express limitations with respect thereto contained in this Mortgage)

     to examine the books, records and premises of the Mortgagor, personally or by agent or attorney;



          (f)  the Mortgagee may execute any of the trusts or power hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Mortgagee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;



          (g)  the Mortgagee shall not be personally liable, in case of entry by it upon the Trust Estate, for debts contracted or liabilities or damages incurred in the management or operation of the Trust Estate; and



          (h)  no provision of this Mortgage shall require the Mortgagee to expend or risk its own funds or otherwise incur any financial liability in the performance of its obligations hereunder, or in the exercise of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.



          Section 1.13.  MORTGAGE SUBJECT TO THE PROVISIONS OF THE ACT.  Each

provision of this Mortgage is subject to and shall be enforced in compliance with the provisions of the New Jersey Casino Control Act.



          Section 1.14.  DISCHARGE OF LIEN.  If the Mortgagor shall pay or cause to be paid, or there shall otherwise be paid, to the Mortgagee all amounts required to be paid by the Mortgagor pursuant to the Note, and the conditions precedent for the Indenture to cease, determine and become null and void in accordance with Section 5.01 of the Indenture shall have occurred, the

Mortgagee shall promptly cancel and discharge this Mortgage, and execute and deliver to the Mortgagor all such instruments as may be necessary, required or appropriate to evidence such discharge and satisfaction of such lien or liens.



          Section 1.15.  GENERAL APPLICATION.



          (a)  The assertion of any rights upon any Default shall be subject in each instance to the giving of any notice and the expiration of any grace period provided for in Section 3.01 as a condition to such Default making it an Event of Default, unless the Trust Indenture Act requires otherwise, in which case the Trust Indenture Act shall control.



          (b)  For the purposes of this Mortgage, it is understood that an event which does not materially diminish the value of the Mortgagee's interest in the Trust Estate shall not be deemed an "impairment of security", as that phrase is used in this Mortgage.

                                  ARTICLE TWO



               RELEASE; OTHER EXCEPTED PROPERTY; SUBORDINATION



          Section 2.01.  POSSESSION BY MORTGAGOR; DISPOSITIONS WITHOUT

RELEASE.  So long as there shall have been no acceleration of maturity of the

Note under Section 3.02, the Mortgagor shall be suffered and permitted, with power freely and without let or hindrance on the part of the Mortgagee, subject to the provisions of this Mortgage and the Guaranty Mortgage, to possess, use,

manage, operate and enjoy the Trust Estate and every part thereof and to collect, receive, use, invest and dispose of the rents, issues, tolls, profits,


revenues and other income from the Trust Estate or any part hereof, to use,

consume and dispose of any consumables, goods, wares and merchandise in the ordinary course of business of operating the Casino-Hotel and to adjust and settle all matters relating to choses in action, leases and contracts.



          Section 2.02.  OBSOLETE PROPERTY; TANGIBLE PERSONAL PROPERTY; LEASE

MODIFICATIONS.  The Mortgagor shall have the right, at any time and from time to time, unless an Event of Default shall have occurred and be continuing,

without any release from or consent by the Mortgagee:



          (a)  to sell or dispose of, free from the lien of this Mortgage, any

     Tangible Personal Property which, in its reasonable opinion, may have become obsolete or unfit for use or which is no longer necessary in the conduct of its businesses or the operation of the Trust Estate, and no purchaser of any such property shall be bound to inquire into any question affecting the Mortgagor's right to sell or otherwise dispose of the same, free from the lien of this Mortgage;



          (b)to alter, repair, replace, change the location (provided notice shall be given to Mortgagee as to any new location) or position of and add to any Tangible Personal Property; provided, however, that no change shall be made in the location of any such property subject to the lien pf this Mortgage which would in any respect impair the security of this

     Mortgage upon such property; or



          (c)  to renew, extend, surrender, terminate, modify or amend any leases of Tangible Personal Property, when, in the Mortgagor's reasonable opinion, it is prudent to do so.



          The Mortgagor shall retain any net cash proceeds (subject to the right to pay dividends or make cash distributions pursuant to Section 12.07 of the Indenture) received from the sale or disposition of any Tangible

Personal Property under Subsection (a) of this Section 2.02, in the business of operating the Casino-Hotel.



          The Mortgagee shall be under no responsibility or duty with respect to the exercise of the rights of the Mortgagor under this Section 2.02 or the application of the proceeds of any sale or disposition of any Tangible

Personal Property.



          The Mortgagee shall, from time to time, promptly execute any written instrument in form satisfactory to it to confirm the propriety of any action taken by the Mortgagor under this Section 2.02, upon receipt by the Mortgagee of an Officers' Certificate stating that the action so to be confirmed was duly taken in conformity with this Section 2.02, and that the execution of such written instrument is appropriate to confirm the propriety of such action under this Section 2.02, PROVIDED, that the Mortgagee shall have no liability thereunder and all costs and expenses (including reasonable attorneys' fees)

shall be paid by the Mortgagor.



          Section 2.03.  OTHER EXCEPTED PROPERTY.  Notwithstanding any

provisions contained in this Mortgage or the Indenture to the contrary,

including, without limitation, the provisions of Granting Clauses Fifth and

Sixth and of Articles Two and Five hereof, if

the Mortgagor acquires Tangible Personal Property and other items constituting operating assets, such as computer software subject to any FF&E Financing

Agreement, or becomes the lessee under a lease for any of the same and if the document evidencing such F&E Financing Agreement prohibits subordinate liens or the provisions of any such lease prohibits any assignment thereof by the lessee, and if any such prohibition is customary with respect to similar transactions of the lender or lessor, as the case may be, then the property so purchased or the lessee's interest in the lease, as the case may be, shall be deemed to be Excepted Property.  If any such FF&E Financing Agreement permits subordinate liens then the Mortgagee agrees to execute and deliver to the

Mortgagor, at the Mortgagor's expense, such documents as the holder of such

FF&E Financing Agreement may reasonably request to evidence the subordination of the lien of this Mortgage to the lien of such FF&E Financing Agreement.



          Section 2.04.  [Reserved]



          Section 2.05.  RELEASED LAND.



          (a)  Notwithstanding anything to the contrary herein contained, the

Mortgagor shall have the right, at any time and from time to time, unless an

Event of Default shall have occurred and be continuing, to convey all or any part
of the Released Fee Land (the land to be so conveyed is hereinafter referred to as the "Released Land"), free from the lien of the Mortgage, provided that:



          (i)  the Mortgagor furnishes the Mortgagee with an Officers'

     Certificate requesting the release of such property from the Trust Estate and stating (w) so long as the Released Land is owned or used by an

     Affiliate of the Mortgagor, the Released Land shall not be operated in a manner in competition with the operation of the Casino-Hotel as a casino,

     (x) that no permanent structures have been constructed on the Released

     Land, (y) that the Mortgagor is not required to hold the Released Land in, order to maintain all Permits and in order to comply with the provisions of all material contracts to which the Mortgagor is a party or by which the Mortgagor is bound and either (A) the Mortgagor has made adequate provision to maintain all Permits and to comply

     with such contractual requirements by:  (1) owning and using the balance of the Trust Estate; (2) acquiring fee title to any real property that would enable Mortgagor to maintain all Permits and satisfy such contractual requirements; or (3) acquiring a Qualified Leasehold Interest in real property that would enable the Mortgagor to maintain such Permits and satisfy such contractual requirements; or (B) neither the requirements of such Permits nor such contracts require the Mortgagor to own the Released Land or use or operate any land in the manner in which the Released Land is intended to be used; or (C) such requirements have been waived, and (z) that such conveyance will not materially interfere with the operation of the Casino-Hotel;



          (ii)  the Mortgagor delivers to the Mortgagee an Opinion of Counsel to the effect that the Mortgagor is not required to own and use the

     Released Land in order to maintain in good standing all Permits or by the provisions of any material contract to which the Mortgagor is a party or by which it is bound to own and use the Released Land;



          (iii)  the Mortgagor delivers to the Mortgagee, if applicable, an endorsement to the Original Policy in accordance with Section 2.05(d);



          (iv)  the Mortgagor delivers to the Mortgagee an executed

     counterpart of the instruments of conveyance in recordable form, which shall contain a covenant prohibiting the use of the Released Land by any

     Affiliate of the Mortgagor (A) as a casino or (B) in a manner in competition with the operation of
     the Casino-Hotel as a casino prior to the latest Stated Maturity Date of the Note; and



          (v)  in the case of a conveyance or release described in (A) or (B)

     above, if the Released Land is being conveyed to an Affiliate of the

     Mortgagor, the cash consideration received by the Mortgagor for the

     Released Land shall not be less than the product of the Release Price multiplied by the area (in square feet) of the Released Land.



          (b)  The Mortgagee shall, from time to time, promptly execute any written instrument in form reasonably satisfactory to the prospective purchaser to confirm the release of the Released Fee Land, upon receipt by the Mortgagee of an Officers' Certificate stating that the Mortgagor is entitled to such release by virtue of the Mortgagor's compliance with this

Section 2.05, PROVIDED, that the Mortgagee shall have no liability thereunder and all costs and expenses (including reasonable attorneys' fees)  shall be paid by the Mortgagor.



          Section 2.06.  RELEASED FEE LAND.



          (a)  Notwithstanding anything to the contrary herein contained, in the event the Mortgagor intends to exercise an option to acquire fee title to

Leased Land under the provisions of any Ground Lease, the Mortgagor shall have the right, unless an Event of Default shall have occurred and be continuing,

to have an Affiliate exercise such options(s) or for the Mortgagor to exercise such options(s) on behalf of an Affiliate and in connection therewith to cause fee simple title to the Leased Land or any part thereof to be conveyed to an

Affiliate of the Mortgagor (provided that no portion of the purchase price of the Leased Land or part thereof is paid by Mortgagor), free from the lien of this Mortgage (the land to be so conveyed is hereinafter referred to as the

"Released Fee Land"), provided that the Mortgagor furnishes the Mortgagee with the following:



          (i)  an Officers' Certificate requesting the release of the Released

     Fee Land from the Trust Estate and stating that (A) the Mortgagor is not required to own the Released Fee Land in order to maintain all Permits and in order to comply with the provisions of all material contracts to which the Mortgagor is a party or by which the Mortgagor is bound, (B)

     such Affiliate has received all Permits necessary to own the Released Fee

     Land (including without limitation all approvals required by the Casino

     Control Commission of the State of New Jersey), (C) there has been delivered to the Mortgagor and the Mortgagee a true copy of an instrument executed by such Affiliate stating that

     (i) such Affiliate may only engage in the activity of owning the

     Released  Fee Land and (ii) such Affiliate shall not convey the Released

     Fee Land to another Affiliate of the Mortgagor, unless such other

     Affiliate executes and delivers to the Mortgagor and the Mortgagee, the instruments that would have been required to be delivered pursuant to clause (C) if the Mortgagor conveyed the Released Fee Land to such other Affiliate (provided that this restriction shall only be effective until such time as this Mortgage shall be satisfied of record) and (D)

     the deed conveying the Released Fee Land to such Affiliate shall state that such conveyance is made subject to the terms, provisions and conditions of the applicable Ground Lease and that the fee and leasehold interests in the Released Fee Land shall not merge by reason of the

     Mortgagor and/or any Affiliate owning both the leasehold and fee estate therein, and that such estates shall always remain separate and distinct;



          (ii)  an Opinion of Counsel to the effect that (A) the Mortgagor is not required to own the Released Fee Land in order to maintain in good standing all Permits or by the provisions of any material contract to which the Mortgagor is a party or by which it is bound to own the

     Released Fee Land and (B) the instruments described in clause (C) of subparagraph (i) were duly executed by and are binding upon such

     Affiliate; and



          (iii)  an endorsement to the Original Policy, confirming that no merger of the fee and leasehold estates in the Released Fee Land has resulted from such conveyance.



In addition, simultaneously with such acquisition, the Affiliate and Mortgagor shall enter into an instrument in form and substance reasonably satisfactory to Mortgagee, amending the applicable Ground Lease to provide such mortgagee protections as are customary and to the extent reasonably required by

Mortgagee, including, without limitation, (A) a covenant of the landlord not to terminate the Ground Lease for any reason whatsoever (including without limitation, due to any default by tenant of its obligations under such Ground

Lease), and (B) an agreement by the landlord not to accept payment of any fixed or base rent from the tenant (and, if tendered by the Mortgagor, and agreement to return same to the Mortgagor) or any other charges payable thereunder at any time that an Event of Default shall have occurred and shall be continuing.



          (b)  The Mortgagee shall, from time to time, promptly execute any written instrument in form reasonably satisfactory to the prospective purchaser to confirm the
release of the Released Fee Land, upon receipt by the Mortgagee of an

Officers' Certificate stating that the Mortgagor is entitled to such release by virtue of the Mortgagor's compliance with this Section 2.06, PROVIDED that the Mortgagee shall

have no liability thereunder and all costs and expenses (including reasonable attorneys' fees) shall be paid by the Mortgagor.



          Section 2.07.  AFTER-ACQUIRED FEE MORTGAGES.



          (a)  Notwithstanding anything contained herein to the contrary (i)

if no Event of Default has occurred and is continuing and (ii) if the

Mortgagor shall acquire Released Fee Land, then simultaneously with the acquisition thereof, the Mortgagor shall have the right to encumber such fee simple title with a mortgage (such mortgage and any refinancing thereof permitted by the Indenture is hereinafter referred to as an "After-Acquired

Fee Mortgage").  The lien of this Mortgage on the Released Fee Land shall be subordinated to the lien of the After-Acquired Fee Mortgage on the Released

Fee Land (and to the lien of other Superior Mortgages which shall become a lien thereon in accordance with the terms thereof), provided the following conditions are satisfied:



               (i)  the After-Acquired Fee Mortgage encumbers the fee simple title to such real property and no other property;



               (ii)  the indebtedness secured by the After-Acquired Fee

     Mortgage (A) does not exceed 75% of the cost to the Mortgagor of such fee simple title at the time of the acquisition and (B) satisfies the criteria set forth in Section 12.08 of the Indenture;



               (iii)  in the event the After-Acquired Fee Mortgage encumbers fee simple title to the Leased Land or any part thereof, such

     After-Acquired Fee Mortgage contains provisions binding on the holder of the After-Acquired Fee Mortgage and its successors and assigns confirming the provisions of Section 5.21(d) of this Mortgage;



               (iv)  the Released Fee Land is not being acquired from an

     Affiliate of the Mortgagor;



               (v)  the After-Acquired Fee Mortgage and other loan documents shall contain a provision binding upon the holder of such After-Acquired

     Fee Mortgage and other loan documents that all insurance proceeds in the event of a Casualty and awards for Takings of less than the entire

     Released Fee Land shall be used for purposes of Restoration; and

               (vi)  the Mortgagor delivers to the Mortgagee an Officers'

     Certificate requesting such subordination and certifying that the requirements of (i) through (v) above have been satisfied.



          (b) Anything contained in this Section 2.07 or elsewhere in this

Mortgage to the contrary notwithstandi, the subordination of this Mortgage to any After-Acquired Fee Mortgage constituting a lien on Released Fee Land shall not be self-operative but shall be effective only upon the execution and delivery by the Mortgagee of an instrument in writing effecting such subordination.  The Mortgagee shall deliver such instrument of subordination on the following conditions:  (x) the Mortgagee shall have received an

Officers' Certificate confirming that the conditions of (i)

through (vi) of paragraph (a) have been satisfied, together with a true and correct copy of the After-Acquired Fee Mortgage and all other instruments securing the indebtedness evidenced thereby and (y) the instrument of subordination shall specifically state that this Mortgage is being subordinated not with respect to the lien of this Mortgage on the Ground Lease or on the leasehold estate created thereby, but only with respect to the fee simple title to the Leased Land or applicable part thereof and only if and to the extent that the After-Acquired Fee Mortgage being subordinated to is subject and subordinate to the Ground Lease and the leasehold estate created thereby.



                                 ARTICLE THREE



                                    REMEDIES



            Section 3.01.  EVENTS OF DEFAULT.  "Event of Default," whenever used herein, means any one of following events (including any applicable notice requirement and any period of grace as specified in this Section 3.01)

(whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment,

decree or order of any court or any order, rule or regulation of any administrative or governmental body):



          (a)  default in the payment of any interest on the Note when such interest becomes due and payable and continuance of such default for a period of 10 days after there has been given a written notice to the

     Mortgagor specifying such default and stating that such notice is a

     "Notice of Default" hereunder; or



          (b)  default in the payment of the principal of any Note at its

     Maturity; or

          (c)  an "Event of Default" as defined in Section 3.01 of the

     Guaranty Mortgage shall occur; or



          (d)  default in the payment of any other sum due under the Note or this Mortgage and the continuance of such default for a period of 10 days after there has been given to the Mortgagor a written notice specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or



          (e)  default in the performance, or breach, of any covenant of the

     Mortgagor in this Mortgage (other than a covenant a default in the performance or breach of which is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of

     30 days after there has been given to the Mortgagor a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, unless

     (i) the default or breach is of such a nature that is curable but not susceptible of being cured with due diligence within such 30-day period

     (for reasons other than the lack of funds), (ii) the Mortgagor delivers an Officers' Certificate to the Mortgagee within such 30-day period stating (A) the applicability of the provisions of Clause (i) to such default or breach, (B) the Mortgagor's intention to remedy such default or breach with reasonable diligence and (C) the steps which the Mortgagor has undertaken to remedy such default or breach and (iii) the Mortgagor delivers to the Mortgagee additional Officers' Certificates every 30 days thereafter updating the information contained in the certificate described in Clause (ii), in which case such 30 day period shall be extended for such further period of time as may reasonably be required to cure the same, provided that the Mortgagor is then proceeding and thereafter continues to proceed to cure the same with reasonable diligence; or



          (f)  an "Event of Default" as defined in Section 7.01 of the

     Indenture, shall occur; or



          (g)  default by the Mortgagor under any of the terms of any Ground

     Lease which shall not be fully cured or waived prior to the expiration of any grace period contained in such Ground Lease, unless prior to the expiration of such grace period, the Mortgagor gives the Mortgagee an

     Officers' Certificate, an Opinion of Counsel and a true copy of the

     Injunction referred to below, which Certificate and Opinion state that

     (i) a court of competent jurisdiction has issued an injunction (which is in force and effect and has not been modified or reversed on appeal)

     tolling or staying
     the expiration of the grace period set forth in such Ground Lease with respect to such default, (ii) such injunction specifically provides that in addition to the tolling or stay describe in (i) above, such tolling or stay also applies to the Mortgagee for purposes of determining the duration and expiration of the periods during which the Mortgagee may exercise its rights under such Ground Lease (including without limitation, periods to cure lessee defaults and delivering a guarantee and the period during which the Mortgagee may elect to enter into a new lease thereunder), (iii) such injunction further provides that the tolling or stay under (i) and (ii) shall be effective until such time that the Mortgagee is personally served with notice of the expiration of such injunction and (iv) the Mortgagee is named as a party in any action or proceeding involving such injunction and therefore entitled to notice of any modification or termination thereof; and, if such injunction is issued, then so long as such injunction remains in force and effect and the preceding provisions of this Section 3.01(g) have been complied with,

     the grace period referred to in the third line of this subparagraph (g)

     shall be deemed to mean the grace period after giving effect to any such tolling or stay in (i) above; or



          (h)  default by the Mortgagor under any of the terms of any Superior

     Mortgage which default results in the acceleration of the maturity of such Superior Mortgage and which shall not be fully cured or waived prior to the expiration of any grace period contained in such Superior

     Mortgage, unless prior to the expiration of such grace period, the

     Mortgagor gives the Mortgagee an Officers' Certificate and an Opinion of

     Counsel and a true copy of the injunction referred to below, which

     Certificate and Opinion shall state (i) that a court of competent jurisdiction has issued an injunction (which is in force and effect and has not been modified or reversed on appeal) tolling or staying the expiration of the grace period set forth in such Superior Mortgage with respect to such default and (ii) the Mortgagee is named a party in any action or proceeding relating to such injunction and therefore is entitled to notice of any modification or termination thereof;  and if such injunction is issued, then so long as such injunction remains in force and effect, and the preceding provisions of this Section 3.01(h)

     have been complied with, the grace period referred to in the third line of this subparagraph (h) shall be deemed to mean the grace period after giving effect to any such tolling or stay; or

          (i)  any modification, amendment or supplement of any Ground Lease without the prior written consent of the Mortgage; or





          (j)  any modification, amendment or supplement of any Superior

     Mortgage without the prior written consent of the Mortgagee, except to the extent that such modification, amendment or supplement is permitted by

     Section 5.22(b)(i) hereof; or





          (k)  default in the performance, or breach, of any of the provisions of Article Four and the continuance of such default or breach for a period of 60 days after there has been given a written notice to the

     Mortgagor specifying that such notice is a "Notice of Default" hereunder;

     or



          (l)  any representation or warranty of the Mortgagor set forth in this Mortgage or in any notice, certificate, demand or request delivered to the Mortgagee pursuant to this Mortgage shall prove to be incorrect as of the time when made and the facts constituting such incorrectness impairs the Mortgagee's security and such impairment continues for a period of 30 days after there has been given to the Mortgagor a written notice specifying that such notice is a "Notice of Default" hereunder,

     unless (i) such impairment is curable, but not susceptible of cure within such 30-day period (for reasons other than lack of funds), (ii) the

     Mortgagor gives an Officers' Certificate to the Mortgagee within such

     30-day period stating (A) the applicability of the provisions of (i) to such impairment, (B) the Mortgagor's intention to remedy the same with reasonable diligence and (C) the steps which the Mortgagor has undertaken to remedy such default or breach and (iii) the Mortgagor delivers to the

     Mortgagee additional Officers' Certificates every 30 days thereafter updating the information contained in the certificate described in (ii),

     in which case such 30-day period shall be extended for such further period of time as may reasonably be required to cure

     the same, provided that the Mortgagor is then proceeding and thereafter continues to proceed to cure the same with reasonable diligence.



          Section 3.02.  DEMAND UNDER NOTE.  If an Event of Default occurs and is continuing, then the Mortgagee may declare the Outstanding Amount of the

Note to be due and payable immediately, by a notice in writing to the

Mortgagor and upon any such declaration such principal shall become immediately due and payable.





          Section 3.03.  APPLICATION OF MONEYS RECEIVED BY MORTGAGEE.  Any

moneys received by the Mortgagee pursuant to the provisions of this Article Three (including moneys received by the Trustee after any action or act by the Mortgagee under Section 3.10) shall be applied by the Mortgagee in accordance with the provisions of Section 7.06 of the

Indenture.



          Section 3.04.  RESTORATION OF RIGHTS AND REMEDIES.  If the Mortgagee

has instituted any proceeding to enforce any right or remedy under this

Mortgage and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Mortgagee, then and in every such case the Mortgagor and the Mortgagee shall, subject to any determination in such proceeding, be restored to its former position hereunder, and thereafter all rights and remedies of the Mortgagee shall continue as though no such proceeding had been instituted.



          Section 3.05.  RIGHTS AND REMEDIES CUMULATIVE.  No right or remedy herein conferred upon or reserved to the Mortgagee is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.



          Section 3.06.  DELAY OR OMISSION NOT WAIVER.  No delay or omission of the Mortgagee to exercise any right or remedy accruing upon an Event of

Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article Three by law to the Mortgagee may be exercised, from time to time, and as often as may be deemed expedient, by the Mortgagee.



          Section 3.07.  UNDERTAKING FOR COSTS.  If any action or proceeding shall be commenced (including, without limitation, an action to foreclose this

Mortgage or to collect the indebtedness secured hereby) to which action or proceeding the Mortgagee is made or becomes a party, or in which it becomes necessary in the opinion of the Mortgagee to defend or uphold the lien of this

Mortgage, the Mortgagor shall pay to Mortgagee all expenses, including reasonable attorneys' fees and expenses, incurred by the Mortgagee in connection therewith, together with interest at the rate then payable on the

Note, from the date of payment less the net amount received by the Mortgagee or the Trustee, as their interests may appear under any title insurance policy, and, until paid, all such expenses, together with interest as aforesaid, shall be a lien on the Trust Estate.

          Section 3.08.  WAIVER OF APPRAISEMENT AND OTHER LAWS.  To the full extent that it may lawfully so agree, the Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement of this Mortgage or the absolute sale of the Trust Estate, or any part hereof, or the possession thereof by any purchaser at any sale under this Article Three; and the

Mortgagor, for itself and all who may claim under it, so far as it or they now or hereafter may lawfully do so, hereby waives the benefit of all such laws.

The Mortgagor, for itself and all who may claim under it, waives, to the extent that it may lawfully do so, all right to have the property in the Trust Estate marshalled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclose this Mortgage may order the sale of the Trust Estate as an entirety.



          If any law in this Section 3.08 referred to and now in force, of which the Mortgagor or its successor or successors might take advantage despite this Section 3.08, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the application of this Section 3.08.



          Section 3.09.  ENTRY.  The Mortgagor agrees that upon the occurrence of an Event of Default the Mortgagor, upon demand of the Mortgagee during the continuance thereof, shall forthwith surrender to the Mortgagee the actual possession of, and it shall be lawful for the Mortgagee by such officers or agents as it may appoint to enter and take possession of, the Trust Estate

(and the books and papers of the Mortgagor), and to hold, operate and manage the Trust Estate (including the making of all needful repairs, and such alterations, additions and improvements as the Mortgagee shall deem wise) and to receive the rents, issues, tolls, profits, revenues and other income thereof, and, after deducting the costs and expenses of entering, taking possession, holding, operating and managing the Trust Estate, as well as payments for taxes, insurance and other proper charges upon the Trust Estate and reasonable compensation to itself, its agents and counsel, to apply the same as provided in Section 3.03, PROVIDED, HOWEVER, that the Mortgagee's rights under this Section 3.09 shall be subject to the provisions of the New

Jersey Casino Control Act and Section 3.14. Whenever all that is then due upon the Note and under any of the terms of this Mortgage shall have been paid and all defaults hereunder shall have been made good, the Mortgagee shall surrender possession to the Mortgagor.

          Section 3.10.  POWER OF SALE; SUITS FOR ENFORCEMENT.  In case an

Event of Default shall occur and be continuing, the Mortgagee, with or without entry, in its discretion may:



               (a) sell, subject to any mandatory requirements of applicable law, the Trust Estate as an entirety, or in such parcels, as the

     Mortgagee may determine, to the highest bidder at public auction at such place and at such time (which sale may be adjourned by the Mortgagee from time to time in its discretion by announcement at the time and place fixed for such sale, without further notice) and upon such terms as the

     Mortgagee may fix and briefly specify in a notice of sale to be published as required by law; or



               (b)proceed to protect and enforce its rights under this

     Mortgage by sale pursuant to judicial proceedings or by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in

     this Mortgage or in aid of the execution of any power granted in this

     Mortgage or for the foreclosure of this Mortgage or for the enforcement of any other legal, equitable or other remedy, as the Mortgagee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Mortgagee; the failure to join tenants shall not be asserted as a defense to any foreclosure or proceeding to enforce the rights of the Mortgagee.



          Section 3.11.  INCIDENT OF SALE.  Upon any sale of any of the Trust

Estate, whether made under the power of sale hereby given or pursuant to judicial proceedings, to the extent permitted by law:



               (a)  the principal of and accrued interest on the Note, if not previously due, shall at once become and be immediately due and payable;



               (b)  subject to the provisions of Section 3.14 and the receipt of any required prior approvals of the New Jersey Casino Control

     Commission, the Mortgagee may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, delivery any notes or claims for interest thereon in lieu of cash to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such notes or claims for interest thereon, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the holders thereof after being appropriately stamped to show partial payment;



               (c)  the Mortgagee may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;



               (d)  the Mortgagee is hereby irrevocably appointed the true and lawful attorney of the Mortgagor, in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment and transfer of the property thus sold; and for that purpose it may execute all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more persons, firms or corporations with like power, the Mortgagor hereby ratifying and confirming all that its attorney or such substitute or substitutes shall lawfully do by virtue hereof; but if so requested by the Mortgagee or by any purchaser,

     the Mortgagor shall ratify and confirm any such sale or transfer by executing and delivering to the Mortgagee or to such purchaser or purchasers all proper deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request;



               (e)  all right, title, interest, claim and demand whatsoever,

     either at law or in equity or otherwise, of the Mortgagor of, in and to the property so sold shall be divested and such sale shall be a perpetual bar both at law and in equity against the Mortgagor, its successors and assigns, and against any and all persons claiming or who may claim the property sold or any part thereof from, through or under the Mortgagor,

     its successors and assigns; and



               (f)  the receipt of the Mortgagee or of the officer making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money and such purchaser or purchasers and his or their assigns or personal representatives shall not, after paying such purchase money and receiving such receipt, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or non-application thereof.



          Section 3.12. RECEIVER.  Upon the occurrence of an Event of Default and commencement of judicial proceedings by the Mortgagee to enforce any right under this Mortgage, the Mortgagee shall be entitled, as against the Mortgagor,

without notice or demand and without regard to the adequacy of the security for the Note or the solvency of the

Mortgagor, to the appointment of a receiver of the Trust Estate, and of the rents, issues, profits, revenues and other income thereof, PROVIDED, HOWEVER,

that the Mortgagee's rights under this Section 3.12 shall be subject to the provisions of the New Jersey Casino Control Act and Section 3.14 hereof.



          Section 3.13.  SUITS TO PROTECT THE TRUST ESTATE.  Upon 5 days'

prior written notice to the Mortgagor (or such shorter period or without notice if deemed necessary and appropriate by the Mortgagee), the Mortgagee shall have power to institute and maintain such proceedings as it may deem necessary and appropriate to prevent any impairment of the Trust Estate by any acts which may be unlawful or in violation of this Mortgage and to protect its interests in the Trust Estate and in the rents, issues, profits, revenues and other income arising therefrom, including power to institute and maintain proceedings to restrain the enforcement of or compliance with any governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be materially prejudicial to the interests of the Mortgagee.




          Section 3.14.  MANAGEMENT OF CASINO-HOTEL.  Notwithstanding any

provision of this Article Three to the contrary, following an Event of Default and the taking of possession of the Trust Estate or any part thereof by the

Mortgagee and/or the appointment of receiver of the Trust Estate or any part thereof, the Mortgagee or any such receiver shall be authorized, in addition to the rights and powers of the Mortgagee and such receiver set forth elsewhere in this Mortgage, to retain one or more experienced operators of hotels and/or casinos to manage the Casino-Hotel, PROVIDED that any such operator shall have all necessary legal qualifications, including all

Permits, to manage the Casino-Hotel.





                                 ARTICLE FOUR



                            CONSOLIDATION, MERGER,

                        CONVEYANCE, TRANSFER OR LEASE



          Section 4.01.  CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER ONLY ON

CERTAIN TERMS.  The Mortgagor shall comply with all provisions applicable to the Mortgagor in Article Ten of the Indenture.



          Section 4.02. SUCCESSOR ENTITY SUBSTITUTED.  Upon any consolidation or combination or any conveyance or transfer of the Trust Estate or any portion thereof in accordance with Section 10.01 of the Indenture, the successor entity formed by such consolidation or into which the Mortgagor is combined or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Mortgagor under this Mortgage with the same effect as if such successor entity had been named as the Mortgagor herein; PROVIDED, HOWEVER, that no such conveyance or transfer of the Trust Estate substantially as an entirety, unless such conveyance or transfer is in compliance with the provisions of Article Ten of the Indenture, shall have the effect of releasing the Person named as "the

Mortgagor" in the first paragraph of this instrument or any successor entity which shall theretofore have become such in the manner prescribed in such

Article Ten from its liability as obligor or maker of the Note.



          Section 4.03. LIMITATION ON SALES OF TRUST ESTATE.  Except as

otherwise expressly permitted by this Mortgage or the Indenture, the Mortgagor shall not sell, assign, lease, sublease, hypothecate, pledge, mortgage or otherwise transfer all or any part of the Trust Estate or any interest therein

(including without limitation any interest in the Ground Leases).  Without limiting the generality of the foregoing, the Mortgagor shall not separate, or attempt to separate, its ownership of its interest in the Ground Leases from its ownership of the buildings constituting the Casino-Hotel or any part thereof.



                                 ARTICLE FIVE



                  COVENANTS AND REPRESENTATIONS OF MORTGAGOR



          Section 5.01.  PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.  The

Mortgagor will duly and punctually pay the principal of (and premium, if any)

and interest on the Note in accordance with the terms of the Note and this

Mortgage.



          Section 5.02.  FF&E FINANCING AGREEMENTS.  The Mortgagor covenants and agrees to comply with all of the terms and conditions set forth in any

FF&E Financing Agreements before the expiration of any applicable notice and cure periods contained in the FF&E Financing Agreements.



          Section 5.03.  LIMITATIONS ON LIENS.



          (a)  The Mortgagor will not create, incur, suffer or permit to be created or incurred or to exist any mortgage, lien, charge or encumbrance on or pledge of any of the Trust Estate, other than (i) Permitted Encumbrances,

(ii) liens on the Trust Estate in connection with indebtedness permitted by clauses (i), (ii), (iii), (iv) or (v) of Section 12.08(a) of the Indenture,

and (iii) a building contract or a notice of intention filed by a mechanic, materialman or laborer under the New Jersey lien law. Without limiting the generality of the foregoing sentence but notwithstanding the provisions of the foregoing sentence, the Mortgagor shall not be deemed to have breached the provisions of the foregoing sentence by virtue of the existence of a lien for Impositions or mechanics liens so long as the

Mortgagor is in good faith contesting the validity of the same in accordance with the provisions of Section 5.09 to the extent that the matters described in (i) and (ii) do not constitute a default under any Ground Lease or Superior

Mortgage.



          (b)  Mortgagee acknowledges that, contemporaneously with the execution and delivery of this Mortgage, it has assigned this Mortgage to the

Trustee and that the Trustee is also the mortgagee under the Guaranty

Mortgage, which Guaranty Mortgage creates a lien upon the same Trust Estate

PARI PASSU with the lien of this Mortgage. Mortgagee further acknowledges and agrees that whenever it is provided in the Guaranty Mortgage that the

Mortgagor shall deliver any notice or document, or is require to make any payment thereunder, the delivery of such notice or document or the making of such payment pursuant to the terms of the Guaranty Mortgage shall also constitute the delivery of such notice or document or the making of such payment in satisfaction of the terms, conditions and provisions of this

Mortgage to the same extent as the same constitutes satisfaction of the terms,

conditions and provisions of the Guaranty Mortgage.



          Section 5.04. [Reserved]



          Section 5.05.  ACTIONS AND PROCEEDINGS.  The Mortgagor hereby acknowledges the right of the Mortgagee, in the name of and on behalf of the

Mortgagor, (a) to appear in and defend any action or proceeding brought with respect to the Trust Estate or any part thereof and (b) upon 5 days' prior written notice to the Mortgagor (or such shorter period or without notice if deemed necessary and appropriate by the Mortgage), to commence any action or proceeding to protect the interest of the Mortgagee in the Trust Estate.



          Section 5.06.  WARRANTY OF LEASEHOLD ESTATE AND TITLE.  The

Mortgagor represents and warrants that as of the date hereof:



          (a)  it is duly authorized under the laws of the State of New Jersey and all other applicable laws to execute and deliver this Mortgage, and all corporate action on its part necessary for the valid execution and delivery of this Mortgage has been duly and effectively taken;

          (b)  it is the lawful owner and is lawfully seized and possessed of the Owned Land and all buildings and improvements thereon, free and clear of all liens, charges or encumbrances, other than the lien of the

     Mortgage Documents, any Working Capital Facility Lien and Existing

     Encumbrances;



          (c)  it is the holder of and has good and marketable title to the leasehold interests and leasehold estates under the Ground Leases and to the Ground Leases, subject to no lien, encumbrance or charge other than the lien of the Mortgage Documents, any Working Capital Facility Lien and

     Existing Encumbrances;



          (d)  (i) the Ground Leases are valid and subsisting demises of the


     Leased Land for the terms therein set forth, (ii) there are no defaults thereunder by any Lessor or the lessee as to which written notice has been given to or by the lessee, (iii) the Mortgagor has delivered true and correct copies of the Ground Leases and all modifications, amendments and supplements thereto, and (iv) each of the Ground Leases is in full force and effect and has not been modified, amended or supplemented,

     except as described on Schedule 2;



         (e) it has good title to the Operating Assets, subject to no lien,

     encumbrance or charge, other than the lien of the Mortgage Documents, any

     Working Capital Facility Lien and Existing Encumbrances; and



          (f)  the Mortgagor has good and lawful right and authority to execute this Mortgage and to grant, bargain, sell, alien, convey, assign,

     transfer, hypothecate, pledge, mortgage and confirm the Trust Estate as provided herein (including without limitation with respect to the

     Operating Assets and the Ground Leases, without the consent of any third party, other than governmental authorities but any applicable or necessary consent or approval of any such governmental authority has been given or waived at or prior to the execution and delivery of this

     Mortgage), and this Mortgage constitutes a valid second mortgage lien and second priority security interest in the Trust Estate PARI PASSU with the lien of the Guaranty Mortgage, subject only to Working Capital Facility

     Liens and Existing Encumbrances.



          The Mortgagor hereby does and will forever warrant and defend (x)

the title to Trust Estate (including without limitation, its leasehold estates under the lessee's interests in the Ground Leases) (subject to Permitted

Encumbrances) and (y) the priority of the lien of this

Mortgage (subject to Permitted Encumbrances other than Restricted

Encumbrances), against the claims and demands of all persons whomsoever, at the Mortgagor's sole cost and expense.



          Section 5.07.  FURTHER ASSURANCES; RECORDING.  The Mortgagor will,

as provided in Section 5.13, from time to time subject its right, title an interest under all Leases to the lien of this Mortgage.



          The Mortgagor will cause this instrument and all other instruments of further assurance, including all financing statements and continuation statements covering security interests in personal property, to be promptly recorded, registered and filed, and at all times to be kept recorded,

registered and filed, and will execute and file such financing statements and cause to be issued and filed such continuation statements, all in such manner and in such places as may be required by law or as requested by the

Mortgagee to fully preserve and protect the rights of the Mortgagee as a secured party under the Uniform Commercial Code to all property comprising the

Trust Estate (to the extent a grant of a security interest therein is governed by the Uniform Commercial Code) and to perfect, preserve and protect the lien of this Mortgage as a valid mortgage lien of record and a valid security interest on the Trust Estate subject to Permitted Encumbrances (other than

Restricted Encumbrances).



          The Mortgagor will pay all filing or recording fees, and all expenses incident to the execution and delivery of this Mortgage, and any instrument of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, mposts, assessments and charges arising out of or in connection with the execution and delivery of the Note, this

Mortgage, any financing statement or continuation statement with respect to the personal property constituting part of the Trust Estate or any instrument of further assurance.



          Section 5.08.  PAYMENT OF TAXES AND CERTAIN CLAIMS; MAINTENANCE OF

PROPERTIES; COMPLIANCE WITH LEGAL REQUIREMENTS AND INSURANCE REQUIREMENTS.

The Mortgagor will:



          (a)  subject to the provisions of Section 5.09 relating to contests,

     pay or cause to be paid promptly (or when installments of the same shall become due and payable, if, by law or by agreement or arrangement with the applicable governmental agency or authority, the same may be paid in installments) before any fine, penalty, interest or cost may be added for nonpayment (but no later than when the same are payable by the Mortgagor dpursuant to any Superior Instrument

     Requirement), all taxes (including, without limitation, real estate taxes,

     personal or other property taxes and all sales, value added, use and similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed prior to the satisfaction of this Mortgage), water, sewer or other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all interest, additions to tax and penalties thereon),

     that may be assessed, levied, confirmed or imposed on  or in respect of or be a lien upon (1) the Trust Estate (including without limitation the

     Leased Land) or any part thereof or any rent therefrom or any estate, right or interest therein, or (2) any acquisition, occupancy, use, leasing, or possession of or activity conducted on the real property or any part thereof included in the Trust Estate or any gross receipts thereof or of the rent therefrom (all of the foregoing being referred to collectively as

     "Impositions").  Notwithstanding the foregoing or any other provision of this Mortgage, the Mortgagor shall not be required to pay any income,

     profits or revenue tax upon the income of the Mortgagee, the Trustee or any

     Noteholder nor any franchise, excise, corporate, estate, inheritance,

     succession, capital levy or transfer tax of the Mortgagee, the Trustee or the Noteholder nor any interest, additions to tax or penalties in respect thereof, unless such tax is imposed, levied or assessed n substitution for any Impositions that the Mortgagor is required to pay pursuant to this

     Section 5.08.  The Mortgagor will deliver to the Mortgagee official receipts or other proof evidencing payments of any Impositions in accordance with the requirements of this Section 5.08.  The Mortgagor shall not be entitled to any credit for taxes or assessments paid against the

     Note;



          (b)  except for such property which the Mortgagor may dispose of or replace pursuant to Section 2.02, maintain and keep all its properties used or useful in the conduct of its business (other than obsolete equipment),

     including, without limitation, the Casino-Hotel and all Tangible Personal

     Property, in such good repair, working order and condition, except for reasonable wear and use, and make or cause to be made all such needful and proper repairs, renewals and replacements thereto consistent with the standards of other casino-hotels in Atlantic City, New Jersey;

          (c)  occupy and continuously operate the Casino-Hotel and keep the

     Casino-Hotel supplied with Tangible Personal Property, all in a manner consistent with the standards of other casino-hotels in Atlantic City, New

     Jersey (provided that nothing contained in this Section 5.08(c) shall be deemed to reduce the time period set forth in Section 3.01(f));



          (d) subject to the provisions of Section 5.09 relating to contests,

     the Mortgagor at its sole expense will timely (1) comply with all Legal

     Requirements and Insurance Requirements, whether or not compliance therewith shall require structural changes in the buildings and improvements included in the Trust Estate or interfere with the use and enjoyment of the Trust Estate or any part thereof, (2) procure, maintain and comply with all permits and other authorizations required for (i) the use of the Casino as a gaming and gambling facility, (ii) the on-premises consumption of alcoholic beverages at the Casino-Hotel and (iii) any other use of the Trust Estate or any part thereof then being made, and for the proper erection, installation, operation and maintenance of the improvements or any part thereof, and (3) comply with any instruments of record at the time in force affecting the Trust Estate or any part thereof,

     if the failure to comply with the same would impair the Mortgagee's security hereunder. Without limiting the generality of the foregoing, the

     Mortgagor represents and warrants that at the time of the execution of this

     Mortgage, the Mortgagor is in compliance with the requirements of clauses

     (1), (2) and (3);



          (e) in the event of the passage after the date of this

     Mortgage of any law of the State of New Jersey, or any other governmental entity, changing in any way the laws now in force for the

     taxation of mortgages, or debts secured thereby, for state or local purposes, or the manner of the operation of any such taxes, so as to affect the interest of the Mortgagee, then and in such event, the Mortgagor shall bear and pay the full amount of such taxes, provided that if for any reason payment by the Mortgagor of any such new or additional taxes would be unlawful or if the payment thereof would constitute usury or render the indebtedness secured hereby wholly or partially usurious under any of the terms or provisions of the Note, or this Mortgage, or otherwise, the

     Mortgagee may, at the Mortgagee's option, declare the whole sum secured by this Mortgage, with interest thereon, to be due and payable 90 days after notice of election thereof has been given by the Mortgagee, or the Mortgagee may, at the Mortgagee's option, pay that amount or portion of such taxes as renders the loan or
     indebtedness secured hereby unlawful or usurious, in which event the

     Mortgagor shall concurrently therewith pay the remaining lawful and nonusurious portion or balance of such taxes.



          Section 5.09.  PERMITTED CONTESTS.  The Mortgagor may, at its sole expense, contest by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part of any Imposition or lien therefor or any Legal Requirement or Insurance

Requirement or the application of

any instrument of record affecting the Trust Estate or any part thereof or any claims of mechanics, materialmen, suppliers, or vendors or lien therefore, and may withhold payment of the same pending such proceedings if permitted by law,

or make payment under protest, or defer compliance with any such Legal

Requirement, any such Insurance Requirement or the terms of any such instrument, and the same shall not be a Default hereunder, provided that

(a) in the case of any Impositions or lien therefor or any claims of mechanics, materialmen, suppliers or vendors or lien therefor, such proceedings shall suspend the collection thereof from each of the Mortgagor,

the Mortgagee, the Trustee, the Noteholder and the Trust Estate, (b) neither the Trust Estate nor any interest therein would be in any danger of being sold, forfeited, or lost, (c) such action would not result in or constitute a default under any Ground Lease or Superior Mortgage, (d) in the case of a

Legal Requirement, neither the Noteholder nor the Mortgagee shall be in any danger of any civil or any criminal liability, and the failure of the

Mortgagor to comply with such Legal Requirement shall not affect the continuance in good standing of any Permit or result in the suspension,

termination, non-renewal or material adverse modification of any permit, and

(e) in the case of an Insurance Requirement, the failure of the Mortgagor to comply therewith shall not affect the validity of any insurance required to be maintained by the Mortgagor hereunder.



          Section 5.10.  MECHANICS' AND OTHER LIENS.  Without limiting the generality of the first sentence of Section 5.03 and notwithstanding the provisions of Section 5.03(a)(ii), the Mortgagor will cause to be removed,

either by payment, or bonding or otherwise, all claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on the Premises and/or Trust Estate or any part thereof, or on the revenues, rents, issues, income and profits arising therefrom and in general will do or cause to be done everything necessary so that the lien hereof shall be fully preserved, at the cost of the

Mortgagor, without expense to the Mortgagee.

          Section 5.11.  INSURANCE.



          (a)  The Mortgagor will, at its expense, maintain with Insurers:



          (1) insurance with respect to the Mortgagor's insurable properties constituting a part of the Trust Estate against loss or damage by fire,

     lightning, and other risks from time to time included under "all-risk"

     policies and against loss or damage by sprinkler leakage, water damage,

     collapse, malicious mischief and explosion in respect of any steam and pressure boiler and similar apparatus located on such insurable properties, in amounts at all times sufficient to prevent the Mortgagor from becoming a coinsurer within the terms of the applicable policies,

     but in any event such insurance shall be maintained in such insurable amounts not less than the greatest of the following (hereinafter referred to as the "Insurance Amount"): (i) 100% of the then full insurable value of such insurable properties, the term "full insurable value" to mean the actual replacement cost (excluding the costs of foundation, footing,

     excavation, paving, landscaping and other similar, non-insurable improvements) determined from time to time (but not less frequently than once in any 36 calendar months), by an Architect, contractor, appraiser,

     or an Insurer, (ii) the then Outstanding Amount of any First Mortgage

     Debt, including the Note or (iii) the amount required to be maintained pursuant to the Superior Instrument Requirements;



          [(2) war risk insurance as and when such insurance is obtainable from the United States of America or any agency thereof as promptly as reasonably practicable after the same becomes so obtainable, in an amount not less than the Insurance Amount, or in such lesser amount as may then be so obtainable;]



          (3)  public liability, including personal injury and property damage and comprehensive general liability connected with the possession, use,

     leasing, operation or condition of such insurable properties in such amounts as, in the Mortgagor's judgment, are prudent, considering the cost of such insurance, for personal injury and property damage with respect to any one occurrence, which may be under an umbrella policy.

     Anything contained in this clause (3) to the contrary notwithstanding,

     the Superior Instrument Requirements with respect to the kinds and amount of insurance described in this clause (3) shall be satisfied by the

     Mortgagor;

          (4) appropriate workers' compensation insurance with respect to any work (to the extent the risks to be covered thereby are not already covered by other policies of insurance maintained by the Mortgagor) on or about such insurable properties;



          (5)  business interruption insurance covering not less than [12]

     months of loss, provided that, following [19__], at any time that the

     Mortgagor is renewing any policy for such insurance or taking out any new or replacement such policy covering a period of less than 12 months, the

     Mortgagor shall deliver to the Mortgagee an Officers' Certificate certifying that the period of coverage to be maintained by the Mortgagor under such policy is the maximum that can be maintained at rates determined by the Mortgagor to be reasonable for such coverage;



          (6)  to the extent available, flood insurance in an amount not less than the Insurance Amount, or such lesser amount as may then be so obtainable; and







          (7)  such other insurance with respect to such insurable properties against loss or damage of the kinds (i) from time to time customarily insured against by persons owning or using casino-hotels of comparable size in the boardwalk area of Atlantic City, New Jersey and (ii) required to be maintained pursuant to the Superior Instrument Requirements.



          Notwithstanding the foregoing, to the extent permitted by Superior

Instrument Requirements, (i) the Mortgagor shall be permitted to maintain a deductible with respect to the insurance policies described in clauses (1),

(2), (6) and (7) in an amount not to exceed (x) for the twelve month period commencing the date hereof, [$100,000] with respect to the insurance policies described in clause (1), (2), (6) and (7) thereafter, the customary deductible

(if any) with respect to the insurance maintained by casino-hotels of a similar size and value in Atlantic City, New Jersey (but in no event more than

[$1,000,000]), (ii) the Mortgagor shall be permitted to maintain a deductible with respect to the insurance policies described in clause (3) in an amount not to exceed the amount of deductible as is customarily maintained by casino-hotels of similar size in Atlantic City, New Jersey, (iii) the

Mortgagor shall not reduce its insurance coverage for the matters described in clause (3) (which for purposes of this paragraph means a reduction in single limits or an increase in deductible) unless and until the Mortgagor delivers to the Mortgagee an Officers' Certificate certifying (w) that the coverage the

Mortgagor was theretofore maintaining cannot be maintained atrates determined by the Mortgagor to be reasonable for such coverage, (x) the amount of the proposed reduction, (y)
the premium for the existing and the proposed reduced coverage, and (z) that the proposed deductible satisfied the criteria set forth in this clause (iii),

and (iv) the Mortgagor shall be permitted to maintain a deductible with respect to the insurance policies described in clause (5) in the forms of and in an amount not to exceed the amount of deductible as is customarily maintained by casino-hotels of similar size in Atlantic City, New Jersey.



          (b)  Each policy of insurance maintained by the Mortgagor pursuant to Subsection (a) of this Section 5.11 shall, (1) except in the case of workers' compensation insurance, name as insureds the Mortgagee, the Mortgagor and to the extent required by the Superior Instrument Requirements, the

Lessors and the holders of the Superior Mortgages, (2) provide that all insurance proceeds for losses, except in the case of public liability insurance and workers' compensation insurance or as otherwise provided in Subsections

(d), (e) and (f) of this Section 5.11, be payable solely to the Mortgagee or such other party as is required to receive such proceeds under a Superior

Mortgage, (3) include effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all lost payees and named insureds (other than the Mortgagor) and all rights of subrogation against any named insured, (4) except in the case of public liability and workers' compensation insurance, provide that any losses shall be payable notwithstanding (i) any act, failure to act, negligence of,

or violation or breach of warranties, declarations or conditions contained in such policy by the Mortgagor or the Mortgagee or any other named insured or loss payee (including, without limitation, with respect to the Released Fee

Land, the holders of any After-Acquired Fee Mortgages), (ii) the occupation or use of the insurable properties for purposes more hazardous than permitted by the terms of the policy, (iii) any foreclosure or other proceeding or notice of sale relating to the insurable properties or (iv) any change in the title to or ownership or possession of the insurable properties,

(5) contain a non-contributory mortgagee clause in favor of the Mortgagee,

and (6) provide that if all or any part of such policy is cancelled,

terminated or expires, the insurer will forthwith give notice thereof to each named insured an loss payee and that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least

30 days after receipt by each named insured and loss payee of written notice thereof.



          (c)  The Mortgagor will deliver to the Mortgagee, (1) duplicate originals of all insurance policies that the Mortgagor is required to maintain pursuant to this Section 5.11 and (2) within 30 days after each reduction in insurance required to be maintained by the Mortgagor hereunder, an Officers' Certificate setting forth the articulars as to all such insurance policies and certifying that the same comply with the requirements of this Section 5.11, that all premiums or installments thereof then due thereon have been paid and that the same are in full force and effect.  The Mortgagee shall not be responsible for effecting or renewing any insurance or for the responsibility or solvency of the insurers.



          (d)  The Mortgagor shall give written notice to the Mortgagee immediately upon obtaining knowledge of any Casualty which (x) results in damage, loss or destruction in an amount in excess of [$5,000,000] to any buildings or improvements on the Premises and/or any Tangible Personal

Property or (y) pursuant to any Superior Instrument Requirement, would require the deposit of insurance proceeds with the Depositary, or action or proceeding with respect thereto.  Whenever the Superior Instrument Requirements require or permit the selection of the Depositary by the Mortgagor, the Mortgagor shall select the Insurance Trustee as the Depositary.  Within 30 days after any Casualty which results in any damage, loss or destruction in an amount in excess of [$10,000,000] to any buildings or improvements of the Premises and/or any Tangible Personal Property, the Mortgagor shall deliver to the

Mortgagee a certificate of an Architect stating whether, in such Architect's opinion, applicable Legal Requirements permit the Restoration of such buildings and improvements for the same uses and to the same size and quality in all material respects, as existed immediately prior to the Casualty (and if such certificate states the Legal Requirements do not permit such

Restoration, such certificate shall describe the manner closest approximating such criteria to which the buildings and improvements could be so restored and shall be accompanied by a Certificate of Appraised Value dated not more than

10 days prior to delivery setting forth the Appraised Value immediately prior to the Casualty and the estimated Appraised Value immediately after the

Restoration).  If the Mortgagor is required to deliver such Certificates of

Appraised Value and if based on such Certificates of Appraised Value immediately after Restoration, the aggregate Outstanding Amount of First

Mortgage Debt immediately after such Restoration shall exceed the greater of

(i) 66 2/3% of the Appraised Value immediately after such Restoration or

(ii) the quotient of the Outstanding Amount of First Mortgage Debt immediately prior to such Casualty divided by the Appraised Value immediately prior to the

Casualty multiplied by the Appraised Value immediately after such Restoration,

then the proceeds of any insurance shall, at the election of Mortgagee,

either be applied to Restoration as set forth in Subsections (e), (h) and (i)

below) or paid and delivered to the Mortgagee to the extent of the then

Outstanding Amount of the Notes and any other interest or other sums due hereunder or thereunder to be applied to the satisfaction of the Mortgage to the extent proceeds are available for such purpose and provided that no additional sums are due to the Trustee or the Noteholders under the Notes or the Indenture, the balance of any net insurance proceeds shall be paid to the

Mortgagor.  Notwithstanding the foregoing sentence, if such Certificates of

Appraised Values indicates that the Outstanding Amount of First Mortgage Debt immediately after such Restoration exceeds the greater of the two amounts determined pursuant to subclauses (i) and (ii) above, the proceeds of insurance will be made available for Restoration (subject to paragraphs, (e), (h) and

(i) below) if the Mortgagor obtains an irrevocable commitment from a nationally recognized financial institution having a combined capital and surplus of at least [$100,000,000], to supply, upon an acceleration under this

Mortgage as a result of an Event of Default, funds to the Mortgagor as additions to capital in an amount equal to the Outstanding Amount of First

Mortgage Debt in excess of the Appraised Value necessary to be paid down so that the Outstanding Amount of First Mortgage Debt will not exceed either of the two amounts determined pursuant to such clauses (i) and (ii),  PROVIDED that such commitment may only be released if, upon an Appraisal at any time following completion of such Restoration, the aggregate Outstanding Amount of the First Mortgage Debt does not exceed 66-2/3% of the Appraised Value.



          (e)  Subject to the provisions of Subsection (d) above, in case a

Casualty occurs, the following shall apply:



          (1)  if the cost of Restoration (as hereinafter defined) does not exceed the sum of [$10,000,000], the net insurance proceeds shall be paid by the Mortgagee to the Mortgagor (unless the Superior Instrument Requirements provide that the same shall be paid to the Depositary);



          (2)  if the cost of Restoration is [$10,000,000] or more or if the

Superior Instrument Requirements provide that the same shall be paid to the

Depositary, the net insurance proceeds shall be paid by the Mortgagee to the

Insurance Trustee (or other Depositary required by the Superior Instrument

Requirements, provided that such Depositary holds such proceeds in trust for purposes of paying the costs of Restoration);



          (3)  the Mortgagor shall commence with reasonable promptness under the circumstances and thereafter with due diligence proceed to perform and complete in a good and workmanlike manner the restoration, repair, replacement or rebuilding of the damage or destruction resulting from the Casualty (all of which restoration, repair, replacement or rebuilding are referred to as the "Restoration") in accordance with the plans and specifications submitted to the Insurance Trustee, in conformance with all Legal Requirements and

Superior Instrument Requirements, and in accordance with the further provisions of this Subsection (e), regardless of the extent of any such

Casualty and whether or not net insurance proceeds, if any, shall be available or, if available, shall be sufficient, for the purpose of the Restoration

(provided, however, that if the Mortgagor does not receive any net insurance proceeds within 30 days after any Casualty because the adjustment of the loss has not yet occurred, then the obligation of the Mortgagor to commence such

Restoration shall be deferred until such proceeds are made available to the

Mortgagor, provided that (i) Mortgagor diligently and continuously adjusts such loss with the Insurer, (ii) the Mortgagor delivers to the Mortgagee an

Officers' Certificate within such 30-day period requesting the extension of such period, estimating the date on which such proceeds will be available and describing the Mortgagor's efforts to adjust such loss and certifying that such extension does not constitute a default or a breach of any  of the provisions of any of the Ground Leases (or if so, such default or breach has been waived) and (iii) the Mortgagor delivers to the Mortgagee additional

Officers' Certificates every 30 days thereafter updating the information contained in the certificate described in Clause (ii)).  All Restoration work shall be performed in accordance with the applicable provisions of

Section 5.12 and in conformance with all Superior Instrument Requirements,

Legal Requirements and Insurance Requirements and, prior to commencing any

Restoration, the Mortgagor shall obtain all Permits necessary in connection therewith, and shall obtain, and keep in full force and effect until the completion of such Restoration, such additional insurance as the Insurance

Trustee and Superior Instrument Requirements may require.  The plans and specifications for the Restoration shall be accompanied by a certificate of the Mortgagor and an Opinion of Counsel to the effect that upon the completion of the Restoration pursuant to the plans and specifications the

Premises, and all buildings and improvements, thereon will comply with all superior Instrument Requirements, Legal Requirements and Insurance

Requirements.  Notwithstanding anything in this Section 5.11 to the contrary,

if such Casualty is in an amount less than [$5,000,000], the Mortgagor shall not be required to perform and complete such Restoration (unless the performance and completion of the Restoration is necessary in order for the

Mortgagor to be in compliance with any term, provision or condition of this Mortgage (other than this Section 5.11(e)) or any Superior Instrument

Requirements;



          (4)  Any insurance proceeds which the Mortgagor receives, shall be held by the Mortgagor in trust for the purpose of paying the cost of the

Restoration, except as otherwise provided herein;



          (5)  Any net insurance proceeds that the Insurance Trustee holds pursuant to this Subsection (e), shall be deposited in an interest-bearing investment reasonably designate by Mortgagor (to the extent the Mortgagor is permitted to designate such investment under the Superior Instrument

Requirements) (and the interest thereon shall be added to such proceeds) and shall be paid by the Insurance Trustee in reimburse the Mortgagor for, or to make payment for, the Restoration, after the Insurance Trustee deducts therefrom the amount of any reasonable costs and expenses incurred in connection with the performance of its obligations under this Section 5.11.

The Insurance Trustee shall make such payments not more frequently than once every 30 days upon the written request of the Mortgagor (unless more frequent payments are required by Superior Instrument Requirements), by paying to the

Mortgagor or the persons named in the certificate described in Clause (6)

of this Subsection (e) the respective amounts stated in such certificate from time to time as the Restoration progresses, provided the Mortgagor has complied with the requirements of this Subsection (e) and such payment is permitted by an applicable Superior Instrument Requirements.  The Mortgagor's  written request shall be accompanied by (i) the certificate described in Clause (6) of this Subsection (e) and (ii) a title company or official search, or other evidence reasonably acceptable to the Insurance Trustee, showing that there have not been filed

with respect to the Premises, any vendor's, contractor's mechanic's, laborer's or materialman's statutory or similar lien which has not been discharged of record (or bonded against or secured by other security) or any other encumbrance irrespective of its priority (other than Permitted Encumbrances).





          (6)  The certificate required by Clause (5) of this Subsection (e)

shall (A) be an Officers' Certificate, countersigned by the Architect in charge of the Restoration with respect to the matters described in (i) and (v)

below, (B) be dated not more than 10 days prior to such request and (C) set forth (in addition to any other requirements contained in any applicable

Superior Instrument Requirements) that:

          (i)  all of the Restoration work theretofore performed is in substantial compliance with the plans and specifications theretofore submitted to the Insurance Trustee and in compliance with all Superior

     Instrument Requirements, Legal Requirements and Insurance Requirements;



          (ii)  the sum then requested either has been paid by the Mortgagor or is justly due to contractors, subcontractors, materialmen, engineers,

     architects or other persons who have rendered services or furnished or contracted to deliver materials for the Restoration therein specified,

     and the names and addresses of such persons, a brief description of such services and materials and the several amounts so paid or due to each of such persons in respect thereof;



          (iii)  no part of the amount requested has been or is the basis in any pervious or then pending request for the withdrawal of net insurance proceeds, and that the sum then requested does not exceed the value of the services and materials described in the certificate;





          (iv)  except for the amount, if any, stated pursuant to Subclause

     (ii) of this Clause (6) in such certificate to be due for services or materials, and except for amounts in dispute and/or customary retainages,

     there is no outstanding indebtedness known to the person signing such certificate, after due inquiry, which is then due for labor, wages,

     materials, supplies or services in connection with such Restoration; and



          (v) the remaining cost, as estimated by the persons signing such certificate, of the Restoration in order to complete the same does not exceed the net insurance proceeds remaining in the hands of Insurance

     Trustee after payment of the sum requested in such certificate or if such estimated cost does exceed such insurance proceeds such certificate shall state the amount of any such deficiency.  If the certificate states that such deficiency will exist, the Mortgagor shall deliver the amount of such deficiency in cash or cash equivalent to the Insurance Trustee simultaneously with the delivery of such certificate, which amount shall be deemed insurance proceeds for purposes of this Section 5.11(e); and

          (7)  If net insurance proceeds shall be insufficient to pay the entire cost of the Restoration, then, after completion of the

     Restoration, the Mortgagor shall pay the deficiency.  If all or any part of the net insurance proceeds are not used for the restoration in accordance with this Subsection (e) (because such proceeds exceed the amount required to complete the Restoration), then upon completion of the

     Restoration in accordance with this Subsection (e), such amount not so used, if held by the Insurance Trustee, shall be paid to the Mortgagor

     (if permitted by Superior Instrument Requirements).



          (f)  Provided that no Event of Default has occurred and is continuing, all net business interruption insurance proceeds shall be paid to the Mortgagor, to be segregated from the other funds of Mortgagor and held in trust by Mortgagor for the following purposes and in the following order of priority:  (i) for the payment of Impositions and amounts due under the Ground

Leases and Superior Mortgages; (ii) for debt service for the estimated period of Restoration (for purposes of this Section 5.11(f), interest and principal payments due on any payment date under the Note will deemed to accrue in equal daily installments beginning the day after the immediately preceding payment date and ending on such payment date); and (iii) for any expense incurred in connection with the operation or business of the Casino-Hotel.



          (g)  The Mortgagor shall not take out separate insurance, concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this Section 5.11, unless the same are permitted by

Superior Instrument Requirements and the Mortgagee is included therein as a named insured, with loss payable to the Mortgagee and the Insurance

Trustee pursuant to Section 5.11(b) hereof.  The Mortgagor shall immediately notify the Mortgagee whenever any such separate insurance is taken out and shall promptly deliver to the Mortgagee a duplicate original of the policy of such insurance, a copy thereof certified by the insurer or a certificate thereof.




          (h)  Insurance claims by reason of damage or destruction to any portion of the Trust Estate may adjusted by the Mortgagor, but the

Mortgagee shall have the right (but not the obligation) to join the

Mortgagor in adjusting, and approving the adjustment of, any such loss except in the event of a loss where the amount of insurance reasonably anticipated to be received with respect to such loss is less than [Five

Million Dollars ($5,000,000)], and the Mortgagor shall assist the

Mortgagee in any such adjustment at the request of the Mortgagee.  If the

Mortgagee at its election as aforesaid joins the Mortgagor in any adjustment process,
then the Mortgagee's approval of the adjustment shall not be unreasonably withheld;



          (i)  Notwithstanding anything contained herein to the contrary, if an

Event of Default shall have occurred and be continuing, the Mortgagee may, at its option, (A) refrain from paying to the Mortgagor or the Insurance Trustee any net insurance proceeds or (B) instruct the Insurance Trustee to pay to the

Mortgagee any insurance proceeds then held by the Insurance Trustee, as the case may be.



          Section 5.12. LIMITATIONS ON BUILDING DEMOLITION, ALTERATIONS,

IMPROVEMENTS AND NEW CONSTRUCTION.  The Mortgagor will not authorize, permit or make any demolition, alteration or improvement of any building included in the Trust Estate or any new construction on any part of the Trust Estate,

except in conformity with and subject to the limitations hereinafter in this

Section 5.12 set forth.





          Unless an Event of Default shall have occurred and be continuing,

the Mortgagor shall have the right at all times to make or permit such alterations, improvements or new constructions, structural or otherwise

(herein sometimes called collectively "alterations"), of or on the Trust

Estate, to be made in all cases subject to the following conditions:



          (a)  no alteration shall be undertaken or carried out except in conformity with all Superior Instrument Requirements, Legal Requirements

    and Insurance Requirements;



          (b)  if the estimated cost of any alteration, together with other alterations that constitute a single construction plan or project

     (whether or not accomplished in several stages or procedures), exceeds

     [$5,000,000], the building or buildings, as so improved or altered, upon completion of the work shall be of a value not less than the value of such building or buildings immediately prior to the making of such alterations;



          (c)  any alteration which is structural in nature or involves an estimated cost of more than [$5,000,000] shall be conducted under the supervision of an Architect, and no such alteration shall be undertaken until 10 days after there shall have been filed with the Mortgagee detailed plans and specifications and cost estimates therefor, stating that such plans and specification conform to all, prepared and approved in writing by such Architect and accompanied by a certificate of such

     Architect stating that such plans and specifications conform to all applicable provisions of this Section 5.12;

          (d)  no alteration involving an estimated cost of more than

     [$5,000,000] shall be undertaken until the Mortgagor has furnished to the Mortgagee, at the Mortgagor's sole cost and expense, a surety bond or bonds, covering performance, and labor and material payments with respect to the work to be so performed, naming the Mortgagee as obligee,

     issued by a responsible surety company, authorized to do business in the state of New Jersey, in a form generally and customarily used by such surety in an amount equal to the estimated cost of construction of the work covered by the plans and specifications therefor, guaranteed and conditioned upon the performance and completion of such construction,

     substantially in conformity with the such plans and specifications and within a reasonable time, subject to delays by fire, strikes, lock-out,

     acts of God, inability to obtain labor or materials, governmental restrictions, enemy action, civil commotion or unavoidable Casualty or other similar causes beyond the control  of the Mortgagor, free and clear of all liens, claims and liabilities for the cost of such alterations.

     In the event such surety bond or bonds shall be unobtainable the

     Mortgagor shall deliver to the Mortgagee security by cash, letter of credit or other guarantee, affording substantially the same protection as would such bond or bonds;



          (e)  all work done in connection with any alterations shall be done promptly and in good and workmanlike manner.  The work in connection with any alteration shall be prosecuted with reasonable dispatch, delays due to fire, strikes, lockouts, acts of God, inability to obtain labor or materials, governmental restrictions, enemy action, civil commotion or unavoidable casualty or similar causes beyond the control of the

     Mortgagor excepted;



          (f)  if the estimated cost of alterations exceed [$5,000,000], the

     Mortgagor shall have delivered to the Mortgagee (A) prior to the commencement of such alterations, additions or improvements copies of all

     Permits required for the commencement of such work together with a certificate of the Architect or an Opinion of Counsel to the effect that all Permits required for the commencement of such alterations have been obtained; and (B) within a reasonable period of time after the completion of the alterations, copies of all Permits required in connection with the completion thereof, together with either an Opinion of Counsel or a certificate of the Architect that all such Permits have been so obtained by the Mortgagor and that the Mortgagor has complied with all the requirements of this Section 5.12;

          (g)  no alterations of any kind  shall be made to any building which shall change the use or reduce the size or quality of the building in any material respect; and



          (h)  no alterations costing in excess of [$5,000,000], together with other alterations that constitute a single construction plan or project

     (whether or not accomplished in several stages or procedures), shall be made to any building if such alterations are not expected to be completed at least 120 days prior to the maturity date of the Note (except if such alterations are required in order to comply with Legal Requirements or

     Superior Instrument Requirements).



          Section 5.13.  LEASES.  The Mortgagor shall not:



               (a)  subject to the provisions of Section 5.13(d), enter into

     any      Lease, or renew, modify, extend, terminate, or amend any Lease,

     except in the ordinary course of business of operating the Casino-Hotel;



               (b)  receive or collect, or permit the receipt or collection of, any rental payments under any Lease more than one year in advance of the respective periods in respect of which they are to accrue,

     except that, in connection with the execution and delivery of any Lease or of any amendment to any Lease, rental payments thereunder may be collected and received in advance in an amount not in excess of three months' rent and/or a security deposit may be required thereunder in an amount not exceeding one year's rent;



               (c)  collaterally assign, transfer or hypothecate (other than to the Mortgagee hereunder, to the mortgagee under the Guaranty Mortgage or to the holder of any Working Capital Facility Lien) any rental payment under any Lease whether then due or to accrue in the future, the interest of the Mortgagor as landlord under any Lease or the rents, issues or profits of the Trust Estate;



               (d)  after the date hereof, enter into any Lease, or renew any

     Lease unless such Lease contains terms to the effect as follows:



                    (1)  the Lease and the rights of the tenants thereunder

          shall be subject and subordinate to the rights of the Mortgagee under this Mortgage, the mortgagee under the Guaranty Mortgage and the holders of any Superior Mortgage,

                    (2)  the Lease may be assigned by the landlord thereunder

          to the Mortgagee,



                    (3) the rights and remedies of the tenant in respect of

          any obligations of the landlord thereunder shall be nonrecourse as to any assets of the landlord other than its equity in the building in which the leased premises are located or the proceeds thereof,



                    (4)  the rights of the tenant shall be subject and

           subordinate to the rights of the lessee under any new lease entered into in the event of a termination of a Ground Lease;




                (e) modify any Lease with respect to the matters described in clauses (1) through (4) of paragraph (d).



          If the Mortgagor enters into a Lease (other than with any Affiliate of the Mortgagor) for a term of not less than 3 nor more than 10 years, the

Mortgagee shall deliver a non-disturbance and attornment agreement substantially in the form of Schedule 4 hereto, following receipt of a certificate of a leasing broker (who is not an Affiliate of the Mortgagor or the broker involved in such transaction) experienced with respect to leases of commercial space in the Atlantic City area stating that the rent under the

Lease is not less than fair market rent and that the other terms of the Lease are fair and reasonable in the commercial leasing market.  The Mortgagor shall, upon demand, reimburse the Mortgagee for any costs and expenses

(including  reasonable attorney's fees) incurred by the Mortgagee in connection with the preparation. review and delivery of such non-disturbance and attornment agreements.



          Promptly after the execution and delivery hereof,

the Mortgagor will cause the lessee under each Lease now in effect and promptly after each Lease is executed or becomes effective after the date of the execution and delivery hereof, the Mortgagor will cause the lessee under each such Lease, to be duly notified in writing (unless the substance and effect of such notice shall be contained in such Lease) of the subjection of the owner's interest, as lessor, in and to such Lease to the lien of this

Mortgage and of the name and address of the Mortgagee.  Each such notice shall state that the lease of such lessee is a Lease as herein defined.  If a new

Mortgagee is at any time appointed hereunder or the address of the Mortgagee shall at any time be changed, the Mortgagor will cause each lessee under each

Lease to be promptly notified in writing of the name address of such new

Mortgagee or the new address of the Mortgagee.  The Mortgagor will use reasonable efforts (but shall not be obligated to ncur any expenditure other than DE MINIMIS
amounts) to obtain from each lessee under each Lease to whomany notice is sent pursuant to this paragraph an acknowledgment of receipt of such notice, and the Mortgagor will promptly deliver to the Mortgagee, upon request, a copy of each such acknowledgment of receipt which it is able to obtain.  The Mortgagee shall not be responsible for securing or causing the Mortgagor to secure any such acknowledgment.





          Nothing contained in this Section 5.13 shall limit the provisions of

Section 4.04 hereof.



          Section 5.14.  [Reserved]



          Section 5.15.  MAINTENANCE OF EXISTENCE OF THE MORTGAGOR.  Subject

to Article Four, the Mortgagor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation, and its rights (both statutory and under its articles of incorporation) and franchises.



          Section 5.16.  TO KEEP BOOKS; INSPECTION BY MORTGAGEE.  The

Mortgagor will keep proper books of record and account in accordance with

Section 12.05 of the Indenture.



          Section 5.17. ADVANCES BY MORTGAGEE.  If the Mortgagor shall fail to perform any of its covenants in this Mortgage and such failure shall continue for 10 days following notice thereof given by the Mortgagee (or at any time,

without notice, in case of emergency), the Mortgagee may (but is not obligated

to), at any time and from time to time, take any action or make advances, to effect performance of any such covenant on behalf of the Mortgagor; and all moneys so used or advanced by the Mortgagee and all reasonable costs and expenses incurred by Mortgagee in connection therewith, together with interest on all of the same at the rate of interest set forth in the Note, shall be repaid by the Mortgagor upon demand and such advances shall be secured under this Mortgage prior to the Note.



          Section 5.18.  WAIVER OF STAY, EXTENSION OR USURY LAWS.  The

Mortgagor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law or any other law which would prohibit or forgive the Mortgagor from paying all or any portion of the obligations evidenced by the Note as contemplated herein,

wherever enacted, now or at any time hereafter in force, or which may otherwise affect the covenants or the performance of this Mortgage; and the Mortgagor

(to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Mortgagee, but will suffer and permit the execution of every such power as though no such law had been enacted.



          Section 5.19.  [Reserved]



          Section 5.20.  EMINENT DOMAIN.



          (a)  The Mortgagor shall give written notice to the Mortgagee immediately upon obtaining knowledge of any Taking affecting the Trust

Estate.  If the Taking (i) is estimated to result in an award of more than

[$5,000,000] or (ii) the Taking would interfere with or adversely affect the operation of the Casino-Hotel in accordance with Legal Requirements then within 30 days after any such Taking, the Mortgagor shall deliver to the

Mortgagee a certificate of an Architect stating whether, in such Architect's opinion, applicable Legal Requirements permit the Restoration of any buildings and improvements for the same uses and the same size and quality in all material respects as existed immediately prior to the Taking (and if such certificate states that Legal Requirements do not permit such Restoration,

such certificate shall describe the manner closest approximating such criteria to which the buildings and improvements could be so restored and shall be accompanied by a Certificate of Appraised Value dated not more than 10 days prior to delivery setting forth the Appraised Value immediately prior to the

Taking and the estimated Appraised Value immediately after the permitted

Restoration).  If the Mortgagor is required to deliver such Certificates of

Appraised Value and if based on such Certificates of Appraised Value immediately after Restoration, the aggregate Outstanding Amount of First

Mortgage Debt immediately after such Restoration shall exceed the greater of

(i) 66-2/3% of the Appraised Value immediately after such Restoration or

(ii) the quotient of the Outstanding Amount of the First Mortgage Debt

immediately prior to such Taking divided by the Appraised Value immediately prior to the Taking multiplied by the Appraised Value immediately after such

Restoration, then the Taking shall be deemed a Taking of "the whole or substantially all of the Premises."  Notwithstanding the foregoing sentence,

if such Certificates of Appraised Value indicate that the Outstanding Amount of

First Mortgage Debt immediately after such Restoration exceeds the greater of the two amounts determined pursuant to subclauses (i) and (ii) above, the

Taking will not be deemed a Taking of "the whole or substantially all of the

Premises", if the Mortgagor obtains an irrevocable commitment from a nationally recognized financial institution having a combined capital and surplus of at least [$100,000,000], to supply, upon an acceleration under this

Mortgage as a result of an Event of Default, funds to the  Mortgagor as additions to capital in an amount equal to the Outstanding Amount of First

Mortgage Debt in excess of the Appraised Value necessary to be paid down so that the Outstanding Amount of First Mortgage

Debt will not exceed either of the two amounts determined pursuant to such clauses (i) and (ii), PROVIDED that such commitment may only be released if,

upon an Appraisal at any time following completion of such Restoration, the aggregate Outstanding Amount of the First Mortgage Debt does not exceed

66-2/3% of the Appraised Value.



          (b) If at any time there shall occur a Taking of less than the whole or substantially all of the Premises and the award or awards resulting therefrom payable to the Mortgagor (and not to any Lessor or the holder of any

Superior Mortgage) (after there shall have been first deducted the fees and expenses incurred in connection with the termination, settlement and collection of such award or awards, including but not limited to reasonable counsel fees and expenses, hereinafter referred to as "Settlement Costs")

(i) shall not exceed the sum of [$10,000,000] (except to the extent that the Insurance trustee or a Depositary is required to hold such amount pursuant to a Superior Instrument Requirement), the entire amount of such award shall be paid to the Mortgagor; and (ii) if such award is [$10,000,000]

or more, the entire amount of such award shall be paid to the Insurance Trustee

(or other Depositary required by a Superior Mortgage, provided that such

Depositary holds such award in trust for purposes of paying the cost of

Restoration).  In either event, such awards shall be applied to the cost of demolition, repair, Restoration and replacement of the Trust Estate to as nearly practicable to their uses, value and condition immediately prior to the

Taking (except to the extent otherwise provided by Superior Instrument

Requirements).  The Mortgagor shall promptly commence and with due diligence perform that Restoration in accordance with clauses (3), (4) and (7) of

Section 5.11(e) (after substituting the words "Taking" of "Casualty" and

"award" for "not insurance proceeds"), at no cost to the Mortgagee.  All claims or suits arising out of any Taking may be settled by the Mortgagor, except that the Mortgagee shall have the right (but not the obligation) to participate in such claim or suit, and not the obligation) to participate in such claim or suit, and to approve settlement thereof (and notwithstanding anything in the

Ground Leases to the contrary, the Mortgagor shall not agree to any settlement or compromise of the amount of any such claim or suit), except a claim or suit where the amount reasonably anticipated to be received by the Mortgagor is less than $5,000,000.  If the Mortgagee at its election as aforesaid joins such claim or suit, the Mortgagee's approval of such settlement shall not be unreasonably withheld.  The Insurance Trustee shall promptly pay such sums as are received by it from such Taking from time to time in accordance with the procedures set forth in clauses (5) and (6) of Section 5.11(e) (after substituting the words

"Taking" for "Casualty" and "award" for "net insurance proceeds").



          (c)  If at any time there shall occur a Taking of the whole or substantially all of the Premises, then the award payable to the Mortgagor shall not be applied to Restoration but shall instead be paid and delivered to the Trustee (subject to the rights of the Lessors under the Superior Leases and the holders of any Superior Mortgages) to the extent of the then

Outstanding Amount of the Note and any other interest or other sums due hereunder or thereunder to be applied to the satisfaction of this Mortgage to the extent proceeds are available for such purpose and provided that no additional sums are due the Trustee or the Noteholder under the Note or the

Indenture, the balance of any award shall be paid to the Mortgagor.





          (d)  Notwithstanding anything contained herein to the contrary, if an Event of Default shall have occurred and is continuing, the Mortgagee may,

at its option, (A) refrain from paying to the Mortgagor or the Insurance

Trustee any award or (B) instruct the Insurance Trustee to pay to the

Mortgagee any award then held by the Insurance Trustee, as the case may be.



          Section 5.21. GROUND LEASES.



          (a)  The Mortgagor covenants and agrees that it will do or cause to be done all things necessary to preserve and keep unimpaired the rights of the

Mortgagor, as lessee under the Ground Lease, and to prevent any termination,

surrender, cancellation, forfeiture or impairment thereof.  The Mortgagor shall at all times fully perform and comply with all agreements, covenants,

terms and conditions imposed upon or assumed by it as lessee under each of the

Ground Leases (including without limitation the covenant to pay rent and all taxes, assessments and other charges mentioned therein) prior to the expiration of any notice and/or cure period provided in each such Ground

Lease.  Upon receipt by the Mortgagee from a Lessor of any written notice of default by the lessee thereunder, Mortgagee may rely thereon and take any action the Mortgagee deems necessary in its sole discretion to prevent or to cure any default by the Mortgagor in the performance of or compliance with any of the agreements, covenants, terms or conditions imposed upon or assumed by the Mortgagor as lessee under each of the Ground Leases, even though the existence of such default or the nature thereof be questioned or denied by the

Mortgagor or by any party on behalf of the Mortgagor, provided that if the

Mortgagor has theretofore delivered to the Mortgagee the Officers'

Certificate, Opinion of Counsel and a copy of the injunction, all as described in Section 3.01(g), the Mortgagee shall not take any such action unless and until the Mortgagor and/or the Mortgagee no longer has the benefit of any tolling or stay referred to in Section 3.01(g). Without limiting the generality of Section 3.09 hereof, the Mortgagor hereby expressly grants to the Mortgagee, and agrees that the Mortgagee shall have, the absolute and immediate right to enter in and upon the Premises or any part thereof to such extent and as often as the Mortgagee, in its sole discretion, deems necessary or desirable for the purpose permitted by the immediately preceding sentence,

subject only to applicable Legal Requirements.  Subject to the preceding and without limiting the Mortgagee's other remedies under this Mortgage, the

Mortgagee may pay and expend such sums of money as the Mortgagee in its sole discretion deems necessary for any such purpose, and the Mortgagor hereby agrees to pay to the Mortgagee, immediately and without demand, all such sums so paid and expended by the Mortgagee, together with interest thereon from the date of each such payment at the highest rate of interest set forth in the

Note.  All sums so paid and expended by the Mortgagee, and the interest thereon, shall be added to and be secured by the lien of this Mortgage.



          (b)  The Mortgagor further covenants and agrees:



               (i)it will not surrender any leasehold estate and interest hereinabove described, nor terminate or cancel any Ground Lease, and that it will not without the express written consent of the Mortgagee modify,

     change, supplement, alter or amend such Ground Leases either orally or in writing and, as further security for the repayment of the indebtedness secured hereby and for the performance of the covenants herein and in such Ground Leases contained, the Mortgagor hereby assigns to the

     Mortgagee all of its rights, privileges and prerogatives as lessee under such Ground Leases to terminate, cancel, modify, change, supplement,

     alter or amend such Ground Leases, and any such termination, cancellation,

     modification, change, supplement, alteration or amendment of such Ground

     Leases without the prior written consent thereto by Mortgagee shall be void and of no force and effect.  Unless (1) an Event of Default has occurred and is continuing and (2) either (A) there has been an acceleration of maturity of the Note pursuant to Section 3.02 hereof or

     (B) the Mortgagee exercises its rights under Section 3.09 hereof, the

     Mortgagee shall have no right to terminate, cancel, modify, change,

     supplement, alter or amend the Ground Leases;



               (ii) solely for the benefit of the Mortgagee, Trustee, the

     Noteholders and no other person, no release or forbearance of any of the

     Mortgagor's obligations under such Ground Leases, pursuant to such Ground

     Leases or otherwise, shall release the Mortgagor from any of its obligations under this Mortgage,
     including its obligations with respect to the payment of rent as provided for in such Ground Leases and the performance of all of the terms, provisions, covenants, conditions and agreements contained in such

     Ground Leases, to be kept, performed and complied with by the lessee therein;



               (iii) unless the Mortgagee shall otherwise expressly consent in writing, the fee title to the Leased Land, the Mortgagor's interest in the improvements on the Leased Land and the leasehold estates shall not merge by and shall always remain separate and distinct, notwithstanding the union of such estates either in the Lessor or in the lessee, or in a third party by purchase or otherwise;




               (iv)  the Mortgagor shall promptly notify the Mortgagee in writing of any request made by the Mortgagor, as lessee under each of the

     Ground Leases, or any of the Lessors, for arbitration proceedings pursuant to the Ground Leases and of the institution of any arbitration proceedings, as well as all proceedings thereunder.  In addition, the

     Mortgagor shall promptly deliver to the Mortgagee a copy of the determination of the arbitrators in each such arbitration proceeding.  The

     Mortgagee shall have the right to participate in such arbitration proceedings in association with the Mortgagor or on its own behalf as an interested party in accordance with the terms of the Ground Leases;



               (v) the Mortgagor shall not consent to the subordination of any

     Ground Lease to any mortgage deed of trust or other lien of the fee interest of the Lessor;



               (vi) in the event (A) the Mortgagor exercises its option under any Ground Lease to purchase any portion of the Leased Land, the

     Mortgagor shall deliver a copy of its election to exercise such option within 5 days after the Mortgagor has delivered notice of such election to the Lessor or (B) the Mortgagor acquires fee simple title or any other estate, title or interest in the Leased Land, the Mortgagor shall promptly notify the Mortgagee of such acquisition and, on written request by the Mortgagee, shall cause to be executed and recorded all such other and further assurances or other instruments in writing as may, in the opinion of the Mortgagee, be required or desirable to carry out the intent and meaning of clause (x) of Granting Clause Second;



               (vii)  within 5 days after the Mortgagor's receipt of any

     notice of any motion, application or effort to reject the Ground Lease by any Lessor or any
     trustee arising from or in connection with any case, proceeding or other action commenced or pending by or against any Lessor under the Code or any comparable provision contained in any present or future federal,

     state, local, foreign or other statute, law, rule or regulation, the

     Mortgagor shall give notice thereof to the Mortgagee.  The Mortgagor hereby (A) assigns to the Mortgagee any and all of the Mortgagor's rights as lessee under Section 365(h) of the Code or any comparable provision contained in any present or future federal, state, local, foreign or other statute, law, rule or regulation ("Comparable Provision") and (B)

     covenants that it shall not elect to treat any Ground Lease as terminated pursuant to Section 365(h) of the Code or any Comparable Provision

     without the prior written consent of the Mortgagee and (C) agrees that any such election by the Mortgagor without such consent shall be null and void;



               (viii)  without limiting the generality of the foregoing, the

     Mortgagor hereby unconditionally assigns, transfers and sets over to the

     Mortgagee all of the Mortgagor's claims and rights to the payment of damages arising from any rejection by Lessor of any Ground lease under the Code or any Comparable Provision.  The Mortgagee shall have the right to proceed in its own name or in the name of the Mortgagor in respect of any claim, suit, action or proceeding relating to the rejection of any

     Ground Lease, including, without limitation, the right to file and prosecute, in cooperation with the Mortgagor, any proofs of claim,

     complaints, motions, applications notices and other documents, in any case in respect of Lessor under the Code or any Comparable Provision.

     This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the indebtedness and obligations secured by this Mortgage shall have been satisfied and discharged in full.  Any amounts received by the Mortgagee in damages arising out of the rejection of any Ground Lease as aforesaid shall be applied first to all reasonable costs and expenses of the Mortgagee (including, without limitation,

     reasonable attorneys' fees) incurred in connection with the exercise of any of its rights or remedies under this Section 5.21, and thereafter as provided in Section 3.03 hereof;



               (ix) if there shall be filed by or against the Mortgagor a petition under the Code or any Comparable Provision and the Mortgagor,

     as lessee under the Ground Leases, shall determine to reject any or all of the Ground Leases the Mortgagor shall give the Mortgagee not less than

     10 days' prior notice of the
     date on which the Mortgagor shall apply to the Bankruptcy Court or other judicial body with appropriate jurisdiction for authority to reject the lease.  The Mortgagee shall have the right, but not the obligation, to serve upon the Mortgagor within such 10 day period a notice stating that (a) the Mortgagee demands that the Mortgagor assume and assign such Ground Lease(s) to the Mortgagee pursuant to

     Section 365 of the Code or any Comparable Provision and (b) the Mortgagee

     covenants to cure or provide adequate assurance of prompt cure of all defaults and provide adequate assurance of future performance under such

     Ground Lease(s).  If the Mortgagee serves upon the Mortgagor the notice described in the preceding sentence, the Mortgagor shall not seek to reject such Ground Lease(s) and shall comply with the demand provided for in clause (a) of the preceding sentence within 30 days after the notice shall have been given subject to the performance by the Mortgagee of the covenant provided for in clause (b) of the preceding sentence. Effective upon the entry of an order for relief in respect of the Mortgagor under Chapter 7 of the Code or Any Comparable Provision the Mortgagor

     hereby assigns and transfers to the Mortgagee a non-exclusive right to apply to the Bankruptcy Court or other judicial body with appropriate jurisdiction for an order extending the period during which the Ground

     Lease may be rejected or assumed;



               (x)  the Mortgagor shall promptly give to the Mortgagee copies of (A) all notices of default or (B) any other communications or notices with respect to events which relate to the possible impairment of the security of this Mortgage, which it shall give or receive under the

     Ground Leases and shall promptly notify the Mortgagor of any default under any Ground lease on the part of the Lessor or the Mortgagor;



               (xi)  the Mortgagor shall enforce the obligations of the Lessor under each Ground Lease, to the end that the Mortgagor may enjoy all of the rights granted to it under the Ground leases; and



               (xii)  the Mortgagor shall notify the Mortgagee within 5 days after the transfer of a fee interest in the Leased Land or any portion thereof to or from an Affiliate.



          (c)  The Mortgagor hereby represents and warrants that all fixed net rent, taxes and assessments, payable under the Ground Leases have been paid to the extent they were due and payable to the date hereof and that the Mortgagor has not received notice of its failure to pay any other amounts payable under the Ground Leases which have not been cured.



          (d)  If both the Lessor's and lessee's estates under any of the

Ground Leases or any portion thereof shall at any time become vested in one owner, this Mortgage and the lien created hereby shall nevertheless not be merged, extinguished, destroyed or terminated by application of the doctrine of merger and, in such event, Mortgagee shall continue to have all of the rights and privileges of the a leasehold mortgagee.



          (e)  The Mortgagor hereby acknowledges that if any Ground Lease shall be terminated prior to the natural expiration of its term due to default by the lessee thereunder, and if pursuant to such Ground Lease, the Mortgagee or its designee shall acquire from the Lessor a new lease of the Leased land or any portion thereof, the Mortgagor shall have no right, title or interest in or to such lease or the leasehold estate created thereby, or the options therein contained.



          (f)  Any leases for parking purposes hereafter entered into by the

Mortgagor as lessee shall contain provisions permitting the assignment of the same to the Mortgagee and the Trustee and permitting assignment without the lessor's consent if this Mortgage is foreclosed.



          Section 5.22.  SUPERIOR MORTGAGES.



          (a)  The Mortgagor covenants and agrees that it will at all times fully perform and comply with all agreements, covenants, terms and conditions imposed upon or assumed by it as mortgagor under the Superior Mortgages prior to the expiration of any notice and/or cure period provided in each such

Superior Mortgage.  If a notice of default has been given by the holder of any

Superior Mortgage and the maturity of the indebtedness secured by such

Superior Mortgage has been accelerated as a result thereof, the Mortgagee may rely thereon and take any action the Mortgagee deems necessary in its sole discretion to prevent or to cure any default by the Mortgagor in the performance of or compliance with any of the agreements, covenants, terms or conditions imposed upon or assumed by the Mortgagor as mortgagor under each of the Superior Mortgages even though the existence of such default or the nature thereof may be questioned or denied by the Mortgagor or by any party on behalf of the Mortgagor provided that if the Mortgagor has heretofore taken such actions as described in Section 3.01(h), the Mortgagee shall not take any such action unless and until the Mortgagor and/or the Mortgagee no longer has the benefit of any such tolling or stay referred to in Section 3.01(h).  Without limiting the generality of Section 3.09 hereof, the Mortgagor hereby expressly grants to the Mortgagee, and agrees that upon such acceleration the

Mortgagee shall have, the absolute and immediate right to enter in and upon the Premises or any part thereof to such extent and as often as the Mortgagee,

in its sole discretion, deems necessary for the purpose permitted by the immediately preceding sentence, subject only to applicable Legal

Requirements.  The Mortgagee may (i) pay and expend such sums of money as the Mortgagee in its sole discretion deems necessary for any such purpose and (ii) in its sole discretion prepay any Superior Mortgage, and the Mortgagor hereby agrees to pay to the Mortgagee, immediately and without demand, all such sums referred to in (i) and (ii) above so paid and expended by the Mortgagee, together with interest thereon from the date of each such payment at the rate of interest set forth in the Note.  All sums so paid and expended by the Mortgagee and the interest thereon shall be added to and be secured by the lien of this Mortgage.



          (b)  The Mortgagor further covenants and agrees:



               (i)  the Mortgagor shall not, without first obtaining the

     written consent of the Mortgagee in each instance:  (A) modify any of the terms, covenants or conditions of any Superior Mortgage, and without limiting the foregoing, the Mortgagor shall not, without satisfying such conditions, enter into or obtain any agreement whereby the holder of any

     Superior Mortgage waives, postpones, extends, reduces or modifies the payment of the installment of principal or interest or any other item or amount now required to be paid under the terms of any Superior Mortgage or modifies any other provision thereof, or (B) acquire or permit or suffer any Affiliate of the Mortgagor to acquire any Superior Mortgage or any interest therein.  Notwithstanding anything in clause (A) to the contrary, the Mortgagor shall have the right to amend, supplement or modify any Superior Mortgage, if (x) the then outstanding principal balance of the indebtedness secured by such Superior Mortgage is not increased thereby, and (y) in the case of any After-Acquired Fee

     Mortgage, such amendment, supplement or agreement does not increase the property covered thereby;



               (ii)  the Mortgagor shall timely pay and perform all of the obligations to be paid or performed by the mortgagor under each Superior

     Mortgage, the note secured thereby and any other instrument evidencing or securing the indebtedness owing to any holder of any Superior Mortgage;



               (iii)  at any time, and from time to time, the Mortgagor shall upon request of the Mortgagee promptly use its reasonable efforts to obtain an
     estoppel certificate or letter addressed to the Mortgagee from holders of the Superior Mortgages, such certificate or letter to be in such form as the Mortgagee shall request; and



               (iv)  the Mortgagor shall promptly give to the Mortgagee copies of (A) all notices of default or (B) any other notice or communication with respect to events which relate to the possible impairment of the security of this Mortgage, which it shall give or receive under the

     Superior Mortgages and shall promptly notify the Mortgagor of any default under any Superior Mortgages on the part of the Mortgagor.



          (c)  The lien of this Mortgage in and to all or specified portions of the Trust Estate shall be subject and subordinate to any Existing

Encumbrances and any mortgage, assignment, security agreement, financing statement or other lien securing any Working Capital Facility (the "Working

Capital Facility Lien") encumbering Mortgagor's interest in the affected portions of the Trust Estate or any part thereof.





          The foregoing provisions of this Section 5.22(c) shall be self-

operative with respect to Existing Encumbrances and shall be self-operative with respect to any Working Capital Facility Lien, and no further instrument shall be required to give effect to such subordination.  Mortgagee shall,

however, from time to time, execute instruments in form and substance reasonably satisfactory to the holder of the Working Capital Facility Lien,

confirming such subordination and agreeing to such other matters reasonably required by the holder of the Working Capital Facility Lien which do not, in the aggregate, materially adversely reduce or impair the rights of Trustee under the Mortgage, and Mortgagor and others may rely conclusively thereon,

provided that Mortgagee shall have no liability thereunder and all costs and expenses (including reasonable attorneys' fees) shall be paid by Mortgagor.



          (d)  The lien of the Mortgage in and to all or specified portions of the Trust Estate shall be subject and subordinate to any Existing

Encumbrances.  The provisions of this Section 5.22(d) shall be self-operative,

and no further instrument shall be required to give effect to such subordination.



          Section 5.23.  MORTGAGE PARI PASSU WITH GUARANTY MORTGAGE.

Notwithstanding recordation of this Mortgage in the Atlantic County, New

Jersey Clerk's Office prior to the recordation of the Guaranty Mortgage, the lien of this Mortgage ranks PARI PASSU with, and not senior to, the lien reated by the Guaranty Mortgage.

                                 ARTICLE SIX



                                 MISCELLANEOUS



          Section 6.01.  COUNTERPARTS.  This instrument may be executed in any number of counterparts, each of which as executed shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument.



          Section 6.02.  MODIFICATION.  This Mortgage is subject to

"modification" within the meaning of N.J.S.A. 46:9-8.1 et seq., and this

Mortgage shall have the benefit of the lien priority provisions of such statute.  Such modification may include, without limitation, a change in the interest rate, maturity date or other terms and conditions of this Mortgage.



          THE MORTGAGOR DECLARES THAT THE MORTGAGOR HAS RECEIVED A TRUE COPY

OF THIS MORTGAGE.



          IN WITNESS WHEREOF, the parties hereto have caused this Mortgage to be duly executed and attested, all as of the day and year first above written.



                                       RESORTS INTERNATIONAL HOTEL,

                                         INC., a New Jersey

                                        corporation



ATTEST:______________________



     By:_____________________________



Name:                                  Name:

Title: (Asst.) Secretary               Title: (Vice) President



                                       RESORTS INTERNATIONAL HOTEL

                                       FINANCING, INC.



ATTEST:______________________

     By:_____________________________



Name:                                  Name:

Title: (Asst.) Secretary               Title: (Vice) President

                                                                   Exhibit E



                  Assignment of Leases and Rents from Resorts

                     International Hotel, Inc. to Resorts

                      International Hotel Financing, Inc.

                                             NA932380094 - ASSIGNMENT OF RENTS

                                                (RIH SENIOR PROMISSORY NOTE)

                                                  GD&C DRAFT DATED 10/17/93



===============================================================================



                                  ASSIGNMENT



                              OF LEASES AND RENTS



                                ________________







                         RESORTS INTERNATIONAL HOTEL, INC.,

                             a New Jersey corporation,

                                   as Assignor,





                                        TO





                     RESORTS INTERNATIONAL HOTEL FINANCING, INC.,

                                a Delaware corporation,

                                      as Assignee







                          Dated as of _________________, 1994



==============================================================================



                         Prepared by:__________________________

                                     D. Eric Remensperger, Esq.

                        ASSIGNMENT OF LEASES AND RENTS



          THIS ASSIGNMENT made as of the ____ day of ____________, 1994, by

RESORTS INTERNATIONAL HOTEL, INC., a New Jersey corporation, having its principal office at c/o Resorts International, Inc., 1133

Boardwalk, Atlantic City, New Jersey ("ASSIGNOR") to RESORTS

INTERNATIONAL HOTEL FINANCING, INC., a Delaware corporation,

having its principal office at c/o Resorts International, Inc.,

1133 Boardwalk, Atlantic City, New Jersey ("ASSIGNEE").



                                  WITNESSETH:



          WHEREAS, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure: (i) the obligations of Assignor under a promissory note dated as of the date hereof made by Assignor to Assignee in the principal amount of $125,000,000 (as the same may be amended or restated from time to time, the "RIH SENIOR PROMISSORY NOTE"),


which note is secured by a Mortgage Securing RIH Senior Promissory

Note dated as of the date hereof, between Assignor, as mortgagor,

and Assignee, as mortgagee (the "MORTGAGE"; capitalized terms used and not otherwise defined herein shall have the meanings ascribed to those terms in the Mortgage); and (ii) the performance and observance of all of the provisions herein contained;



          NOW, THEREFORE, Assignor has and does hereby bargain, sell,

transfer, assign, convey, set over and deliver unto Assignee, for the purposes set forth above (subject, however, to the rights of the holders of Superior Mortgages and other Existing Encumbrances),

all leases or occupancy agreements wherein it is lessor concerning or affecting the use or occupancy of the certain real property owned or leased by Assignor, which real property is described on

SCHEDULE 1 hereto and which real property, together with all buildings and improvements erected thereon, is hereinafter

collectively referred to as the "PROPERTY", or any part thereof,

now existing or which may be executed at any time in the future,

and all amendments, extensions and renewals of such leases or occupancy agreements, and any of them, all of which are

collectively referred to as the "LEASES", all rents and other income which may now or hereafter be or become due or owing under the Leases, and any of them, and any and all payments derived from or relating to the Leases to which Assignor is entitled, including but not limited to (a) claims for the recovery of damages done to the Property, (b) claims for damages resulting from acts of

insolvency or acts of bankruptcy or otherwise, and (c) lump sum payments for the
cancellation of Leases or the waiver of any

obligation or term thereof prior to the expiration date;

PROVIDED, HOWEVER, that no Excepted Property is conveyed

hereby; it being intended hereby to establish a present and

complete transfer unto Assignee of all of Assignor's right,

title, interest and estate in and to the Leases and all the rents,

payments and other income arising thereunder; PROVIDED, HOWEVER,

that Assignor is hereby granted a license by Assignee to (i) collect all of such rents, payments and other income herein assigned which may become due during the life of this Assignment and (ii) enter into, renew, modify, extend, terminate, amend, collectively

assign, transfer or hypothecate any or all of the Leases, in accordance with the provisions of Sections 4.04 and 5.13 of the

Mortgage, each until an Event of Default under the Mortgage (an

"EVENT OF DEFAULT") shall have occurred and be continuing.  Upon the occurrence of an Event of Default, Assignor agrees to deposit with Assignee upon demand such of the Leases and the rents payable thereunder as may from time to time be designated by Assignee.



          Assignor hereby appoints Assignee the true and lawful attorney of

Assignor with full power of substitution, and with power for

Assignor and in the name of Assignor and/or in its name, place and stead, to demand, collect, receive and give receipts and complete acquittance for any and all other rents and other

amounts herein assigned which may be or become due and payable under the Leases, and at its discretion to file any claim or take any other action or proceeding and make any settlement of any claims, either in its own name or in the name of Assignor or otherwise, which Assignee may deem necessary or desirable in order to collect and enforce the payment of any and all rents and other amounts herein assigned.  No right shall be exercised by Assignee under this paragraph until an Event of Default has occurred.  All lessees under the Leases are hereby expressly authorized and directed, after the occurrence, and during the continuance, of an

Event of Default, to pay all rents and other sums herein assigned to Assignee or such nominee as Assignee may designate in writing delivered to and received by such lessees, who thereafter are expressly relieved of any and all duty, liability or obligation to

Assignor in respect of all payments so made.



          Assignee is hereby vested with full power to use all measures,

legal and equitable, deemed by it necessary or proper to enforce this Assignment and to collect the rents and other sums assigned hereunder.  Assignee shall be under no obligation to exercise any of the rights or to press any of the claims assigned to it

hereunder, or to perform or carry out any of the obligations of

Assignor under any of the Leases, and does not assume any of the liabilities in connection with or arising or growing out of the covenants and agreements of Assignor in the Leases. It is further understood that this Assignment shall not operate to place responsibility for the control, care, management or repair of

Assignor's estates or interests in and to the Property, or parts thereof, upon Assignee, nor shall it operate to make Assignee liable for the carrying out of any of the terms and conditions of any of the Leases, or for any waste to Assignor's estates or interests in and to the Property by any lessee or sublessee of

Assignor under any leases, or by any occupant of the Property, or by any party whatsoever or for any dangerous or defective condition of the Property or for any negligence in the management, upkeep,

repair or control of Assignor's estates or interests in and to the

Property resulting in loss or injury or death to any lessee,

licensee, employee or stranger thereat.  No right shall be

exercised by Assignee under this paragraph until an Event of

Default has occurred.



          Assignee hereby agrees promptly to remit to Assignor any amounts collected hereunder by Assignee which are in excess of those applied to pay in full the aforesaid liabilities and indebtedness at the time due.



          Nothing herein contained is intended to limit or reduce the rights of Assignee or the obligations of Assignor set forth in the

Mortgage, but rather all of the terms, provisions and conditions of this Assignment are in addition to and in supplement of such rights and obligations.  If any provision contained in this

Assignment is in conflict with, or inconsistent with, any

provision in the Mortgage, the provisions contained in the

Mortgage shall govern and control.



          Upon the release of any portion of the Property from the lien of the Mortgage pursuant to Section 2.05 or 2.06 of the Mortgage, this

Assignment shall be null and void with respect to those Leases (the

"RELEASED LEASES") which cover exclusively the portion of the

Property so released (and no other portion of the Property) and all estate, right, title and interest of Assignee in and to the

Released Leases shall revert to Assignor, but in all other

respects and for all other purposes, this Assignment shall remain in full force and effect.  Assignee shall, from time to time,

promptly execute any written instrument in form reasonably

satisfactory to the proposed purchaser of a portion of the

Property as aforesaid to confirm any reversion of Assignee's right, title and interest in the Released Leases effectuated in accordance with this paragraph, upon receipt by Assignee of an

Officer's Certificate stating that Assignor is entitled to such reversion by virtue of the Mortgagor's compliance with the

provisions of this paragraph and Section 2.05 or 2.06 of the

Mortgage (as the case may be), provided that Assignee shall have no liability thereunder and all costs and expenses shall be paid by

Assignor.

          Assignee acknowledges that (i) contemporaneously with the execution and delivery of this Assignment, it has assigned this Assignment to

State Street Bank and Trust Company of Connecticut, National

Association ("Trustee"), as trustee under an Indenture of even date herewith among Assignor, Assignee and Trustee (the

"Indenture"), and (ii) that the Trustee is also the assignee under an Assignment of Leases and Rents dated as of the date hereof from Assignor to Trustee securing the obligations of

Assignor in respect of the Guaranty under and as defined in the

Indenture (the "Other Assignment"), which assignment creates a lien on the Leases and rents and income due and owing thereunder PARI

PASSU with the lien of this Assignment.  Assignee further

acknowledges and agrees that whenever it is provided in the Other

Assignment that the Assignor shall deliver any notice or document,

or is require to make any payment thereunder, the delivery of such notice or document or the making of such payment pursuant to the terms of such Other Assignment shall also constitute the delivery of such notice or document or the making of such payment in

satisfaction of the terms, conditions and provisions of this

Assignment to the same extent as the same constitutes satisfaction of the terms, conditions and provisions of the Other Assignment.



          Upon the termination of the Mortgage and the payment in full of the obligations secured thereby, this Assignment shall be and become null and void, and all estate, right, title and interest of

Assignee in and to the Leases shall revert to Assignor and

Assignee shall promptly cancel and discharge of record this

Assignment and any financing statement filed in connection

herewith and execute and deliver to Assignor all such instruments as may be appropriate to evidence such discharge and satisfaction of this Assignment (provided that Assignee shall have no liability hereunder or thereunder and all costs and expenses shall be paid by

Assignor); otherwise, this Assignment shall remain in full force and effect as herein provided, shall inure to the benefit of

Assignee and its successors and assigns, and shall be binding upon Assignor and its successors and assigns, and any subsequent holder of Assignor's right, title and interest and estate in and to the Property.



          This Assignment shall be governed by and construed under the internal laws of the State of New Jersey, without giving effect to the principles of conflicts of laws.



          This Assignment is subject to and shall be enforced in compliance with the provisions of the New Jersey Casino Control Act.



          The rights and obligations of the Assignee hereunder are subject to the terms set forth in that certain

Intercreditor Agreement dated as of the date hereof among Assignor, Assignee,

Fidelity Management and Trust Company, as trustee, Trustee and The Chase

Manhattan Bank (National Association), as trustee (and such other parties that may from time to time become a party thereto).



          IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed and attested, all as of the day and year first above written.





                                          RESORTS INTERNATIONAL HOTEL,

                                            INC., a New Jersey corporation





                                           By:_____________________________

                                           Name:

                                           Title: (Vice) President



ATTEST:_________________________

       Name:

       Title: (Asst.) Secretary



                                           RESORTS INTERNATIONAL HOTEL,

                                             FINANCING, INC., a Delaware

                                             corporation





                                           By:_____________________________

                                           Name:

                                           Title:  (Vice) President



ATTEST:_________________________

       Name:

       Title: (Asst.) Secretary

STATE OF NEW YORK   )

                    ) ss.:

COUNTY OF NEW YORK  )



          BE IT REMEMBERED that on ______________, 1994, before me, the subscriber, __________________, personally appeared _____________,

who, being by me duly sworn on his oath, deposes and makes proof to my satisfaction, that he is the (Asst.) Secretary of RESORTS

INTERNATIONAL HOTEL, INC., the corporation named in the within instrument; that ______________ is the (Vice) President of said corporation; that the execution, as well as the making of this instrument, has been duly authorized by a proper resolution of the board of directors of the said corporation; that deponent well knows the corporate seal of said corporation; and that the seal affixed to said instrument is the proper corporate seal and was thereto affixed and said instrument signed and delivered by said

Vice President as and for the voluntary act and deed of said corporation.  In presence of deponent who thereupon subscribed his name thereto as attesting witness; and deponent signed this proof to attest to the truth of these facts.



                                         _____________________________

                                         [Name]

                                         Assistant Secretary



Sworn to and subscribed

before me, the date aforesaid





____________________________

       Notary Public



My commission expires:_____________________________

STATE OF NEW YORK   )

                    ) ss.:

COUNTY OF NEW YORK  )



          BE IT REMEMBERED that on _________________, 1994, before me, the subscriber, __________________, personally appeared

___________________, who being by me duly sworn on his oath,

deposes and makes proof to my satisfaction, that he is the Asst.

Secretary of RESORTS INTERNATIONAL HOTEL FINANCING, INC., the

corporation named in the within instrument; that ____________ is the Vice President of said corporation; that the execution, as well as the making of this instrument, has been duly authorized by a proper resolution of the board of directors of the said

corporation; that deponent well knows the corporate seal of said corporation; and that the seal affixed to said instrument is the proper corporate seal and was thereto affixed and said instrument signed and delivered by said Vice President as and for the

voluntary act and deed of said corporation.  In presence of

deponent who thereupon subscribed his name thereto as attesting witness; and deponent signed this proof to attest to the truth of these facts.







                                         __________________________

                                         [Name]

                                         Secretary



Sworn to and subscribed

before me, the date aforesaid





____________________________

       Notary Public



My commission expires:_____________________________

                                                                   Exhibit F



                  Mortgage Securing Guaranty of Senior Mortgage

                    Notes between Resorts International Hotel,

                       Inc. and State Street Bank and Trust

                  Company of Connecticut, National Association

                         NA932230075 - GUARANTY MORTGAGE

                                SENIOR NOTES

                            GD&C DRAFT DATED 10/18/93













                           MORTGAGE SECURING GUARANTY

                            OF SENIOR MORTGAGE NOTES





                                 by and between





                       RESORTS INTERNATIONAL HOTEL, INC.,

                            a New Jersey corporation,

                                  as Mortgagor,





                                       and





                     STATE STREET BANK AND TRUST COMPANY OF

                        CONNECTICUT, NATIONAL ASSOCIATION

                         a national banking association,

                                  as Mortgagee





                          Dated as of ________ __, 1994















                       Prepared by:_______________________

                                    D. Eric Remensperger



                           After recording return to:



                             Gibson, Dunn & Crutcher

                                 200 Park Avenue

                            New York, New York  10166

                        Attention:  D. Eric Remensperger

                           MORTGAGE SECURING GUARANTY

                            OF SENIOR MORTGAGE NOTES

                            ------------------------



          THIS MORTGAGE, dated as of ________ ___, 1994, between RESORTS

INTERNATIONAL HOTEL, INC., a New Jersey corporation ("Mortgagor"), and STATE

STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association having an address at 750 Main Street, Suite 1114 Hartford,

Connecticut 06103 ("Mortgagee"), in its capacity as Trustee under that certain

Indenture dated as of even date herewith (the "Indenture") among Mortgagor,

Mortgagee and Resorts International Hotel Financing, Inc. ("RIHF").





                                   WITNESSETH:



          In consideration of $10.00 in hand paid by Mortgagee to Mortgagor and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure (i) the Guaranty by Mortgagor of the payments of principal and interest due on the 11% Senior Mortgage Notes due

2003 in an aggregate principal amount of $125,000,000, issued pursuant to the provisions of the Indenture (defined therein, and hereinafter collectively referred to herein, as the "Notes"), in accordance with the terms and conditions of Article Fourth of the Indenture; and performance and observance of all of the provisions herein contained, Mortgagor has executed and delivered this Mortgage and has bargained, sold, aliened, mortgaged, pledged, released, conveyed and confirmed unto Mortgagee and its successors hereunder and assigns forever, all of its right, title and interest in, to and under any of the following described property:





                                GRANTING CLAUSES





                              GRANTING CLAUSE FIRST



          All the property, rights, title, interest, privileges and franchises particularly described in annexed Schedule 1 (the "Owned Land") which Schedule is hereby made a part of, and deemed to be described in, this Granting Clause as fully as if set forth in this Granting Clause at length.

                             GRANTING CLAUSE SECOND



          All of the property, rights, title, interest, privileges and franchises of the Mortgagor as lessee in those certain leases (the "Ground

Leases") particularly described in Schedule 2, which Schedule is hereby made a part of, and deemed to be described in, this Granting Clause as fully as if set forth in this Granting Clause at length, which Ground Leases cover the real property described in Schedule 2 (the "Leased Land") and in and to any and all

modifications, extensions and renewals of the Ground Leases and all options set forth therein, together with (i) all credits, deposits, privileges and rights of the Mortgagor as lessee under the Ground Leases, now or at any time existing,

(ii) the leaseholds and the leasehold estates created by the Ground Leases and

(iii) all of the estates, rights, titles, claims or demands whatsoever of

Mortgagor, either in law or in equity, in possession or in expectancy, of, in and to the Ground Leases and the Leased Land, together with (x) any and all other, further or additional title, estates, interests or rights which may at anytime be acquired by the Mortgagor in or to the Leased Land, and the Mortgagor

expressly agrees that if the Mortgagor shall, at any time prior to payment in full of all indebtedness secured hereby, acquire fee simple title or any other greater estate to the Leased Land pursuant to the Ground Leases, or otherwise,

the lien of this Mortgage shall attach, extend to, cover and be a lien upon such fee simple title or other greater estate and thereupon the lien of this Mortgage shall be prior to the lien of any mortgage or deed of trust placed on such acquired title, estate, interest or right subsequent to the date of this

Mortgage and (y) any right to possession or statutory term of years derived from, or incident to, the Ground Leases pursuant to Section 365(h) of the U.S.

Bankruptcy Code (the "Code") or any comparable provision contained in any present or future federal, state, local, foreign or other statute, law, rule or regulation.





                              GRANTING CLAUSE THIRD



          All the rents, issues, profits, revenues and other income and proceeds of the property subjected or required to be subjected to the lien of this

Mortgage, including, without limitation, the property described in Granting

Clauses First, Second, and Sixth (such property is hereinafter collectively referred to as the "Premises") and all the estate, right, title and interest of every nature whatsoever of the Mortgagor in and to the same and every part thereof.  The collective metes and bounds description of the Owned Land and the

Leased Land is set forth in annexed Schedule 3.

                             GRANTING CLAUSE FOURTH



          All of the rights as lessor under Leases in effect on the date of execution of this Mortgage or hereafter entered into by the Mortgagor, if any,

including extensions, renewals or amendments of all of the same, and the immediate and continuing right as security in accordance with an Assignment of

Leases and Rents of even date herewith between Mortgagor and Mortgagee, and,

after the occurrence of an Event of Default, to make claim for, collect, receive and receipt for (and to apply the same as provided herein) any and all rents,

income, revenues, issues, profits, security and other sums of money payable or receivable thereunder or pursuant thereto, and all proceeds thereof, whether payable as rent, insurance proceeds, condemnation awards, security or otherwise and whether payable prior to or subsequent to the maturity date of the Notes, to receive and give notices and consents thereunder, to bring actions and proceedings thereunder or for the enforcement thereof, to make waivers and agreements, to take such action upon the happening of a default under any Lease,

including the commencement, conduct and consummation of any proceedings at law or in equity as shall be permitted by any provision of any Lease, and to do any and all things which the Mortgagor or any lessor is or may become entitled to do under the Leases; provided, that the assignment made by this granting Clause

Fourth shall not impair or diminish any obligation of the Mortgagor under the

Leases, or shall any such obligation be imposed upon the Mortgagee.





                              GRANTING CLAUSE FIFTH



          Without limiting the generality of the provisions of Granting Clause

Third, the Mortgagor's rights, privileges and franchises in and to the following, to the extent of the Mortgagor's interest therein and thereto and to the extent assignable (collectively, "Operating Assets"):



               (a)  bookings and receipts for the use of guest rooms, banquet facilities and meeting rooms at the Casino-Hotel;



               (b)  all contracts respecting utility services for, and the maintenance, operations, or equipping of the Premises, including guaranties and warranties relating thereto;



               (c)  the Permits;



               (d)  all contract rights, leases, concessions, trademarks, trade names, service marks, service names, logos, copyrights, warranties and other items of
     intangible personal property relating to the ownership or operation of the

     Casino-Hotel, including, without limitation, (1) telephone and other communication numbers, (2) all software licensing agreements as are required to operate computer software systems at the Casino-Hotel, all transferable proprietary interest in software required to operate the computer systems at the Casino Hotel and books and records relating to the software programs, and (3) lessee's interest under leases of Tangible

     Personal Property;



               (e)  all agreements entered into by or on behalf of the Mortgagor or which have been assigned to the Mortgagor, for the design and construction, and for the equipping and furnishing, of the Casino-Hotel,

     including architect's agreements, engineering agreements, construction contracts, consulting agreements and agreements or purchase orders for all items of Tangible Personal Property and payment and performance bonds in favor of the Mortgagor in connection with the Trust Estate (and all warranties and guaranties thereunder and warranties and guaranties of any subcontractor and bond issued in connection with the work to be performed by any subcontractor);



               (f)  the following personal property (the "Tangible Personal

     Property") now or hereafter acquired by the Mortgagor:



                    (i)  all furniture, furnishings, equipment, machinery,

          apparatus, appliances, fixtures and fittings and other articles of tangible personal property which are, or are to be located on, or used in connection with the operation of, the Casino-Hotel;



                    (ii)  all slot machines, electronic gaming devices, crap

          tables, blackjack tables, roulette tables, baccarat tables, and big six wheels, located or to be located in the Casino-Hotel, and all furnishings and equipment to be used in connection with the operation thereof;



                    (iii)  all cards, dice, gaming chips and placques, tokens,

          chip racks, dealing shoes, dice cups, dice sticks, layouts, paddles,

          roulette balls and other consumable supplies and items to be used in connection with the gaming operations of the Casino-Hotel;



                    (iv)  all china, glassware, linens, kitchen utensils,

          silverware and uniforms, whether
          in use or held in reserve storage for future use, in connection with the operation of the Casino-Hotel, which are on hand or on order whether stored on-site or off-site;



                    (v)  all consumables and operating supplies of every kind

          and nature for use in all of the operating departments of the

          Casino-Hotel, or in the improvements now or hereafter located on any of the Owned Land, including without limitation, accounting supplies,

          guest supplies, forms, printing, stationery, food and beverage stock,

          bar supplies, laundry supplies and brochures to existing purchase orders;



                    (vi)  all sets and scenery, costumes, props and other items of tangible personal property on hand or on order for use in the production of shows in the showroom of the Casino-Hotel; and



                    (vii)  all cars, limousines, vans, buses, trucks and other vehicles owned or leased by the Mortgagor for use in Casino-Hotel operations, together with all equipment, parts and supplies used to service, repair, maintain and equip the foregoing;



               (g)  all drawings, designs, plans and specifications prepared by the architects, interior designers, landscape designers and any other consultants for the development of the Premises, as amended from time to time;



               (h)  any administrative and judicial proceedings initiated by the

     Mortgagor, or in which the Mortgagor has intervened, concerning the

     Casino-Hotel, and agreements, if any, which are the subject matter of such proceedings;



               (i)  any customer lists utilized by the Mortgagor, including lists of transient guests and restaurant and bar patrons and "high roller"

     lists; and



               (j)  all of the goodwill in connection with the operation of the

     Premises.



          The Mortgagor and Mortgagee acknowledge that notwithstanding anything contained in this Mortgage to the contrary, the Mortgagor may share facilities,

operations and employees with any other hotel owned by any Affiliate of the

Mortgagor provided that (i) such sharing of facilities is permitted by all applicable Legal Requirements, (ii) terms on which such facilities are shared are not detrimental to the operations of the

Casino-Hotel or the financial condition of the Mortgagor and (iii) the regular operation of the Casino-Hotel would not be materially impaired upon the separation of such facilities.



          The assignment made by this Granting Clause Fifth shall not impair or diminish any obligation of the Mortgagor with respect to the Operating Assets,

nor shall any such obligation be imposed on the Mortgagee.





                              GRANTING CLAUSE SIXTH



          (a)  All of the Mortgagor's right, title and interest in and to all buildings and improvements of every kind and description now or hereafter erected or placed on the Owned Land and/or the Leased Land and all fixtures and articles of personal property now or hereafter attached to or contained in and used in connection with such buildings and improvements, including, but not limited to, all apparatus, furniture, furnishings, machinery, motors, elevators,

fittings, radiators, cooking ranges, ice boxes, ice machines, printing presses,

mirrors, bars, mechanical refrigerators, furnaces, coal and oil-burning apparatus, wall cabinets, machinery, generators, partitions, steam and hot water boilers, lighting and power plants, pipes, plumbing, radiators, sinks, bath tubs, water closets, gas and electrical fixtures, awnings, shades, screens,

blinds, dishwashers, freezers, vacuum cleaning systems, office equipment and other furnishings, and all plumbing, heating, lighting, cooking, laundry,

ventilating, incinerating, air-conditioning and sprinkler equipment or other fire prevention or extinguishing apparatus and material, and fixtures and appurtenances thereto; and all renewals or replacements thereof or articles in substitution therefor, whether or not the same are or shall be attached to the

Owned Land, the Leased Land or to any such buildings and improvements thereon,

in any manner, and to the extent the grant of a security interest in any portion of the Trust Estate is governed by the Uniform Commercial Code, this Mortgage is hereby deemed to be as well a security agreement under the Uniform Commercial

Code for the purpose of creating hereby a security interest in all of the

Mortgagor's right, title and interest in and to such property, securing the obligations secured hereby, for the benefit of the Mortgagee; and



          (b)  All of the Mortgagor's right, title and interest in and to (i)

the Leased Land, if the Mortgagor acquires the fee simple title to the Leased

Land or any part thereof (subject to the provisions Section 2.06 hereof), (ii)

all air rights and rights to maintain supporting columns and all rights to construct and maintain bridges, and to create private rights of way over streets now or hereafter owned or enjoyed by the Mortgagor and appurtenant to the Owned Land or Leased Land, and (iii) all right, title and interest of Mortgagor as grantee or licensee in and to the following to the extent necessary for the use and enjoyment of the Owned Land or the Leased Land:

(A) all those plots, pieces or parcels of land and air rights, more particularly described on Schedule 5, attached hereto and made a part hereof (the "Bridge

Easement Parcels"), with respect to which Mortgagor has easements, licenses or other rights of possession or use pursuant to these certain easement and license agreements more particularly described on Schedule 5 (the "Bridge Easements"),

(B) all those plots, pieces or parcels of land and air rights, more particularly described on Schedule 6 attached hereto and made a part hereof (the "Elevator

Easement Parcels"), with respect to which Mortgagor has easements, licenses or other rights of possession or use pursuant to those certain license agreements more particularly described on Schedule 6 (the "Elevator Easements"), and; (C)

all that plot, piece or parcel of land and air rights more particularly described on Schedule 7 attached hereto and made a part hereof (the "Turn-Around

Easement Parcel") with respect to which Mortgagor has easements, licenses, or other rights of possession or use pursuant to that certain easement more particularly described on Schedule 7 (the "Turn-Around Easement"), (the Bridge

Easement Parcels, the Elevator Easement Parcels and the Turn-Around Easement

Parcel are collectively referred to herein as the "Easement Parcels"; and the

Bridge Easements, the Elevator Easements and the Turn-Around Easement are

collectively referred to as the "Easements"), together with all rights of way,

privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining to such estates, it being the intention hereof that all property, interests, rights and privileges and franchises pertaining to the

Premises (other than Excepted Property) shall be as fully embraced within and subjected to the lien hereof as if such property were specifically described herein.



                                    *   *   *



          TOGETHER with all of the Mortgagor's right, title and interest in and to all mineral and water rights and any title or reversion, in and to the beds of the ways, streets, avenues and alleys adjoining the Premises to the center line thereof and in and to all strips, gaps and gores adjoining the premises on all sides thereof; and



          TOGETHER with all of the Mortgagor's right, title and interest to and singular the tenements, hereditaments, easements, appurtenances, passages, water courses, riparian rights, other rights, liberties and privileges thereof or in any way appertaining to the Premises, including any other claim at law or in equity as well as any after-acquired title, franchise or license and the reversion and reversions and remainder and remainders thereof; and



          TOGETHER with all awards and other compensation heretofore or hereafter to be made to the present and all subsequent owners of the Trust

Estate for any taking by eminent domain, either permanent or temporary, of all or any part of the Trust Estate or any easement or appurtenances thereof,

including severance and consequential damage and change in grade of streets, all in accordance with and subject to the provisions of the Superior Instrument

Requirements and Section 5.20; and



          TOGETHER with all proceeds of any unearned premiums on any insurance policies described in Section 5.11, and the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Trust Estate or otherwise, all in accordance with and subject to the provisions of Section 5.11 and the Superior Instrument Requirements.



          EXCLUDING, with respect to all of the hereinabove granted property,

rights, title, interest, privileges and franchises, the Excepted Property.



          TO HAVE AND TO HOLD all the Premises, Leases, Ground Leases, Operating

Assets, Easements, properties, options, credits, deposits, rights, privileges and franchises of every kind and description, real, personal or mixed, granted hereby, bargained, sold, aliened, assigned, transferred, hypothecated, pledged,

released, conveyed, mortgaged, or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the appurtenances thereto appertaining

(the Premises, Leases, Ground Leases, Operating Assets, Easements, properties,

options, credits, deposits, rights, privileges and franchises, being herein collectively called the "Trust Estate") unto the Mortgagee and its successors and assigns forever.



          SUBJECT, HOWEVER, on the date hereof, to Existing Encumbrances and,

after the date hereof, to Permitted Encumbrances.



          SUBJECT, FURTHER, to the rights and obligations of the Mortgagee and the Noteholder as set forth in that certain Intercreditor Agreement dated as of the date hereof among RIH, RIHF, Mortgagee, Fidelity Management and Trust

Company ("Fidelity"), as trustee under that certain note purchase agreement dated as of the date hereof among Fidelity, RIH and RIHF, and

U.S. Trust Company of California, N.A. ("U.S. Trust"), as trustee under that certain indenture dated as of the date hereof among U.S. Trust, RIH and RIHF

(and such other parties that may from time to time become a party thereto).



          BUT IN TRUST, NEVERTHELESS, for the Ratable Benefit and security of the Noteholders without any priority of any of the Notes over any other of the

Notes.



          UPON CONDITION that, until the happening of an Event of Default and subject to the provisions of Article Two, the Mortgagor shall be permitted to possess and use the Trust Estate, and to receive and use the rents, issues,

profits, revenues and other income of the Trust Estate.



          AND IT IS HEREBY COVENANTED AND DECLARED that the Trust Estate is to be held and applied by the Mortgagee, subject to the further covenants,

conditions and trusts hereinafter set forth, and the Mortgagor does hereby covenant and agree to and with the Mortgagee, for the Ratable Benefit of the

Noteholders as follows:





                                   ARTICLE ONE



                       DEFINITIONS AND OTHER PROVISIONS OF

                               GENERAL APPLICATION



          Section 1.01.  DEFINITIONS.  For all purposes of this Mortgage, except as otherwise expressly provided or unless the context otherwise requires:



          (a)  the terms defined in this Article One have the meanings assigned to them in this Article One and include the plural as well as the singular;



          (b)  all accounting terms not otherwise defined herein have the meanings assigned to them, and all computations herein provided for shall be made in accordance with generally accepted accounting principles consistently applied; and



          (c)  the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Mortgage as a whole and not to any particular

     Article, Section or other subdivision.



          "AFFILIATE" has the meaning set forth in Section 1.01 of the

Indenture.

          "AFTER-ACQUIRED FEE MORTGAGE" has the meaning set forth in Section

2.07.



          "ALTERATIONS" has the meaning set forth in Section 5.12.



          "APPRAISER" means an MAI appraiser (I.E., a Member in good standing of the American Institute of Real Estate Appraisers) who is (i) of recognized standing among appraisers of properties similar to the Casino-Hotel and (ii)

experienced in the appraisals of properties of a similar size and scope to that of the Casino-Hotel, selected by the Mortgagor.



          "ASSIGNMENT OF LEASES AND RENTS" has the meaning stated in Section

1.01 of the Indenture.



          "CAPITALIZED LEASE OBLIGATION" has the meaning stated in Section 1.01 of the Indenture.



          "CASINO" means that portion of the Casino-Hotel used for gaming and related activities.



          "CASINO-HOTEL" means the casino and hotel complex and ancillary structures and facilities located on the Premises and furniture, fixtures and equipment at any time contained therein.



          "CASUALTY" means any act or occurrence of any kind or nature which results in damage, loss or destruction to any buildings or improvements on the

Premises and/or Tangible Personal Property.



          "CODE" has the meaning stated in Granting Clause Second.



          "COMBINATION TRANSACTION" has the meaning stated in Section 10.01 of the Indenture.



          "DEFAULT" means the occurrence and continuance of an Event of Default or an event which, after notice or lapse of time or both, would become an Event of Default.



          "DEPOSITARY" means an Independent entity to which insurance proceeds or a condemnation award is paid to be held in trust for restoration pursuant to the provisions of a Ground Lease or Superior Mortgage.



          "EVENT OF DEFAULT" has the meaning stated in Section 3.01.  An Event of Default shall "exist" if an Event of Default shall have occurred and be continuing.



          "EXCEPTED PROPERTY" means:

          (1)  subject to the provisions of the Assignment of Leases and Rents,

     any cash held by the Mortgagor from rents, issues, profits, revenues and other proceeds of the Trust Estate to the extent that such cash may be, but has not been, distributed or paid out in accordance with the Services

     Agreement or in accordance with the provisions of Section 12.07 the

     Indenture;



          (2)  all personal property owned by lessees under Leases and the personal property of any guests staying in the Hotel;



          (3)  any property deemed to be Excepted Property pursuant to the provisions of Section 2.03 hereof;



          (4)  Tangible Personal Property subject to an FF&E Financing

     Agreement; and



          (5)  counterchecks and any other property the granting of a security interest in which is prohibited by the New Jersey Casino Control Act,

     N.J.S.A. 5:12-1 ET SEQ., and the regulations promulgated thereunder.



          "EXISTING ENCUMBRANCES" means the matters set forth in Schedule 8.



          "FIRST MORTGAGE DEBT" means any financing secured by a Superior

Mortgage secured by or imposing a lien on all or a portion of the Trust Estate on a parity with or senior to the lien of this Mortgage.



          "FF&E FINANCING AGREEMENT" means a purchase money lien upon any

Tangible Personal Property and other items constituting Operating Assets, such as computer software, which are financed, purchased or leased by the Mortgagor,

provided that, except as set forth on Schedule 3, the principal amount of the indebtedness secured by such lien shall not exceed eighty-five (85%) percent of the cost to the Mortgagor of such property at the time of acquisition.



          "GROUND LEASES" has the meaning stated in Granting Clause Second.



          "GUARANTY" has the meaning set forth in Article Fourteen of the

Indenture.



          "HOTEL" means that portion of the Casino-Hotel not included within the

Casino.



          "IMPOSITIONS" has the meaning stated in Section 5.08.



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          "INDENTURE" means that certain Indenture - 11% Senior Mortgage Notes due 2003, dated as of even date herewith among the Mortgagor, RIHF, as issuer,

and Mortgagee, as trustee, as it may from time to time be supplemented, modified or amended by one or more trust indentures or other instruments supplemental thereto entered into pursuant to the applicable provisions thereof.



          "INDEPENDENT" when used with respect to any specified Person means such a Person who (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Mortgagor or in any other obligor upon the Notes or in any Affiliate of the Mortgagor or of such other obligor and (c) is not connected with the Mortgagor or such other obligor or any Affiliate of the Mortgagor or such other obligor as an officer,

employee, promoter, underwriter, trustee, partner, director or person performing similar functions.  Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Mortgagee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning thereof.  A Person who is performing or who has performed services as an independent contractor to any specified Person shall not be considered not Independent merely by reason of the fact that such

Person is or has performed such services.



          "INSURANCE AMOUNT" has the meaning stated in Section 5.11(a)(1).



          "INSURANCE REQUIREMENTS" means all terms of any insurance policy covering or applicable to the Trust Estate or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Trust Estate or any part thereof or any use or condition of the Trust Estate or any other part thereof.



          "INSURANCE TRUSTEE" means the Trustee or, if the Trustee so elects,

any bank, trust company or insurance company with net worth in excess of

$100,000,000, designated by the Trustee.



          "INSURER" means an insurance company or companies selected by the

Mortgagor authorized to issue insurance in the State of New Jersey with an A.M.

Best rating as high or higher than the rating of insurance companies insuring other casino-hotels in Atlantic City, New Jersey.



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

          "LEASE" means each lease or sublease demising all or any portion of the Owned Land, the Leased Land or the buildings or improvements thereon and made by the Mortgagor as lessor or sublessor, as the case may be, or any spaces in any building or buildings which constitute a part of the Trust Estate,

including every agreement relating thereto or entered into in connection therewith and every guaranty of the performance and observance of the covenants,

conditions and agreements to be performed by the lessee under any such lease.

Notwithstanding the foregoing, the term "Lease" shall not include any transient room rentals.



          "LEASED LAND" has the meaning stated in Granting Clause Second.



          "LEGAL REQUIREMENTS" means all laws, statutes, codes, acts,

ordinances, orders, judgments, decrees, injunctions, rules, regulations,

permits, licenses, authorizations, directions and requirements (including,

without limitation, the New Jersey Environment Cleanup Responsibility Act and

the New Jersey Spill Compensation and Control Act of 1976) of all governments,

departments, commissions, boards, courts, authorities, agencies, officials and officers, of governments, federal, state and municipal (including, without limitation, the New Jersey Department of Environmental Protection, the Atlantic

City Bureau of Investigations, Division of Protection, the Atlantic City Bureau

of Investigations, Division of Gaming Enforcement of the State of New Jersey,

and the Casino Control Commission of the State of New Jersey), foreseen or unforeseen, ordinary or extraordinary, which now is or at any time hereafter becomes applicable to the Trust Estate or any part thereof, or any of the adjoining sidewalks, or the use of the Casino-Hotel as a gaming or gambling facility or any other use or condition of the Trust Estate or any part thereof.



          "LESSORS" means the lessors under the Ground Leases.



          "MATURITY" when used with respect to the Notes means the date on which the principal of such Notes becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration or prepayment or otherwise.



          "MORTGAGE DOCUMENTS" has the meaning set forth in Section 1.01 of the

Indenture.



          "MORTGAGOR" means the Person named as the "Mortgagor" in the first paragraph of this instrument until a successor entity shall have become such pursuant to the applicable provisions of this Mortgage, and thereafter, except



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to the extent otherwise contemplated by Section 4.02, "Mortgagor" shall mean such successor entity exclusively.



          "NOTEHOLDERS" has the meaning set forth in Section 1.01 of the

Indenture.



          "NOTE MORTGAGE" means that certain Mortgage Securing RIH Senior

Promissory Note dated as of the date hereof from Mortgagor to RIHF, which secures the RIH Senior Promissory Note (as defined in the Indenture), the lien of which shall be PARI PASSU with the lien of this Mortgage.



          "NOTES" has the meaning set forth in the Preamble.



          "NOTICES" has the meaning stated in Section 1.02.



          "OFFICERS' CERTIFICATE" means a certificate signed by an officer of the Mortgagor and delivered to the Mortgagee.  Whenever this Mortgage requires that an Officers' Certificate be signed also by an Architect or an Accountant or other expert, such Architect, Accountant or other expert may (except as otherwise expressly provided in this Mortgage) be in the general employ of the

Mortgagor.



          "OPERATING ASSETS" has the meaning stated in Granting Clause Fifth.



          "OPINION OF COUNSEL" means a written opinion of counsel who may

(except as otherwise expressly provided in this Mortgage) be an employee of the

Mortgagor or an employee of an Affiliate of the Mortgagor.  Unless otherwise specifically provided in this Mortgage, such counsel may rely, as to any state of facts not personally known to such counsel and relating to such opinions, on an Officers' Certificate to the extent not rejected by the Trustee and its counsel (which rejection shall not be unreasonably given).



          "ORIGINAL POLICY" means an ALTA Loan Policies of Title issued by [list title insurance companies], pursuant to Title Commitment No. ____________

redated to the date hereof.



          "OUTSTANDING AMOUNT" has the meaning stated in Section 1.01 of the

Indenture.



          "OWNED LAND" has the meaning stated in Granting Clause First.



          "PERMITS" means all licenses, franchises, statements of compliance,

certificates of operation, certificates of occupancy and permits required for the lawful ownership, occupancy, operation and use of all or a material portion of the Premises whether held by the Mortgagor or any other Person



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

(which may be temporary or permanent) (including, without limitation, those required for the use of the Casino-Hotel as a licensed casino facility), in accordance with all applicable Legal Requirements.



          "PERMITTED ENCUMBRANCES" means:



          (1)  liens for taxes, assessments, or governmental charges not yet due and payable or if due and payable are not delinquent to the extent that any fine, penalty, interest or cost may be added for nonpayment thereof;



          (2)  Existing Encumbrances;



          (3)  FF&E Financing Agreements;



          (4)  After-Acquired Fee Mortgages;



          (5)  the lien of the Mortgage Documents and any rights granted as provided therein;



          (6)  Restricted Encumbrances;



          (7)  the lien of the Trustee provided for by Section 8.07 of the

     Indenture;



          (8)  any Working Capital Facility Lien; and



          (9)  Capitalized Lease Obligations.



          "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or any other entity or government or any agency or political subdivision thereof.



          "PREMISES" has the meaning set forth in Granting Clause Third.



          "RATABLE BENEFIT" has the meaning stated in Section 1.01 of the

Indenture.



          "RELEASED LAND" has the meaning stated in Section 2.05.



          "RELEASED FEE LAND" has the meaning stated in Section 2.06.



          "RESTORATION" has the meaning stated in Section 5.11(e).



          "RESTRICTED ENCUMBRANCES" means Leases permitted by and made in accordance with Section 5.13 of this Mortgage.



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

          "RIHF" shall mean Resorts International Hotel Financing, Inc., a

Delaware corporation.



          "SERVICES AGREEMENT" has the meaning set forth in Section 1.01 of the

Indenture.



          "STATED MATURITY" when used with respect to a note means the date specified in such note as the fixed date on which the principal of such note is due and payable.



          "SUPERIOR INSTRUMENT REQUIREMENTS" means the applicable terms,

conditions and provisions of (i) the Ground Leases with respect to the Leased

Land; and (ii) Superior Mortgages with respect to the portion of the Trust

Estate encumbered thereby.



          "SUPERIOR MORTGAGES" means, collectively, any Working Capital Facility

Lien and any After-Acquired Fee Mortgages.



          "TAKING" means the acquisition or condemnation by eminent domain of the whole or any part of the Premises, by a competent authority, for any public or quasi-public use or purpose.



          "TANGIBLE PERSONAL PROPERTY" has the meaning stated in Granting Clause

Fifth.



          "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of the Indenture and any successor thereto.



          "TRUST ESTATE" has the meaning stated in the habendum to the Granting

Clauses.



          "TRUST INDENTURE ACT" has the meaning stated in Section 1.01 of the

Indenture.



          "WORKING CAPITAL FACILITY" has the meaning stated in Section 1.01 of the Indenture.



          "WORKING CAPITAL FACILITY LIEN" has the meaning stated in Section

5.22(c) of this Mortgage.



          Section 1.02.  NOTICES, ETC.



          (a)  Any request, demand, authorization, direction, notice (including,

without limitation, a notice of default), consent, waiver or other document provided or permitted by this Mortgage to be made upon, given or furnished to,

or filed with, the Mortgagor or the Mortgagee (collectively, "Notices") shall be deemed given when either (i) delivered by hand or



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(ii) two days after sending by registered or certified mail, postage prepaid,

addressed as follows:



          To the Mortgagor:



          Resorts International Hotel, Inc.

          c/o Resorts International, Inc.

          1133 Boardwalk

          Atlantic City, New Jersey   08401

          Attention:  Christopher D. Whitney



          If to Mortgagee:



          State Street Bank and Trust Company

            of Connecticut, National Association

          [Address]

          [City, State]

          Attention:  ________________



          (b)  By Notice to the Mortgagor, the Mortgagee and the Trustee, any

party may designate additional or substitute address for Notices which,

notwithstanding Subsection (a) above, shall be deemed given when received.



          Section 1.03.  FORM AND CONTENT OF DOCUMENTS DELIVERED TO MORTGAGEE.

Whenever several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such

Persons as to such matters in one or several documents.



          Any certificate or opinion of an Officer of the Mortgagor may be based, insofar as it relates to legal matters, upon a certificate or opinion of,

or representations by, counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Mortgagor stating that the information with respect to such factual matters is in the possession of the

Mortgagor, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.  If appropriate to the matter being opined upon and to the extent not prohibited by the Trust

Indenture Act, any Opinion of Counsel may be subject to rights of creditors and the availability of equitable remedies.



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

          Whenever any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Mortgage, they may, but need not, be consolidated and form one instrument.



          Whenever in this Mortgage, in connection with any application or certificate or report to the Mortgagee, it is provided that the Mortgagor shall deliver any document as a condition of the granting of such application, or as evidence of the Mortgagor's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Mortgagor to have such application granted or to the sufficiency of such certificate or report.



          Section 1.04.  COMPLIANCE CERTIFICATES AND OPINIONS.  Upon any

application or request by the Mortgagor to the Mortgagee to take any action under any provision of this Mortgage, the Mortgagor shall furnish to the

Mortgagee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Mortgage relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Mortgage relating to such particular application or request, no additional certificate or opinion need be furnished.  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Mortgage shall include:



               (a)  a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;



               (b)  a brief statement as to the nature and scope of the

          examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;



               (c)  a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and



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               (d)  a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.



          Section 1.05.  EFFECT OF HEADINGS.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.



          Section 1.06.  SUCCESSORS AND ASSIGNS; AMENDMENTS.



          (a)  Subject to Section 4.02 hereof and Section 10.02 of the

Indenture, this Mortgage shall be binding upon and inure to the benefit of the parties hereto and of the respective successors and assigns of the parties hereto to the same effect as if each such successor or assign were in each case named as a party to this Mortgage.



          (b)  This Mortgage may not be modified, amended, discharged, released nor any of its provisions waived except by agreement in writing executed by the

Mortgagor and the Mortgagee and in accordance with the provisions of this

Mortgage and the Indenture.



          Section 1.07.  SEPARABILITY CLAUSE.  In case any provision in this

Mortgage shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.



          Section 1.08.  BENEFITS OF MORTGAGE.  Nothing in this Mortgage or in the Guaranty, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns, any benefit or any legal or equitable right, remedy or claim under this Mortgage.



          Section 1.09.  GOVERNING LAW.  This Mortgage shall be deemed to be a contract under the laws of the State of New Jersey and shall be construed in accordance with and governed by the laws of the State of New Jersey.



          Section 1.10.  [Reserved]



          Section 1.11.  PROVISIONS REQUIRED BY INDENTURE.  Whenever the

provisions of this Mortgage and the provisions of the Indenture shall be inconsistent, the provisions of the Indenture shall govern.



          Section 1.12.  [Reserved]



          Section 1.13.  MORTGAGE SUBJECT TO THE PROVISIONS OF THE ACT.  Each

provision of this Mortgage is



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

subject to and shall be enforced in compliance with the provisions of the New

Jersey Casino Control Act.



          Section 1.14.  DISCHARGE OF LIEN.  If the Mortgagor shall pay or cause to be paid, or there shall otherwise be paid, to the Mortgagee all amounts required to be paid by the Mortgagor pursuant to the Guaranty, or the Note

Mortgage and the Notes, and the conditions precedent for the Indenture to cease,

determine and become null and void in accordance with Section 5.01 of the

Indenture shall have occurred, the Mortgagee shall promptly cancel and discharge this Mortgage, and execute and deliver to the Mortgagor all such instruments as may be necessary, required or appropriate to evidence such discharge and satisfaction of such lien or liens.



          Section 1.15.  GENERAL APPLICATION.



          (a)  The assertion of any rights upon any Default shall be subject in each instance to the giving of any notice and the expiration of any grace period provided for in Section 3.01 as a condition to such Default making it an Event of Default, unless the Trust Indenture Act requires otherwise, in which case the

Trust Indenture Act shall control.



          (b)  For the purposes of this Mortgage, it is understood that an event which does not materially diminish the value of the Mortgagee's interest in the

Trust Estate shall not be deemed an "impairment of security", as that phrase is used in this Mortgage.





                                   ARTICLE TWO



                 RELEASE; OTHER EXCEPTED PROPERTY; SUBORDINATION



          Section 2.01.  POSSESSION BY MORTGAGOR; DISPOSITIONS WITHOUT RELEASE.

So long as there shall have been no demand for payment under the Guaranty pursuant to Section 3.02 of this Mortgage, the Mortgagor shall be suffered and permitted, with power freely and without let or hindrance on the part of the

Mortgagee, subject to the provisions of this Mortgage and the Note Mortgage, to possess, use, manage, operate and enjoy the Trust Estate and every part thereof and to collect, receive, use, invest and dispose of the rents, issues, tolls,

profits, revenues and other income from the Trust Estate or any part hereof, to use, consume and dispose of any consumables, goods, wares and merchandise in the ordinary course of business of operating the Casino-Hotel and to adjust and settle all matters relating to choses in action, leases and contracts.



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

          Section 2.02.  OBSOLETE PROPERTY; TANGIBLE PERSONAL PROPERTY; LEASE

MODIFICATIONS.  The Mortgagor shall have the right, at any time and from time to time, unless an Event of Default shall have occurred and be continuing, without any release from or consent by the Mortgagee:



          (a)  to sell or dispose of, free from the lien of this Mortgage, any

     Tangible Personal Property which, in its reasonable opinion, may have become obsolete or unfit for use or which is no longer necessary in the conduct of its businesses or the operation of the Trust Estate, and no purchaser of any such property shall be bound to inquire into any question affecting the Mortgagor's right to sell or otherwise dispose of the same,

     free from the lien of this Mortgage;



          (b)  to alter, repair, replace, change the location (provided notice shall be given to Mortgagee as to any new location) or position of and add to any Tangible Personal Property; provided, however, that no change shall be made in the location of any such property subject to the lien of this

     Mortgage which would in any respect impair the security of this Mortgage upon such property; or



          (c)  to renew, extend, surrender, terminate, modify or amend any leases of Tangible Personal Property, when, in the Mortgagor's reasonable opinion, it is prudent to do so.



          The Mortgagor shall retain any net cash proceeds (subject to the right to pay dividends or make cash distributions pursuant to Section 12.07 of the

Indenture) received from the sale or disposition of any Tangible Personal

Property under Subsection (a) of this Section 2.02, in the business of operating the Casino-Hotel.



          The Mortgagee shall be under no responsibility or duty with respect to the exercise of the rights of the Mortgagor under this Section 2.02 or the application of the proceeds of any sale or disposition of any Tangible Personal

Property.



          The Mortgagee shall, from time to time, promptly execute any written instrument in form satisfactory to it to confirm the propriety of any action taken by the Mortgagor under this Section 2.02, provided that the conditions set forth in Section 2.02 of the Note Mortgage have been satisfied.



          Section 2.03.  OTHER EXCEPTED PROPERTY.  Notwithstanding any

provisions contained in this Mortgage or



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

the Indenture to the contrary, including, without limitation, the provisions of

Granting Clauses Fifth and Sixth and of Articles Two and Five hereof, if the

Mortgagor acquires Tangible Personal Property and other items constituting operating assets, such as computer software subject to any FF&E Financing

Agreement, or becomes the lessee under a lease for any of the same and if the document evidencing such FF&E Financing Agreement prohibits subordinate liens or the provisions of any such lease prohibits any assignment thereof by the lessee,

and if any such prohibition is customary with respect to similar transactions of the lender or lessor, as the case may be, then the property so purchased or the lessee's interest in the lease, as the case may be, shall be deemed to be

Excepted Property.  If any such FF&E Financing Agreement permits subordinate liens then the Mortgagee agrees to execute and deliver to the Mortgagor, at the

Mortgagor's expense, such documents as the holder of such FF&E Financing

Agreement may reasonably request to evidence the subordination of the lien of this Mortgage to the lien of such FF&E Financing Agreement.



          Section 2.04.  [Reserved]



          Section 2.05.  RELEASED LAND.



          (a)  Notwithstanding anything to the contrary herein contained, the

Mortgagor shall have the right, at any time and from time to time, unless an

Event of Default shall have occurred and be continuing, to convey all or any part of the Released Fee Land (the land to be so conveyed is hereinafter referred to as the "Released Land"), free from the lien of the Mortgage,

provided that the conditions set forth in Section 2.05(a) of the Note Mortgage have been satisfied.



          (b)  The Mortgagee shall, from time to time, promptly execute any written instrument in form reasonably satisfactory to the prospective purchaser to confirm the release of the Released Fee Land, upon receipt by the Mortgagee of an Officers' Certificate stating that the Mortgagor is entitled to such release by virtue of the Mortgagor's compliance with this Section 2.05,

provided, that the Mortgagee shall have no liability thereunder and all costs and expenses (including reasonable attorneys' fees) shall be paid by the

Mortgagor.



          Section 2.06.  RELEASED FEE LAND.



          (a)  Notwithstanding anything to the contrary herein contained, in the event the Mortgagor intends to exercise an option to acquire fee title to Leased

Land under the provisions of any Ground Lease, the Mortgagor shall have the right, unless an Event of Default shall have occurred and be



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

continuing, to have an Affiliate exercise such options(s) or for the Mortgagor to exercise such options(s) on behalf of an Affiliate and in connection therewith to cause fee simple title to the Leased Land or any part thereof to be conveyed to an Affiliate of the Mortgagor (provided that no portion of the purchase price of the Leased Land or part thereof is paid by Mortgagor), free from the lien of this Mortgage (the land to be so conveyed is hereinafter referred to as the "Released Fee Land"), provided that the Mortgagor furnishes the Mortgagee with the following:



               (i)  an Officers' Certificate requesting the release of the

     Released Fee Land from the Trust Estate and stating that (A) the Mortgagor is not required to own the Released Fee Land in order to maintain all

     Permits and in order to comply with the provisions of all material contracts to which the Mortgagor is a party or by which the Mortgagor is bound, (B) such Affiliate has received all Permits necessary to own the

     Released Fee Land (including without limitation all approvals required by the Casino Control Commission of the State of New Jersey), (C) there has been delivered to the Mortgagor and the Mortgagee a true copy of an instrument executed by such Affiliate stating that (i) such Affiliate may only engage in the activity of owning the Released Fee Land and (ii) such

     Affiliate shall not convey the Released Fee Land to another Affiliate of the Mortgagor, unless such other Affiliate executes and delivers to the

     Mortgagor and the Mortgagee, the instruments that would have been required to be delivered pursuant to clause (C) if the Mortgagor conveyed the

     Released Fee Land to such other Affiliate (provided that this restriction shall only be effective until such time as this Mortgage shall be satisfied of record) and (D) the deed conveying the Released Fee Land to such

     Affiliate shall state that such conveyance is made subject to the terms,

     provisions and conditions of the applicable Ground Lease and that the fee and leasehold interests in the Released Fee Land shall not merge by reason of the Mortgagor and/or any Affiliate owning both the leasehold and fee estate therein, and that such estates shall always remain separate and distinct;



               (ii) an Opinion of Counsel to the effect that (A) the Mortgagor is not required to own the Released Fee Land in order to maintain in good standing all Permits or by the provisions of any material contract to which the Mortgagor is a party or by which it is bound to own the Released Fee

     Land and (B) the instruments described in clause (C) of subparagraph (i)

     were duly executed by and are binding upon such Affiliate; and



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

               (iii)     an endorsement to the Original Policy, confirming that

     no merger of the fee and leasehold estates in the Released Fee Land has resulted from such conveyance.



In addition, simultaneously with such acquisition, the Affiliate and Mortgagor shall enter into an instrument in form and substance reasonably satisfactory to

Mortgagee, amending the applicable Ground Lease to provide such mortgagee protections as are customary and to the extent reasonably required by Mortgagee,

including, without limitation, (A) a covenant of the landlord not to terminate the Ground Lease for any reason whatsoever (including without limitation, due to any default by tenant of its obligations under such Ground Lease), and (B) an agreement by the landlord not to accept payment of any fixed or base rent from the tenant (and, if tendered by the Mortgagor, and agreement to return same to the Mortgagor) or any other charges payable thereunder at any time that an Event of Default shall have occurred and shall be continuing.



          (b)  The Mortgagee shall, from time to time, promptly execute any written instrument in form reasonably satisfactory to the prospective purchaser to confirm the release of the Released Fee Land, upon receipt by the Mortgagee of an Officers' Certificate stating that the Mortgagor is entitled to such release by virtue of the Mortgago's compliance with this Section 2.06, PROVIDED that the Mortgagee shall have no liability thereunder and all costs and expenses

(including reasonable attorneys' fees) shall be paid by the Mortgagor.



          Section 2.07.  AFTER-ACQUIRED FEE MORTGAGES.



          (a)  Notwithstanding anything contained herein to the contrary (i) if no Event of Default has occurred and is continuing and (ii) if the Mortgagor shall acquire Released Fee Land, then simultaneously with the acquisition thereof, the Mortgagor shall have the right to encumber such fee simple title with a mortgage (such mortgage and any refinancing thereof permitted by the

Indenture is hereinafter referred to as an "After-Acquired Fee Mortgage").  The lien of this Mortgage on the Released Fee Land shall be subordinated to the lien of the After-Acquired Fee Mortgage on the Released Fee Land (and to the lien of other Superior Mortgages which shall become a lien thereon in accordance with the terms thereof), provided the following conditions are satisfied:



               (i)  the After-Acquired Fee Mortgage encumbers the fee simple title to such real property and no other property;



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               (ii) the indebtedness secured by the After-Acquired Fee Mortgage

     (A) does not exceed 75% of the cost to the Mortgagor of such fee simple title at the time of the acquisition and (B) satisfies the criteria set forth in Section 12.08 of the Indenture;



               (iii)     in the event the After-Acquired Fee Mortgage encumbers

     fee simple title to the Leased Land or any part thereof, such

     After-Acquired Fee Mortgage contains provisions binding on the holder of the After-Acquired Fee Mortgage and its successors and assigns confirming the provisions of Section 5.21(d) of this Mortgage;




               (iv) the Released Fee Land is not being acquired from an

     Affiliate of the Mortgagor;



               (v)  the After-Acquired Fee Mortgage and other loan documents shall contain a provision binding upon the holder of such After-Acquired

     Fee Mortgage and other loan documents that all insurance proceeds in the event of a Casualty and awards for Takings of less than the entire Released

     Fee Land shall be used for purposes of Restoration; and



               (vi) the Mortgagor delivers to the Mortgagee an Officers'

     Certificate requesting such subordination and certifying that the requirements of (i) through (v) above have been satisfied.



          (b)  Anything contained in this Section 2.07 or elsewhere in this

Mortgage to the contrary notwithstanding, the subordination of this Mortgage to any After-Acquired Fee Mortgage constituting a lien on Released Fee Land shall not be self-operative but shall be effective only upon the execution and delivery by the Mortgagee of an instrument in writing effecting such subordination.  The Mortgagee shall deliver such instrument of subordination on the following conditions:  (x) the Mortgagee shall have received an Officers'

Certificate confirming that the conditions of (i) through (vi) of paragraph (a)

have been satisfied, together with a true and correct copy of the After-Acquired

Fee Mortgage and all other instruments securing the indebtedness evidenced thereby and (y) the instrument of subordination shall specifically state that this Mortgage is being subordinated not with respect to the lien of this

Mortgage on the Ground Lease or on the leasehold estate created thereby, but only with respect to the fee simple title to the Leased Land or applicable part thereof and only if and to the extent that the After-Acquired Fee Mortgage being subordinated to is subject and subordinate to the Ground Lease and the leasehold estate created thereby.



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

                                  ARTICLE THREE



                                    REMEDIES



          Section 3.01.  EVENTS OF DEFAULT.  "Event of Default," whenever used herein, means any one of following events (including any applicable notice requirement and any period of grace as specified in this Section 3.01) (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):



               (a)  default by the Mortgagor under the Guaranty and continuance of such default for a period of 10 days after there has been given a written notice to the Mortgagor specifying such default and stating that such notice is a "Notice of Default" hereunder; or



               (b)  an "Event of Default," as defined in Section 3.01 of the

     Note Mortgage, shall occur; or



               (c)  default in the performance, or breach, of any of the

     provisions of Article Four and the continuance of such default or breach for a period of 60 days after there has been given a written notice to the

     Mortgagor specifying that such notice is a "Notice of Default" hereunder;

     or



               (d)  any representation or warranty of the Mortgagor set forth in this Mortgage shall prove to be incorrect as of the time when made and the facts constituting such incorrectness impairs the Mortgagee's security and such impairment continues for a period of 30 days, unless such impairment is curable, but not susceptible of cure within such 30-day period (for reasons other than lack of funds), provided that the conditions set forth in Section 3.01(l) of the Note Mortgage have been satisfied.



          Section 3.02.  DEMAND UNDER THE GUARANTY.  If an Event of Default

occurs and is continuing, and the Mortgagee has declared the Outstanding Amount of the Note to be due and payable immediately pursuant to Section 3.02 of the

Note Mortgage, then the Mortgagee may declare all obligations under the Guaranty to be due and payable immediately.



          Section 3.03.  APPLICATION OF MONEYS RECEIVED BY MORTGAGEE.  Any

moneys received by the Mortgagee pursuant to the provisions of this Article

Three (including moneys received by the Trustee after any action or act by the

Mortgagee under Section 3.10) shall be applied by the



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Mortgagee in accordance with the provisions of Section 7.06 of the Indenture.



          Section 3.04.  RESTORATION OF RIGHTS AND REMEDIES.  If the Mortgagee

has instituted any proceeding to enforce any right or remedy under this Mortgage and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Mortgagee, then and in every such case the

Mortgagor and the Mortgagee shall, subject to any determination in such proceeding, be restored to its former position hereunder, and thereafter all rights and remedies of the Mortgagee shall continue as though no such proceeding had been instituted.



          Section 3.05.  RIGHTS AND REMEDIES CUMULATIVE.  No right or remedy herein conferred upon or reserved to the Mortgagee is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

The assertion or employment of any right or remedy hereunder, or otherwise,

shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.



          Section 3.06.  DELAY OR OMISSION NOT WAIVER.  No delay or omission of the Mortgagee to exercise any right or remedy accruing upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this

Article Three by law to the Mortgagee may be exercised, from time to time, and as often as may be deemed expedient, by the Mortgagee.



          Section 3.07.  UNDERTAKING FOR COSTS.  If any action or proceeding shall be commenced (including, without limitation, an action to foreclose this

Mortgage or to collect under the Guaranty secured hereby) to which action or proceeding the Mortgagee is made or becomes a party, or in which it becomes necessary in the opinion of the Mortgagee to defend or uphold the lien of this

Mortgage, then, to the extent it has not already done so pursuant to the terms of Section 3.07 of the Note Mortgage, the Mortgagor shall pay to Mortgagee all expenses, including reasonable attorneys' fees and expenses, incurred by the

Mortgagee in connection therewith, together with interest at the rate then payable on the Notes, from the date of payment less the net amount received by the Mortgagee or the Trustee, as their interests may appear under any title insurance policy, and, until paid, all such expenses, together with interest as aforesaid, shall be a lien on the Trust Estate.



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          Section 3.08.  WAIVER OF APPRAISEMENT AND OTHER LAWS.  To the full extent that it may lawfully so agree, the Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of, any appraisement,

valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement of this Mortgage or the absolute sale of the Trust Estate, or any part hereof, or the possession thereof by any purchaser at any sale under this Article Three; and the Mortgagor, for itself and all who may claim under it, so far as it or they now or hereafter may lawfully do so,

hereby waives the benefit of all such laws.  The Mortgagor, for itself and all who may claim under it, waives, to the extent that it may lawfully do so, all right to have the property in the Trust Estate marshalled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclose this Mortgage may order the sale of the Trust Estate as an entirety.



          If any law in this Section 3.08 referred to and now in force, of which the Mortgagor or its successor or successors might take advantage despite this

Section 3.08, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the application of this Section 3.08.



          Section 3.09.  ENTRY.  The Mortgagor agrees that upon the occurrence of an Event of Default the Mortgagor, upon demand of the Mortgagee during the continuance thereof, shall forthwith surrender to the Mortgagee the actual possession of, and it shall be lawful for the Mortgagee by such officers or agents as it may appoint to enter and take possession of, the Trust Estate (and the books and papers of the Mortgagor), and to hold, operate and manage the

Trust Estate (including the making of all needful repairs, and such alterations,

additions and improvements as the Mortgagee shall deem wise) and to receive the rents, issues, tolls, profits, revenues and other income thereof, and, after deducting the costs and expenses of entering, taking possession, holding,

operating and managing the Trust Estate, as well as payments for taxes,

insurance and other proper charges upon the Trust Estate and reasonable compensation to itself, its agents and counsel, to apply the same as provided in

Section 3.03, PROVIDED, HOWEVER, that the Mortgagee's rights under this Section

3.09 shall be subject to the provisions of the New Jersey Casino Control Act and

Section 3.14.  Whenever all that is then due upon the Note and under any of the terms of this Mortgage shall have been paid and all defaults hereunder shall have been made good, the Mortgagee shall surrender possession to the Mortgagor.



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          Section 3.10.  POWER OF SALE; SUITS FOR ENFORCEMENT.  In case an Event of Default shall occur and be continuing, the Mortgagee, with or without entry,

in its discretion may:



               (a)  sell, subject to any mandatory requirements of applicable law, the Trust Estate as an entirety, or in such parcels, as the Mortgagee may determine, to the highest bidder at public auction at such place and at such time (which sale may be adjourned by the Mortgagee from time to time in its discretion by announcement at the time and place fixed for such sale, without further notice) and upon such terms as the Mortgagee may fix and briefly specify in a notice of sale to be published as required by law;

     or



               (b)  proceed to protect and enforce its rights under this

     Mortgage by sale pursuant to judicial proceedings or by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Mortgage or in aid of the execution of any power granted in this Mortgage or for the foreclosure of this Mortgage or for the enforcement of any other legal,

     equitable or other remedy, as the Mortgagee, being advised by counsel,

     shall deem most effectual to protect and enforce any of the rights of the

     Mortgagee; the failure to join tenants shall not be asserted as a defense to any foreclosure or proceeding to enforce the rights of the Mortgagee.



          Section 3.11.  INCIDENT OF SALE.  Upon any sale of any of the Trust

Estate, whether made under the power of sale hereby given or pursuant to judicial proceedings, to the extent permitted by law:



               (a)  all obligations owing under the Guaranty, if not previously due, shall at once become and be immediately due and payable;



               (b)  subject to the provisions of Section 3.14 and the receipt of any required prior approvals of the New Jersey Casino Control Commission,

     the Mortgagee may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, delivery any notes or claims for interest thereon in lieu of cash to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such notes or claims for interest thereon, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the holders



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

     thereof after being appropriately stamped to show partial payment;



               (c)  the Mortgagee may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;



               (d)  the Mortgagee is hereby irrevocably appointed the true and lawful attorney of the Mortgagor, in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment and transfer of the property thus sold; and for that purpose it may execute all necessary deeds, bills of sale and instruments of assignment and transfer,

     and may substitute one or more persons, firms or corporations with like power, the Mortgagor hereby ratifying and confirming all that its attorney or such substitute or substitutes shall lawfully do by virtue hereof; but if so requested by the Mortgagee or by any purchaser, the Mortgagor shall ratify and confirm any such sale or transfer by executing and delivering to the Mortgagee or to such purchaser or purchasers all proper deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request;



               (e)  all right, title, interest, claim and demand whatsoever,

     either at law or in equity or otherwise, of the Mortgagor of, in and to the property so sold shall be divested and such sale shall be a perpetual bar both at law and in equity against the Mortgagor, its successors and assigns, and against any and all persons claiming or who may claim the property sold or any part thereof from, through or under the Mortgagor, its successors and assigns; and



               (f)  the receipt of the Mortgagee or of the officer making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money and such purchaser or purchasers and his or their assigns or personal representatives shall not, after paying such purchase money and receiving such receipt, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or non-application thereof.



          Section 3.12.  RECEIVER.  Upon the occurrence of an Event of Default and commencement of judicial proceedings by the Mortgagee to enforce any right under this Mortgage, the Mortgagee shall be entitled, as against the Mortgagor,

without notice or demand and without regard to the adequacy of the security for the Guaranty or the solvency of the Mortgagor, to



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

the appointment of a receiver of the Trust Estate, and of the rents, issues,

profits, revenues and other income thereof, PROVIDED, HOWEVER, that the

Mortgagee's rights under this Section 3.12 shall be subject to the provisions of the New Jersey Casino Control Act and Section 3.14 hereof.



          Section 3.13.  SUITS TO PROTECT THE TRUST ESTATE.  Upon 5 days' prior written notice to the Mortgagor (or such shorter period or without notice if deemed necessary and appropriate by the Mortgagee), the Mortgagee shall have power to institute and maintain such proceedings as it may deem necessary and appropriate to prevent any impairment of the Trust Estate by any acts which may be unlawful or in violation of this Mortgage and to protect its interests in the

Trust Estate and in the rents, issues, profits, revenues and other income arising therefrom, including power to institute and maintain proceedings to restrain the enforcement of or compliance with any governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be materially prejudicial to the interests of the Mortgagee.



          Section 3.14.  MANAGEMENT OF CASINO-HOTEL.  Notwithstanding any

provision of this Article Three to the contrary, following an Event of Default and the taking of possession of the Trust Estate or any part thereof by the

Mortgagee and/or the appointment of receiver of the Trust Estate or any part thereof, the Mortgagee or any such receiver shall be authorized, in addition to the rights and powers of the Mortgagee and such receiver set forth elsewhere in this Mortgage, to retain one or more experienced operators of hotels and/or casinos to manage the Casino-Hotel, PROVIDED that any such operator shall have all necessary legal qualifications, including all Permits, to manage the

Casino-Hotel.





                                  ARTICLE FOUR



                             CONSOLIDATION, MERGER,

                          CONVEYANCE, TRANSFER OR LEASE



          Section 4.01.  CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER ONLY ON

CERTAIN TERMS.  The Mortgagor shall comply with all provisions applicable to the

Mortgagor in Article Ten of the Indenture.



          Section 4.02.  SUCCESSOR ENTITY SUBSTITUTED.  Upon any consolidation or combination or any conveyance or transfer of the Trust Estate or any portion thereof in accordance with Section 10.01 of the Indenture, the successor entity formed



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

by such consolidation or into which the Mortgagor is combined or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Mortgagor under this Mortgage with the same effect as if such successor entity had been named as the Mortgagor herein;

PROVIDED, HOWEVER, that no such conveyance or transfer of the Trust Estate substantially as an entirety, unless such conveyance or transfer is in compliance with the provisions of Article Ten of the Indenture, shall have the effect of releasing the Person named as "the Mortgagor" in the first paragraph of this instrument or any successor entity which shall theretofore have become such in the manner prescribed in such Article Ten from its liability as guarantor.



          Section 4.03.  LIMITATION ON SALES OF TRUST ESTATE.  Except as

otherwise expressly permitted by this Mortgage or the Indenture, the Mortgagor shall not sell, assign, lease, sublease, hypothecate, pledge, mortgage or otherwise transfer all or any part of the Trust Estate or any interest therein

(including without limitation any interest in the Ground Leases).  Without limiting the generality of the foregoing, the Mortgagor shall not separate, or attempt to separate, its ownership of its interest in the Ground Leases from its ownership of the buildings constituting the Casino-Hotel or any part thereof.





                                  ARTICLE FIVE



                   COVENANTS AND REPRESENTATIONS OF MORTGAGOR



          Section 5.01.  [Reserved]



          Section 5.02.  FF&E FINANCING AGREEMENTS.  The Mortgagor covenants and agrees to comply with all of the terms and conditions set forth in any FF&E

Financing Agreements before the expiration of any applicable notice and cure periods contained in the FF&E Financing Agreements.



          Section 5.03.  LIMITATIONS ON LIENS.  The Mortgagor will not create,

incur, suffer or permit to be created or incurred or to exist any mortgage,

lien, charge or encumbrance on or pledge of any of the Trust Estate, other than

(i) Permitted Encumbrances, (ii) liens on the Trust Estate in connection with indebtedness permitted by clauses (i), (ii), (iii), (iv) or (v) of Section

12.08(a) of the Indenture, and (iii) a building contract or a notice of intention filed by a mechanic, materialman or laborer under the New Jersey lien law.  Without limiting the generality of the foregoing sentence but notwithstanding the provisions of the foregoing sentence, the Mortgagor shall not be deemed to have breached the provisions of the foregoing sentence by virtue of the



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

existence of a lien for Impositions or mechanics liens so long as the Mortgagor is in good faith contesting the validity of the same in accordance with the provisions of Section 5.09 to the extent that the matters described in (i) and

(ii) do not constitute a default under any Ground Lease or Superior Mortgage.



          Section 5.04.  [Reserved]



          Section 5.05.  ACTIONS AND PROCEEDINGS.  The Mortgagor hereby acknowledges the right of the Mortgagee, in the name of and on behalf of the

Mortgagor, (a) to appear in and defend any action or proceeding brought with respect to the Trust Estate or any part thereof and (b) upon 5 days' prior written notice to the Mortgagor (or such shorter period or without notice if deemed necessary and appropriate by the Mortgage), to commence any action or proceeding to protect the interest of the Mortgagee in the Trust Estate.



          Section 5.06.  WARRANTY OF LEASEHOLD ESTATE AND TITLE.  The Mortgagor

represents and warrants that as of the date hereof:



          (a)  it is duly authorized under the laws of the State of New Jersey and all other applicable laws to execute and deliver this Mortgage, and all corporate action on its part necessary for the valid execution and delivery of this Mortgage has been duly and effectively taken;



          (b)  it is the lawful owner and is lawfully seized and possessed of the Owned Land and all buildings and improvements thereon, free and clear of all liens, charges or encumbrances, other than the lien of the Mortgage

     Documents, any Working Capital Facility Lien and Existing Encumbrances;



          (c)  it is the holder of and has good and marketable title to the leasehold interests and leasehold estates under the Ground Leases and to the Ground Leases, subject to no lien, encumbrance or charge other than the lien of the Mortgage Documents, any Working Capital Facility Lien and

     Existing Encumbrances;



          (d)  (i) the Ground Leases are valid and subsisting demises of the

     Leased Land for the terms therein set forth, (ii) there are no defaults thereunder by any Lessor or the lessee as to which written notice has been given to or by the lessee, (iii) the Mortgagor has delivered true and correct copies of the Ground Leases and all modifications, amendments and supplements thereto, and (iv) each of the Ground Leases is in full



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

     force and effect and has not been modified, amended or supplemented, except as described on Schedule 2;



          (e)  it has good title to the Operating Assets, subject to no lien,

     encumbrance or charge, other than the lien of the Mortgage Documents, any

     Working Capital Facility Lien and Existing Encumbrances; and



          (f)  the Mortgagor has good and lawful right and authority to execute this Mortgage and to grant, bargain, sell, alien, convey, assign, transfer,

     hypothecate, pledge, mortgage and confirm the Trust Estate as provided herein (including without limitation with respect to the Operating Assets and the Ground Leases, without the consent of any third party, other than governmental authorities but any applicable or necessary consent or approval of any such governmental authority has been given or waived at or prior to the execution and delivery of this Mortgage), and this Mortgage constitutes a valid second mortgage lien and second priority security interest in the Trust Estate PARI PASSU with the lien of the Note Mortgage,

     subject only to Working Capital Facility Liens and Existing Encumbrances.



          The Mortgagor hereby does and will forever warrant and defend (x) the title to Trust Estate (including without limitation, its leasehold estates under the lessee's interests in the Ground Leases) (subject to Permitted Encumbrances)

and (y) the priority of the lien of this Mortgage (subject to Permitted

Encumbrances other than Restricted Encumbrances), against the claims and demands of all persons whomsoever, at the Mortgagor's sole cost and expense.



          Section 5.07.  FURTHER ASSURANCES; RECORDING.  The Mortgagor will, as provided in Section 5.13, from time to time subject its right, title and interest under all Leases to the lien of this Mortgage.



          The Mortgagor will cause this instrument and all other instruments of further assurance, including all financing statements and continuation statements covering security interests in personal property, to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, and will execute and file such financing statements and cause to be issued and filed such continuation statements, all in such manner and in such places as may be required by law or as requested by the Mortgagee to fully preserve and protect the rights of the Mortgagee as a secured party under the

Uniform Commercial Code to all property comprising the Trust Estate (to the extent a grant of a security interest therein is governed by the Uniform

Commercial Code) and to perfect, preserve and protect the lien



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

of this Mortgage as a valid mortgage lien of record and a valid security interest on the Trust Estate subject to Permitted Encumbrances (other than

Restricted Encumbrances).



          The Mortgagor will pay all filing or recording fees, and all expenses incident to the execution and delivery of this Mortgage, and any instrument of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any financing statement or continuation statement with respect to the personal property constituting part of the Trust Estate or any instrument of further assurance.



          Section 5.08.  PAYMENT OF TAXES AND CERTAIN CLAIMS; COMPLIANCE WITH

LEGAL REQUIREMENTS AND INSURANCE REQUIREMENTS.  The Mortgagor will:



               (a)  subject to the provisions of Section 5.09 relating to contests, pay or cause to be paid promptly (or when installments of the same shall become due and payable, if, by law or by agreement or arrangement with the applicable governmental agency or authority, the same may be paid in installments) before any fine, penalty, interest or cost may be added for nonpayment (but no later than when the same are payable by the

     Mortgagor pursuant to any Superior Instrument Requirement), all taxes

     (including, without limitation, real estate taxes, personal or other property taxes and all sales, value added, use and similar taxes),

     assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed prior to the satisfaction of this Mortgage), water, sewer or other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all interest, additions to tax and penalties thereon),

     that may be assessed, levied, confirmed or imposed on or in respect of or be a lien upon (1) the Trust Estate (including without limitation the

     Leased Land) or any part thereof or any rent therefrom or any estate, right or interest therein, or (2) any acquisition, occupancy, use, leasing, or possession of or activity conducted on the real property or any part thereof included in the Trust Estate or any gross receipts thereof or of the rent therefrom (all of the foregoing being referred to collectively as

     "Impositions").  Notwithstanding the foregoing or any other provision of this Mortgage, the Mortgagor shall not be required to pay any income,



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

     profits or revenue tax upon the income of the Mortgagee, the Trustee or the

     Noteholders nor any franchise, excise, corporate, estate, inheritance,

     succession, capital levy or transfer tax of the Mortgagee, the Trustee or the Noteholders nor any interest, additions to tax or penalties in respect thereof, unless such tax is imposed, levied or assessed in substitution for any Impositions that the Mortgagor is required to pay pursuant to this

     Section 5.08.  The Mortgagor will deliver to the Mortgagee official receipts or other proof evidencing payments of any Impositions in accordance with the requirements of this Section 5.08.  The Mortgagor shall not be entitled to any credit for taxes or assessments paid against the

     Guaranty;



               (b)  except for such property which the Mortgagor may dispose of or replace pursuant to Section 2.02, maintain and keep all its properties used or useful in the conduct of its business (other than obsolete equipment), including, without limitation, the Casino-Hotel and all

     Tangible Personal Property, in such good repair, working order and condition, except for reasonable wear and use, and make or cause to be made all such needful and proper repairs, renewals and replacements thereto consistent with the standards of other casino-hotels in Atlantic City, New

     Jersey;



               (c)  occupy and continuously operate the Casino-Hotel and keep the Casino-Hotel supplied with Tangible Personal Property, all in a manner consistent with the standards of other casino-hotels in Atlantic City, New

     Jersey (provided that nothing contained in this Section 5.08(c) shall be deemed to reduce the time period set forth in Section 3.01(f));



               (d)  subject to the provisions of Section 5.09 relating to contests, the Mortgagor at its sole expense will timely (1) comply with all

     Legal Requirements and Insurance Requirements, whether or not compliance therewith shall require structural changes in the buildings and improvements included in the Trust Estate or interfere with the use and enjoyment of the Trust Estate or any part thereof, (2) procure, maintain and comply with all permits and other authorizations required for (i) the use of the Casino as a gaming and gambling facility, (ii) the on-premises consumption of alcoholic beverages at the Casino-Hotel and (iii) any other use of the Trust Estate or any part thereof then being made, and for the proper erection, installation, operation and maintenance of the improvements or any part thereof, and (3) comply with any instruments of record at the time in force affecting the Trust Estate or any part thereof,

     if



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

     the failure to comply with the same would impair the Mortgagee's security hereunder.  Without limiting the generality of the foregoing, the Mortgagor represents and warrants that at the time of the execution of this Mortgage,

     the Mortgagor is in compliance with the requirements of clauses (1), (2)

     and (3);



               (e)  in the event of the passage after the date of this Mortgage of any law of the State of New Jersey, or any other governmental entity,

     changing in any way the laws now in force for the taxation of mortgages, or debts secured thereby, for state or local purposes, or the manner of the operation of any such taxes, so as to affect the interest of the Mortgagee,

     then and in such event, the Mortgagor shall bear and pay the full amount of such taxes, provided that if for any reason payment by the Mortgagor of any such new or additional taxes would be unlawful or if the payment thereof would constitute usury or render the indebtedness secured hereby wholly or partially usurious under any of the terms or provisions of the Note, or this Mortgage, or otherwise, the Mortgagee may, at the Mortgagee's option,

     declare the whole sum secured by this Mortgage, with interest thereon, to be due and payable 90 days after notice of election thereof has been given by the Mortgagee, or the Mortgagee may, at the Mortgagee's option, pay that amount or portion of such taxes as renders the loan or indebtedness secured hereby unlawful or usurious, in which event the Mortgagor shall concurrently therewith pay the remaining lawful and nonusurious portion or balance of such taxes.



          Section 5.09.  PERMITTED CONTESTS.  The Mortgagor may, at its sole expense, contest by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part of any Imposition or lien therefor or any Legal Requirement or Insurance

Requirement or the application of any instrument of record affecting the Trust

Estate or any part thereof or any claims of mechanics, materialmen, suppliers,

or vendors or lien therefore, and may withhold payment of the same pending such proceedings if permitted by law, or make payment under protest, or defer compliance with any such Legal Requirement, any such Insurance Requirement or the terms of any such instrument, and the same shall not be a Default hereunder,

provided that (a) in the case of any Impositions or lien therefor or any claims of mechanics, materialmen, suppliers or vendors or lien therefor, such proceedings shall suspend the collection thereof from each of the Mortgagor, the

Mortgagee, the Trustee, the Noteholders and the Trust Estate, (b) neither the

Trust Estate nor any interest therein would be in any danger of being sold,

forfeited, or lost, (c) such action



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would not result in or constitute a default under any Ground Lease or Superior

Mortgage, (d) in the case of a Legal Requirement, neither the Noteholders nor the Mortgagee shall be in any danger of any civil or any criminal liability, and the failure of the Mortgagor to comply with such Legal Requirement shall not affect the continuance in good standing of any Permit or result in the suspension, termination, non-renewal or material adverse modification of any permit, and (e) in the case of an Insurance Requirement, the failure of the

Mortgagor to comply therewith shall not affect the validity of any insurance required to be maintained by the Mortgagor hereunder.



          Section 5.10.  MECHANICS' AND OTHER LIENS.  Without limiting the generality of the first sentence of Section 5.03 and notwithstanding the provisions of Section 5.03(a)(ii), the Mortgagor will cause to be removed,

either by payment, or bonding or otherwise, all claims and demands of mechanics,

materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on the Premises and/or Trust Estate or any part thereof,

or on the revenues, rents, issues, income and profits arising therefrom and in general will do or cause to be done everything necessary so that the lien hereof shall be fully preserved, at the cost of the Mortgagor, without expense to the

Mortgagee.



          Section 5.11.  INSURANCE.



          (a)  The Mortgagor will, at its expense, maintain with Insurers:



          (1)  insurance with respect to the Mortgagor's insurable properties constituting a part of the Trust Estate against loss or damage by fire,

     lightning, and other risks from time to time included under "all-risk"

     policies and against loss or damage by sprinkler leakage, water damage,

     collapse, malicious mischief and explosion in respect of any steam and pressure boiler and similar apparatus located on such insurable properties,

     in amounts at all times sufficient to prevent the Mortgagor from becoming a coinsurer within the terms of the applicable policies, but in any event such insurance shall be maintained in such insurable amounts not less than the greatest of the following (hereinafter referred to as the "Insurance

     Amount"):  (i) 100% of the then full insurable value of such insurable properties, the term "full insurable value" to mean the actual replacement cost (excluding the costs of foundation, footing, excavation, paving,

     landscaping and other similar, non-insurable improvements) determined from time to time (but not less frequently than once in any 36 calendar months),

     by an Architect, contractor, appraiser, or an Insurer,



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     (ii) the then Outstanding Amount of any First Mortgage Debt, including the

     Notes or (iii) the amount required to be maintained pursuant to the

     Superior Instrument Requirements;



          [(2) war risk insurance as and when such insurance is obtainable from the United States of America or any agency thereof as promptly as reasonably practicable after the same becomes so obtainable, in an amount not less than the Insurance Amount, or in such lesser amount as may then be so obtainable;]



          (3)  public liability, including personal injury and property damage and comprehensive general liability connected with the possession, use,

     leasing, operation or condition of such insurable properties in such amounts as, in the Mortgagor's judgment, are prudent, considering the cost of such insurance, for personal injury and property damage with respect to any one occurrence, which may be under an umbrella policy.  Anything contained in this clause (3) to the contrary notwithstanding, the Superior

     Instrument Requirements with respect to the kinds and amount of insurance described in this clause (3) shall be satisfied by the Mortgagor;



          (4)  appropriate workers' compensation insurance with respect to any work (to the extent the risks to be covered thereby are not already covered by other policies of insurance maintained by the Mortgagor) on or about such insurable properties;



          (5)  business interruption insurance covering not less than [12]

     months of loss, provided that, following [19__], at any time that the

     Mortgagor is renewing any policy for such insurance or taking out any new or replacement such policy covering a period of less than 12 months, the

     Mortgagor shall deliver to the Mortgagee an Officers' Certificate certifying that the period of coverage to be maintained by the Mortgagor under such policy is the maximum that can be maintained at rates determined by the Mortgagor to be reasonable for such coverage;



          (6)  to the extent available, flood insurance in an amount not less than the Insurance Amount, or such lesser amount as may then be so obtainable; and



          (7)  such other insurance with respect to such insurable properties against loss or damage of the kinds (i) from time to time customarily insured against by persons owning or using casino-hotels of comparable size in the boardwalk area of Atlantic City, New Jersey and



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

     (ii) required to be maintained pursuant to the Superior Instrument

     Requirements.



          Notwithstanding the foregoing, to the extent permitted by Superior

Instrument Requirements, (i) the Mortgagor shall be permitted to maintain a deductible with respect to the insurance policies described in clauses (1), (2),

(6) and (7) in an amount not to exceed (x) for the twelve month period commencing the date hereof, [$100,000] with respect to the insurance policies described in clause (1), (2), (6) and (7) thereafter, the customary deductible

(if any) with respect to the insurance maintained by casino-hotels of a similar size and value in Atlantic City, New Jersey (but in no event more than

[$1,000,000]), (ii) the Mortgagor shall be permitted to maintain a deductible with respect to the insurance policies described in clause (3) in an amount not to exceed the amount of deductible as is customarily maintained by casino-hotels of similar size in Atlantic City, New Jersey, (iii) the Mortgagor shall not reduce its insurance coverage for the matters described in clause (3) (which for purposes of this paragraph means a reduction in single limits or an increase in deductible) unless and until the Mortgagor delivers to the Mortgagee an

Officers' Certificate certifying (w) that the coverage the Mortgagor was theretofore maintaining cannot be maintained at rates determined by the

Mortgagor to be reasonable for such coverage, (x) the amount of the proposed reduction, (y) the premium for the existing and the proposed reduced coverage,

and (z) that the proposed deductible satisfied the criteria set forth in this clause (iii), and (iv) the Mortgagor shall be permitted to maintain a deductible with respect to the insurance policies described in clause (5) in the forms of and in an amount not to exceed the amount of deductible as is customarily maintained by casino-hotels of similar size in Atlantic City, New Jersey.



          (b)  Each policy of insurance maintained by the Mortgagor pursuant to

Subsection (a) of this Section 5.11 shall, (1) except in the case of workers'

compensation insurance, name as insureds the Mortgagee, the Mortgagor and to the extent required by the Superior Instrument Requirements, the Lessors and the

holders of the Superior Mortgages, (2) provide that all insurance proceeds for losses, except in the case of public liability insurance and workers'

compensation insurance or as otherwise provided in Subsections (d), (e) and (f)

of this Section 5.11, be payable solely to the Mortgagee or such other party as is required to receive such proceeds under a Superior Mortgage, (3) include effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all lost payees and named insureds (other than the Mortgagor) and all rights of subrogation against any named insured, (4) except in the case of public liability and



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workers' compensation insurance, provide that any losses shall be payable notwithstanding (i) any act, failure to act, negligence of, or violation or breach of warranties, declarations or conditions contained in such policy by the

Mortgagor or the Mortgagee or any other named insured or loss payee (including,

without limitation, with respect to the Released Fee Land, the holders of any

After-Acquired Fee Mortgages), (ii) the occupation or use of the insurable properties for purposes more hazardous than permitted by the terms of the policy, (iii) any foreclosure or other proceeding or notice of sale relating to the insurable properties or (iv) any change in the title to or ownership or possession of the insurable properties, (5) contain a non-contributory mortgagee clause in favor of the Mortgagee, and (6) provide that if all or any part of such policy is cancelled, terminated or expires, the insurer will forthwith give notice thereof to each named insured an loss payee and that no cancellation,

reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by each named insured and loss payee of written notice thereof.



          (c)  The Mortgagor will deliver to the Mortgagee, (1) duplicate originals of all insurance policies that the Mortgagor is required to maintain pursuant to this Section 5.11 and (2) within 30 days after each reduction in insurance required to be maintained by the Mortgagor hereunder, an Officers'

Certificate setting forth the particulars as to all such insurance policies and certifying that the same comply with the requirements of this Section 5.11, that all premiums or installments thereof then due thereon have been paid and that the same are in full force and effect.  The Mortgagee shall not be responsible for effecting or renewing any insurance or for the responsibility or solvency of the insurers.



          (d)  The Mortgagor shall give written notice to the Mortgagee immediately upon obtaining knowledge of any Casualty which (x) results in damage, loss or destruction in an amount in excess of [$5,000,000] to any buildings or improvements on the Premises and/or any Tangible Personal Property

or (y) pursuant to any Superior Instrument Requirement, would require the deposit of insurance proceeds with the Depositary, or action or proceeding with respect thereto.  Whenever the Superior Instrument Requirements require or permit the selection of the Depositary by the Mortgagor, the Mortgagor shall select the Insurance Trustee as the Depositary.  Within 30 days after any

Casualty which results in any damage, loss or destruction in an amount in excess of [$10,000,000] to any buildings or improvements of the Premises and/or any

Tangible Personal Property, the Mortgagor shall deliver to the Mortgagee a certificate of an Architect stating whether, in such Architect's opinion,

applicable Legal Requirements permit



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

the Restoration of such buildings and improvements for the same uses and to the same size and quality in all material respects, as existed immediately prior to the Casualty (and if such certificate states the Legal Requirements do not permit such Restoration, such certificate shall describe the manner closest approximating such criteria to which the buildings and improvements could be so restored and shall be accompanied by a Certificate of Appraised Value dated not more than 10 days prior to delivery setting forth the Appraised Value immediately prior to the Casualty and the estimated Appraised Value immediately after the Restoration).  If the Mortgagor is required to deliver such

Certificates of Appraised Value and if based on such Certificates of Appraised

Value immediately after Restoration, the aggregate Outstanding Amount of First

Mortgage Debt immediately after such Restoration shall exceed the greater of (i)

66 2/3% of the Appraised Value immediately after such Restoration or (ii) the quotient of the Outstanding Amount of First Mortgage Debt immediately prior to such Casualty divided by the Appraised Value immediately prior to the Casualty multiplied by the Appraised Value immediately after such Restoration, then the proceeds of any insurance shall, at the election of Mortgagee, either be applied to Restoration as set forth in Subsections (e), (h) and (i) below) or paid and delivered to the Mortgagee to the extent of the then Outstanding Amount of the

Note and any other interest or other sums due hereunder or thereunder to be applied to the satisfaction of the Mortgage to the extent proceeds are available for such purpose and provided that no additional sums are due to the Trustee or the Noteholder under the Indenture, the balance of any net insurance proceeds shall be paid to the Mortgagor.  Notwithstanding the foregoing sentence, if such

Certificates of Appraised Values indicates that the Outstanding Amount of First

Mortgage Debt immediately after such Restoration exceeds the greater of the two amounts determined pursuant to subclauses (i) and (ii) above, the proceeds of insurance will be made available for Restoration (subject to paragraphs, (e),

(h) and (i) below) if the Mortgagor obtains an irrevocable commitment from a nationally recognized financial institution having a combined capital and surplus of at least [$100,000,000], to supply, upon an acceleration under this

Mortgage as a result of an Event of Default, funds to the Mortgagor as additions to capital in an amount equal to the Outstanding Amount of First Mortgage Debt in excess of the Appraised Value necessary to be paid down so that the

Outstanding Amount of First Mortgage Debt will not exceed either of the two amounts determined pursuant to such clauses (i) and (ii), PROVIDED that such commitment may only be released if, upon an Appraisal at any time following completion of such Restoration, the aggregate Outstanding Amount of the First

Mortgage Debt does not exceed 66-2/3% of the Appraised Value.



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          (e)  Subject to the provisions of Subsection (d) above, in case a

Casualty occurs, the following shall apply:



          (1)  if the cost of Restoration (as hereinafter defined) does not exceed the sum of [$10,000,000], the net insurance proceeds shall be paid by the Mortgagee to the Mortgagor (unless the Superior Instrument

     Requirements provide that the same shall be paid to the Depositary);



          (2)  if the cost of Restoration is [$10,000,000] or more or if the

     Superior Instrument Requirements provide that the same shall be paid to the

     Depositary, the net insurance proceeds shall be paid by the Mortgagee to the Insurance Trustee (or other Depositary required by the Superior

     Instrument Requirements, provided that such Depositary holds such proceeds in trust for purposes of paying the costs of Restoration);



          (3)  the Mortgagor shall commence with reasonable promptness under the circumstances and thereafter with due diligence proceed to perform and complete in a good and workmanlike manner the restoration, repair,

     replacement or rebuilding of the damage or destruction resulting from the

     Casualty (all of which restoration, repair, replacement or rebuilding are referred to as the "Restoration") in accordance with the plans and specifications submitted to the Insurance Trustee, in conformance with all

     Legal Requirements and Superior Instrument Requirements, and in accordance with the further provisions of this Subsection (e), regardless of the extent of any such Casualty and whether or not net insurance proceeds, if any, shall be available or, if available, shall be sufficient, for the purpose of the Restoration (provided, however, that if the Mortgagor does not receive any net insurance proceeds within 30 days after any Casualty because the adjustment of the loss has not yet occurred, then the obligation of the Mortgagor to commence such Restoration shall be deferred until such proceeds are made available to the Mortgagor, provided that (i)

     Mortgagor diligently and continuously adjusts such loss with the Insurer,

     (ii) the Mortgagor delivers to the Mortgagee an Officers' Certificate within such 30-day period requesting the extension of such period,

     estimating the date on which such proceeds will be available and describing the Mortgagor's efforts to adjust such loss and certifying that such extension does not constitute a default or a breach of any of the provisions of any of the Ground Leases (or if so, such default or breach has been waived) and (iii) the Mortgagor delivers to the Mortgagee additional Officers' Certificates every 30 days thereafter updating the



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

     information contained in the certificate described in Clause (ii)).  All

     Restoration work shall be performed in accordance with the applicable provisions of Section 5.12 and in conformance with all Superior Instrument

     Requirements, Legal Requirements and Insurance Requirements and, prior to commencing any Restoration, the Mortgagor shall obtain all Permits necessary in connection therewith, and shall obtain, and keep in full force and effect until the completion of such Restoration, such additional insurance as the Insurance Trustee and Superior Instrument Requirements may

     require.  The plans and specifications for the Restoration shall be accompanied by a certificate of the Mortgagor and an Opinion of Counsel to the effect that upon the completion of the Restoration pursuant to the plans and specifications the Premises, and all buildings and improvements,

     thereon will comply with all superior Instrument Requirements, Legal

     Requirements and Insurance Requirements.  Notwithstanding anything in this

     Section 5.11 to the contrary, if such Casualty is in an amount less than

     [$5,000,000], the Mortgagor shall not be required to perform and complete such Restoration (unless the performance and completion of the Restoration is necessary in order for the Mortgagor to be in compliance with any term,

     provision or condition of this Mortgage (other than this Section 5.11(e))

     or any Superior Instrument Requirements;



          (4)  Any insurance proceeds which the Mortgagor receives, shall be held by the Mortgagor in trust for the purpose of paying the cost of the

     Restoration, except as otherwise provided herein;



          (5)  Any net insurance proceeds that the Insurance Trustee holds pursuant to this Subsection (e), shall be deposited in an interest-bearing investment reasonably designate by Mortgagor (to the extent the Mortgagor is permitted to designate such investment under the Superior Instrument

     Requirements) (and the interest thereon shall be added to such proceeds)

     and shall be paid by the Insurance Trustee in reimburse the Mortgagor for,

     or to make payment for, the Restoration, after the Insurance Trustee deducts therefrom the amount of any reasonable costs and expenses incurred in connection with the performance of its obligations under this Section

     5.11.  The Insurance Trustee shall make such payments not more frequently than once every 30 days upon the written request of the Mortgagor (unless more frequent payments are required by Superior Instrument Requirements),

     by paying to the Mortgagor or the persons named in the certificate described in Clause (6) of this Subsection (e) the respective amounts stated in such certificate



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

     from time to time as the Restoration progresses, provided the Mortgagor has complied with the requirements of this Subsection (e) and such payment is permitted by an applicable Superior Instrument Requirements.  The

     Mortgagor's written request shall be accompanied by (i) the certificate described in Clause (6) of this Subsection (e) and (ii) a title company or official search, or other evidence reasonably acceptable to the Insurance

     Trustee, showing that there have not been filed with respect to the

     Premises, any vendor's, contractor's mechanic's, laborer's or materialman's statutory or similar lien which has not been discharged of record (or bonded against or secured by other security) or any other encumbrance irrespective of its priority (other than Permitted Encumbrances).



          (6)  The certificate required by Clause (5) of this Subsection (e)

     shall (A) be an Officers' Certificate, countersigned by the Architect in charge of the Restoration with respect to the matters described in (i) and

     (v) below, (B) be dated not more than 10 days prior to such request and (C)

     set forth (in addition to any other requirements contained in any applicable Superior Instrument Requirements) that:



               (i)  all of the Restoration work theretofore performed is in substantial compliance with the plans and specifications theretofore submitted to the Insurance Trustee and in compliance with all Superior

          Instrument Requirements, Legal Requirements and Insurance

          Requirements;



               (ii) the sum then requested either has been paid by the Mortgagor or is justly due to contractors, subcontractors, materialmen,

          engineers, architects or other persons who have rendered services or furnished or contracted to deliver materials for the Restoration therein specified, and the names and addresses of such persons, a brief description of such services and materials and the several amounts so paid or due to each of such persons in respect thereof;



               (iii) no part of the amount requested has been or is the basis in any pervious or then pending request for the withdrawal of net insurance proceeds, and that the sum then requested does not exceed the value of the services and materials described in the certificate;



               (iv) except for the amount, if any, stated pursuant to Subclause

          (ii) of this Clause (6) in



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

          such certificate to be due for services or materials, and except for amounts in dispute and/or customary retainages, there is no outstanding indebtedness known to the person signing such certificate,

          after due inquiry, which is then due for labor, wages, materials,

          supplies or services in connection with such Restoration; and



               (v)  the remaining cost, as estimated by the persons signing such certificate, of the Restoration in order to complete the same does not exceed the net insurance proceeds remaining in the hands of Insurance

          Trustee after payment of the sum requested in such certificate or if such estimated cost does exceed such insurance proceeds such certificate shall state the amount of any such deficiency.  If the certificate states that such deficiency will exist, the Mortgagor shall deliver the amount of such deficiency in cash or cash equivalent to the Insurance Trustee simultaneously with the delivery of such certificate, which amount shall be deemed insurance proceeds for purposes of this Section 5.11(e); and



          (7)  If net insurance proceeds shall be insufficient to pay the entire cost of the Restoration, then, after completion of the Restoration, the

     Mortgagor shall pay the deficiency.  If all or any part of the net insurance proceeds are not used for the restoration in accordance with this

     Subsection (e) (because such proceeds exceed the amount required to complete the Restoration), then upon completion of the Restoration in accordance with this Subsection (e), such amount not so used, if held by the Insurance Trustee, shall be paid to the Mortgagor (if permitted by

     Superior Instrument Requirements).



          (f)  Provided that no Event of Default has occurred and is continuing,

all net business interruption insurance proceeds shall be paid to the Mortgagor,

to be segregated from the other funds of Mortgagor and held in trust by

Mortgagor for the following purposes and in the following order of priority:

(i) for the payment of Impositions and amounts due under the Ground Leases and

Superior Mortgages; (ii) for debt service for the estimated period of

Restoration (for purposes of this Section 5.11(f), interest and principal payments due on any payment date under the Notes will deemed to accrue in equal daily installments beginning the day after the immediately preceding payment date and ending on such payment date); and (iii) for any expense incurred in connection with the operation or business of the Casino-Hotel.



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

          (g)  The Mortgagor shall not take out separate insurance, concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this Section 5.11, unless the same are permitted by Superior

Instrument Requirements and the Mortgagee is included therein as a named insured, with loss payable to the Mortgagee and the Insurance Trustee pursuant to Section 5.11(b) hereof.  The Mortgagor shall immediately notify the Mortgagee whenever any such separate insurance is taken out and shall promptly deliver to the Mortgagee a duplicate original of the policy of such insurance, a copy thereof certified by the insurer or a certificate thereof.



          (h)  Insurance claims by reason of damage or destruction to any portion of the Trust Estate may adjusted by the Mortgagor, but the Mortgagee shall have the right (but not the obligation) to join the Mortgagor in adjusting, and approving the adjustment of, any such loss except in the event of a loss where the amount of insurance reasonably anticipated to be received with respect to such loss is less than [Five Million Dollars ($5,000,000)], and the

Mortgagor shall assist the Mortgagee in any such adjustment at the request of the Mortgagee.  If the Mortgagee at its election as aforesaid joins the

Mortgagor in any adjustment process, then the Mortgagee's approval of the adjustment shall not be unreasonably withheld;



          (i)  Notwithstanding anything contained herein to the contrary, if an

Event of Default shall have occurred and be continuing, the Mortgagee may, at its option, (A) refrain from paying to the Mortgagor or the Insurance Trustee any net insurance proceeds or (B) instruct the Insurance Trustee to pay to the

Mortgagee any insurance proceeds then held by the Insurance Trustee, as the case may be.



          Section 5.12.  LIMITATIONS ON BUILDING DEMOLITION, ALTERATIONS,

IMPROVEMENTS AND NEW CONSTRUCTION.  The Mortgagor will not authorize, permit or make any demolition, alteration or improvement of any building included in the

Trust Estate or any new construction on any part of the Trust Estate, except in conformity with and subject to the limitations hereinafter in this Section 5.12 set forth.



          Unless an Event of Default shall have occurred and be continuing, the

Mortgagor shall have the right at all times to make or permit such alterations,

improvements or new constructions, structural or otherwise (herein sometimes called collectively "alterations"), of or on the Trust Estate, to be made in all cases subject to the conditions set forth in Section 5.12 of the Note Mortgage.



          Section 5.13.  LEASES.  The Mortgagor shall not:



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

               (a)  subject to the provisions of Section 5.13(d), enter into any

     Lease, or renew, modify, extend, terminate, or amend any Lease, except in the ordinary course of business of operating the Casino-Hotel;



               (b)  receive or collect, or permit the receipt or collection of,

     any rental payments under any Lease more than one year in advance of the respective periods in respect of which they are to accrue, except that, in connection with the execution and delivery of any Lease or of any amendment to any Lease, rental payments thereunder may be collected and received in advance in an amount not in excess of three months' rent and/or a security deposit may be required thereunder in an amount not exceeding one year's rent;



               (c)  collaterally assign, transfer or hypothecate (other than to the Mortgagee hereunder, to the mortgagee under the Note Mortgage or to the holder of any Working Capital Facility Lien) any rental payment under any

     Lease whether then due or to accrue in the future, the interest of the

     Mortgagor as landlord under any Lease or the rents, issues or profits of the Trust Estate;



               (d)  after the date hereof, enter into any Lease, or renew any

     Lease unless such Lease contains terms to the effect as follows:



                    (1)  the Lease and the rights of the tenants thereunder

          shall be subject and subordinate to the rights of the Mortgagee under this Mortgage, the mortgagee under the Note Mortgage and the holders of any Superior Mortgage,



                    (2)  the Lease may be assigned by the landlord thereunder to the Mortgagee,



                    (3)  the rights and remedies of the tenant in respect of any obligations of the landlord thereunder shall be nonrecourse as to any assets of the landlord other than its equity in the building in which the leased premises are located or the proceeds thereof,



                    (4)  the rights of the tenant shall be subject and

          subordinate to the rights of the lessee under any new lease entered into in the event of a termination of a Ground Lease;



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

               (e)  modify any Lease with respect to the matters described in clauses (1) through (4) of paragraph (d).



          If the Mortgagor enters into a Lease (other than with any Affiliate of the Mortgagor) for a term of not less than 3 nor more than 10 years, the

Mortgagee shall deliver a non-disturbance and attornment agreement substantially in the form of Schedule 4 hereto, following receipt of a certificate of a leasing broker (who is not an Affiliate of the Mortgagor or the broker involved in such transaction) experienced with respect to leases of commercial space in the Atlantic City area stating that the rent under the Lease is not less than fair market rent and that the other terms of the Lease are fair and reasonable in the commercial leasing market.  The Mortgagor shall, upon demand, reimburse the Mortgagee for any costs and expenses (including reasonable attorney's fees)

incurred by the Mortgagee in connection with the preparation, review and delivery of such non-disturbance and attornment agreements.



          Promptly after the execution and delivery hereof, the Mortgagor will cause the lessee under each Lease now in effect and promptly after each Lease is executed or becomes effective after the date of the execution and delivery hereof, the Mortgagor will cause the lessee under each such Lease, to be duly notified in writing (unless the substance and effect of such notice shall be contained in such Lease) of the subjection of the owner's interest, as lessor,

in and to such Lease to the lien of this Mortgage and of the name and address of the Mortgagee.  Each such notice shall state that the lease of such lessee is a

Lease as herein defined.  If a new Mortgagee is at any time appointed hereunder or the address of the Mortgagee shall at any time be changed, the Mortgagor will cause each lessee under each Lease to be promptly notified in writing of the name address of such new Mortgagee or the new address of the Mortgagee.  The

Mortgagor will use reasonable efforts (but shall not be obligated to incur any expenditure other than DE MINIMIS amounts) to obtain from each lessee under each

Lease to whom any notice is sent pursuant to this paragraph an acknowledgment of receipt of such notice, and the Mortgagor will promptly deliver to the

Mortgagee, upon request, a copy of each such acknowledgment of receipt which it is able to obtain.  The Mortgagee shall not be responsible for securing or causing the Mortgagor to secure any such acknowledgment.



          Nothing contained in this Section 5.13 shall limit the provisions of

Section 4.04 hereof.



          Section 5.14.  [Reserved]

          Section 5.15.  MAINTENANCE OF EXISTENCE OF THE MORTGAGOR.  Subject to

Article Four, the Mortgagor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation, and its rights (both statutory and under its articles of incorporation) and franchises.



          Section 5.16.  TO KEEP BOOKS; INSPECTION BY MORTGAGEE.  The Mortgagor

will keep proper books of record and account in accordance with Section 12.05 of the Indenture.



          Section 5.17.  ADVANCES BY MORTGAGEE.  If the Mortgagor shall fail to perform any of its covenants in this Mortgage and such failure shall continue for 10 days following notice thereof given by the Mortgagee (or at any time,

without notice, in case of emergency), the Mortgagee may (but is not obligated

to), at any time and from time to time, take any action or make advances, to effect performance of any such covenant on behalf of the Mortgagor; and all moneys so used or advanced by the Mortgagee and all reasonable costs and expenses incurred by Mortgagee in connection therewith, together with interest on all of the same at the rate of interest set forth in the Notes, shall be repaid by the Mortgagor upon demand and such advances shall be secured under this Mortgage prior to the Guaranty.



          Section 5.18.  WAIVER OF STAY, EXTENSION OR USURY LAWS.  The Mortgagor

covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law or any other law which would prohibit or forgive the Mortgagor from paying all or any portion of the obligations under the Guaranty as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may otherwise affect the covenants or the performance of this Mortgage; and the Mortgagor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Mortgagee, but will suffer and permit the execution of every such power as though no such law had been enacted.



          Section 5.19.  [Reserved]



          Section 5.20.  EMINENT DOMAIN.  The Mortgagor shall satisfy the provisions of Section 5.20 of the Note Mortgage upon obtaining knowledge of any

Taking affecting the Trust Estate.



          Section 5.21.  GROUND LEASES.

          (a)  The Mortgagor covenants and agrees that it will do or cause to be done all things necessary to preserve and keep unimpaired the rights of the

Mortgagor, as lessee under the Ground Lease, and to prevent any termination,

surrender, cancellation, forfeiture or impairment thereof.  The Mortgagor shall at all times fully perform and comply with all agreements, covenants, terms and conditions imposed upon or assumed by it as lessee under each of the Ground

Leases (including without limitation the covenant to pay rent and all taxes,

assessments and other charges mentioned therein) prior to the expiration of any notice and/or cure period provided in each such Ground Lease.  Upon receipt by the Mortgagee from a Lessor of any written notice of default by the lessee thereunder, Mortgagee may rely thereon and take any action the Mortgagee deems necessary in its sole discretion to prevent or to cure any default by the

Mortgagor in the performance of or compliance with any of the agreements,

covenants, terms or conditions imposed upon or assumed by the Mortgagor as lessee under each of the Ground Leases, even though the existence of such default or the nature thereof be questioned or denied by the Mortgagor or by any party on behalf of the Mortgagor, provided that if the Mortgagor has theretofore delivered to the Mortgagee the Officers' Certificate, Opinion of Counsel and a

copy of the injunction, all as described in Section 3.01(g), the Mortgagee shall not take any such action unless and until the Mortgagor and/or the Mortgagee no longer has the benefit of any tolling or stay referred to in Section 3.01(g).

Without limiting the generality of Section 3.09 hereof, the Mortgagor hereby expressly grants to the Mortgagee, and agrees that the Mortgagee shall have, the absolute and immediate right to enter in and upon the Premises or any part thereof to such extent and as often as the Mortgagee, in its sole discretion,

deems necessary or desirable for the purpose permitted by the immediately preceding sentence, subject only to applicable Legal Requirements.  Subject to the preceding and without limiting the Mortgagee's other remedies under this

Mortgage, the Mortgagee may pay and expend such sums of money as the Mortgagee in its sole discretion deems necessary for any such purpose, and the Mortgagor hereby agrees to pay to the Mortgagee, immediately and without demand, all such sums so paid and expended by the Mortgagee, together with interest thereon from the date of each such payment at the highest rate of interest set forth in the

Notes.  All sums so paid and expended by the Mortgagee, and the interest thereon, shall be added to and be secured by the lien of this Mortgage.



          (b)  The Mortgagor further covenants and agrees:



               (i)  it will not surrender any leasehold estate and interest hereinabove described, nor terminate or cancel any Ground Lease, and that it will not without the express written consent of the Mortgagee modify,

     change,
     supplement, alter or amend such Ground Leases either orally or in writing and, as further security for the repayment of the indebtedness secured hereby and for the performance of the covenants herein and in such Ground

     Leases contained, the Mortgagor hereby assigns to the Mortgagee all of its rights, privileges and prerogatives as lessee under such Ground Leases to terminate, cancel, modify, change, supplement, alter or amend such Ground

     Leases, and any such termination, cancellation, modification, change,

     supplement, alteration or amendment of such Ground Leases without the prior written consent thereto by Mortgagee shall be void and of no force and effect.  Unless (1) an Event of Default has occurred and is continuing and

     (2) either (A) there has been an acceleration of maturity of the Notes pursuant to Section 3.02 of the Note Mortgage or (B) the Mortgagee

     exercises its rights under Section 3.09 hereof, the Mortgagee shall have no right to terminate, cancel, modify, change, supplement, alter or amend the

     Ground Leases;



               (ii) solely for the benefit of the Mortgagee, Trustee, the

     Noteholders and no other person, no release or forbearance of any of the

     Mortgagor's obligations under such Ground Leases, pursuant to such Ground

     Leases or otherwise, shall release the Mortgagor from any of its obligations under this Mortgage, including its obligations with respect to the payment of rent as provided for in such Ground Leases and the performance of all of the terms, provisions, covenants, conditions and agreements contained in such Ground Leases, to be kept, performed and complied with by the lessee therein;



               (iii)     unless the Mortgagee shall otherwise expressly consent

     in writing, the fee title to the Leased Land, the Mortgagor's interest in the improvements on the Leased Land and the leasehold estates shall not merge by and shall always remain separate and distinct, notwithstanding the union of such estates either in the Lessor or in the lessee, or in a third party by purchase or otherwise;



               (iv) the Mortgagor shall promptly notify the Mortgagee in writing of any request made by the Mortgagor, as lessee under each of the Ground

     Leases, or any of the Lessors, for arbitration proceedings pursuant to the

     Ground Leases and of the institution of any arbitration proceedings, as well as all proceedings thereunder.  In addition, the Mortgagor shall promptly deliver to the Mortgagee a copy of the determination of the arbitrators in each such arbitration proceeding.  The Mortgagee shall have the right to participate in such arbitration proceedings in association with the Mortgagor
     or on its own behalf as an interested party in accordance with the terms of the Ground Leases;



               (v)  the Mortgagor shall not consent to the subordination of any

     Ground Lease to any mortgage deed of trust or other lien of the fee interest of the Lessor;



               (vi) in the event (A) the Mortgagor exercises its option under any Ground Lease to purchase any portion of the Leased Land, the Mortgagor shall deliver a copy of its election to exercise such option within 5 days after the Mortgagor has delivered notice of such election to the Lessor or

     (B) the Mortgagor acquires fee simple title or any other estate, title or interest in the Leased Land, the Mortgagor shall promptly notify the

     Mortgagee of such acquisition and, on written request by the Mortgagee,

     shall cause to be executed and recorded all such other and further assurances or other instruments in writing as may, in the opinion of the

     Mortgagee, be required or desirable to carry out the intent and meaning of clause (x) of Granting Clause Second;



               (vii)     within 5 days after the Mortgagor's receipt of any

     notice of any motion, application or effort to reject the Ground Lease by any Lessor or any trustee arising from or in connection with any case,

     proceeding or other action commenced or pending by or against any Lessor under the Code or any comparable provision contained in any present or future federal, state, local, foreign or other statute, law, rule or regulation, the Mortgagor shall give notice thereof to the Mortgagee.  The

     Mortgagor hereby (A) assigns to the Mortgagee any and all of the

     Mortgagor's rights as lessee under Section 365(h) of the Code or any comparable provision contained in any present or future federal, state,

     local, foreign or other statute, law, rule or regulation ("Comparable

     Provision") and (B) covenants that it shall not elect to treat any Ground

     Lease as terminated pursuant to Section 365(h) of the Code or any

     Comparable Provision without the prior written consent of the Mortgagee and

     (C) agrees that any such election by the Mortgagor without such consent shall be null and void;



               (viii)    without limiting the generality of the foregoing, the

     Mortgagor hereby unconditionally assigns, transfers and sets over to the

     Mortgagee all of the Mortgagor's claims and rights to the payment of damages arising from any rejection by Lessor of any Ground lease under the

     Code or any Comparable Provision.  The Mortgagee shall have the right to proceed in its own name or in the name of the Mortgagor in respect of any claim, suit, action or proceeding relating to the rejection of any Ground Lease, including, without limitation, the right to file and prosecute, in cooperation with the Mortgagor, any proofs of claim,

     complaints, motions, applications notices and other documents, in any case in respect of Lessor under the Code or any Comparable Provision.  This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the indebtedness and obligations secured by this Mortgage shall have been satisfied and discharged in full.  Any amounts received by the Mortgagee in damages arising out of the rejection of any Ground Lease as aforesaid shall be applied first to all reasonable costs and expenses of the Mortgagee (including, without limitation, reasonable attorneys' fees)

     incurred in connection with the exercise of any of its rights or remedies under this Section 5.21, and thereafter as provided in Section 3.03 hereof;



               (ix) if there shall be filed by or against the Mortgagor a petition under the Code or any Comparable Provision and the Mortgagor, as

     lessee under the Ground Leases, shall determine to reject any or all of the

     Ground Leases the Mortgagor shall give the Mortgagee not less than 10 days'

     prior notice of the date on which the Mortgagor shall apply to the

     Bankruptcy Court or other judicial body with appropriate jurisdiction for authority to reject the lease.  The Mortgagee shall have the right, but not the obligation, to serve upon the Mortgagor within such 10 day period a notice stating that (a) the Mortgagee demands that the Mortgagor assume and assign such Ground Lease(s) to the Mortgagee pursuant to Section 365 of the

     Code or any Comparable Provision and (b) the Mortgagee covenants to cure or provide adequate assurance of prompt cure of all defaults and provide adequate assurance of future performance under such Ground Lease(s).  If the Mortgagee serves upon the Mortgagor the notice described in the preceding sentence, the Mortgagor shall not seek to reject such Ground

     Lease(s) and shall comply with the demand provided for in clause (a) of the preceding sentence within 30 days after the notice shall have been given subject to the performance by the Mortgagee of the covenant provided for in clause (b) of the preceding sentence.  Effective upon the entry of an order for relief in respect of the Mortgagor under Chapter 7 of the Code or Any

     Comparable Provision the Mortgagor hereby assigns and transfers to the

     Mortgagee a non-exclusive right to apply to the Bankruptcy Court or other judicial body with appropriate jurisdiction for an order extending the period during which the Ground Lease may be rejected or assumed;

               (x)  the Mortgagor shall promptly give to the Mortgagee copies of

     (A) all notices of default or (B) any other communications or notices with respect to events which relate to the possible impairment of the security of this Mortgage, which it shall give or receive under the Ground Leases and shall promptly notify the Mortgagor of any default under any Ground lease on the part of the Lessor or the Mortgagor;



               (xi) the Mortgagor shall enforce the obligations of the Lessor under each Ground Lease, to the end that the Mortgagor may enjoy all of the rights granted to it under the Ground leases; and



               (xii)     the Mortgagor shall notify the Mortgagee within 5 days

     after the transfer of a fee interest in the Leased Land or any portion thereof to or from an Affiliate.



          (c)  The Mortgagor hereby represents and warrants that all fixed net rent, taxes and assessments, payable under the Ground Leases have been paid to the extent they were due and payable to the date hereof and that the Mortgagor has not received notice of its failure to pay any other amounts payable under the Ground Leases which have not been cured.



          (d)  If both the Lessor's and lessee's estates under any of the Ground

Leases or any portion thereof shall at any time become vested in one owner, this

Mortgage and the lien created hereby shall nevertheless not be merged,

extinguished, destroyed or terminated by application of the doctrine of merger and, in such event, Mortgagee shall continue to have all of the rights and privileges of the a leasehold mortgagee.



          (e)  The Mortgagor hereby acknowledges that if any Ground Lease shall be terminated prior to the natural expiration of its term due to default by the lessee thereunder, and if pursuant to such Ground Lease, the Mortgagee or its designee shall acquire from the Lessor a new lease of the Leased land or any portion thereof, the Mortgagor shall have no right, title or interest in or to such lease or the leasehold estate created thereby, or the options therein contained.



          (f)  Any leases for parking purposes hereafter entered into by the

Mortgagor as lessee shall contain provisions permitting the assignment of the same to the Mortgagee and the Trustee and permitting assignment without the lessor's consent if this Mortgage is foreclosed.



          Section 5.22.  SUPERIOR MORTGAGES.

          (a)  The Mortgagor covenants and agrees that it will at all times fully perform and comply with all agreements, covenants, terms and conditions imposed upon or assumed by it as mortgagor under the Superior Mortgages prior to the expiration of any notice and/or cure period provided in each such Superior

Mortgage.  If a notice of default has been given by the holder of any Superior

Mortgage and the maturity of the indebtedness secured by such Superior Mortgage has been accelerated as a result thereof, the Mortgagee may rely thereon and take any action the Mortgagee deems necessary in its sole discretion to prevent or to cure any default by the Mortgagor in the performance of or compliance with any of the agreements, covenants, terms or conditions imposed upon or assumed by the Mortgagor as mortgagor under each of the Superior Mortgages even though the existence of such default or the nature thereof may be questioned or denied by the Mortgagor or by any party on behalf of the Mortgagor provided that if the

Mortgagor has heretofore taken such actions as described in Section 3.01(h), the

Mortgagee shall not take any such action unless and until the Mortgagor and/or the Mortgagee no longer has the benefit of any such tolling or stay referred to in Section 3.01(h).  Without limiting the generality of Section 3.09 hereof, the

Mortgagor hereby expressly grants to the Mortgagee, and agrees that upon such acceleration the Mortgagee shall have, the absolute and immediate right to enter in and upon the Premises or any part thereof to such extent and as often as the

Mortgagee, in its sole discretion, deems necessary for the purpose permitted by the immediately preceding sentence, subject only to applicable Legal

Requirements.  The Mortgagee may (i) pay and expend such sums of money as the

Mortgagee in its sole discretion deems necessary for any such purpose and (ii)

in its sole discretion prepay any Superior Mortgage, and the Mortgagor hereby agrees to pay to the Mortgagee, immediately and without demand, all such sums referred to in (i) and (ii) above so paid and expended by the Mortgagee,

together with interest thereon from the date of each such payment at the rate of interest set forth in the Note.  All sums so paid and expended by the Mortgagee and the interest thereon shall be added to and be secured by the lien of this

Mortgage.



          (b)  The Mortgagor further covenants and agrees:



               (i)  the Mortgagor shall not, without first satisfying the conditions set forth in Section 5.22(b)(i) of the Note Mortgage:  (A)

     modify any of the terms, covenants or conditions of any Superior Mortgage,

     and without limiting the foregoing, the Mortgagor shall not, without satisfying such conditions, enter into or obtain any agreement whereby the holder of any Superior Mortgage waives, postpones, extends, reduces or modifies the payment of the installment of principal or interest or any other item or amount now required to be paid under the terms of any

     Superior Mortgage or modifies any other provision thereof, or (B) acquire or permit or suffer any Affiliate of the Mortgagor to acquire any Superior

     Mortgage or any interest therein.  Notwithstanding anything in clause (A)

     to the contrary, the Mortgagor shall have the right to amend, supplement or modify any Superior Mortgage, if (x) the then outstanding principal balance of the indebtedness secured by such Superior Mortgage is not increased thereby, and (y) in the case of any After-Acquired Fee Mortgage, such amendment, supplement or agreement does not increase the property covered thereby;



               (ii)  the Mortgagor shall timely pay and perform all of the obligations to be paid or performed by the mortgagor under each Superior

     Mortgage, the note secured thereby and any other instrument evidencing or securing the indebtedness owing to any holder of any Superior Mortgage;



               (iii)  at any time, and from time to time, the Mortgagor shall upon request of the Mortgagee promptly use its reasonable efforts to obtain an estoppel certificate or letter addressed to the Mortgagee from holders of the Superior Mortgages, such certificate or letter to be in such form as the Mortgagee shall request; and



               (iv)  the Mortgagor shall promptly give to the Mortgagee copies of (A) all notices of default or (B) any other notice or communication with respect to events which relate to the possible impairment of the security of this Mortgage, which it shall give or receive under the Superior

     Mortgages and shall promptly notify the Mortgagor of any default under any

     Superior Mortgages on the part of the Mortgagor.



          (c)  The lien of this Mortgage in and to all or specified portions of the Trust Estate shall be subject and subordinate to any Existing Encumbrances and any mortgage, assignment, security agreement, financing statement or other lien securing any Working Capital Facility (the "Working Capital Facility Lien")

encumbering Mortgagor's interest in the affected portions of the Trust Estate or any part thereof.



          The foregoing provisions of this Section 5.22(c) shall be

self-operative with respect to Existing Encumbrances and shall be self-operative with respect to any Working Capital Facility Lien, and no further instrument shall be required to give effect to such subordination.  Mortgagee shall,

however, from time to time, execute instruments in form and substance reasonably satisfactory to the holder of the Working Capital

Facility Lien, confirming such subordination and agreeing to such other matters reasonably required by the holder of the Working Capital Facility Lien which do not, in the aggregate, materially adversely reduce or impair the rights of

Trustee under the Mortgage, and Mortgagor and others may rely conclusively thereon, provided that Mortgagee shall have no liability thereunder and all costs and expenses (including reasonable attorneys' fees) shall be paid by

Mortgagor.



          (d)  The lien of the Mortgage in and to all or specified portions of the Trust Estate shall be subject and subordinate to any Existing Encumbrances.

The provisions of this Section 5.22(d) shall be self-operative, and no further instrument shall be required to give effect to such subordination.



          Section 5.23.  MORTGAGE PARI PASSU WITH NOTE MORTGAGE.

Notwithstanding recordation of this Mortgage in the Atlantic County, New Jersey

Clerk's Office after the recordation of the Note Mortgage, the lien of this

Mortgage ranks pari passu with, and not junior to, the lien created by the Note

Mortgage.





                                   ARTICLE SIX



                                  MISCELLANEOUS



          Section 6.01.  ACTION UNDER NOTE MORTGAGE.  Mortgagee acknowledges that it is the assignee of the Note Mortgage, which Note Mortgage creates a lien upon the Trust Estate which is PARI PASSU with the lien of this Mortgage.

Mortgagee further acknowledges and agrees that whenever it is provided in the

Note Mortgage that the Mortgagor shall deliver any notice or document, or is required to make any payment thereunder, the delivery of such notice or document or the making of such payment pursuant to the terms of the Note Mortgage shall also constitute the delivery of such notice or document or the making of such payment in satisfaction of the terms, conditions and provisions of this Mortgage to the same extent as the same constitutes satisfaction of the terms, conditions and provisions of the Note Mortgage.



          Section 6.02.  COUNTERPARTS.  This instrument may be executed in any number of counterparts, each of which as executed shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument.



          Section 6.03.  MODIFICATION.  This Mortgage is subject to

"modification" within the meaning of N.J.S.A. 46:9-

8.1 ET SEQ., and this Mortgage shall have the benefit of the lien priority provisions of such statute.  Such modification may include, without limitation,

a change in the interest rate, maturity date or other terms and conditions of this Mortgage.



          THE MORTGAGOR DECLARES THAT THE MORTGAGOR HAS RECEIVED A TRUE COPY OF

THIS MORTGAGE.



          IN WITNESS WHEREOF, the parties hereto have caused this Mortgage to be duly executed and attested, all as of the day and year first above written.





                                        RESORTS INTERNATIONAL HOTEL,

                                          INC., a New Jersey corporation





                                        By:_____________________________

                                           Name:

                                           Title: (Vice) President





ATTEST:_________________________

       Name:

       Title: (Asst.) Secretary





                                        STATE STREET BANK AND TRUST COMPANY OF

                                        CONNECTICUT, NATIONAL ASSOCIATION





                                        By:_____________________________

                                           Name:

                                           Title:  (Vice) President





ATTEST:_________________________

       Name:

       Title: (Asst.) Secretary

                                                                   Exhibit G





                         Intercreditor Agreement Terms

                                                           Exhibit G





                      Outline of Material Terms of the



                           Intercreditor Agreement



                                     for



                         Resorts International, Inc.







Subject Credit      Senior Secured Loan due July 15, 2002 (the





Facilities          "Senior Facility");



                     Senior Mortgage Notes due [March] 15,

                     2003 (the "Senior Mortgage Notes");



                     Junior Mortgage Notes due June 15, 2004

                     (the "Junior Mortgage Notes"); and



                      Any other credit facilities which may be

                      required by the Indentures for the

                      Senior Facility, the Senior Mortgage

                      Notes or the Junior Mortgage Notes to be

                      included in the Intercreditor Agreement

                      (the "Additional Facilities," and

                      together with the Senior Facility, the

                      Senior Mortgage Notes and the Junior

                      Mortgage Notes, the "Credit Facilities")





Creditor Parties      Senior Facility Trustee;

                      Senior Mortgage Note Trustee;

                      Junior Mortgage Note Trustee; and any

                      lenders (or trustees or agents on behalf

                      of any lenders) which provide Additional

                      Facilities (collectively, the

                      "Trustees") Each Creditor Party, by its

                      execution of the Intercreditor Agreement

                      (whether directly or through its trustee

                      or agent), acknowledges the making of

                      the other Credit Facilities and the

                      intended uses of proceeds thereof and

                      waives any right to object to any

                      contemporaneous or existing Credit

                      Facility as having constituted a

                      fraudulent conveyance.



Classification of     Initial Designations:Credit Facilities

                      Class 1 Facilities:  Senior Facility,

                      all guarantees thereof and all

                      intercompany obligations pledged as

                      collateral therefor.

                      Class 2 Facilities:  Senior Mortgage

                      Notes, all guarantees thereof and all

                      intercompany obligations pledged as

                      collateral therefor.



                      Class 3 Facilities:  Junior Mortgage

                      Notes, all guarantees thereof and all

                      intercompany obligations pledged as

                      collateral therefor.



                      Subsequent Designations - as indicated

                      on the signature page(s) to be executed

                      by the lenders (or any trustees or

                      agents on behalf of any lenders) which

                      provide Additional Facilities and

                      consented to by all other parties at

                      such time.



Borrower Parties      Resorts International Hotel Financing,

                      Inc. ("RIHF"), as borrower under the

                      Secured Facilities;



                      Resorts International Hotel, Inc.

                      ("RIH") as guarantor under the Secured

                      Facilities and issuer of the secured

                      intercompany notes to RIHF collaterally

                      assigned to each respective Trustee;



                      Resorts International, Inc. ("RII"), as

                      guarantor under the Senior Facility and

                      issuer of any intercompany notes which

                      may be issued to RIH; and



                      [GRI, Inc. ("GRI", and together with

                      RIHF, RIH and RII, the "Borrower

                      Parties") as guarantor under the Senior

                      Facility and issuer of any intercompany

                      notes which may be issued to RIH.]1*



                      The Borrower Parties will execute the

                      Intercreditor Agreement principally for

                      the purposes of (i) acknowledging the

                      relative rights of and relationships

                      among the Secured Facilities established

                      therein and (ii) agreeing not to take

                      any actions, including making any

                      payments, inconsistent therewith.



- -------------------

* Subject to discussion on structure

Relative Priorities   Liens:



                      Notwithstanding the time of filing,

                      recording or perfecting of the Security

                      Documents (which will be defined to

                      include the Mortgages and other liens

                      and encumbrances):



                      Each Lien created on behalf of a Class 1

                      Facility shall be (i) pari passu with

                      any other Lien created on behalf of any

                      other Class 1 Facility and (ii) senior

                      to any Lien created on behalf of any

                      Class 2 Facility or Class 3 Facility.



                      Each Lien created on behalf of a Class 2

                      Facility shall be (i) pari passu with

                      any other Lien created on behalf of any

                      other Class 2 Facility, (ii) senior to

                      any Lien created on behalf of any Class

                      3 Facility and (iii) junior to any Lien

                      created on behalf of any Class 1

                      Facility.



                      Each Lien created on behalf of a Class 3


                      Facility shall be (i) pari passu with

                      any other Lien created on behalf of any

                      other Class 3 Facility, and (ii) junior

                      to any Lien created on behalf of any

                      Class 1 Facility or Class 2 Facility.



Subrogation           To be waived by all guarantors.



Mortgage Default      Each Class 3 Creditor shall notify each

Cure Provisions       Class 2 Creditor and each Class 1

                      Creditor of any Default or Event of

                      Default under its respective Class 3

                      Facility or the Mortgage or other

                      Security Documents securing its

                      facility, and promptly shall send to

                      each Class 2 Creditor and each Class 1

                      Creditor copies of all notices of

                      default and all notices relating to cure

                      and/or grace periods under such Class 3

                      Facility or the Mortgage or other

                      Security Documents securing its

                      facility.



                      Each Class 2 Creditor shall notify each

                      Class 1 Creditor and each Class 3

                      Creditor of any Default or Event of



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                      Default under its respective Class 2

                      Facility or the Mortgage or other

                      Security Documents securing its

                      facility, and promptly shall send to

                      each Class 1 Creditor and each Class 3

                      Creditor copies of all notices of

                      default and all notices relating to cure

                      and/or grace periods under such Class 2

                      Facility or the Mortgage or other

                      Security Documents securing its

                      facility.



                      Each Class 1 Creditor shall notify each

                      Class 2 Creditor and each Class 3

                      Creditor of any Default or Event of

                      Default under its respective Class 1

                      Facility or the Mortgage or other

                      Security Documents securing its

                      facility, and promptly shall send to

                      each Class 2 Creditor and each Class 3

                      Creditor copies of all notices of

                      default and all notices relating to cure

                      and/or grace periods under such Class 1

                      Facility or the Mortgage or other

                      Security Documents securing its

                      facility.



                      In addition, each Trustee will be

                      obligated to notify all other Trustees

                      prior to exercising any remedies with

                      respect to any shared collateral.



Application of        Proceeds from dispositions of

Proceeds              collateral, insurance proceeds,

                      condemnation awards and similar amounts

                      will be applied in accordance with

                      relative priorities of Liens.



Representations and   Each party to the Intercreditor

Warranties            Agreement will make appropriate

                      representations, including those

                      relating to its corporate existence,

                      power and authority, as well as to the

                      validity and enforceability of the

                      Intercreditor Agreement.



Amendments            Intercreditor Agreement may not be

                      amended except pursuant to a writing

                      executed by all parties thereto.

                      Amendments for the sole purpose of

                      adding permitted parties may be executed

                      by the Trustees without the consent of







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



                      the creditors for whom they serve if all

                      conditions precedent to the incurrence

                      of such indebtedness have been

                      satisfied.  Amendments to sections [   ]

                      and [   ] may be executed by the

                      Trustees only with the approval of 100%

                      of the creditors for whom they serve and

                      amendments to sections [   ] and [   ]

                      may be executed by the Trustees only

                      with the approval of 66 2/3% of the

                      creditors for whom they serve.



Third Party           Each party to the Intercreditor

Beneficiarie          Agreement will acknowledge that such

                      agreement is being entered into for the

                      benefit of the lenders under the Credit

                      Facilities and their respective


                      successors and assigns, each of whom is

                      a direct intended third-party

                      beneficiary.



Certain               Specific performance; no waivers;

Miscellaneous         cooperation and further assurances.

Provisions



Governing Law         New York